   As filed with the Securities and Exchange Commission on October 14, 1999.
                                                     Registration No. 333-______

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ________________
                             SJNB FINANCIAL CORP.
            (Exact name of registrant as specified in its charter)

               California                             6025                           77-0058227
      (State or other jurisdiction         (Primary Standard Industrial          (I.R.S. Employer
    of incorporation or organization)      Classification Code Number)           Identification No.)

                               ________________
      One North Market Street, San Jose, California 95113, (408) 947-7562
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ________________
                                JAMES R. KENNY
                     President and Chief Executive Officer
                             SJNB Financial Corp.
                            One North Market Street
                          San Jose, California 95113
                                (408) 947-7562
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                               ________________
                                  Copies to:
       JONATHAN D. JOSEPH, ESQ.                  GLENN T. DODD, ESQ.
        PATRICIA F. YOUNG, ESQ.                 JOSEPH G. MASON, ESQ.
         WILLIAM A. HINES, ESQ.                  RICK J. GEORGE, ESQ.
       Pillsbury Madison & Sutro LLP                Coudert Brothers
                P.O. Box 7880                303 Almaden Boulevard,5/th/ Floor
    San Francisco, California 94120-7880      San Jose, California 95110-2721
              (415) 983-1000                          (408) 297-9982

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]
                               ________________
                        Calculation of Registration Fee
================================================================================

                                                          Proposed                Proposed
    Title of Each Class of              Amount to       Maximum Offering       Maximum Aggregate        Amount of
Securities to Be Registered          Be Registered(1)    Price Per Share         Offering Price      Registration Fee(2)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share   1,367,152 shares    $20.00                $39,061,480             $10,860
=========================================================================================================================

(1) This Registration Statement relates to securities of the Registrant issuable to holders of common stock of Saratoga Bancorp, a California corporation ("Saratoga"), in the proposed merger of Saratoga with the Registrant. Represents the approximate number of shares of common stock of the Registrant to be issued upon the consummation of the merger, based upon the number of shares of Saratoga common stock outstanding on October 11, 1999 (including shares issuable upon the exercise of options pursuant to Saratoga's stock option plan), all as provided in the Agreement and Plan of Merger attached as Annex A to the attached Proxy Statement/Prospectus.

(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of $20.00, the market value of the common stock of Saratoga to be exchanged in the merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low price per share of such stock as quoted on the OTC Bulletin Board on October 11, 1999, and 1,953,074, the maximum number of shares of Saratoga which may be received by the Registrant and cancelled upon consummation of the merger described herein.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

              PRELIMINARY PROXY STATEMENT--SUBJECT TO COMPLETION

                                  [SJNB LOGO]

                             SJNB Financial Corp.
                            One North Market Street
                          San Jose, California 95113

                                                               October ___, 1999

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of the Shareholders of SJNB Financial Corp. ("SJNB") to be held at [location], at ___ __.m., local time, on November ___, 1999.

     At the meeting, SJNB shareholders will be asked to consider and vote upon a proposal to approve the principal terms of the Agreement and Plan of Merger dated as of August 27, 1999 (the "Merger Agreement"), by and among SJNB, Saratoga Bancorp ("Saratoga") and Saratoga National Bank and the transactions contemplated thereby, pursuant to which Saratoga will merge with and into SJNB and SJNB shall be the surviving corporation, as more fully described in the accompanying joint proxy statement/prospectus. The Merger Agreement is attached to the joint proxy statement/prospectus as Annex A. No other business will be transacted at the meeting other than matters incidental to the conduct of the meeting.

     As a result of the merger, each share of Saratoga common stock outstanding at the effective time of the merger (other than shares with respect to which dissenters' rights are perfected) will be converted into 0.70 of a share of SJNB common stock, subject to certain potential adjustments described in the Merger Agreement and the accompanying joint proxy statement/prospectus. No fractional shares of SJNB common stock shall be issued to holders of shares of Saratoga common stock, and, in lieu thereof, cash will be paid to Saratoga shareholders in accordance with the Merger Agreement.

     Under the California General Corporation Law, the approval of the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of SJNB common stock. The proposed merger is also subject to certain regulatory approvals and satisfaction of the conditions contained in the Merger Agreement.

     THE SJNB BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE
                           ---
TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AT THE MEETING.

     The accompanying notice and joint proxy statement/prospectus describe the matters to be acted upon at the meeting. Shareholders are urged to review carefully the attached joint proxy statement/prospectus, including the annexes thereto. Such documents contain a detailed description of the merger, its terms and conditions and the transactions which are proposed.

     Your continuing interest in the business of SJNB is appreciated, and we hope you will attend the meeting in person. It is important that your shares be represented at the meeting. Accordingly, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the postage-paid envelope that has been provided to you for your convenience.

                              Sincerely,


                              ____________________________________________
                                             James R. Kenny
                                 President and Chief Executive Officer


--------------------------------------------------------------------------------
     Neither the Securities Exchange Commission nor any state securities regulators have approved this transaction or the shares of SJNB common stock to be issued under this proxy statement/ prospectus or determined if this proxy statement-prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

     The shares of SJNB common stock offered by this proxy statement/prospectus are not savings accounts, deposits or other obligations of any bank or nonbank subsidiary of any of the parties and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
--------------------------------------------------------------------------------

       The date of this proxy statement/prospectus is October __, 1999, and is first being mailed to SJNB shareholders on or about October __, 1999.

                                  [SJNB LOGO]

                             SJNB Financial Corp.
                   Notice of Special Meeting of Shareholders
                       to be held on November ___, 1999

     To the shareholders of SJNB Financial Corp.:

     Notice is hereby given that a special meeting of shareholders of SJNB
Financial Corp. will be held on November   , 1999, __:__ _.m., local time, at
[location], for the following purposes:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 27, 1999, among SJNB, Saratoga Bancorp and Saratoga National Bank and the transactions contemplated thereby, including the resulting issuance of shares of SJNB common stock in connection with the merger of Saratoga with and into SJNB. The terms and conditions of the transaction are more fully described in the accompanying joint proxy statement/prospectus.

     2. To transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

     The Board of Directors of SJNB has unanimously approved the merger described above and unanimously recommends that you vote for the merger at the special meeting.

     Shareholders of record at the close of business on October __, 1999, are entitled to notice of the special meeting and to vote at the special meeting or any adjournment or postponement of the special meeting.

                              By Order Of The Board Of Directors,



                              _____________________________________________
                                         Jennifer Dowling,
                                         Assistant Corporate Secretary

--------------------------------------------------------------------------------
     Whether or not you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope. No postage is required if you mail the proxy card in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


             PRELIMINARY PROXY STATEMENT--SUBJECT TO COMPLETION

                           [SARATOGA BANCORP LOGO]

                              Saratoga Bancorp
                        12000 Saratoga-Sunnyvale Road
                             Sarantoga, CA 95070

                                                               October ___, 1999

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Saratoga Bancorp ("Saratoga") to be held at [location], at ___ __.m., local time, on November ___, 1999.

     At the meeting, Saratoga shareholders will be asked to consider and vote upon a proposal to approve the principal terms of the Agreement and Plan of Merger dated as of August 27, 1999 (the "Merger Agreement"), by and among SJNB Financial Corp. ("SJNB"), Saratoga and Saratoga National Bank and the transactions contemplated thereby, pursuant to which Saratoga will merge with and into SJNB and SJNB shall be the surviving corporation, as more fully described in the accompanying joint proxy statement/prospectus. The Merger Agreement is attached to the joint proxy statement/prospectus as Annex A. No other business will be transacted at the meeting other than matters incidental to the conduct of the meeting.

     As a result of the merger, each share of Saratoga common stock outstanding at the effective time of the merger (other than shares with respect to which dissenters' rights are perfected) will be converted into 0.70 of a share of SJNB common stock, subject to certain potential adjustments described in the Merger Agreement and the accompanying joint proxy statement/prospectus. No fractional shares of SJNB common stock shall be issued to holders of shares of Saratoga common stock, and, in lieu thereof, cash will be paid to Saratoga shareholders in accordance with the Merger Agreement.

     Under the California General Corporation Law, the approval of the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of SJNB common stock. The proposed merger is also subject to certain regulatory approvals and satisfaction of the conditions contained in the Merger Agreement.

     THE SARATOGA BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND
                                      ---
THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AT THE MEETING.

     The accompanying notice and joint proxy statement/prospectus describe the matters to be acted upon at the meeting. Shareholders are urged to review carefully the attached joint proxy statement/prospectus, including the annexes thereto. Such documents contain a detailed description of the merger, its terms and conditions and the transactions which are proposed.

     Your continuing interest in the business of Saratoga is appreciated, and we hope you will attend the meeting in person. It is important that your shares be represented at the meeting. Accordingly, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the postage-paid envelope that has been provided to you for your convenience.

                              Sincerely,


                              ___________________________________________
                                            Richard L. Mount
                                 President and Chief Executive Officer

--------------------------------------------------------------------------------
     Neither the Securities Exchange Commission nor any state securities regulators have approved this transaction or the shares of SJNB common stock to be issued under this proxy statement/ prospectus or determined if this proxy statement-prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

     The shares of SJNB common stock offered by this proxy statement/prospectus are not savings accounts, deposits or other obligations of any bank or nonbank subsidiary of any of the parties and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
--------------------------------------------------------------------------------

       The date of this proxy statement/prospectus is October __, 1999, and is first being mailed to Saratoga shareholders on or about October __, 1999.

                            [SARATOGA BANCORP LOGO]

                               Saratoga Bancorp
                   Notice of Special Meeting of Shareholders
                        to be held on November __, 1999

     To the shareholders of Saratoga Bancorp:

     Notice is hereby given that a special meeting of shareholders of Saratoga Bancorp will be held on November __, 1999, __:__ _.m., local time, at [location], for the following purposes:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 27, 1999, among SJNB Financial Corp., Saratoga Bancorp and Saratoga National Bank and the transactions contemplated thereby, including the resulting issuance of shares of SJNB common stock in connection with the merger of Saratoga with and into SJNB. The terms and conditions of the transaction are more fully described in the accompanying joint proxy statement/prospectus.

     2. To transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

     The Board of Directors of Saratoga has unanimously approved the merger described above and unanimously recommends that you vote for the merger at the special meeting.

     Shareholders of record at the close of business on October __, 1999, are entitled to notice of the special meeting and to vote at the special meeting or any adjournment or postponement of the special meeting.

                              By Order Of The Board Of Directors,



                              ________________________________________
                                        V. Ronald Mancuso
                                        Corporate Secretary

--------------------------------------------------------------------------------
     Whether or not you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope. No postage is required if you mail the proxy card in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                     Page
                                                                                                     ----
QUESTIONS AND ANSWERS ABOUT THE MERGER.............................................................   1
SUMMARY............................................................................................   3
   The Special Meetings............................................................................   3
   Information Regarding SJNB and Saratoga.........................................................   3
   Reasons for the Merger; Recommendations of the Boards of Directors..............................   4
   Recommendations to Shareholders.................................................................   4
   Opinion of Saratoga's Financial Advisor.........................................................   5
   Opinion of SJNB's Financial Advisor.............................................................   5
   What Saratoga Shareholders will Receive.........................................................   5
   Conditions to the Merger........................................................................   5
   Termination of the Merger Agreement.............................................................   6
   Termination Fees................................................................................   7
   Fees and Expenses of the Merger.................................................................   8
   Stock Option Agreement..........................................................................   8
   Income Tax Consequences of the Merger...........................................................   9
   Accounting Treatment............................................................................   9
   Interests of Saratoga Officers and Directors in the Merger......................................   9
   Dissenters' Rights of Appraisal.................................................................   9
   Comparative Per Share Market Price Information..................................................  11
   Comparison of Shareholder Rights................................................................  11
   Selected Historical and Pro Forma Financial Data................................................  12
RISK FACTORS.......................................................................................  18
   Shares Eligible for Future Sale; Dilution.......................................................  18
   Real Estate Lending.............................................................................  18
   Organizational Structure and Operations upon the Merger.........................................  18
   Potential Changes in Relative Stock Prices......................................................  19
   Year 2000 Problem...............................................................................  19
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS...................................................  21
INTRODUCTION.......................................................................................  22
   The Special Meetings:  Dates, Times and Places..................................................  22
   Matters to be Considered at the Special Meetings................................................  22
   Record Date; Stock Entitled to Vote; Quorum.....................................................  22
   Votes Required..................................................................................  22
   Share Ownership of Management...................................................................  23
   Voting of Proxies...............................................................................  26
INFORMATION ABOUT SJNB AND SAN JOSE NATIONAL BANK..................................................  28
INFORMATION ABOUT SARATOGA AND SARATOGA NATIONAL BANK..............................................  29
THE MERGER.........................................................................................  30
   Background of the Merger........................................................................  30
   Reasons for the Merger; Recommendations of the Boards of Directors..............................  31
   Opinion of Saratoga's Financial Advisor.........................................................  33
   Opinion of SJNB's Financial Advisor.............................................................  38
   Effective Date and Time of the Merger...........................................................  46
   Purchase Price and Potential Adjustments........................................................  47
   Conversion of Shares of Saratoga Common Stock...................................................  47
   Exchange of Saratoga Stock Certificates; Fractional Interests...................................  48
   Treatment of Stock Options......................................................................  49

   Interests of Saratoga Officers and Directors in the Merger......................................  49
   Conduct of Business Pending the Merger..........................................................  50
   Additional Agreements...........................................................................  52
   Representations and Warranties..................................................................  54
   Conditions to the Completion of the Merger......................................................  55
   Termination of the Merger Agreement.............................................................  57
   Fees and Expenses...............................................................................  59
   Amendment.......................................................................................  60
   Extension; Waiver...............................................................................  60
   Management and Operations Following the Merger..................................................  61
   Required Regulatory Approvals...................................................................  61
   Stock Option Agreement..........................................................................  64
   Certain Federal Income Tax Consequences.........................................................  68
   Accounting Treatment............................................................................  70
   Trading Markets for Stock.......................................................................  70
   Resales of SJNB Common Stock....................................................................  70
DISSENTERS' RIGHTS OF APPRAISAL....................................................................  71
   Appraisal Rights of SJNB Shareholders...........................................................  71
   Appraisal Rights of Saratoga Shareholders.......................................................  72
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.......................................  75
MARKET PRICE AND DIVIDEND INFORMATION..............................................................  83
   Market Quotations...............................................................................  83
   Dividends and Dividend Policy...................................................................  83
COMPARISON OF SHAREHOLDER RIGHTS...................................................................  86
   General.........................................................................................  86
   Certain Anti-Takeover Measures..................................................................  86
   Quorum Requirements.............................................................................  86
   Indemnification of Directors and Executive Officers.............................................  86
   Shareholder Meetings and Action by Written Consent..............................................  90
   Cumulative Voting...............................................................................  91
   Amendment of Bylaws.............................................................................  91
   Filling Vacancies on the Board of Directors.....................................................  91
   Call of Annual or Special Meeting of Shareholders and Action by Shareholders Without a Meeting..  92
   Classified Board Provisions.....................................................................  92
DESCRIPTION OF SJNB CAPITAL STOCK..................................................................  93
   Common Stock....................................................................................  93
   Preferred Stock.................................................................................  93
DESCRIPTION OF SARATOGA CAPITAL STOCK..............................................................  94
   Common Stock....................................................................................  94
   Preferred Stock.................................................................................  94
EXPERTS............................................................................................  94
LEGAL MATTERS......................................................................................  95
SOLICITATION OF PROXIES............................................................................  95
WHERE YOU CAN FIND MORE INFORMATION................................................................  95

Annex A   Agreement and Plan of Merger
Annex B   Stock Option Agreement
Annex C   Fairness Opinion of First Security Van Kasper
Annex D   Form of Fairness Opinion of Sandler O'Neill & Partners, L.P.
Annex E   California General Corporation Law
          Chapter 13--Dissenters' Rights

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

     Q:  Why is this merger proposed?

     A: Saratoga and SJNB are proposing this merger because the boards of directors have concluded that this merger is in the best interests of shareholders of Saratoga and SJNB and that the combined companies can offer customers of Saratoga and SJNB a broader array of services and products than each could offer on its own.

     Q:  What will I receive in this merger?

     A: Under the merger agreement, Saratoga shareholders will have the right to receive 0.70 of a share of SJNB common stock for each share of Saratoga common stock that they own. SJNB shareholders will continue to own their existing shares.

     Q:  What will happen to Saratoga National Bank in this merger?

     A: Following the merger, Saratoga National Bank will merge into San Jose National Bank. The resulting bank will continue under the name "San Jose National Bank" as a wholly-owned subsidiary of SJNB.

     Q:  Will the merger be tax free to me?

     A: The merger is intended to be a tax-free reorganization for federal income tax purposes for the companies and their shareholders. In general, Saratoga shareholders will not recognize gain or loss on the exchange of their stock, other than on account of cash received for a fractional share or dissenting shares. SJNB shareholders will not recognize any gain or loss in connection with the merger. To review the tax consequences to SJNB and Saratoga shareholders in greater detail, see "The Merger--Certain Federal Income Tax Consequences," on page 68.

     Q:  How do I vote?

     A: Simply indicate on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your special meeting.

     Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

     A: Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your failure to instruct your broker on how to vote your shares will have the same effect as a vote against the merger. Broker non-votes will not have the effect of establishing dissenters' rights of SJNB shareholders.
See "Voting of Proxies--Abstentions and Broker Non-Votes."

     Q:  Can I change my vote after I have mailed my signed proxy card?

     A: Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your name, you may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the address at the top of the notice of the special meeting for Saratoga or SJNB (as appropriate) and it must be received prior to the special meeting. Third, you may attend the meeting and vote in person if you tell the Secretary that you want to cancel your proxy and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote in person at the special meeting.

     Q:  Should I send in my Saratoga certificates now?

     A: No. After the merger is completed, SJNB will send you written instructions for exchanging your Saratoga stock certificates.

     Q:  When do you expect this merger to be completed?

     A: We are working toward completing this merger as quickly as possible. We currently expect to complete this merger in December 1999.

     Q:  Why have you sent me this document?

     A: This proxy statement/prospectus contains important information regarding the proposed merger, as well as information about SJNB and Saratoga. It also contains important information about what the Saratoga and SJNB boards of directors and management considered in evaluating this proposed merger. We urge you to read this proxy statement/prospectus carefully, including its annexes. You may also want to review the documents listed under "Where You Can Find More Information" on page 95.

     Q: Whom should I contact with questions or to obtain additional copies of this joint proxy statement/prospectus?

     A:  You may contact either:

     SJNB Financial Corp.
     One North Market Street
     San Jose, California 95113
     Attention: James R. Kenny
     (408) 947-7562

     or

     Saratoga Bancorp
     12000 Saratoga-Sunnyvale Road
     Saratoga, California 95070
     Attention: Richard L. Mount
     (408) 973-1111

                                    SUMMARY

     This summary highlights certain information in this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the proposed merger fully and for a more complete description of the terms of the proposed merger, you should carefully read this entire document and the other documents to which we have referred you. See "Where You Can Find More Information" (page 95). The merger agreement is attached as Annex A to this document. We encourage you to read the merger agreement. It is the legal document that governs the proposed merger.

The Special Meetings (page 22)

     SJNB Shareholders. You can vote at the meeting of SJNB shareholders if you owned SJNB common stock at the close of business on October __, 1999. You can cast one vote for each share of SJNB common stock that you owned at that time. In order to approve the merger of Saratoga with and into SJNB and the issuance of SJNB common stock to Saratoga's shareholders, the holders of a majority of the shares of SJNB common stock cast at the meeting must vote in its favor. You can vote your shares by attending the SJNB meeting and voting in person, or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy as late as the date of the special meeting by submitting a written revocation, sending in a new proxy or by attending the meeting and voting in person.

     Saratoga Shareholders. You can vote at the meeting of Saratoga shareholders if you owned Saratoga common stock at the close of business on October __, 1999. You can cast one vote for each share of Saratoga common stock that you owned at that time. In order to approve the merger of Saratoga with and into SJNB, the holders of at least a majority of the outstanding shares of Saratoga common stock must vote in its favor. You can vote your shares by attending the Saratoga meeting and voting in person, or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy as late as the date of the special meeting by submitting a written revocation, sending in a new proxy or by attending the meeting and voting in person.

Information Regarding SJNB and Saratoga (pages 28 and 29)

     SJNB Financial Corp.
     One North Market Street
     San Jose, California 95113
     (408) 947-7562

     SJNB is a bank holding company incorporated under the laws of the State of California and registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). SJNB's principal banking subsidiary, San Jose National Bank, is a national banking association organized under the laws of the United States. San Jose National Bank presently operates two banking offices in two Northern California counties.

     San Jose National Bank accepts checking and savings deposits, offers money market deposit accounts and certificates of deposit, makes secured and unsecured commercial and other installment and term loans and offers other customary banking services. San Jose National Bank offers banking services generally, but it places primary emphasis on lending for real estate purposes and specialized lending to businesses and professionals. Loans for real estate purposes include term financing for commercial facilities and real estate construction loans mainly for residential and commercial properties. Loans to businesses and professionals include accounts receivable financing, equipment financing, commercial loans, SBA loans and letters of credit. SJNB provides commercial banking, factoring and leasing services principally through San Jose National Bank, San Jose National Bank's Financial Services Division and Epic Funding Corporation, a wholly-owned subsidiary of San Jose National Bank. Although San Jose National Bank has neither a trust nor an international banking department, it has arranged to provide these services through its correspondent banks. As a bank holding company, SJNB is authorized to engage in the activities permitted under the BHC Act and regulations thereunder.

     Saratoga Bancorp
     12000 Saratoga-Sunnyvale Road
     Saratoga, California 95070
     (408) 973-1111

     Saratoga is a bank holding company registered under the BHC Act. Saratoga's principal asset is the common stock of Saratoga National Bank, a national banking association organized under the laws of the United States and the wholly-owned and sole subsidiary of Saratoga. Saratoga itself does not engage in any business activities other than the ownership of Saratoga National Bank and investment of its available funds. Saratoga was incorporated in California on December 8, 1981. Saratoga National Bank commenced operations on November 8, 1982. Saratoga National Bank conducts a commercial and retail banking business, which includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans, and provides a variety of banking services to businesses, governmental units and individuals. It also offers installment note collections, issues cashier's checks, sells traveler's checks and provides other customary banking services. Saratoga National Bank's deposits are insured by the FDIC up to the legal limits thereupon. Saratoga National Bank does not offer trust services or international banking services and does not plan to do so in the near future.

Reasons for the Merger; Recommendations of the Boards of Directors (page 31)

     Each of the boards of directors of SJNB and Saratoga believes the merger to be in the best interests of their respective institutions, shareholders, communities and banking customers. Each board expects that SJNB, as the surviving company, will be stronger in terms of growth opportunities and profitability than is either institution at present. SJNB will also have the advantage of consolidation and centralization of certain management and operations functions and certain economies of scale. Furthermore, it is believed that SJNB, the surviving company, as a stronger independent financial institution with a primary market area covering a greater geographic area, will be better able to compete with major banks in the communities now served by each company.

Recommendations to Shareholders (pages 31-33)

     SJNB Shareholders. The board of directors of SJNB believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the proposal to approve the merger and the issuance of shares of SJNB common stock in connection with the merger.

     Saratoga Shareholders. The board of directors of Saratoga believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the proposal to approve the merger.

     In evaluating the recommendations of the boards of directors summarized above, shareholders should carefully consider the matters described under "Risk Factors" and "The Merger-Background of the Merger" and "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors."

Opinion of Saratoga's Financial Advisor (page 33)

     First Security Van Kasper has rendered an opinion, dated August 27, 1999 (the "FSVK Fairness Opinion") to the Saratoga board of directors that the merger is fair, from a financial point of view, to the shareholders of Saratoga, as of the date of such opinion. The FSVK Fairness Opinion, which sets forth certain assumptions made, matters considered and limits of review undertaken, by First Security Van Kasper, is attached to this joint proxy statement/prospectus as Annex C. Saratoga shareholders are urged to read the FSVK Fairness Opinion in its entirety. See "The Merger--Opinion of Saratoga's Financial Advisor," which also contains a discussion of the fees to be paid to First Security Van Kasper. Certain of the fees to be paid to First Security Van Kasper are contingent upon consummation of the merger. If First Security Van Kasper does not render an updated fairness opinion dated the date of this proxy statement/prospectus, the merger agreement can be terminated.

Opinion of SJNB's Financial Advisor (page 38)

     Sandler O'Neill has delivered its opinion to the SJNB board of directors that, as of the date of this joint proxy statement/prospectus, the exchange ratio is fair to the holders of SJNB common stock from a financial point of view. Sandler O'Neill's opinion is attached to this joint proxy statement/ prospectus as Annex D. We encourage you to read the opinion carefully and the description under "The Merger--Opinion of SJNB's Financial Advisor" to understand the matters considered, assumptions made and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering the opinion. SJNB has agreed to pay Sandler O'Neill a fee of $50,000 for rendering its opinion.

What Saratoga Shareholders will Receive (page 47)

     When the merger is completed, it is expected that Saratoga shareholders will receive 0.70 of a share of SJNB common stock for each share of Saratoga common stock held, subject to adjustment under certain circumstances described in this proxy statement/prospectus. See "The Merger--Purchase Price and Potential Adjustments." Cash will be paid instead of fractional shares of SJNB common stock. For example, if you hold 105 shares of Saratoga common stock, you will have the right to receive 73.5 shares of SJNB common stock in the merger. Since cash will be paid instead of a fractional share, you would only receive 73 shares of SJNB common stock and a check in an amount equal to 0.5 of a share multiplied by the average SJNB closing price calculated during the 20 consecutive trading days ending on the day that is five business days prior to the closing date.

Conditions to the Merger (page 55)

     We will not complete the merger unless a number of conditions are satisfied. These include:

     . approval of the principal terms of the merger agreement by both SJNB and Saratoga shareholders;

     .    receipt of all required regulatory approvals;

     .    absence of any court order prohibiting the merger;

     . listing on the NASDAQ Stock Market's National Market of the shares of SJNB common stock which will be issued to Saratoga shareholders;

     . receipt of tax opinions to the effect that the merger will be treated as a tax-free reorganization under the Internal Revenue Code;

     . absence of any orders suspending the effectiveness of the registration statement filed by SJNB to register the shares to be issued to Saratoga shareholders;

     . receipt of an opinion of independent public accountants to SJNB that the merger will qualify for "pooling of interests" accounting treatment and of a "poolability letter" of independent public accountants to Saratoga;

     . receipt of a written fairness opinion dated as of the date of this proxy statement/prospectus from Saratoga's financial advisor; and

     .    other customary conditions.

Termination of the Merger Agreement (page 57)

     We can mutually agree in writing to terminate the merger agreement at any time before the merger is completed, even if the shareholders of Saratoga or SJNB have approved the merger agreement.

     Either Saratoga or SJNB can terminate the merger agreement if:

     . Any federal or state banking regulatory agency issues an order denying approval of the merger or any governmental entity issues a final permanent order prohibiting the merger or issues an order imposing a burdensome condition on SJNB;

     . The merger is not completed by March 31, 2000, or up to 60 days later, if extended under certain circumstances;

     .    The shareholders of Saratoga or SJNB fail to approve the merger;

     . The aggregate number of shares held by shareholders exercising dissenters' rights of appraisal exceed 9%;

     .    Required tax opinions are not delivered;

     . KPMG LLP fails to deliver the pooling opinion required by the merger agreement (although Deloitte & Touche LLP has delivered the "poolability letter" required by the merger agreement); or

     . Saratoga's financial advisor fails to deliver a written fairness opinion dated as of the date of this proxy statement/prospectus.

     SJNB can terminate the merger agreement if:

     . Saratoga or Saratoga National Bank breaches, in any material respect, any representation, warranty or covenant in the merger agreement and Saratoga does not cure the breach within 45 days of receipt of written notice or the breach is of a nature that cannot be cured prior to the closing, including Saratoga breaching the covenants related to non-solicitation;

     . SJNB receives a takeover proposal from a third party which requires the termination of the merger agreement and failing to accept the proposal would constitute a breach of fiduciary duty;

     . The board of directors of Saratoga fails to recommend adoption of the merger agreement, amends or modifies its recommendation in a materially adverse manner or withdraws its recommendation of the merger;

     . Deloitte & Touche LLP fails to deliver the "poolability letter" required by the merger agreement; or

     . A material adverse change or prospective change has occurred in the business, financial condition, results of operations or prospects of Saratoga or Saratoga National Bank and such change has not been cured within a specified time.

     Saratoga can terminate the merger agreement if:

     . SJNB breaches, in any material respect, any representation, warranty or covenant in the merger agreement and SJNB does not cure the breach within 45 days of receipt of written notice or the breach is of a nature that cannot be cured prior to the closing;

     . Saratoga receives a takeover proposal from a third party which Saratoga's board of directors determines is superior to the terms of the merger and failing to accept the proposal would constitute a breach of fiduciary duty;

     . The board of directors of SJNB fails to recommend adoption of the merger agreement, amends or modifies its recommendation in a materially adverse manner or withdraws its recommendation of the merger; or

     . A material adverse change or prospective change has occurred in the business, financial condition, results of operations or prospects of SJNB or its subsidiaries and such change has not been cured within a specified time.

     Saratoga has the option to terminate the merger agreement with the approval of a majority of its entire board during a two business day period commencing on the first business day after the determination date, if the average closing price of SJNB common stock for the 20 trading days ending on the determination date is less than $29.3590. The determination date is the last day of the 20 trading day period ending five business days prior to the closing date.

     Saratoga cannot terminate the merger agreement if, within five business days of being notified by Saratoga of Saratoga's intention to terminate, SJNB adjusts the exchange ratio so that it equals a quotient, the numerator of which is the product of $29.3590 and 0.70 and the denominator of which is the average SJNB closing price (calculated in the manner described above).

Termination Fees (page 59)

     Saratoga is required to pay SJNB a $1.3 million fee (minus actual expenses paid, if any, by Saratoga to SJNB as described below) if (1) SJNB terminates the merger for the following reasons and (2) an acquisition event occurs within 18 months after the termination where 20% or more of the shares of Saratoga common stock or the consolidated assets of Saratoga and Saratoga National Bank shall have been transferred or disposed of through tender offer, sale or merger:

     . Saratoga or Saratoga National Bank breaches, in any material respect, any representation, warranty or covenant in the merger agreement, which breach is not cured within 45 days or is not capable of being cured and for which SJNB is entitled to elect not to consummate the merger;

     . The Saratoga board fails to recommend adoption of the merger agreement, amends or modifies the recommendation in a materially adverse manner, withdraws its recommendation, or approves or recommends a takeover proposal (whether or not the board is required by its fiduciary duty to accept such takeover proposal); or

     . Saratoga, or any of its subsidiaries, affiliates or agents, solicits, initiates, facilitates or enters into discussion or negotiation relating to, any takeover proposal.

     SJNB is required to pay Saratoga a $1.3 million fee if the merger is terminated for the following reasons:

     . by Saratoga, if SJNB accepts any offer or enters into any agreement with any third party regarding a takeover proposal (where Saratoga is not included) and such condition is not cured within 10 business days; or

     . by SJNB, if SJNB accepts a takeover proposal from a third party which does not require that the third party honor the terms of the merger and failing to accept the proposal would constitute a breach of fiduciary duty.

Fees and Expenses of the Merger (page 59)

     Other than in the situations described in the following paragraphs and in "--Termination Fees" above, whether or not the merger is completed in accordance with the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions covered by the merger agreement will be paid by the party incurring those expenses.

     If the merger agreement is terminated due to either party's willful breach of a representation, warranty or covenant, the breaching party will bear all costs and expenses incurred by the non-breaching party.

     If the merger agreement is terminated because Deloitte & Touche LLP fails to deliver a "poolability letter" at or prior to the closing, or a material adverse change or prospective change has occurred in the business, financial condition, results of operations or prospects of Saratoga or Saratoga National Bank and such change has not been cured within a specified time, Saratoga shall pay promptly all costs and expenses incurred by SJNB not exceeding $500,000.

     If the merger agreement is terminated because KPMG LLP fails to deliver a pooling letter at or prior to the closing or a material adverse change or prospective change has occurred in the business, financial condition, results of operations or prospects of SJNB or its subsidiaries and such change has not been cured within a specified time, SJNB shall pay promptly all costs and expenses (excluding fees and expenses of First Security Van Kasper) incurred by Saratoga not exceeding $500,000.

Stock Option Agreement (page 64)

     When SJNB and Saratoga signed the merger agreement we also signed a stock option agreement. Under the stock option agreement, Saratoga gave SJNB an option to purchase up to 378,561 shares of

Saratoga common stock at an exercise price of $19.21 per share, representing approximately 19.9% of the outstanding shares of Saratoga common stock including shares subject to the option.

     The number of shares subject to the option will be increased if Saratoga issues additional shares of common stock in order that the number of shares subject to the option will continue to equal 19.9% of the then issued and outstanding shares of Saratoga common stock. If Saratoga issues or agrees to issue any shares of common stock at a price less than $19.21 per share, the option exercise price will be equal to such lesser price.

     SJNB may exercise the option only upon the occurrence of both an "Initial Triggering Event" and a "Subsequent Triggering Event" prior to the termination of the option.

     Saratoga agreed to grant the option to SJNB in order to induce SJNB to enter into the merger agreement. The option could have the effect of discouraging other companies from trying to acquire Saratoga.

     The stock option agreement is attached to this joint proxy statement/prospectus as Annex B.

Income Tax Consequences of the Merger (page 68)

     We have structured the merger so that, in general, SJNB, Saratoga and the shareholders of SJNB and Saratoga will not recognize gain or loss for federal income tax purposes in the merger, except for taxes payable because of cash received by Saratoga shareholders instead of fractional shares or dissenting shares. It is a condition to the merger that, at the closing of the merger, SJNB receive an opinion from its counsel and Saratoga receive an opinion from its independent accountants to the effect, among other matters, that the merger should qualify as a tax-free reorganization.

     Tax matters are very complicated. The tax consequences of the merger to you will depend on the facts of your own situation. We urge you to consult your own tax advisors as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax laws.

Accounting Treatment (page 70)

     SJNB expects to account for the merger as a "pooling of interests." Under the pooling of interests accounting method, SJNB will carry forward on its books the assets and liabilities of Saratoga at their historical recorded values.

Interests of Saratoga Officers and Directors in the Merger (page 49)

     Some of Saratoga's directors and officers may have interests in the merger that are different from, or in addition to, yours. As a result, these directors and officers may be more likely to vote to approve the merger agreement than shareholders of Saratoga generally. The members of our boards of directors knew about these additional interests, and considered them, when they approved the merger.

Dissenters' Rights of Appraisal (page 71)

     SJNB. No holder of SJNB common stock will be entitled to dissenters' rights unless the holders of at least 5% of the outstanding shares of SJNB common stock have perfected their dissenters' rights in accordance with Chapter 13 of the California General Corporation Law.

     Saratoga. No holder of Saratoga common stock will be entitled to dissenters' rights unless the holder has perfected his or her dissenter's rights in accordance with Chapter 13 of the California General Corporation Law.

Comparative Per Share Market Price Information (page 83)

     SJNB common stock is listed and traded on the Nasdaq National Market under the symbol "SJNB." Saratoga common stock is quoted on the OTC Bulletin Board under the symbol "SRTB." The following table sets forth historical per share market values for SJNB common stock and Saratoga common stock based on the last sales prices and the equivalent pro forma market values for Saratoga common stock on:

     . August 27, 1999, the last trading day before public announcement of the merger, and

     . October __, 1999, the most recent date before the mailing of this proxy statement/prospectus.

The equivalent pro forma market value of Saratoga common stock was determined by multiplying the exchange ratio (0.70) by the SJNB stock price.

                                       Historical Market Price
                                       -----------------------
                                                                                     Saratoga Equivalent
                                  SJNB                       Saratoga              Pro Forma Market Value
                                  ----                       --------            ---------------------------
August 27, 1999                 $33.25                       $19.00                         $23.275

October __, 1999

     Following the merger, no shares of Saratoga common stock will be outstanding and SJNB common stock will continue to be traded on the Nasdaq National Market.

Comparison of Shareholder Rights (page 86)

     Your rights as a shareholder of Saratoga are currently governed by California law and the articles of incorporation and bylaws of Saratoga. If the merger is completed, your rights as an SJNB shareholder will continue to be governed by California law but will also be determined by SJNB's articles of incorporation and bylaws, which differ in certain respects from Saratoga's articles of incorporation and bylaws.

Selected Historical and Pro Forma Financial Data (page 75)

     We are providing the following information to aid you in your analysis of the financial effects of the merger. The following tables show financial results actually achieved by each of SJNB and Saratoga (the "historical" figures). The tables also show results as if the companies had been combined for the periods presented (the "pro forma combined" figures). Pro forma combined figures are simply arithmetical combinations of SJNB's and Saratoga's separate financial results; you should not assume that SJNB and Saratoga would have achieved the pro forma combined results if they had actually been combined during the periods presented. These pro forma presentations treat our companies as if they had always been combined for accounting and financial reporting purposes, a method known as pooling of interests accounting, which is how we plan to account for the merger. When you read this information, you should also read the information under the heading "Unaudited Pro Forma Condensed Combined Financial Information" (page 65). For purposes of illustration, the pro forma combined figures have been calculated using the exchange ratio of 0.70. The actual exchange ratio could be greater if the price of SJNB drops below $29.3590 and if SJNB elects to adjust the exchange ratio in accordance with the merger agreement and as described under the heading "The Merger--Termination of the Merger Agreement" (page 50).

     SJNB's annual historical figures are derived from consolidated financial statements audited by KPMG LLP, independent public accountants of SJNB. Saratoga's annual historical balance sheet totals as of December 31, 1998 and 1997 and statement of operations data for each of the three years in the period ended December 31, 1998 are derived from consolidated financial statements incorporated in this proxy statement/prospectus by reference and audited by Deloitte & Touche LLP, independent auditors of Saratoga. The annual amounts for earlier periods have also been derived from audited financial statements. The annual historical information presented below should be read together with the consolidated audited financial statements of SJNB, incorporated in this document by reference, and of Saratoga, incorporated in this document by reference. To find this information, see "Where You Can Find More Information" (page 85).

     Historical figures as of and for the six-month periods ended June 30, 1999 and 1998 are derived from unaudited financial statements included in the respective Quarterly Reports of SJNB and Saratoga on Form 10-Q.

     We expect to incur merger and other non-recurring expenses as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits such as reduced operating expenses and the opportunity to earn additional revenue. However, none of these anticipated expenses or benefits has been factored into the pro forma combined income statement information. For that reason, the pro forma combined information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, does not attempt to predict or suggest future results.

     The following tables present selected historical and pro forma combined consolidated financial information for SJNB and Saratoga. The following financial data should be read in conjunction with the historical consolidated financial statements of SJNB, the consolidated financial statements of Saratoga, and the unaudited pro forma combined consolidated financial information and the notes to such information, certain of which are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined consolidated financial information presents selected financial information based on the historical financial statements of the parties, giving effect to the proposed merger under the pooling of interests method of accounting and the assumptions and adjustments described in the notes thereto. The unaudited pro forma combined consolidated financial information does not indicate the results or financial position that would have occurred if the merger had been in effect for the periods or on the dates indicated or that may occur in the future.

                             SJNB Financial Corp.

                 Historical Consolidated Financial Information

(dollars in thousands, except per share amounts)
----------------------------------------------------------------------------------------------------------------------------
                                          Six Months Ended June 30,         As of and for the Years Ended December 31,
                                         ---------------------------  ------------------------------------------------------
STATEMENT OF OPERATIONS DATA:                1999           1998         1998        1997       1996       1995       1994
----------------------------------------------------------------------------------------------------------------------------
Net interest income                         $  10,220      $  9,985   $  20,254   $  18,489   $ 16,468   $ 14,295   $  9,749
Provision for possible loan or lease
 losses                                          (100)          ---        (300)       (705)      (190)    (1,045)      (600)
Other income                                      763           527       1,059       1,013        846        966        744
Other expenses                                 (6,231)       (5,510)    (11,497)     (9,910)    (9,635)    (8,797)    (6,676)
----------------------------------------------------------------------------------------------------------------------------
Income before income taxes                      4,652         5,002       9,516       8,887      7,489      5,419      3,217
Income taxes                                   (1,946)       (2,086)     (3,975)     (3,773)    (3,198)    (2,395)    (1,354)
----------------------------------------------------------------------------------------------------------------------------
Net income                                  $   2,706      $  2,916   $   5,541   $   5,114   $  4,291   $  3,024   $  1,863
============================================================================================================================
PER SHARE DATA:
----------------------------------------------------------------------------------------------------------------------------
Net income per share - basic                $    1.14      $   1.16   $    2.23   $    2.04   $   1.73   $   1.27   $   1.05
Net income per share - diluted                   1.08          1.10        2.11        1.94       1.64       1.22       1.00
Cash dividends per share                         0.28          0.28        0.56        0.45       0.33       0.21       0.16
Shareholders' equity per share                  14.52         13.66       14.48       13.30      12.14      11.02       9.92
Tangible shareholders' equity per share         12.88         11.92       12.84       11.80      10.40       9.06       7.84
============================================================================================================================
BALANCE SHEET DATA:
----------------------------------------------------------------------------------------------------------------------------
Balance sheet totals-end of year:
  Assets                                    $ 403,640      $342,609   $ 349,934   $ 324,919   $309,403   $252,195   $205,949
  Loans and leases                            296,969       236,282     261,380     228,972    198,627    170,800    149,407
  Deposits                                    331,125       298,178     302,442     270,345    244,639    196,692    180,287
  Shareholders' equity                         34,095        33,748      35,482      33,159     31,205     26,658     23,442
Average balance sheet amounts:
  Assets                                    $ 363,986      $328,420   $ 337,185   $ 314,460   $274,868   $222,913   $153,717
  Loans and leases                            276,864       227,789     236,971     212,795    183,367    152,820    112,818
  Earning assets                              340,039       304,984     313,605     286,585    251,156    202,996    140,445
  Deposits                                    319,604       281,862     292,502     265,340    217,716    183,282    133,897
  Shareholders' equity                         34,154        33,986      34,097      31,091     28,288     24,898     18,210
============================================================================================================================
SELECTED RATIOS:*
----------------------------------------------------------------------------------------------------------------------------
Return on average equity                        15.98%        17.30%      16.25%      16.45%     15.17%     12.15%     10.23%
Return on average tangible equity               19.57%        20.92%      19.91%      20.77%     20.49%     17.87%     12.54%
Return on average assets                         1.50%         1.79%       1.64%       1.63%      1.56%      1.36%      1.21%
Efficiency ratio (non-interest expense
 as a percentage of total revenues)             56.73%        52.42%      53.94%      50.82%     55.65%     57.64%     63.62%
Efficiency ratio excluding the amortization of
 intangibles and goodwill                       54.66%        50.34%      51.80%      48.39%     52.77%     53.92%     62.04%

Average equity to average assets                 9.38%        10.35%      10.11%       9.89%     10.29%     11.17%     11.85%
Leveraged capital ratio                          8.09%         8.90%       9.10%       9.07%      9.28%      9.00%      9.33%
Nonperforming loans and leases to
 total loans and leases                          0.14%         0.28%       0.09%       0.19%      0.27%      0.52%      3.67%
Nonperforming assets to total assets             0.10%         0.19%       0.07%       0.13%      0.18%      0.35%      2.66%
Net chargeoffs (recoveries) to average
 loans and leases                               (0.04)%       (0.04)%      0.01%       0.10%      0.04%      0.33%      1.11%
Allowance for loan or lease losses to
 total loans and leases                          1.66%         1.92%       1.83%       1.96%      2.02%      2.25%      2.22%
Allowance for loan or lease losses to
 nonperforming loans and leases              1,201.00%       681.00%   1,983.00%   1,059.70%    733.40%    430.24%     60.45%
============================================================================================================================

__________________

* Selected ratios for the interim periods ending June 30, 1998 and June 30, 1999 are annualized.

                                Saratoga Bancorp

                 Historical Consolidated Financial Information

(dollars in thousands, except per share amounts)
----------------------------------------------------------------------------------------------------------------------------------
                                         Six Months Ended June 30,            As of and for the Years Ended December 31,
                                         --------------------------   -----------------------------------------------------
STATEMENT OF OPERATIONS DATA:               1999          1998          1998          1997         1996        1995       1994
----------------------------------------------------------------------------------------------------------------------------------
Net interest income                      $   2,791     $   2,685     $   5,349     $   5,073    $   4,027   $   3,711   $  3,517
Provision for possible loan or lease
  losses                                       (66)         (102)         (136)          ---          150         ---        636
Other income                                   508           292           765           477          353         577        405
Other expenses                              (1,728)       (1,505)       (2,965)       (2,978)      (2,870)     (2,868)    (3,523)
----------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                   1,505         1,370         3,013         2,572        1,660       1,420      1,035
Income taxes                                  (557)         (520)       (1,065)         (976)        (559)       (539)      (377)
----------------------------------------------------------------------------------------------------------------------------------
Net income                               $     948     $     850     $   1,948     $   1,596    $   1,101   $     881   $    658
==================================================================================================================================
PER SHARE DATA:
----------------------------------------------------------------------------------------------------------------------------------
Net income per share - basic             $    0.59     $    0.52     $    1.19     $    1.01    $    0.71   $    0.57   $   0.43
Net income per share - diluted                0.53          0.47          1.07          0.92         0.64        0.55       0.39
Cash dividends per share                      0.10          0.07          0.17          0.13         0.12        0.07       0.00
Shareholders' equity per share                9.36          8.76          9.36          8.31         7.69        7.15       6.23
Tangible shareholders' equity per share       9.36          8.76          9.36          8.31         7.69        7.15       6.23
==================================================================================================================================
BALANCE SHEET DATA:
----------------------------------------------------------------------------------------------------------------------------------
Balance sheet totals-end of year:
  Assets                                 $ 148,558     $ 131,070     $ 144,802     $ 131,044    $ 121,784   $ 100,497   $ 87,536
  Loans and leases                          69,087        64,436        74,563        63,765       52,661      37,535     33,541
  Deposits                                 109,644        92,419       103,415        91,046       89,444      74,949     73,872
  Shareholders' equity                      14,854        14,402        15,257        13,605       11,952      11,057      9,627
Average balance sheet amounts:
  Assets                                 $ 147,401     $ 128,415     $ 132,132     $ 124,727    $ 104,661   $  87,426   $ 79,491
  Loans and leases                          74,346        62,976        64,939        54,537       41,313      34,057     32,572
  Earning assets                           132,468       120,666       122,876       115,805       96,483      78,715     70,646
  Deposits                                 130,636       113,146        93,385        89,264       79,118      70,749     68,304
  Shareholders' equity                      14,970        13,931        14,414        12,570       11,331      10,230     10,072
==================================================================================================================================
SELECTED RATIOS: *
----------------------------------------------------------------------------------------------------------------------------------
Return on average equity                     12.77 %       12.30 %       13.51 %       12.70%        9.72 %      8.61 %     6.53 %
Return on average tangible equity            12.77 %       12.30 %       13.51 %       12.70%        9.72 %      8.61 %     6.53 %
Return on average assets                      1.30 %        1.33 %        1.47 %        1.28%        1.05 %      1.01 %     0.83 %
Efficiency ratio (non-interest expense
  as a percentage of total revenues)         52.38 %       50.55 %       48.50 %       53.66%       65.53 %     66.88 %    89.83 %
Efficiency ratio excluding the amortization
  of intangibles and goodwill                52.38 %       50.55 %       48.50 %       53.66%       65.53 %     66.88 %    89.83 %
Average equity to average assets             10.16 %       10.85 %       10.91 %       10.08%       10.83 %     11.70 %    12.67 %
Leveraged capital ratio                      10.08 %       11.16 %       11.00 %       10.90%       10.50 %     11.70 %    12.30 %
Nonperforming loans and leases to
  total loans and leases                       ---           ---           ---          0.56%         ---         ---       2.11 %
Nonperforming assets to total assets           ---           ---           ---          0.30%        1.03 %      1.74 %     2.77 %
Net chargeoffs (recoveries) to average
  loans and leases                           (0.06)%       (0.01)%         ---          0.09%       (0.01)%     (0.11)%    (0.11)%
Allowance for loan or lease losses to
  total loans and leases                      1.21 %        1.10 %        0.96 %        0.90%        1.19 %      2.05 %     2.19 %
Allowance for loan or lease losses to
  nonperforming loans and leases               N/A           N/A           N/A        160.56%         N/A         N/A     104.38 %
==================================================================================================================================

* Selected ratios for the interim periods ending June 30, 1998 and June 30, 1999 are annualized.

                                    Combined

        Unaudited Pro Forma Combined Consolidated Financial Information

(dollars in thousands, except per share amounts)
-------------------------------------------------------------------------------------------------------------------------------
                                        Six Months Ended June 30,            As of and for the Years Ended December 31,
                                        -------------------------  ------------------------------------------------------------
STATEMENT OF OPERATIONS DATA:              1999          1998         1998        1997        1996        1995        1994
-------------------------------------------------------------------------------------------------------------------------------
Net interest income                     $   13,011    $   12,670   $  25,603   $   23,562   $  20,495   $  18,006   $  13,266
Provision for possible loan or lease
 losses                                       (166)         (102)       (436)        (705)        (40)     (1,045)         36
Other income                                 1,271           819       1,824        1,490       1,199       1,543       1,149
Other expenses                              (7,959)       (7,015)    (14,462)     (12,888)    (12,505)    (11,665)    (10,199)
-------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                   6,157         6,372      12,529       11,459       9,149       6,839       4,252
Income taxes                                (2,503)       (2,606)     (5,040)      (4,749)     (3,757)     (2,934)     (1,731)
-------------------------------------------------------------------------------------------------------------------------------
Net income                              $    3,654    $    3,766   $   7,489   $    6,710   $   5,392   $   3,905   $   2,521
===============================================================================================================================
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------------------------------
Net income per share - basic            $     1.04    $     1.03   $    2.06   $     1.86   $    1.51   $    1.13   $    0.89
Net income per share - diluted                0.98          0.96        1.92         1.74        1.41        1.08        0.83
Cash dividends per share                      0.28          0.28        0.56         0.45        0.33        0.21        0.16
Shareholders' equity per share               14.15         13.76       14.13        12.85       11.80       10.77        9.60
Tangible shareholders' equity per
 share                                       13.04         12.53       13.01        11.82       10.58        9.42        8.17
===============================================================================================================================
BALANCE SHEET DATA:
-------------------------------------------------------------------------------------------------------------------------------
Balance sheet totals-end of year:
  Assets                                $  552,198    $  473,679   $ 494,736   $  455,963   $ 431,187   $ 352,692   $ 293,485
  Loans and leases                         366,056       300,718     335,943      292,737     251,288     208,335     182,948
  Deposits                                 440,769       390,597     405,857      361,391     334,083     271,641     254,159
  Shareholders' equity                      48,949        48,150      50,739       46,764      43,157      37,715      33,069
Average balance sheet amounts:
  Assets                                $  511,387    $  456,835   $ 469,317   $  439,187   $ 379,529   $ 310,339   $ 233,208
  Loans and leases                         351,210       290,765     301,910      267,332     224,680     186,877     145,390
  Earning assets                           472,507       425,650     436,481      402,390     347,639     281,711     211,091
  Deposits                                 450,240       395,008     385,887      354,604     296,834     254,031     202,201
  Shareholders' equity                      49,124        47,917      48,511       43,661      39,619      35,128      28,282
===============================================================================================================================
SELECTED RATIOS: *
-------------------------------------------------------------------------------------------------------------------------------
Return on average equity                     14.87 %       15.72 %     15.44%       15.37%      13.61%      11.12%       8.91%
Return on average tangible equity            17.18 %       18.05 %     17.84%       18.20%      16.97%      14.75%      10.24%
Return on average assets                      1.43 %        1.65 %      1.60%        1.53%       1.42%       1.26%       1.08%
Efficiency ratio (non-interest
  expense as a percentage of total
  revenues)                                  55.73 %       52.01 %     52.73%       51.45%      57.64%      59.67%      70.75%
Efficiency ratio excluding the
  amortization of intangibles and
  goodwill                                   54.13 %       50.39 %     51.06%       49.56%      55.34%      59.67%      70.75%
Average equity to average assets              9.61 %       10.49 %     10.34%        9.94%      10.44%      11.32%      12.13%
Leveraged capital ratio                       8.57 %        9.56 %      9.78%        9.58%      11.42%      12.65%      12.11%
Nonperforming loans and leases to
  total loans and leases                      0.11 %        0.22 %      0.07%        0.27%       0.22%       0.43%       3.38%
Nonperforming assets to total assets          0.07 %        0.14 %      0.05%        0.17%       0.52%       0.94%       3.20%
Net chargeoffs (recoveries) to
  average loans and leases                   (0.02)%       (0.02)%       ---         0.10%       0.04%       0.25%       0.84%
Allowance for loan or lease losses to
  total loans and leases                      1.57 %        1.74 %      1.64%        1.74%       1.84%       2.22%       2.21%
Allowance for loan or lease losses to
  nonperforming loans and leases          1,402.43 %      785.31 %  2,279.70%      646.81%     205.73%     139.96%      43.09%
===============================================================================================================================

* Selected ratios for the interim periods ending June 30, 1998 and June 30, 1999 are annualized.

         Historical and Pro Forma Per Share Data for SJNB and Saratoga

     We have summarized below the per share information for our respective companies on an historical, pro forma combined and equivalent basis.

     We have calculated the pro forma combined per share data for net income using the weighted average number of shares of SJNB's common stock outstanding for the periods presented, increased by the weighted average number of shares of Saratoga common stock outstanding for the periods presented multiplied by an assumed exchange ratio of 0.70 shares of SJNB's common stock for each share of Saratoga common stock, as if these shares were outstanding for each period presented. The pro forma combined per share data for dividends declared represents the historical dividends for SJNB common stock. The pro forma combined book value per share has been calculated using shares of outstanding SJNB common stock increased by the shares of outstanding Saratoga common stock multiplied by an assumed exchange ratio of 0.70 for each share of Saratoga common stock as if these shares were outstanding as of the dates presented.

     The equivalent pro forma Saratoga shares information has been calculated by multiplying the pro forma combined per share information by an assumed exchange ratio of 0.70.

                                                     SJNB                          Saratoga
                                                 Common Stock                    Common Stock
                                       ----------------------------------------------------------------
                                                          Pro forma                        Pro forma
                                          Historical       Combined       Historical      Equivalent
                                       ----------------------------------------------------------------
Shareholders' equity per share:
  June 30, 1999                              $14.52          $14.15           $9.36            $9.90
  December 31, 1998                           14.48           14.13            9.36             9.89
  December 31, 1997                           13.30           12.85            8.31             8.99
  December 31, 1996                           12.14           11.80            7.69             8.26

Tangible shareholders' equity per share:
  June 30, 1999                               12.88           13.04            9.36             9.13
  December 31, 1998                           12.84           13.01            9.36             9.11
  December 31, 1997                           11.80           11.82            8.31             8.27
  December 31, 1996                           10.40           10.58            7.69             7.40

Dividends declared:
  Six months ended June 30, 1999               0.28            0.28            0.10             0.20
  Year ended December 31, 1998                 0.56            0.56            0.17             0.39
  Year ended December 31, 1997                 0.45            0.45            0.13             0.32
  Year ended December 31, 1996                 0.33            0.33            0.12             0.23

Net income:
 Basic:
  Six months ended June 30, 1999               1.14            1.04            0.59             0.73
  Year ended December 31, 1998                 2.23            2.06            1.19             1.44
  Year ended December 31, 1997                 2.04            1.86            1.01             1.30
  Year ended December 31, 1996                 1.73            1.51            0.71             1.06

Diluted:
  Six months ended June 30, 1999               1.08            0.98            0.53             0.68
  Year ended December 31, 1998                 2.11            1.92            1.07             1.34
  Year ended December 31, 1997                 1.94            1.74            0.92             1.22
  Year ended December 31, 1996                 1.64            1.41            0.64             0.99

                                 RISK FACTORS

     In deciding whether to vote in favor of the merger, shareholders of Saratoga and SJNB should consider the following factors, in addition to the other matters set forth or incorporated by reference in this document:

Shares Eligible for Future Sale; Dilution

     Shares of SJNB common stock eligible for future sale could have a dilutive effect on the market for SJNB common stock and could adversely affect the market price. The articles of incorporation of SJNB authorize the issuance of 20,000,000 shares of common stock, of which _________ shares were outstanding at October _, 1999 and 5,000,000 shares of preferred stock, of which no shares were outstanding at October _, 1999. Pursuant to its stock option plan, at October _, 1999, SJNB had outstanding options to purchase an aggregate of __________ shares of SJNB common stock. As of ________________, 1999, _________
shares of SJNB common stock remained available for option grants under SJNB's stock option plans. The merger agreement does not restrict SJNB's ability to grant additional options under SJNB's stock option plan or with respect to a takeover proposal to which SJNB is a party. See "The Merger--Purchase Price and Potential Adjustments." Sales of substantial amounts of SJNB common stock in the public market following the merger could adversely affect the market price of SJNB common stock. There are no restrictions in the merger agreement preventing SJNB from issuing additional shares of SJNB common stock after the merger.

     There can be no assurance given as to the market value of SJNB common stock after the merger based on future acquisitions, if any, or other factors, including but not limited to, general economic conditions or fluctuating interest rates.

Real Estate Lending

     The loan portfolios of SJNB and Saratoga are dependent on real estate. At June 30, 1999, real estate served as the principal source of collateral with respect to approximately 70% of Saratoga's loan portfolio, 55% of SJNB's loan portfolio and 58% of pro forma combined SJNB and Saratoga's loan portfolio. A worsening of current economic conditions or rising interest rates could have an adverse effect on the demand for new loans, the ability of borrowers to repay outstanding loans, the value of real estate and other collateral securing loans and the value of the available-for-sale investment portfolio, as well as SJNB's and Saratoga's financial condition and results of operations in general and the market value for SJNB Common Stock and Saratoga Common Stock. Acts of nature, including earthquakes and floods, which may cause uninsured damage and other loss of value to real estate that secures these loans, may also negatively impact SJNB's and Saratoga's financial condition.

Organizational Structure and Operations upon the Merger

     Upon the consummation of the merger, the separate corporate existence of Saratoga will cease and Saratoga will be merged with and into SJNB. It is also anticipated that Saratoga National Bank will be merged into San Jose National Bank immediately after the merger. At that time, it is anticipated that the Saratoga National Bank branch located in San Jose will have been closed or consolidated. Management of SJNB expects that SJNB will be able to serve customers of Saratoga National Bank's San Jose branch at other existing San Jose National Bank or Saratoga National Bank branches.

     SJNB anticipates that, after the effective time of the merger, a significant percentage of Saratoga National Bank's existing employees and customers will be retained. There are no assurances that Saratoga National Bank customers will not move their banking relationships to other financial institutions and that a greater than anticipated number of Saratoga National Bank employees will not remain employed by SJNB after the merger. In addition, while SJNB expects to achieve operating cost savings through the elimination of duplicative corporate and administrative expenses and the consolidation of banking operations, there can be no assurance that SJNB will be able to realize such cost savings.

Potential Changes in SJNB Stock Price

     The merger consideration the Saratoga shareholders will receive may be affected by potential changes in the market price of SJNB common stock. This means that at the time of the special meetings, the Saratoga shareholders will not know the exact value of the SJNB common stock that they will receive when the merger is completed. The market price of SJNB common stock when the merger takes place may vary from the price at the date of this document and at the date of the special meetings. Such variations in the market price of SJNB common stock may result from changes in the business, operations or prospects of SJNB, Saratoga or the combined company, market assessments of the likelihood that the merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. We urge you to obtain current market quotations for SJNB common stock. See "The Merger -- Purchase Price and Potential Adjustments."

Year 2000 Problem

     The "Year 2000 issue" relates to the fact that many computer programs and other technology utilizing microprocessors use only two digits to represent a year, such as "98" to represent "1998." In the year 2000 ("Y2K"), such programs/processors could incorrectly treat the year 2000 as the year 1900. This issue has grown in importance as the use of computers and microprocessors has become more pervasive throughout the economy, and interdependencies between systems has multiplied. The business of SJNB and Saratoga is dependent on technology and data processing. The issue must be recognized as a business problem, rather than simply a computer problem, because of the way its effects could ripple through the economy. SJNB and Saratoga could be affected either directly or indirectly by the Year 2000 issue. This could happen if any of their respective critical computer systems or equipment containing embedded logic fail, if the local infrastructure (electric power, communications or water system) fails, if their respective significant vendors are adversely impacted, or if their respective borrowers or depositors are significantly impacted by their internal systems or those of their customers or suppliers.

     The business of SJNB and Saratoga also involves non-IT products and services, some of which have embedded technology which might not be Year 2000 compliant. Some non-IT products and services involve various infrastructure issues, such as power, communications and water, as well as elevators, ventilation and air conditioning equipment.

     Failure to successfully complete renovation, validation and implementation of its mission-critical IT systems could have a material adverse effect on the operations and financial performance of SJNB or Saratoga. Moreover, Year 2000 problems experienced by significant vendors or customers of SJNB or Saratoga or power or communications systems could negatively impact the business and operations of SJNB and Saratoga even if their own critical IT systems are capable of functioning satisfactorily.

     Due to the numerous issues and problems which might arise and the lack of guarantees concerning Year 2000 readiness from non-information technology ("IT") service providers, such as power and communication systems vendors, SJNB and Saratoga cannot quantify the potential cost of problems if their respective renovation and implementation efforts or the efforts of significant vendors or customers are not successful. As a result, Year 2000 problems experienced by SJNB or Saratoga or their respective vendors or customers may adversely affect the business, financial condition or results of operations of SJNB, Saratoga or the combined company.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains forward-looking statements regarding each of Saratoga and SJNB and the combined company following the merger, including statements relating to:

     . the financial condition, results of operations and business of SJNB following completion of the merger,

     . cost savings, enhanced revenues and accretion to reported earnings that are expected to be realized from the merger, and

     . the restructuring charges expected to be incurred in connection with the merger.

     These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

     . expected cost savings from the merger cannot be fully realized or realized within the expected time frame,

     . revenues following the merger are lower than expected or deposit withdrawals, operating costs or customer loss and business disruption following the merger may be greater than expected,

     . competitive pressures among depository and other financial services companies increase significantly,

     . costs or difficulties related to the integration of the businesses of SJNB and Saratoga are greater than expected,

     . changes in the interest rate environment reduce interest margins, cause an increase in the prepayment rate on mortgages and other loans or reduce the demand for new loans,

     . general economic or business conditions, either internationally, nationally or in the states in which the combined company will be doing business, are less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit,

     . legislation or regulatory requirements or changes adversely affect the businesses in which the combined company would be engaged,

     . technology-related changes, including "Year 2000" data systems compliance issues, may be harder to make or more expensive than expected,

     .    changes in the securities market, and

     . timing of completion of the merger may be delayed, due to regulatory requirements or other factors which may delay, restrict or prohibit new operations.

                                 INTRODUCTION

The Special Meetings:  Dates, Times and Places

SJNB. SJNB's special meeting will be held at [location], at ____ .m., local time, on November __, 1999.

Saratoga. Saratoga's special meeting will be held at [location], at ____ .m., local time, on November __,1999.

Matters to be Considered at the Special Meetings

SJNB. At SJNB's special meeting, holders of SJNB common stock are being asked to approve the merger agreement, including the resulting issuance of SJNB common stock to Saratoga's shareholders as provided under the terms of the agreement. See "The Merger."

Saratoga. At Saratoga's special meeting, holders of Saratoga common stock are being asked to approve the merger agreement. See "The Merger."

Record Date; Stock Entitled to Vote; Quorum

SJNB.  Only holders of record of SJNB common stock at the close of business on
October   , 1999, the record date for SJNB's special meeting, are entitled to receive notice of and to vote at SJNB's special meeting. On the record date, approximately ____________ shares of SJNB common stock were issued and outstanding and held by approximately __________ holders of record. A majority of the shares of SJNB common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at SJNB's special meeting in order for a quorum to be present for purposes of transacting business at SJNB's special meeting. In the event that a quorum is not present at SJNB's special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of SJNB common stock on the record date are each entitled to one vote per share on each matter to be considered at SJNB's special meeting.

Saratoga.  Only holders of record of Saratoga common stock at the close of
business on October   , 1999, the record date for Saratoga's special meeting,
are entitled to receive notice of and to vote at Saratoga's special meeting. On the record date, approximately _____________ shares of Saratoga common stock were issued and outstanding and held by approximately ________ holders of record. A majority of the shares of Saratoga common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at Saratoga's special meeting in order for a quorum to be present for purposes of transacting business at Saratoga's special meeting. In the event that a quorum is not present at Saratoga's special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Saratoga common stock on the record date are each entitled to one vote per share on each matter to be considered at Saratoga's special meeting.

Votes Required

SJNB. The approval of the merger agreement and the issuance of the shares of SJNB common stock to Saratoga's shareholders requires the affirmative vote of a majority of the votes cast with respect to that proposal and entitled to vote at SJNB's special meeting. An abstention or a broker non-vote will be included in determining the number of shares present and voting at a meeting for the purpose of determining the presence of a quorum. Such abstentions and broker non-votes will have the same effect as votes against the merger agreement and consummation of the merger; however, abstentions and broker non-votes will not have the effect of establishing dissenters' rights of SJNB shareholders. See "--Voting of Proxies--Abstentions and Broker Non-Votes" and "Dissenters' Rights of Appraisal--Appraisal Rights of Saratoga Shareholders."

Saratoga. The approval of the merger agreement requires the affirmative vote of the holders of record of at least a majority of the shares of Saratoga common stock outstanding on the record date for Saratoga's special meeting. An abstention or a broker non-vote will be included in determining the number of shares present and voting at a meeting for the purpose of determining the presence of a quorum. Such abstentions and broker non-votes will have the same effect as votes against the merger agreement and consummation of the merger.
See "--Voting of Proxies--Abstentions and Broker Non-Votes."

Share Ownership of Management

SJNB. At the close of business on the record date, directors and executive officers of SJNB and their affiliates beneficially owned and were entitled to vote approximately 423,166 shares of SJNB common stock, which represented approximately 18.0% of the shares of SJNB common stock outstanding on that date. Each of those directors and executive officers has agreed to vote, or cause to be voted, the SJNB common stock owned by him or her FOR approval of the merger agreement and the resulting issuance of SJNB common stock to Saratoga's shareholders under the terms of the merger agreement at SJNB's special meeting.

     As of the record date, the directors and executive officers of SJNB beneficially owned shares of SJNB common stock as described in the following table. Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The address for beneficial owners, all of whom are incumbent directors and officers of SJNB and San Jose National Bank, is the address of SJNB, One North Market Street, San Jose, California 95113.

Name and Address of                                    Amount and Nature of
Beneficial Owner           Position                    Beneficial Ownership       Percent of Class/1/
-------------------        --------                    --------------------       ------------------
Ray S. Akamine             Director                     15,000/2/                    *

Robert A. Archer           Chairman of the Board of     58,584/2,3/                  2.49
                           Directors

Albert V. Bruno            Director                     21,165/2/                    *

Rod Diridon, Sr.           Director                      9,349/2/                    *

F. Jack Gorry              Director                     15,000/2/                    *

Arthur K. Lund             Director                     73,778/2,4,5/                3.14

Louis Oneal                Director                     73,697/2,4/                  3.14

Diane P. Rubino            Director                     21,337/6/                    *

Douglas L. Shen            Director                     72,860/2,7/                  3.10

Gary S. Vandeweghe         Director                     42,503/2,8/                  1.81

James R. Kenny             President and Chief         145,082/9,10/                 6.17
                           Executive Officer and
                           Director

Eugene E. Blakeslee        Executive Vice President    112,619/9,11/                 4.79
                           and Chief Financial
                           Officer

Frederic H. Charpiot       Sr. Vice President and       81,108/9,12,13/              3.45
                           Chief Credit Officer

Margo F. Culcasi           Sr. Vice President,          19,336/14/                   *
                           Liability Management

Judith Doering-Nielsen     Sr. Vice President and       20,246/15/                   *
                           Senior Lending Officer

All directors and executive officers as a group (15    605,326/16/                  25.75
persons)

___________________________

*    Less than 1% of the outstanding SJNB common stock.
/1/  Includes stock options exercisable within 60 days of October   , 1999.
/2/  Includes 9,000 stock options exercisable within 60 days of October   ,
     1999.
/3/ Includes 3,720 shares owned of record by a trust of which Mr. Archer is a trustee.
/4/ Includes 51,884 shares owned of record by a trust of which Messrs. Lund and Oneal are trustees, as to which shares they disclaim beneficial ownership.
/5/ Includes 3,782 shares owned of record by a trust of which Mr. Lund is the trustee and beneficiary.
/6/  Includes 7,000 stock options exercisable within 60 days of October   ,
     1999.
/7/ Includes 30,816 shares owned of record by a trust of which Dr. Shen is a trustee and beneficiary.
/8/ Includes 33,503 shares owned of record by a trust of which Mr. Vandeweghe is a trustee.
/9/ Includes 58,081 shares held in the SJNB Cash or Deferred Profit Sharing Plan (the "401(k)") of which Messrs. Kenny, Blakeslee and Charpiot are trustees and beneficiaries and with regard to which shares Messrs. Kenny, Blakeslee and Charpiot have sole or shared voting power. Messrs. Kenny, Blakeslee and Charpiot disclaim beneficial ownership of the 401(k) shares, other than such shares allocated to their respective personal accounts in the 401(k): 4,359, 3,336 and 2,350, respectively.
/10/ Includes 29,800 stock options exercisable within 60 days of October _,
     1999.
/11/ Includes 22,400 stock options exercisable within 60 days of October   ,
/12/ Includes 16,560 stock options exercisable within 60 days of October   ,
     1999.
/13/ Includes 6,466 shares owned of record by a trust of which Mr. Charpiot is a trustee.
/14/ Includes 13,400 stock options exercisable within 60 days of October   ,
     1999.
/15/ Includes 12,000 stock options exercisable within 60 days of October   ,
     1999.
/16/ Includes 182,160 stock options exercisable within 60 days of October   ,
     1999.

Saratoga. At the close of business on the record date, directors and executive officers of Saratoga and their affiliates beneficially owned and were entitled to vote approximately 565,513 shares of Saratoga common stock, which represented approximately 30.18% of the shares of Saratoga common stock outstanding on that date. Each of those directors and executive officers has agreed to vote, or cause to be voted, the Saratoga common stock owned by him or her FOR approval of the merger agreement at Saratoga's special meeting. See "The Merger--Interests of Saratoga Officers and Directors in the Merger."

     As of the record date, the directors and executive officers of Saratoga beneficially owned shares of Saratoga common stock as described in the following table. Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The address for beneficial owners, all of whom are incumbent directors and officers of Saratoga and Saratoga National Bank, is the address of Saratoga, 12000 Saratoga-Sunnyvale Road, Saratoga, California 95070.

Name and Address of                                    Amount and Nature of
Beneficial Owner           Position                    Beneficial Ownership         Percent of Class/1/
-------------------        --------                    --------------------         --------------------
Victor E. Aboukhater       Director                     52,492/2/                   3.24
Rogert G. Egan             Director                     57,547/3/                   3.55
William D. Kron            Director                     48,955/4/                   3.03
Earl L. Lanna              Sr. Vice President, Sr.      31,704/5/                   1.96
                           Loan Officer of Saratoga
                           National Bank
John F. Lynch, III         Director                     54,209/6/                   3.35
V. Ronald Mancuso          Director                    109,475/7/                   6.76
Richard L. Mount           Chairman, President and     176,034/8/                  10.67
                           Chief Executive Officer
Mary Page Rourke           Treasurer, Sr. Vice          35,004/9/                   2.17
                           President and Chief
                           Financial Officer of
                           Saratoga National Bank
All directors and executive officers as a group (8     565,513/10/                 30.18
 persons)

________________________
/1/     Includes stock options exercisable within 60 days of October   , 1999.
/2/     Includes 32,875 stock options exercisable within 60 days of October   ,
        1999.
/3/     Includes 32,875 stock options exercisable within 60 days of October   ,
        1999.
/4/     Includes 32,875 stock options exercisable within 60 days of October   ,
        1999.
/5/     Includes 30,042 stock options exercisable within 60 days of October   ,
        1999.
/6/     Includes 826 shares of common stock owned by Joan Lynch, his wife, and
        32,875 stock options exercisable within 60 days of October   , 1999.
/7/ Includes 2,237 shares owned by Merrill Lynch as custodian for the V. Ronald Mancuso IRA, and 32,875 stock options exercisable within 60 days
        of October   , 1999.
/8/ Includes 412 shares of common stock owned by Branda Mount, a minor daughter, under the UTMA, Richard L. Mount, Custodian and 62,875 stock
        options exercisable within 60 days of October   , 1999.
/9/     Includes 30,042 stock options exercisable within 60 days of October   ,
        1999.
/10/ Includes 287,334 stock options exercisable within 60 days of October , 1999.

Voting of Proxies


     Submitting Proxies. SJNB and Saratoga shareholders may vote their shares in person by attending their respective special meeting or vote their shares by proxy by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage pre-paid envelope. IF A WRITTEN PROXY CARD IS SIGNED BY A SHAREHOLDER AND RETURNED WITHOUT INSTRUCTIONS, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE PROPOSALS PRESENTED AT SJNB'S SPECIAL MEETING OR FOR THE PROPOSALS PRESENTED AT SARATOGA'S SPECIAL MEETING, AS APPLICABLE. SJNB and Saratoga shareholders whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) must either direct the recordholder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at their respective special meeting.

     Revoking Proxies. SJNB and Saratoga shareholders of record may revoke their proxies at any time before the time their proxies are voted at SJNB's special meeting or Saratoga's special meeting, respectively. Proxies may be revoked by written notice, including by telegram or telecopy, to the Corporate Secretary of SJNB or Saratoga, as applicable, by a later-dated proxy signed and returned by mail or by attending SJNB's special meeting or Saratoga's special meeting, as applicable, and voting in person. Attendance at SJNB's special meeting or Saratoga's special meeting will not in and of itself constitute a revocation of a proxy. The shareholder must inform the secretary at the special meeting, prior to the vote, that he or she wants to revoke his or her proxy and vote in person. Any written notice of a revocation of a proxy must be sent so as to be delivered before the taking of the vote at the applicable special meeting as follows:

For SJNB Shareholders, to:              For Saratoga Shareholders, to:

SJNB Financial Corp.                    Saratoga Bancorp
One North Market Street                 12000 Saratoga-Sunnyvale Road
San Jose, California 95113              Saratoga, California 95070

     Abstentions and Broker Non-Votes. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum at each of SJNB's special meeting and Saratoga's special meeting. Abstentions and broker non-votes (as described below) will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, Inc., brokers or members who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote those shares with respect to the approval of the merger agreement in the absence of specific instructions from such customers. We refer to these as "broker non-votes". Abstentions and broker non-votes will have the same effect as a vote against the merger agreement at either the SJNB special meeting or the Saratoga special meeting, as applicable. Abstentions and broker non-votes will not, however, have the effect of establishing dissenters' rights of SJNB shareholders. See "Dissenters' Rights of Appraisal--Appraisal Rights of SJNB Shareholders."

     If any other matters are properly presented for consideration at SJNB's special meeting, in the case of the SJNB shareholders, or at Saratoga's special meeting, in the case of the Saratoga shareholders, the persons named in the enclosed form of proxy will have discretion to vote or not vote on those matters in accordance with their best judgment, unless authorization to use that discretion is withheld. If a proposal to adjourn SJNB's special meeting or Saratoga's special meeting is properly presented, however, the persons named in the enclosed form of proxy will not have discretion to vote in favor of the adjournment proposal any shares which have been voted against the proposal(s) to be presented at the respective special meetings.

     Neither SJNB nor Saratoga is aware of any matters expected to be presented at its respective special meeting other than as described in their respective notice of special meeting. The cost of solicitation of proxies will be paid by SJNB and Saratoga, as applicable. In addition to solicitation by mail, the directors, officers and employees of SJNB and Saratoga may also solicit proxies from shareholders by telephone, facsimile, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners; and SJNB or Saratoga, as the case may be, will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing. Neither SJNB nor Saratoga has retained a proxy solicitor. In the event SJNB and Saratoga jointly retain a proxy solicitor to aid in the solicitation of proxies and to verify certain records related to the solicitations, such proxy solicitor will receive a fee not exceeding $10,000 as compensation for its services and reimbursement for its related out-of-pocket expenses.

     Shareholders who submit proxy cards should not send in any stock certificates with their proxy cards. A letter of transmittal with instructions for the surrender of certificates representing shares of Saratoga common stock will be mailed by SJNB to former Saratoga shareholders shortly after the merger is completed. See "The Merger--Exchange of Saratoga Stock Certificates; Fractional Interests."

     Recommendation of the SJNB Board of Directors and Saratoga Board of Directors. Each of the SJNB Board of Directors and Saratoga Board of Directors has unanimously approved the merger described above and unanimously recommends that their respective shareholders vote FOR the merger at their respective special meetings.

               INFORMATION ABOUT SJNB AND SAN JOSE NATIONAL BANK

     SJNB is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). SJNB was incorporated under the laws of the State of California on April 18, 1983. Its principal office is located at One North Market Street, San Jose, California 95113, and its telephone number is
(408) 947-7562.

     SJNB owns 100% of the issued and outstanding common shares of San Jose National Bank. San Jose National Bank was incorporated on November 23, 1981 and commenced business in San Jose, California, on June 10, 1982. SJNB acquired Business Bancorp and its wholly-owned subsidiary, California Business Bank, on October 1, 1994. Operations of SJNB and Business Bancorp were consolidated into a single location at One North Market Street, San Jose, California 95113. San Jose National Bank engages in the general commercial banking business with special emphasis on the banking needs of the business and professional communities in San Jose and the surrounding areas.

     On January 2, 1996, San Jose National Bank acquired Astra Financial Corp. for approximately $760,000. Its business was merged into the Bank's Financial Services Division, by adding approximately $1.9 million of factored receivables. Astra Financial Corp. was liquidated on January 5, 1996, and its assets were transferred to San Jose National Bank. San Jose National Bank's Financial Services Division is located at 95 South Market Street, San Jose, California 95113. On May 22, 1998, SJNB acquired all of the stock of a private company, Epic Funding Corporation ("Epic"), pursuant to a definitive agreement dated April 13, 1998. In connection with the acquisition, which was structured as a tax-free reorganization, SJNB issued 12,223 shares of its common stock and paid $110,000 to Epic's sole shareholder in exchange for all of Epic's outstanding stock. The total purchase price for Epic was $611,000, while Epic's net equity was $28,000. Goodwill amounted to $759,000, including certain expenses of the transaction. Epic provides direct and vendor lease programs and accounts receivable financing to manufacturers and equipment users throughout California and across parts of the United States. Epic is now a wholly-owned subsidiary of San Jose National Bank. Epic's office is located in Danville, California, together with a small de novo branch of San Jose National Bank at the same facility which opened July 1, 1998.

     San Jose National Bank accepts checking and savings deposits, offers money market deposit accounts and certificates of deposit, makes secured and unsecured commercial and other installment and term loans and offers other customary banking services. San Jose National Bank offers banking services generally, but it places primary emphasis on lending for real estate purposes and specialized lending to businesses and professionals. Loans for real estate purposes include term financing for commercial facilities and real estate construction loans mainly for residential and commercial properties. Loans to businesses and professionals include accounts receivable financing, equipment financing, commercial loans, SBA loans and letters of credit. SJNB provides commercial banking, factoring and leasing services principally through San Jose National Bank, San Jose National Bank's Financial Services Division and Epic. Although San Jose National Bank has neither a trust nor an international banking department, it has arranged to provide these services through its correspondent banks. As a bank holding company, SJNB is authorized to engage in the activities permitted under the BHC Act and regulations thereunder.

             INFORMATION ABOUT SARATOGA AND SARATOGA NATIONAL BANK

     Saratoga is a bank holding company registered under the BHC Act. Saratoga's principal asset is the common stock of Saratoga National Bank, a national banking association organized under the laws of the United States and the wholly-owned and sole subsidiary of Saratoga. Saratoga itself does not engage in any business activities other than the ownership of Saratoga National Bank and investment of its available funds. Saratoga was incorporated in California on December 8, 1981. Saratoga National Bank commenced operations on November 8, 1982. Saratoga National Bank conducts a commercial and retail banking business, which includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans, and provides a variety of banking services to businesses, governmental units and individuals. It also offers installment note collections, issues cashier's checks, sells traveler's checks and provides other customary banking services. Saratoga National Bank's deposits are insured by the FDIC up to the legal limits thereupon. Saratoga National Bank does not offer trust services or international banking services and does not plan to do so in the near future. As a bank holding company, Saratoga is authorized to engage in the activities permitted under the BHC Act and regulations thereunder.

                                  THE MERGER

Background of the Merger

     The following is a brief description of the events that resulted in the execution of the Agreement and Plan of Merger dated as of August 27, 1999 among SJNB, Saratoga and Saratoga National Bank.

     On June 29, 1998, First Security Van Kasper was engaged by Saratoga to act as its exclusive financial advisor to render advice concerning possible strategic alternatives designed to maximize shareholder value. Thereafter, the Saratoga Board of Directors considered various strategic alternatives with the assistance of First Security Van Kasper, including the possibility of a business combination.

     After considering such alternatives, preliminary discussion with SJNB and another financial institution resulted in execution of confidentiality agreements on or about July 28, 1998 pursuant to which certain information regarding Saratoga and Saratoga National Bank was provided to SJNB and the other institution. Discussions followed between the respective parties to the confidentiality agreements to evaluate the information provided and whether a business combination could be structured that would meet the objectives of the Saratoga Board of Directors. In the case of SJNB, discussions continued from time to time after the date of execution of the confidentiality agreement until late in the fourth quarter of 1998, when the discussions with SJNB and the other institution terminated, primarily because the Saratoga Board of Directors was not satisfied that a business combination could be structured which maximized shareholder value consistent with its objectives compared to Saratoga's independent business plan.

     In the first quarter of 1999, the Saratoga Board of Directors continued its review of Saratoga's business plan and year-end 1998 results of operations. The Board determined to reinitiate discussions with SJNB and to preliminarily explore the prospects for a strategic business combination with three other institutions which had not previously been contacted. On May 20, 1999, SJNB contacted Saratoga and expressed interest in further discussions regarding a possible business combination. Confidentiality agreements were executed with the three other institutions, but a satisfactory business combination proposal did not result from discussions with those institutions and the Saratoga Board of Directors determined to continue discussions solely with SJNB.

     The parties commenced their respective due diligence examinations on June 23, 1999, in the case of Saratoga, and June 22, 1999 in the case of SJNB. At its regularly scheduled meeting held on June 23, 1999, the Board of Directors of SJNB discussed and unanimously approved changes to certain significant terms of the proposed business combination in order to try to satisfy the objectives of Saratoga. Immediately following such meeting, SJNB contacted Saratoga, amended certain terms of its proposal and proposed additional terms for a business combination. On June 25, 1999, a draft merger agreement, together with a draft stock option agreement and other ancillary agreements, were distributed to Saratoga and its legal and financial advisors. The draft merger agreement contemplated a transaction structure whereby Saratoga National Bank would remain a separate subsidiary in a multi-bank holding company. Following further discussions among Saratoga, SJNB and their respective advisors, a revised draft definitive merger agreement and related agreements were presented to the Boards of Directors of Saratoga and Saratoga National Bank for review at a joint special meeting held on July 23, 1999. Thereafter, Saratoga and SJNB, and their respective advisors continued negotiations regarding various merger issues reflected in the draft merger agreement and related agreements.

     On July 28, 1999, a draft definitive merger agreement, together with the draft stock option agreement and related ancillary agreements, were presented to the Board of Directors of SJNB for review. At such meeting, the Board concluded that a single-bank (rather than a multi-bank) holding company structure was required to better realize its business objectives. As a result, the SJNB Board of Directors instructed its management to try to restructure the transaction to provide for the merger of San Jose National Bank and Saratoga National Bank.

     A revised draft definitive merger agreement, together with the draft stock option agreement and related ancillary agreements, were presented to the Boards of Directors of Saratoga and Saratoga National Bank for review at a joint special meeting held on July 29, 1999. Various matters requiring resolution (including the change to a single-bank holding company structure) resulted in further negotiations. Further revised versions of the agreements were prepared and presented to the Boards of Directors of Saratoga and Saratoga National Bank for review at joint special meetings held on August 17 and August 26, 1999. Following review of certain matters requiring further negotiation during a joint special meeting held in the morning of August 27, 1999, and negotiation of those matters during the day, the Boards of Directors of Saratoga and Saratoga National Bank again reviewed the status of negotiations during a joint special meeting held in the late afternoon of August 27, 1999, and authorized management to execute the merger agreement and the stock option agreement. The merger agreement was executed by SJNB, Saratoga and Saratoga National Bank, and the stock option agreement was executed by SJNB and Saratoga in the evening of August 27, 1999.

     Annex A to the joint proxy statement/prospectus contains a copy of the merger agreement, which agreement is incorporated by reference herein.

     See "--Reasons for the Merger; Recommendations of the Boards of Directors" and "--Opinion of Saratoga's Financial Advisor" below.

Reasons for the Merger; Recommendations of the Boards of Directors

     SJNB. The strategy of the board of directors of SJNB for enhancing long-term value for SJNB shareholders recognizes that further consolidation will occur in the banking and financial services industry in the United States and that SJNB must be in a position to take advantage of this change. Pursuant to this strategy, management of SJNB, at the direction of the board of directors of SJNB, continually explores and evaluates acquisition opportunities, such as the merger of Saratoga with and into SJNB.

     In reaching the conclusion that the merger of Saratoga with and into SJNB is fair to and in the best interests of the shareholders of SJNB, the board of directors of SJNB considered numerous factors, including the following:

     (1) The board of directors' familiarity with and review of Saratoga's business, results of operations, prospects and financial condition and the willingness of the board of directors of Saratoga to consider a merger with SJNB;

     (2) Economic conditions and prospects for the markets in which SJNB and Saratoga operate, and competitive pressures in the financial services industry in general and the banking industry in particular;

     (3) The enhancement of SJNB's competitiveness and its ability to serve its customers, depositors, creditors, other constituents and the communities in which it operates as a result of a business combination with another California bank holding company, such as Saratoga;

     (4) Information concerning the business, results of operations, asset quality and financial condition of SJNB and Saratoga on a stand-alone and combined basis, and the future growth prospects of SJNB and Saratoga following the merger. In this regard, the board of directors of SJNB gave consideration to the results of the initial review conducted by SJNB's management with respect to Saratoga's business and operations, including, in particular, its asset quality and certain related conditions in the merger agreement. Such review included an assessment of the opportunities to achieve increased market penetration in its existing market and to expand into Saratoga's market area in California;

     (5) The possibility of achieving cost savings and operational synergies which the management of SJNB believes may be achieved as a result of the merger through the elimination of duplicative efforts;

     (6) An assessment that, in the current economic environment, expansion through acquisition of another financial institution is most economically advantageous to SJNB's shareholders when compared to other alternatives such as de novo branch openings or branch acquisitions;

     (7) The geographic and business fit of SJNB and Saratoga and the complementary nature of their respective businesses;

     (8) Information with respect to historical trading ranges and multiples for SJNB common stock and Saratoga common stock, and possible trading ranges and multiples for each on a stand-alone basis and for the two companies on a combined basis and the evaluation by the board of directors of SJNB of the financial terms of the merger and their effect on the shareholders of SJNB and the belief of the SJNB board of directors that such terms are fair to SJNB and its shareholders;

     (9) The expectation that for federal income tax purposes the merger will constitute a tax-free reorganization to SJNB and its subsidiaries;

     (10) The expectation that the merger will be accounted for under the pooling of interests method of accounting;

     (11) The terms and conditions of the merger agreement and the related agreements;

     (12) The likelihood of the merger being approved by the appropriate regulatory authorities; and

     (13) The structure of the merger and the resulting corporate entities.

     The board of directors of SJNB did not assign any relative or specific weights to the factors considered and individual directors may have assigned different weights to the above factors.

     The board of directors of SJNB unanimously recommends that the merger agreement, the related agreements, the transactions contemplated thereby and the issuance of SJNB common stock in connection therewith, be approved by the SJNB shareholders.

     Saratoga. The board of directors of Saratoga believes that the merger is fair to and in the best interests of the shareholders of Saratoga. In reaching their conclusion to approve the merger, the board of directors of Saratoga considered numerous factors, including the following:

     (1) The Saratoga board of directors' review of the provisions of the merger agreement and related agreements and the transactions contemplated by those agreements with First Security Van Kasper and with legal advisors and, as applicable, accounting advisors, to Saratoga and Saratoga National Bank;

     (2) The opinion of First Security Van Kasper that the terms of the merger are fair, from a financial point of view, to Saratoga shareholders; in this regard, the board of directors considered the premium represented by the consideration offered to Saratoga shareholders in relation to the book value per share of Saratoga common stock;

     (3) The fact that the merger is expected to be tax-deferred for federal income tax purposes to the holders of Saratoga common stock, other than in respect of cash paid in lieu of fractional shares and cash paid upon exercise, if any, of dissenters' rights;

     (4)  The market liquidity and dividend history of SJNB common stock;

     (5)  The current financial condition and prospects of SJNB;

     (6) The current financial condition and prospects of Saratoga and Saratoga National Bank;

     (7) The current and prospective economic and regulatory environment, burdens and constraints affecting banking organizations and commercial banks such as Saratoga and Saratoga National Bank and the changing competitive environment for banking services; and

     (8) The probable impact of the merger on customers and employees and the communities served by Saratoga and Saratoga National Bank.

     The board of directors of Saratoga did not assign relative weights to the factors above or determine that any factor was of particular importance. Rather, the Saratoga board made recommendations based on the totality of the information presented to and considered by them.

     The board of directors of Saratoga unanimously recommends that the merger agreement and related agreements and the transactions contemplated by those agreements, including the merger of Saratoga into SJNB, be approved by the Saratoga shareholders.

Opinion of Saratoga's Financial Advisor

     Saratoga engaged First Security Van Kasper in June 1998 to act as its exclusive financial advisor in connection with the merger. First Security Van Kasper agreed to assist Saratoga in analyzing strategic alternatives to maximize shareholder value, including structuring, negotiating and effecting a satisfactory business combination transaction with another bank holding company. Saratoga selected First Security Van Kasper because First Security Van Kasper is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Saratoga and its business. As part of its investment banking business, First Security Van Kasper is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

     A representative of First Security Van Kasper attended a joint special meeting of the boards of directors of Saratoga and Saratoga National Bank held on August 27, 1999 at which the boards considered and approved the merger agreement. At the August 27 meeting, First Security Van Kasper rendered an oral opinion that, as of that date, the exchange ratio was fair to Saratoga and its shareholders from a financial point of view. That opinion was reconfirmed in writing as of the date of this proxy statement/prospectus.

     The full text of First Security Van Kasper's written opinion dated the date of this proxy statement/prospectus is attached as Annex C hereto and is incorporated herein by reference.

     Saratoga shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by First Security Van Kasper.

     First Security Van Kasper's opinion is directed to the Saratoga board of directors and addresses only the exchange ratio of 0.70 shares of SJNB common stock for each share of Saratoga common stock. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any shareholder as to how the shareholder should vote at the special meeting with respect to the merger or any matter related thereto.

     In rendering its opinion, First Security Van Kasper:

     .    reviewed, among other things,

          (1)  the merger agreement,

          (2) Annual Reports to shareholders and Annual Reports on Form 10-K of SJNB,

          (3) Annual Reports to shareholders and Annual Reports on Form 10-K of Saratoga,

          (4)  Quarterly Reports on Form 10-Q of SJNB,

          (5)  Quarterly Reports on Form 10-Q of Saratoga, and

          (6) Certain internal financial analyses and forecasts for Saratoga and SJNB prepared by their respective managements;

     . held discussions with members of senior management of Saratoga and SJNB regarding their respective

          (1)  past and current business operations,

          (2)  regulatory relationships,

          (3)  financial condition, and

          (4)  future prospects of the respective companies;

     . compared certain financial and stock market information for SJNB and Saratoga with similar information for certain other companies with publicly traded securities;

     . reviewed the financial terms of certain recent business combinations in the banking industry; and

     .    performed other studies and analyses that it considered appropriate.

     In conducting its review and arriving at its opinion, First Security Van Kasper relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available. First Security Van Kasper did not attempt to verify such information independently. First Security Van Kasper relied upon the management of SJNB and Saratoga as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to First Security Van Kasper. First Security Van Kasper assumed that those forecasts and projections reflected the best available estimates and judgments of SJNB and Saratoga management. First Security Van Kasper also assumed, without independent verification, that the aggregate allowances for loan losses for SJNB and Saratoga are adequate to cover loan losses. First Security Van Kasper did not make or obtain any evaluations or appraisals of the property of SJNB or Saratoga, and First Security Van Kasper did not examine any individual credit files.

     The projections furnished to First Security Van Kasper and used by it in certain of its analyses were prepared by the senior management of each of Saratoga and SJNB. Neither Saratoga nor SJNB publicly discloses internal management projections of the type provided to First Security Van Kasper in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including factors related to general economic and competitive conditions. ACCORDINGLY, ACTUAL RESULTS COULD VARY SIGNIFICANTLY FROM THOSE SET FORTH IN THE PROJECTIONS.

     The following is a summary of the material analyses performed by First Security Van Kasper related to the oral opinion rendered to Saratoga's board of directors on August 27, 1999.

     Transaction Summary. First Security Van Kasper calculated the merger consideration to be paid pursuant to the exchange ratio as a multiple of Saratoga's book value, actual earnings for the twelve months ended June 30, 1999 and 1999 estimated earnings. This computation was based on Saratoga's earnings per share of $1.13 for the twelve months ended June 30, 1999 and Saratoga's estimated earnings per share of $1.26 in 1999, and an exchange ratio of 0.70 SJNB shares for each Saratoga share. Based on those assumptions and a closing SJNB stock price of $33.25, this analysis indicated that Saratoga shareholders would receive shares of SJNB common stock worth $23.275 for each share of Saratoga common stock held, and that this amount would represent a multiple of
2.49 times book value per share, 20.60 times earnings for the twelve months ended June 30, 1999 and 18.47 times estimated 1999 earnings per share.

     Discounted Cash Flow Analysis. First Security Van Kasper estimated the present value of future cash flows that would accrue to a holder of a share of Saratoga common stock assuming that the shareholder held the stock for five years and then sold it. The analysis was based on earnings forecasts prepared by Saratoga management on a stand-alone, independent basis for the year 1999 and annual net income growth rates from 10.0% to 15.0% for the years 2000 through 2003. A 16% dividend payout ratio was assumed for Saratoga through the year 2003. An estimated year 2003 year-end stock price was estimated by multiplying the projected annual earnings by earnings multiples ranging from 12 to 18 times. The estimated stock price for each year and the estimated dividends were discounted at rates from 12% to 16%. These rates were selected because, in First Security Van Kasper's experience, they represent the risk-adjusted rates of return that investors in securities such as the common stock of Saratoga would require. On the basis of these assumptions, First Security Van Kasper calculated a range of present values ranging from $11.34 to $23.50. These values were compared to the offer from SJNB which, at August 27, 1999, represented a value of $23.275.

     The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Saratoga common stock.

     Selected Transaction Analysis. First Security Van Kasper reviewed certain financial data related to a set of comparable bank merger transactions with announced values between $30 million and $50 million since December 31, 1998.

     First Security Van Kasper compared multiples of price to various factors for the SJNB-Saratoga merger to the same multiples for the comparable group's mergers at the times those mergers were announced. The results were as follows:

                                                 Multiple of Price to Factor
                                                 ---------------------------
               Comparable                                           SJNB-Saratoga
            Factor Considered                Group Average             Merger
            -----------------                -------------             ------
Trailing 12 Months Earnings                         21.79x             20.60x
Estimated Tangible Book Value                        2.34x              2.49x
Tangible Book Premium to Core Deposits Value        17.44x             32.53x

     No company or transaction used as a comparison in the above analysis is identical to SJNB, Saratoga or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

     Selected Peer Group Analysis. First Security Van Kasper compared the financial performance and market performance of SJNB to those of a group of comparable banks and bank holding companies. The companies in the peer group were Western regional banks that had total assets ranging from $250 million to $750 million. The comparisons were based on:

     .    various financial measures, including:

          (1)  earnings performance,

          (2)  operating efficiency,

          (3)  capital adequacy, and

          (4)  asset quality; and

     .    various measures of market performance, including:

          (1)  market/book values,

          (2)  price to earnings, and

          (3)  dividend yields.

     To perform this analysis, First Security Van Kasper used the financial information as of and for the 12 months ended June 30, 1999 and market price information as of August 27, 1999.

     First Security Van Kasper's analysis showed the following concerning SJNB's financial performance:

          Performance Measure                SJNB              Peer Group
          -------------------                ----              ----------
Return on Equity                              15.60%             12.03%
Return on Assets                               1.50               1.17
Net Interest Margin                            6.23               4.69
Efficiency Ratio                              54.23              62.11
Leverage Ratio                                 8.09               9.26
Non-Performing Assets to Total Assets          0.10               0.82
Loan Loss Reserve to Nonperforming Assets  1,200.01             276.34

     First Security Van Kasper's analysis showed the following concerning SJNB's market performance:

          Performance Measure                SJNB              Peer Group
          -------------------                ----              ----------
Price to Earnings Multiple, based on latest
  12 months earnings                         15.76x              16.94x
Price to Earnings Multiple, based on 1999
  estimated earnings                         14.46x              15.03x
Price to Tangible Book Value Multiple         2.58x               2.00x
Dividend Yield                                1.68%               2.04%

     For purposes of the above calculations, all earnings estimates are based upon the First Security Van Kasper estimates for SJNB.

     Contribution Analysis. First Security Van Kasper analyzed the relative contribution of each of SJNB and Saratoga to certain pro forma balance sheet and income statement items of the combined entity. The contribution analysis showed:

Saratoga Contribution To:
  Combined Common Equity......................................   33.09%
  Combined 1999 Estimated Net Income without Cost Savings.....   28.32
  Combined Total Assets.......................................   26.90
Saratoga Estimated Pro Forma Ownership........................   35.23

     First Security Van Kasper compared the relative contribution of the balance sheet and income statement items with the estimated pro forma ownership for Saratoga shareholders based on an exchange ratio of 0.70.

     Other Analyses. First Security Van Kasper reviewed the relative financial and market performance of Saratoga and SJNB to a variety of relevant industry peer groups and indices. First

Security Van Kasper also reviewed earnings estimates, balance sheet composition, historical stock performance and other financial data for SJNB.

     In connection with its opinion dated as of the date of this proxy statement/prospectus, First Security Van Kasper performed procedures to update, as necessary, certain of the analyses described above. First Security Van Kasper reviewed the assumptions on which the analyses described above were based and the factors considered in connection therewith. First Security Van Kasper did not perform any analyses in addition to those described above in updating its August 27, 1999 oral opinion.

     First Security Van Kasper. The Saratoga board of directors has retained First Security Van Kasper as an independent contractor to act as financial adviser to Saratoga regarding the merger. As part of its investment banking business, First Security Van Kasper is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. First Security Van Kasper has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, First Security Van Kasper may, from time to time, purchase securities from, and sell securities to, Saratoga and SJNB. As a market maker in securities, First Security Van Kasper may from time to time have a long or short position in, and buy or sell, debt or equity securities of Saratoga and SJNB for First Security Van Kasper's own account and for the accounts of its customers.

     Saratoga and First Security Van Kasper have entered into an agreement relating to the services to be provided by First Security Van Kasper in connection with the merger. Saratoga has agreed to pay First Security Van Kasper
(1) $50,000 payable on the announcement by Saratoga of a definitive agreement to enter into a combination transaction; and (2) an additional fee equal to 1.40% of the aggregate consideration offered in exchange for the outstanding shares of common stock of Saratoga in the merger, payable at the time of closing. Pursuant to the First Security Van Kasper engagement agreement, Saratoga also agreed to reimburse First Security Van Kasper for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify First Security Van Kasper against certain liabilities, including liabilities under the federal securities laws.

Opinion of SJNB's Financial Advisor

     By letter agreement dated as of September 20, 1999, SJNB retained Sandler O'Neill as an independent financial advisor to render an opinion as to the fairness, from a financial point of view, of the exchange ratio to the shareholders of SJNB. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. Sandler O'Neill did not act as SJNB's financial advisor in connection with its determination to engage in the merger and did not participate in the negotiation of the exchange ratio or the merger agreement.

     Sandler O'Neill has delivered to the SJNB board its written opinion, dated as of the date of this joint proxy statement/prospectus, that as of such date, the exchange ratio was fair to the shareholders of SJNB from a financial point of view. The full text of Sandler O'Neill's opinion is attached as Annex D to this Joint Proxy Statement/Prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering the opinion. The opinion is incorporated by reference into this description and this description is qualified in its entirety by reference to the opinion. SJNB shareholders are urged to read the opinion carefully in connection with their consideration of the proposed merger.

     Sandler O'Neill's opinion was directed to the SJNB board for its information and is directed only to the fairness, from a financial point of view, of the exchange ratio to the shareholders of SJNB. It does not address the underlying business decision of SJNB to engage in the merger or any other aspect of the merger and is not a recommendation to any SJNB shareholder as to how such shareholder should vote at the Special Meeting with respect to the merger or any other related matter.

     In rendering its opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting only certain factors and analyses, or attempting to ascribe relative weights to some or all factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to SJNB or Saratoga and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of SJNB and Saratoga and the companies to which they are being compared.

     The earnings projections for SJNB and Saratoga relied upon by Sandler O'Neill in its analyses were reviewed with management and were based upon internal projections of SJNB and Saratoga for the years ending December 31, 1999 and 2000. Based on discussions with SJNB management, for periods after 2000 Sandler O'Neill assumed an annual growth rate on earning assets of approximately 13% for SJNB and approximately 16% for Saratoga. The 1999 and 2000 earnings projections furnished to Sandler O'Neill were prepared by the senior managements of SJNB and Saratoga for internal purposes only and not with a view towards public disclosure. Those projections were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.

     In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of SJNB, Saratoga and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the SJNB Board. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of SJNB common stock or Saratoga common stock or the prices at which SJNB common stock or Saratoga common stock may be sold at any time.

     Summary of Proposal. Sandler O'Neill reviewed the financial terms of the proposed transaction. Based upon the closing price of SJNB common stock on August 27, 1999, Sandler O'Neill calculated an implied transaction value per share of Saratoga common stock of $23.28. The implied aggregate transaction value was approximately $42.9 million, based upon 1,844,270 fully diluted shares of Saratoga common stock outstanding, which was determined using the treasury stock method at the implied value of $23.28. Based upon Saratoga's June 30, 1999 financial information and the implied transaction value of $23.28 per share, Sandler O'Neill calculated the following ratios:

     Implied value/Book value                               2.49x
     Implied value/Tangible book value                      2.49x
     Implied value/Last twelve months' EPS                  20.6x
     Implied value/Projected 1999 EPS                       20.0x
     Implied value/Projected 2000 EPS                       19.1x

For purposes of Sandler O'Neill's analyses, earnings per share were based on fully diluted earnings per share. Sandler O'Neill noted that the implied transaction value represented a 22.5% premium over the August 27, 1999 closing price of Saratoga common stock of $19.00.

     Stock Trading History. Sandler O'Neill reviewed the history of the reported trading prices and volume of SJNB common stock and Saratoga common stock, and the relationship between the movements in the prices of SJNB common stock and Saratoga common stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the NASDAQ Bank Index and the median performance of a composite group of publicly traded regional commercial banks selected by Sandler O'Neill and listed below. During the one year period ended October 6, 1999, the SJNB common stock outperformed the NASDAQ Bank Index and the composite group while underperforming the Standard & Poor's 500 Index. During the one year period ended August 27, 1999, the Saratoga common stock outperformed the NASDAQ Bank Index and the composite group while underperforming the Standard & Poor's 500 Index.

     Comparable Company Analysis. Sandler O'Neill used publicly available information to compare selected financial and market trading information for SJNB and two groups of commercial banks selected by Sandler O'Neill. The Regional Group consisted of SJNB and the following 12 publicly traded regional commercial banks:

          Bank of the Sierra                    BYL Bancorp
          Cascade Bancorp                       City Bank
          Civic BanCorp                         Columbia Bancorp
          Foothill Independent Bancorp          Heritage Commerce Corp.
          Northern Empire Bancshares            Northrim Bank
          Redwood Empire Bancorp                United Security Bancorp.

The Highly Valued Group consisted of the following 10 publicly traded commercial banks that had a return on average equity (based on last twelve months' earnings) of greater than 16% and a price to tangible book value of greater than 230%:

          Boston Private Financial              Bryn Mawr Bank Corp.
          Camden National Corp.                 Cascade Bancorp
          City Bank                             Coast Bancorp
          Community West Bancshares             S.Y. Bancorp Inc.
          Summit Bancshares Inc.                Tompkins Trustco Inc.

The analysis compared publicly available financial information for SJNB and the median data for each of the Regional and Highly Valued Groups as of and for each of the years ended December 31, 1994 through 1998 and as of and for the twelve months ended June 30, 1999. The table below sets forth the comparative data as of and for the twelve months ended June 30, 1999.

                                    SJNB              Regional Group      Highly Valued Group
                                  --------            --------------      -------------------
Total assets                      $403,640              $403,640               $506,369
Annual growth rate
  of total assets                    17.81%                17.81%                 15.80%
Tangible equity/
  total assets                        7.49%                 8.10%                  8.40%
Intangible assets/
 total equity                        11.28%                 2.28%                  1.50%
Net loans/total assets               72.35%                72.35%                 67.89%
Cash & securities/
 total assets                        24.15%                22.12%                 26.91%
Gross loans/
 total deposits                      89.68%                86.77%                 88.69%
Total borrowings/
 total assets                         8.05%                 2.53%                  6.03%
Non-performing assets/
  total assets                         .10%                  .48%                   .57%
Loan loss reserve/
 gross loans                          1.66%                 1.56%                  1.40%
Net interest margin                   6.23%                 6.23%                  5.59%
Loan loss provision/
 average assets                       0.11%                  .36%                   .23%
Non-interest income/
 average assets                       0.29%                 1.04%                  1.97%
Non-interest expense/
 average assets                       3.44%                 4.18%                  3.90%
Efficiency ratio                     54.23%                58.15%                 53.62%
Return on average assets              1.50%                 1.47%                  1.74%
Return on average equity             15.60%                15.22%                 18.73%
Price/tangible book
  value per share                      238%                  216%                   277%
Price/earnings per share             14.51x                13.07x                 15.30x
Dividend yield                        1.83%                 1.83%                  1.56%
Dividend payout ratio                26.54%                17.01%                 23.55%

     Similarly, Sandler O'Neill used publicly available information to compare selected financial and market trading information for Saratoga and two groups of commercial banks listed below. The Regional Group consisted of Saratoga and the following 13 publicly traded regional commercial banks:

          Clovis Community Bank                 Community Bancorp Inc.
          Cowlitz Bancorp.                      EvergreenBank
          First American Bank                   First Coastal Bancshares
          First Financial Bancorp               Heritage Oaks Bancorp
          National Mercantile Bancorp           Northwest Bancorp.
          Sonoma Valley Bank                    Vineyard National Bancorp
          West Coast Bancorp

The Highly Valued Group consisted of the following seven publicly traded commercial banks that had a return on average equity (based on last twelve months' earnings) of greater than 16% and a price to tangible book value of greater than 190%:

          Borel Bank & Trust Co.                Bridge View Bancorp
          BWC Financial Corp.                   C&F Financial Corp.
          Coast Bancorp                         Community West Bancshares
          Resource Bankshares Corp.

The analysis compared publicly available financial information for Saratoga and the median data for each of the Regional and Highly Valued Groups as of and for each of the years ended December 31, 1994 through 1998 and as of and for the twelve months ended June 30, 1999. The table below sets forth the comparative data as of and for the twelve months ended June 30, 1999.

                            Saratoga     Regional Group     Highly Valued Group
                            --------     --------------     -------------------
Total assets                $148,558        $148,558              $288,290
Annual growth rate
  of total assets              13.34%           8.83%                13.32%
Tangible equity/
  total assets                 10.00%           7.63%                 9.58%
Intangible assets/
 total equity                    .00%            .00%                  .00%
Net loans/total assets         45.95%          57.94%                66.97%
Cash & securities/
 total assets                  46.58%          38.61%                30.70%
Gross loans/
 total deposits                63.01%          71.16%                76.59%
Total borrowings/
 total assets                  15.22%           2.62%                  .14%
Non-performing assets/
  total assets                   .00%            .69%                  .22%
Loan loss reserve/
 gross loans                    1.20%           1.52%                 1.35%
Net interest margin             4.18%           5.68%                 5.49%
Loan loss provision/
 average assets                  .07%            .15%                  .10%
Non-interest income/
 average assets                  .53%           1.09%                 1.68%
Non-interest expense/
 average assets                 2.24%           4.86%                 4.51%
Efficiency ratio               51.22%          77.61%                58.05%
Return on average assets        1.43%            .83%                 1.71%
Return on average equity       13.65%           9.31%                19.09%
Price/tangible book
  value per share                215%            146%                  233%
Price/earnings per share       17.65x          15.13x                13.57x
Dividend yield                   .99%            .00%                 1.58%
Dividend payout ratio          17.70%            .00%                23.62%

     Analysis of Selected Merger Transactions. Sandler O'Neill reviewed certain other transactions announced from January 1, 1999 to September 30, 1999 involving commercial banks as acquired institutions with transaction values greater than $15 million. Sandler O'Neill reviewed 110 transactions announced nationwide and 22 transactions in California. Sandler O'Neill reviewed the ratios of transaction value to last four quarters' earnings, transaction value to book value, transaction value to tangible book value, tangible book premium to core deposits, transaction value to total assets and premium to current market and computed high, low, mean and median ratios and premiums for the respective groups of transactions. These multiples were applied to Saratoga's financial information as of and for the twelve months ended June 30, 1999. As illustrated in the following table, Sandler O'Neill derived an imputed range of values per share of Saratoga common stock of $17.37 to $27.80 based upon the median multiples for nationwide transactions and $15.80 to $27.98 based upon the median multiples for California transactions.

                             Nationwide Transactions   California Transactions
                             -----------------------   -----------------------
-
                                Median      Implied       Median      Implied
                               Multiple      Value       Multiple      Value
                             -----------   ---------   -----------   ---------
Deal price/LTM EPS              21.5x        $24.20       21.1x        $23.81
Deal price/Book value           2.67x         24.96       2.55x         23.88
Deal price/Tangible
  book value                    2.88x         26.97       2.58x         24.12
Tangible book premium/
  Core deposits                 22.0%         20.79       20.8%         20.13
Deal price/Total assets         23.8%         19.51       23.4%         19.13
Deal price/Total deposits       28.8%         17.37       26.2%         15.80
Premium to market               39.9%         27.80       40.8%         27.98

     Discounted Dividend Stream and Terminal Value Analysis. Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of Saratoga through December 31, 2003 under various circumstances, assuming Saratoga's current dividend payout ratio and that Saratoga performed in accordance with the earnings forecasts reviewed with management. To approximate the terminal value of Saratoga common stock at December 31, 2003, Sandler O'Neill applied price/earnings multiples ranging from 10x to 26x and applied multiples of tangible book value ranging from 100% to 350%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Saratoga common stock. As illustrated in the following table, this analysis indicated an imputed range of values per share of Saratoga common stock of $10.96 to $34.70 when applying the price/earnings multiples and $8.77 to $34.85 when applying multiples of tangible book value.

                   Price/Earnings Multiples    Tangible Book Value Multiples
                   --------------------------  -----------------------------
Discount Rate           10x           26x          1.0x            3.5x
-------------      -------------  -----------  -------------  --------------
     9 %               $14.51        $34.70        $11.53         $34.85
     11                 13.19         31.46         10.50          31.60
     13                 12.01         28.57          9.59          28.71
     15                 10.96         26.00          8.77          26.13

     In connection with its analysis, Sandler O'Neill considered how the present value analysis would be affected by changes in the underlying assumptions, including variations with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expenses and dividend payout ratio. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

     Pro Forma Merger Analysis. Sandler O'Neill analyzed certain potential pro forma effects of the merger on SJNB, based upon the exchange ratio of 0.70, SJNB's and Saratoga's current and projected income statements and balance sheets, and assumptions regarding the economic environment, accounting and tax treatment of the merger, charges associated with the merger, operating efficiencies and other adjustments discussed with the senior management of SJNB and Saratoga. Sandler O'Neill's analysis did not include the potential impact of any earnings enhancements resulting from the merger. As illustrated in the following table, this analysis indicated that the merger would be dilutive to SJNB's projected earnings per share and tangible book value per share for the year ending December 31, 2000. The actual results achieved by SJNB may vary from projected results and the variations may be material.



        Year ending December 31, 2000               Stand-alone    Pro Forma
        -----------------------------               -----------    ---------
         Projected EPS                                  $ 2.81       $ 2.72
         Projected tangible book value                   16.43        16.16
         Projected dividend                                .63          .63
         Projected tangible equity/assets ratio           8.19%        8.47%

     Based on discussions with management, SJNB believes that the potential earnings dilution may be offset by, among other things: (1) an enhanced legal lending limit which will allow SJNB to enhance existing Saratoga lending relationships and allow the company to compete for larger relationships; (2) the ability to cross-sell products through the implementation of business development officers at Saratoga branch locations; (3) reduction in funding costs for the combined company through expansion of the Saratoga retail deposit base; (4) the ability to offer core banking and retail banking services to existing customers of SJNB; and (5) better service to existing SJNB customers and potential deposit generation on the west side of San Jose provided by the two new offices acquired as a result of the transaction. However, there can be no assurance as to when or if such earnings enhancements will be achieved.

     Contribution Analysis. Sandler O'Neill reviewed the relative contributions to be made by SJNB and Saratoga to the combined institution based on data at and for the twelve months ended June 30, 1999. This analysis indicated that the implied contributions to the combined entity were as follows:


                                  SJNB   Saratoga
                                  ----   --------
     Total assets                 73.1%      23.9%
     Total net loans              81.2       18.8
     Goodwill                    100.0       0.00
     Total deposits               75.1       24.9
     Total borrowings             59.0       41.0
     Tangible equity              67.1       32.9
     Total equity                 69.7       30.3
     LTM net income               72.3       27.7
     LQA net income               74.2       25.8
     Percentage of  pro forma     66.8       33.2
       shares owned(1)

-----------------
(1)  Determined using an exchange ratio of .70.

     In connection with rendering its opinion, Sandler O'Neill reviewed, among other things: (1) the merger agreement and exhibits thereto; (2) the Stock Option Agreement, dated August 27, 1999, between SJNB and Saratoga; (3) certain publicly available financial statements of SJNB and other historical financial information provided by SJNB that they deemed relevant; (4) certain publicly available financial statements of Saratoga and other historical financial information provided by Saratoga that they deemed relevant; (5) certain internal financial analyses and forecasts of SJNB prepared by and reviewed with management of SJNB and the views of senior management of SJNB, based on certain limited discussions with certain members of senior management, regarding SJNB's past and current business, financial condition, results of operations and future prospects; (6) certain internal financial analyses and forecasts of Saratoga prepared by and reviewed with management of Saratoga and the views of senior management of Saratoga, based on certain limited discussions with certain members of senior management, regarding Saratoga's past and current business, financial condition, results of operations and future prospects; (7) the pro forma impact of the merger on SJNB; (8) the publicly reported historical price and trading activity for SJNB's and Saratoga's common stock, including a comparison of certain financial and stock market information for SJNB and Saratoga with similar publicly available information for certain other companies the securities of which are publicly traded; (9) the financial terms of recent business combinations in the commercial banking industry, to the extent publicly available; (10) the current market environment generally and the banking environment in particular; and (11) such other information, financial studies, analyses and investigations and financial, economic and market criteria as they considered relevant.

     In performing its reviews and analyses, Sandler O'Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it, and Sandler O'Neill did not assume any responsibility or liability for independently verifying the accuracy or completeness of any of such information. Sandler O'Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of SJNB or Saratoga or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it has not made an independent evaluation of the adequacy of the allowance for loan losses of SJNB or Saratoga, nor has it reviewed any individual credit files relating to SJNB or Saratoga. With SJNB's consent, Sandler O'Neill has assumed that the respective allowances for loan losses for both SJNB and Saratoga are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Sandler O'Neill has not conducted any physical inspection of the properties or facilities of SJNB or Saratoga. With respect to all financial projections reviewed with each company's management and used by Sandler O'Neill in its analyses, Sandler O'Neill assumed that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of SJNB and Saratoga and that such performances will be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based.

     Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement are not waived. Sandler O'Neill also assumed, with SJNB's consent, that there has been no material change in SJNB's or Saratoga's assets, financial condition, results of operations, business or prospects since the date of the last publicly filed financial statements available to them, that SJNB and Saratoga will remain as going concerns for all periods relevant to its analyses, and that the merger will be accounted for as a pooling of interests and will qualify as a tax-free reorganization for federal income tax purposes.

     SJNB has agreed to pay Sandler O'Neill a fee of $50,000 for rendering its opinion. SJNB has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws. In the ordinary course of its business as a broker-dealer, Sandler O'Neill may also purchase securities from and sell securities to SJNB and Saratoga and may actively trade the equity or debt securities of SJNB and Saratoga and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Effective Date and Time of the Merger

     The merger agreement provides that the merger will be effective upon the date of the filing with the California Secretary of State of a duly executed agreement of merger and officers' certificates prescribed by Section 1103 of the California General Corporation Law, or at such time thereafter as is provided by mutual agreement in the merger agreement. The date and time on which the merger is effective as specified in the merger agreement is referred to in this document as the effective date and effective time, respectively. Although the parties have not adopted any formal timetable, it is presently anticipated that the merger will be consummated during December 1999, assuming all of the conditions set forth in the merger agreement are theretofore satisfied or waived.

Purchase Price and Potential Adjustments

     Each share of Saratoga common stock issued and outstanding prior to the effective time (other than shares as to which dissenters' rights have been perfected), shall be converted into the right to receive 0.70 of a share of SJNB common stock, plus cash in lieu of fractional shares. The exchange ratio is subject to adjustment under the following circumstances:

     . If SJNB changes (or establishes a record date for changing) the number of shares of SJNB common stock outstanding prior to the effective time as a result of an issuance of shares, recapitalization, merger, stock split, stock dividend or similar transaction, the exchange ratio will be proportionately adjusted to eliminate the effect of such event;

     . If, prior to the effective time, SJNB issues, sells or distributes a warrant, option or other instrument convertible into or exchangeable for any shares of SJNB common stock (collectively, "SJNB Instruments"), then (1) the exchange ratio will be proportionately adjusted to eliminate the effect of such event or (2) in the sole discretion of SJNB, SJNB will provide to holders of Saratoga common stock proportionately equivalent SJNB Instruments upon consummation of the merger; and

     . If Saratoga exercises its option to terminate the merger agreement because the average closing price of SJNB common stock for the 20 trading days ending five business days before the closing of the merger is less than $29.3590. In such case, during the five business day period beginning on the day after receipt of notice of election by Saratoga to terminate under this provision, SJNB may elect to adjust the exchange ratio of 0.70 to a number equal to the quotient of (1)
          29.3590 times the exchange ratio, divided by (2) the average SJNB closing price.

          No such adjustments to the exchange ratio will take place (1) in connection with the grant of options under SJNB's stock plan or with respect to a takeover proposal to which SJNB is a party or (2) in the event that SJNB takes any action to authorize, approve or adopt a shareholder rights plan as permitted by the merger agreement.

Conversion of Shares of Saratoga Common Stock

     At the effective time, by virtue of the merger and without any action on the part of the holders of Saratoga common stock, each issued and outstanding share of Saratoga common stock (other than dissenting and fractional shares) will be converted into the right to receive the per share consideration of SJNB common stock as discussed above. See "--Purchase Price and Potential Adjustments." All such shares of Saratoga common stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of SJNB common stock into which such shares of Saratoga common stock have been converted. Certificates previously representing shares of Saratoga common stock shall be exchanged for certificates representing whole shares of SJNB common stock issued in consideration therefor upon the surrender of such certificates. Cash will be paid in lieu of any fractional share of SJNB common stock. See "--Exchange of Saratoga Stock Certificates; Fractional Interests." From and after the effective date, the holders of certificates formerly representing shares of Saratoga common stock shall cease to have any rights with respect such shares.

Exchange of Saratoga Stock Certificates; Fractional Interests

     Prior to the effective date, SJNB has agreed to appoint U.S. Stock Transfer Corporation, or its successor as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of SJNB common stock, and at and after the effective date, SJNB will issue and deliver to the Exchange Agent certificates representing the shares of SJNB common stock, to be delivered to holders of shares of Saratoga common stock. As soon as practicable after the effective date, each holder of shares of Saratoga common stock, upon surrender to the exchange agent of one or more certificates for such shares of Saratoga common stock for cancellation, will be entitled to receive a certificate representing the number of shares of SJNB common stock into which such number of shares of Saratoga common stock will have been converted and a payment in cash with respect to fractional shares, if any.

     No dividends or other distributions of any kind which are declared payable to shareholders of record of the shares of SJNB common stock after the effective date will be paid to persons entitled to receive such certificates for shares of SJNB common stock until such persons surrender their certificates representing shares of Saratoga common stock. Upon surrender of certificates representing shares of Saratoga common stock, the holder thereof will be paid, without interest, any dividends or other distributions with respect to the shares of SJNB common stock as to which the record date and payment date occurred on or after the effective date and on or before the date of surrender.

     If any certificate for shares of SJNB common stock is to be issued in a name other than that in which the certificate for shares of Saratoga common stock surrendered in exchange therefor is registered, it will be a condition of such exchange that the person requesting such exchange will pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such shares of SJNB common stock in a name other than the registered holder of the certificate surrendered, or such persons will establish to the satisfaction of SJNB and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

     All dividends or distributions, and any cash to be paid in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing shares of Saratoga common stock and unclaimed at the end of one year from the effective date, will (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to SJNB, and after such time any holder of a certificate representing shares of Saratoga common stock who has not surrendered such certificate to the Exchange Agent will, subject to applicable law, look as a general creditor only to SJNB for payment or delivery of such shares of SJNB common stock and dividends or distributions or cash, as the case may be.

     No fractional shares of SJNB common stock will be issued to holders of shares of Saratoga common stock. In lieu thereof, each such holder entitled to a fraction of a share of SJNB common stock will receive, at the time of surrender of the certificate or certificates representing such holder's shares of Saratoga common stock, an amount in cash equal to the average price of SJNB common stock multiplied by the fraction of a share of SJNB common stock to which such holder otherwise would be entitled. The average price of SJNB common stock is calculated using the closing price of the SJNB common stock for the 20 trading days ending five business days before the closing. No such holder will be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of, a fractional share.

Treatment of Stock Options

     At the effective time, the obligations under the Saratoga stock option plan will be assumed by SJNB. At the effective time, options to purchase shares of Saratoga common stock issued pursuant to Saratoga's stock option plan that are outstanding will be converted, without any action on the part of the holders thereof, into options to acquire the number of shares of SJNB common stock the option holder would have received pursuant to the merger if he or she had exercised all of his or her options immediately prior to the effective date. The option exercise price will be adjusted to equal the exercise price per share for the options immediately prior to the merger divided by the exchange ratio of 0.70, as the exchange ratio may be adjusted. Except as noted above, each Saratoga stock option will otherwise continue on terms and conditions that are consistent with those that were applicable on the effective date.

Interests of Saratoga Officers and Directors in the Merger

     Saratoga directors and executive officers have interests in the merger in addition to their interests as Saratoga shareholders. The Saratoga board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement. See "Introduction--Share Ownership of Management."

     The directors and executive officers of Saratoga and three other Saratoga National Bank officer employees have Supplemental Compensation Agreements which provide lifetime annual income benefits to the respective participants and certain benefits upon retirement (age 62 or older) or early retirement (prior to attaining age 62), upon death or disability prior to retirement, or in the event employment or service is terminated prior to retirement. Upon a change in control of Saratoga or Saratoga National Bank, all of the benefits are fully vested. Based upon current projections, the annual benefit entitlement for Mr. Mount, Mr. Lanna and Ms. Rourke is approximately $82,000, $58,000 and $57,000, respectively, and the average annual benefit amount for non-employee directors is approximately $13,323.

     Mr. Mount has certain additional benefits consisting of (1) an Employment Agreement with Saratoga National Bank that provides for severance payments by Saratoga National Bank or its successor in the event of a change in control of Saratoga or Saratoga National Bank; (2) an Executive Benefits Agreement with Saratoga National Bank which provides certain insurance funded payments and a death benefit; and (3) the right pursuant to the merger agreement to receive payments in the amount of $14,000 per month for a period not to exceed six months following the consummation of the merger in consideration for providing transition services to SJNB. Under the Employment Agreement, Mr. Mount is entitled to receive severance payments equal to one and one-half times the average of his last five years' compensation, payable in thirty-six substantially equal installments upon the occurrence of certain termination events or other changes in his employment following a change in control. The severance amount payable to Mr. Mount under the Employment Agreement is a variable amount ranging from approximately $288,881 to $317,453, depending upon whether the merger is consummated as anticipated in December 1999 or thereafter. In connection with the Employee Benefits Agreement, Saratoga National Bank or its successor will distribute to Mr. Mount $70,137 annually over a five-year term, which amounts represent his deferred bonus under a pre-existing Chief Executive Officer Incentive Compensation Plan terminated in 1999. Each year during the five-year term, Mr. Mount will contribute the after-tax balance of each $70,137 installment, and Saratoga National Bank, or its successor, will contribute approximately $28,058, as premium contributions to purchase an insurance policy which provides lifetime and death benefits under the Employee Benefits Agreement. Mr. Mount is entitled to receive lifetime benefit payments through withdrawals and/or loans of the insurance policy cash surrender value to the extent of his ownership interest on or after his termination of employment, and Saratoga National Bank or its successor has an ownership interest in a portion of the cash surrender value equal to the amount of its premium contributions. A death benefit is payable to Saratoga National Bank or its successor upon Mr. Mount's death equal to the total of its premium contributions plus interest accrued with the balance of the death benefit payable to Mr. Mount's beneficiary. The amount of lifetime benefit payments and death benefit payments is uncertain and cannot be calculated since they are entirely dependent upon the cash surrender value returns of the insurance policy. Cash surrender value returns are based upon future performance of the insurance policy and will be affected by various factors, including general economic conditions and the timing and amounts of any withdrawals and/or loans.

     Ms. Rourke and Mr. Lanna also participate in the Officer Severance Policy adopted by Saratoga and Saratoga National Bank for certain of their respective officers. Participants are entitled to receive severance payments upon termination of employment within one year following a change in control based upon their respective compensation levels (as defined in the policy) multiplied by the product of two weeks for each full year of service (in the case of senior vice presidents and vice presidents) and one and one-half weeks for each full year of service (in the case of assistant vice presidents). The severance payable to Ms. Rourke and Mr. Lanna under the policy is approximately $34,726 and $39,266, respectively.

Conduct of Business Pending the Merger

     Under the merger agreement, SJNB and Saratoga have each agreed that, during the period from the date of the merger agreement to the effective time of the merger, it and each of its respective subsidiaries will:

     . carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the merger agreement and use all reasonable efforts to preserve intact its present business organizations,

     . maintain the rights and franchises of its business, and preserve the relationships with its customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses will not be impaired in any material respect at the effective time of the merger,

     . not declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (1) (A) in the case of Saratoga, cash dividends in an amount per share not greater than, and consistent with the manner and frequency of, dividends paid by Saratoga, in the 12 months prior to the date of the merger agreement, and (B) in the case of SJNB, cash dividends in an amount substantially equivalent to dividends paid in the 12 months prior to the date of the merger agreement, and (2) for dividends paid to SJNB or Saratoga from a wholly-owned subsidiary,

     . not split, combine or reclassify any of its capital stock or issue any other securities instead of shares of its capital stock (provided that, with respect to SJNB, such restriction would not prevent SJNB from implementing a shareholders' rights plan), and

     .    subject to certain exceptions, not change its methods of accounting.

     In addition, Saratoga has agreed that it and Saratoga National Bank will not, without the prior written consent of SJNB:

     . amend the articles of incorporation or bylaws or other organizational documents of Saratoga or Saratoga National Bank except as otherwise required to perform its obligations under the merger agreement,

     . issue or sell any shares of its capital stock, other than issuances of common stock in connection with the exercise of options, or repurchase, redeem or otherwise acquire any shares of its or Saratoga National Bank's capital stock,

     . enter into any new material line of business or materially change its lending, investment, liability management and other material banking policies, except as required by law or by policies imposed by a banking regulatory authority,

     . subject to certain exceptions, incur or commit to any capital expenditures or any obligations or liabilities in connection with capital expenditures other than in the ordinary course of business consistent with past practice, but in no event for more than $10,000 as to any one such item or $50,000 as to all such items in the aggregate,

     . make any acquisition of or enter into any merger with any other business organization, except as permitted by certain limited exceptions,

     . sell, lease, encumber or otherwise dispose of, any material assets, other than in the ordinary course of business consistent with past practice,

     . incur or guarantee any long-term indebtedness or issue, sell or guarantee any long-term debt securities other than (1) indebtedness of Saratoga National Bank to Saratoga, (2) deposits taken in the ordinary course of business consistent with past practice, or (3) renewals or extensions of existing long-term indebtedness without any change in the material terms thereof,

     . intentionally take or fail to take any action that would, or reasonably might be expected to, result in any of the representations and warranties set forth in the merger agreement being or becoming untrue in any material respect, or in any of the conditions to the closing set forth in the merger agreement not being satisfied or, unless such action is required by applicable law or sound banking practice, which would adversely affect the ability of SJNB or Saratoga to obtain any of the requisite regulatory approvals,

     . subject to certain exceptions, enter into or amend any employee benefit plans or agreements or increase the compensation or fringe benefits of any director, officer or employee,

     . subject to certain exceptions, commit to or renew any real estate secured or construction loan with a principal amount exceeding $1,500,000 or any commercial loan with a principal amount exceeding $500,000,

     . issue or agree to issue any letters of credit or otherwise guarantee the obligations of any other persons except in the ordinary course of business consistent with past practice,

     . engage or participate in any material transaction or incur or sustain any material obligation not in the ordinary course of business consistent with past practice,

     . settle any claim involving the payment of money damages in excess of $50,000 as to any such matter, or settle any other matter not involving money damages which is material to Saratoga,

     . except as required by GAAP or applicable law or regulation, change or make any tax elections or settle or compromise any material tax liability,

     . subject to certain exceptions, make an application for the opening, relocation or closing of, or open, relocate or close, any branch or loan production office,
     . except as permitted by the merger agreement, enter into any securitization or similar transactions with respect to any loans, leases or other assets, or

     . agree to, or make any commitment to, take any of the prohibited actions described above.

     Additionally, SJNB has agreed that it and its subsidiaries will not, without the prior written consent of Saratoga:

     . amend its articles of incorporation or its bylaws in a manner that would materially and adversely affect (1) its ability to perform it obligations under the merger agreement or complete the merger, or (2) the rights, powers and privileges of the shares of SJNB common stock to be issued in the merger,

     . intentionally take or fail to take any action that would, or reasonably might be expected to, result in (1) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect, (2) any of the conditions to the closing set forth in the merger agreement not being satisfied, or, unless such action is required by applicable law or sound banking practice, that would adversely affect the ability of SJNB or Saratoga to obtain any of the requisite regulatory approvals without imposition of a burdensome condition, or

     . agree to, or make any commitment to, take any of the prohibited actions described above.

     Under the merger agreement, SJNB further agreed:

     . to use all commercially reasonable efforts to publish as soon as practicable after the quarter in which there are at least 30 days of post-merger combined operations, combined sales and income figures, and

     . until the effective time of the merger, not to accept a takeover proposal from a third party unless such proposal is expressly conditioned upon the performance by SJNB of its obligations under the merger agreement; provided, however, that SJNB may, under certain circumstances, accept such third party takeover proposal by paying or causing to be paid to Saratoga the termination fee specified in the merger agreement. See "--Fees and Expenses."

Additional Agreements

     Special Shareholders' Meetings. In the merger agreement, each of SJNB and Saratoga has agreed to call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting on the merger. Each of SJNB and Saratoga is required through its board of directors to recommend to its shareholders approval of the merger agreement unless its board of directors determines in good faith, based upon the written advice of outside counsel, that making such recommendation, or failing to withdraw, modify or amend any previously made recommendation, would constitute a breach of fiduciary duty by its board of directors under applicable law.

     No Solicitations. From August 27, 1999, until the earlier of the effective time of the merger or the termination of the merger agreement, Saratoga has agreed that neither it nor Saratoga National Bank, nor any of their affiliates or agents, will enter into discussions or negotiations with or provide information to any person or group of persons (other than SJNB and its subsidiaries) concerning any inquiry, proposal or offer to acquire in any manner 20% or more of any class of equity securities of, or a merger, consolidation, business combination, sale, recapitalization, liquidation, dissolution or other disposition or similar transaction involving 20% or more of the assets of, Saratoga or Saratoga National Bank. However, the board of directors of Saratoga, to the extent required by its fiduciary duty, as determined in good faith based upon the advice of independent counsel, may recommend or enter into an agreement with respect to a bona fide takeover proposal by a third party on terms determined in good faith by the board of directors of Saratoga to be reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal and, based on the advice of a financial advisor of nationally recognized reputation, if consummated, to be more favorable to the shareholders of Saratoga from a financial point of view than the merger with SJNB. If the board of directors exercises the right discussed in the preceding sentence, Saratoga is required to pay to SJNB a termination fee. See "--Fees and Expenses."

     Filings and Other Actions. In the merger agreement, SJNB and Saratoga have each agreed to use all reasonable efforts:

     . to take all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the transactions contemplated by the merger agreement, and

     . to obtain (and to cooperate with the other party to obtain) any governmental or private consent, authorization, order, exemption or approval which is required to be obtained or made by such party or any of its subsidiaries in connection with the merger and the other transactions contemplated by the merger agreement. In addition, each of Saratoga and SJNB has agreed to use all reasonable best efforts to take all actions, and to do all things, necessary and proper or advisable to complete, as soon as practicable, the transactions contemplated by the merger agreement, including using all reasonable best efforts to:

          (1) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to complete the merger according to the merger agreement,

          (2) defend any litigation seeking to enjoin, prevent or delay the completion of the merger according to the merger agreement or seeking material damages, and

          (3) provide to counsel to the other party representations and certifications as to such matters as such counsel may reasonably request in order to render the respective tax opinions described under "--Conditions to the Completion of the Merger" and to obtain the letters of their independent accountants regarding pooling accounting treatment.

     Employee Benefit Plans. Under the merger agreement, SJNB agreed to honor, and to cause its subsidiaries to honor, all of Saratoga's employee benefits plans, provided that after the effective time of the merger SJNB or its subsidiaries may amend, modify or terminate such plans in accordance with their terms and with applicable law. Additionally, Saratoga has agreed that its Saratoga Bank Savings Plan or any other 401(k) plans can be terminated, modified or merged into an appropriate SJNB qualified plan before or after the effective time of the merger, as determined by SJNB in its sole discretion. However, Saratoga is not required to take any such action unless SJNB acknowledges that all material conditions to SJNB's obligation to consummate the merger have been satisfied or waived and SJNB reasonably believes that the merger will close.

     Indemnification; Directors' And Officers' Insurance. Under the merger agreement, from and after the effective time of the merger SJNB will indemnify and hold harmless each present or former officer or director of Saratoga and Saratoga National Bank (determined as of the effective time) against (1) all losses, claims, damages, expenses, liabilities or judgments or amounts that are paid in the settlement of or in connection with any claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of Saratoga or Saratoga National Bank (collectively, "Indemnified Liabilities") and (2) all Indemnified Liabilities based on or arising out of the merger agreement or the transactions contemplated by the merger agreement, in each case to the full extent that Saratoga would have been permitted under applicable law and its articles of incorporation and SJNB is permitted under California law.

     Additionally, upon the effective time of the merger, SJNB will include in its director and officer insurance policy any executive officer or director of Saratoga or Saratoga National Bank who becomes an officer or director of SJNB. Saratoga has agreed to cooperate with SJNB to obtain extended coverage under Saratoga's director and officer insurance policy to cover claims made for a period of three years after the effective time of the merger regarding acts or omissions of Saratoga's or Saratoga National Bank's directors or officers prior to the effective time of the merger. However, SJNB will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid by Saratoga and Saratoga National Bank in respect of 1998 for such insurance, as previously disclosed to SJNB. If the premiums for such insurance would at any time exceed 150% of the premiums paid by Saratoga and Saratoga National Bank in respect of 1998 for such insurance, then SJNB will maintain policies of insurance which, in SJNB's good faith determination, provide the maximum coverage available at an annual premium equal to 150% of the premiums paid by Saratoga and Saratoga National Bank in respect of 1998 for such insurance. Notwithstanding the indemnification rights described above, the officers and directors of Saratoga and Saratoga National Bank will retain all indemnification rights and benefits they have under agreements in effect on the date of the merger agreement. SJNB has agreed to honor those agreements with respect to any acts or omissions by such officers or directors occurring prior to the closing of the merger. See "Comparison of Shareholder Rights-- Indemnification of Directors and Executive Officers."

Representations and Warranties

     The merger agreement contains customary mutual representations by each of SJNB and Saratoga relating to, among other things (1) ownership by Saratoga of SJNB's common stock and each party's ownership of capital stock held in a trust account or in respect of a debt previously contracted, (2) corporate organization and existence, (3) capitalization, (4) corporate power and authority to enter into, and due authorization, execution, delivery, performance and enforceability of, the merger agreement, (5) required governmental and third party consents and approvals and that neither the merger agreement nor the transactions contemplated thereby violate either party's organizational documents, applicable law and certain material agreements, (6) financial statements, (7) Securities and Exchange Commission documents, (8) the accuracy of the information provided by each of SJNB and Saratoga for inclusion in this proxy statement/prospectus, (9) compliance with applicable laws, (10) filing of tax returns, payment of taxes and related matters, (11) certain material contracts, (12) employee benefit plans and agreements, (13) the absence of material environmental liability, (14) title to properties, (15) transactions with affiliates, (16) the absence of material litigation, (17) subsidiaries, (18) certain bank regulatory matters, (19) the absence of certain material changes or events since December 31, 1998, (20) the absence of undisclosed liabilities, (21) timely filing of all material regulatory reports, (22) brokers' and finders' fees, (23) intellectual property,
(24) confirmation that the merger will qualify for pooling of interests treatment for accounting purposes, (25) compliance with the Community Reinvestment Act, (26) Year 2000 readiness, (27) insurance, (28) validity and enforceability of all loans, leases, other extensions of credit, commitments or other interest-bearing assets and investments of Saratoga, (29) absence of high risk, highly interest sensitive derivative contracts (except as disclosed), and
(30) absence of collective bargaining agreements.

     In the merger agreement, Saratoga also makes representations and warranties to SJNB concerning (1) receipt of a fairness opinion from its financial advisor,
(2) absence of restrictions on investments, and (3) absence of brokered deposits (except as disclosed).

     The representations and warranties of SJNB and Saratoga terminate as of the effective time of the merger.

Conditions to the Completion of the Merger

     The merger will occur only if all required government approvals are in effect or have been obtained (without the imposition of any conditions or requirements as determined by the board of directors of SJNB or Saratoga in its reasonable judgment which, in general, materially and adversely affect the economic and business benefits to the parties of the merger) (see "--Required Regulatory Approvals"), the merger agreement is approved by the majority of the outstanding shares of Saratoga common stock and SJNB common stock, and the representations and warranties of the parties are true and correct in all material respects, and all covenants complied with in all material respects, on and as of the effective date.

     Additionally, each party's obligation to complete the merger is subject to various conditions which include, in addition to the other customary closing conditions, the following:

     . both SJNB and Saratoga shareholders shall have approved the merger agreement;

     . all necessary governmental approvals for the merger shall been obtained and any waiting periods required by any governmental entity with respect to the merger shall have expired;

     . there shall not be any injunction or restraining order preventing the completion of the merger or the transactions contemplated by the merger agreement, stock option agreement and agreement of merger, nor shall the merger or the transactions contemplated by the merger agreement, stock option agreement and agreement of merger be illegal under any applicable law;

     . the shares of SJNB common stock to be issued to the shareholders of Saratoga in the merger shall have been approved for listing upon official notice of issuance on the Nasdaq National Market;

     . no stop orders suspending the effectiveness of the registration statement filed by SJNB to register the shares to be issued to Saratoga shareholders shall have been issued or proceedings for that purpose initiated or threatened by the Securities and Exchange Commission;

     . receipt of a reasonably satisfactory opinion of independent public accountants to SJNB to the effect that the merger should qualify for "pooling of interests" accounting treatment; and

     . the number of shares held by persons electing to exercise their dissenters' rights of appraisal shall not exceed 9% of the number of outstanding shares of SJNB common stock and Saratoga common stock.

     In addition, each party's obligation to complete the merger is subject to the following additional conditions:

     . the representations and warranties of the other party set forth in the merger agreement shall be true and correct in all material respects as of the date of the merger agreement (except to the extent such representations and warranties speak as of an earlier date) and as of the closing date;

     . the other party shall have performed in all material respects all of its obligations under the merger agreement;

     . such party shall have received a copy of the resolution or resolutions duly approved by the board of directors (or a duly authorized committee thereof) of the other party and of the holders of the common stock of the other party, authorizing the execution, delivery and performance by such party of the merger agreement;

     . such party shall have received an opinion of its counsel or independent public accountants, dated the closing date, that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and each party will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

     . in approving the merger agreement, no governmental authority shall have imposed a burdensome condition or restriction upon SJNB, Saratoga or their subsidiaries or any affiliate which would reasonably be expected to (1) have a material adverse effect after the effective time of the merger on the present or prospective consolidated financial condition, business, operating results or prospects of SJNB or the surviving corporation, including, without limitation, any requirement to dispose of any material assets or businesses or restrict in any significant way any material operations or activities,
          (2) prevent SJNB or its subsidiaries from realizing all or a substantial portion of the economic benefits of the transactions contemplated by the merger agreement, or (3) materially impair SJNB's ability to exercise and enforce its rights under the merger agreement, stock option agreement and agreement of merger;

     . each party's accountants shall have provided to the other party a "comfort" letter not more than two business days prior to the effective date of this proxy statement/prospectus with respect to certain financial information regarding such party and a "comfort" letter with respect to such party's financial statements for the period ending not more than five business days prior to the closing date;

     . no material adverse effect upon either party shall have occurred since December 31, 1998 and neither party shall be a party to or, so far as such party is aware, threatened with, and to such party's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency, which, in the reasonable judgment of the other party, could have a material adverse effect upon such party, and the other party shall have received a certificate from such party to such effect; and

     . each party shall have received from the other party such certificates and other closing documents as counsel for such party shall reasonably request.

     In addition, SJNB's obligation to complete the merger is subject to the following additional condition, which may be waived by SJNB:

     . all conditions, including the receipt of required regulatory approvals, required to be satisfied prior to the completion of the merger of Saratoga National Bank with and into San Jose National Bank shall have been satisfied and such merger shall be able to be consummated as soon as practicable following the effective time.

     In addition, Saratoga's obligation to complete the merger is subject to the following additional conditions, any of which may be waived by Saratoga:

     . SJNB shall have amended its bylaws or taken any other action necessary to increase the number of authorized directors on its board of directors to permit the appointment of the five Saratoga designees at least five business days prior to the closing date;

     . Saratoga shall have received a written "bring-down" opinion of First Security Van Kasper, dated as of the date of this proxy statement/prospectus; and

     . Saratoga shall have received from its independent accountants a supplemental tax opinion with respect to the recognition of gain or loss, the holding period and tax basis relating to the exchange of shares of Saratoga common stock for shares of SJNB common stock.

Termination of the Merger Agreement

     The merger agreement may be terminated at any time before the effective time of the merger. If the merger agreement is terminated, the merger will not occur. The merger agreement may be terminated by action taken or authorized by the board of directors of the terminating party or parties whether before or after the approval of the merger agreement by the shareholders of SJNB or
Saratoga:

     .    by mutual consent of SJNB and Saratoga in a written instrument,

     . by either party (1) upon written notice to the other party if any bank regulator shall have issued an order denying approval of the merger and the other material aspects of the transactions contemplated by the merger agreement or if any governmental entity with authority to do so shall have issued a final permanent order enjoining or otherwise prohibiting the completion of the merger in accordance with the merger agreement, and the time for appeal or petition for reconsideration of any such order shall have expired without such appeal or petition being granted, or
          (2) if any governmental entity with authority to do so shall have issued an order in connection with the transactions under the merger agreement imposing a burdensome condition on SJNB or the surviving corporation, and the time for appeal or petition for reconsideration of any such order shall have expired without such appeal or petition being granted,

     . by either party, if the merger is not completed on or before March 31, 2000, except that such termination date may be extended by up to 60 days (1) at the election of the non-breaching party, if the merger shall not have been consummated due to the volitional breach of any material representation, warranty or covenant in the merger agreement by SJNB or Saratoga, or (2) at the election of the party who has requested a required regulatory approval, in the event that the merger shall not have been consummated because such required regulatory approval has not been received,

     . by SJNB, in the event of a breach by Saratoga of any representation, warranty or covenant contained in the merger agreement, which breach
          (1) either is not cured within 45 days after the giving of written notice to Saratoga, or is of a nature which cannot be cured prior to the closing, and (2) would entitle the non-breaching party to elect not to complete the merger in accordance with the merger agreement under the provisions described under "--Conditions to the Completion of the Merger;" provided, however, that SJNB may immediately terminate the merger agreement upon notice to Saratoga in the event that Saratoga shall breach the covenant described under "--Additional Agreements--No Solicitations,"

     . by Saratoga, in the event of a breach by SJNB of any representation, warranty or covenant contained in the merger agreement, which breach
          (1) either is not cured within 45 days after the giving of written notice to Saratoga, or is of a nature which cannot be cured prior to the closing, and (2) would entitle the non-breaching party to elect not to complete the merger in accordance with the merger agreement under the provisions described under "--Conditions to the Completion of the Merger;" provided that Saratoga can terminate the merger agreement within ten business days after notice to SJNB in the event SJNB breaches its covenant regarding a third party takeover proposal and such breach is not cured within the ten business day period, and upon such termination SJNB shall pay to Saratoga the termination fee described under "--Fees and Expenses,"

     . by SJNB (1) if a third party makes a written offer to SJNB regarding a takeover proposal of SJNB in which such third party indicates that they would not be willing to consummate the takeover proposal unless the merger agreement is terminated, and (2) the SJNB board of directors determines in good faith, based upon the advice of outside counsel, that failing to accept such takeover proposal would constitute a breach of fiduciary duty by SJNB's board of directors, provided that upon such termination SJNB shall pay to Saratoga the termination fee described under "--Fees and Expenses,"

     . by SJNB or Saratoga, if the board of directors of the other party (1) fails to recommend approval of the merger agreement by its shareholders, (2) amends or modifies such recommendation in a manner materially adverse to the other party, or (3) withdraws such recommendation to its shareholders,

     . by either party (1) if the approval of the merger agreement by the shareholders of the other party is not obtained, (2) the required fairness opinion is not delivered by First Security Van Kasper, (3) the "pooling letters" are not delivered by the parties' respective accountants regarding the availability of pooling accounting treatment to the merger or (4) the aggregate number of shares held by shareholders of SJNB and Saratoga exercising dissenters' rights of appraisal exceeds 9%,

     . by Saratoga, by a vote of a majority of the members of its entire board during the two business day period beginning on the first business day after the "determination date," if the average SJNB closing price (calculated over the 20 consecutive trading days ending on the determination date) is less than $29.3590. The determination date is the last day of the 20 trading day period ending five business days prior to the closing date. However, during the five business day period beginning on the day after receipt of notice of election by Saratoga to terminate under this provision, SJNB may elect to adjust the exchange ratio of 0.70 to a number equal to the quotient of (1)
          29.3590 times 0.70, divided by (2) the average SJNB closing price. If SJNB elects to so adjust the exchange ratio, then the right of Saratoga to terminate the merger under such provision will end, and

     . by either party, if (1) there has been a change, or any event involving a prospective change, in the business, financial condition, results of operations or prospects of the other party or its subsidiaries that has had, or would be reasonably likely to have, a material adverse effect on the other party, and (2) if such change or event is not capable of being cured or such change or event has not been cured within 45 days of giving written notice to the other party.

Fees and Expenses

     Termination Fees. Saratoga is required to pay SJNB a $1.3 million fee (minus actual expenses paid, if any, by Saratoga to SJNB as described below) if
(1) SJNB terminates the merger for the following reasons and (2) an acquisition event has occurred within 18 months after the termination where 20% or more of shares of Saratoga common stock or the consolidated assets of Saratoga and Saratoga National Bank shall have been transferred or disposed of through tender offer, sale or merger:

     . Saratoga or Saratoga National Bank breaches, in any material respect, any representation, warranty or covenant in the merger agreement, which breach is not cured within 45 days or is not capable of being cured and for which SJNB is entitled to elect not to consummate the merger;

     . the Saratoga board fails to recommend adoption of the merger agreement, amends or modifies the recommendation in a materially adverse manner, withdraws its recommendation, or approves or recommends a takeover proposal (whether or not the board is required by its fiduciary duty to accept such takeover proposal); or

     . Saratoga, or any of its subsidiaries, affiliates or agents, solicits, initiates, facilitates or enters into discussion or negotiation relating to, any takeover proposal.

     SJNB is required to pay Saratoga a $1.3 million fee if the merger is terminated for the following reasons:

     . by Saratoga, if SJNB accepts any offer or enters into any agreement with any third party regarding a takeover proposal (where Saratoga is not included) and such condition is not cured within 10 business days; or

     . by SJNB, if SJNB accepts a takeover proposal from a third party which requires the termination of the merger agreement and failing to accept the proposal would constitute a breach of fiduciary duty.

     Under the merger agreement, the amount of gain realized by SJNB under the Stock Option Agreement, when added to the termination fees described above (if any) received by SJNB, cannot exceed in the aggregate $2,200,000. SJNB will promptly return to Saratoga by wire transfer any such amount in excess of $2,200,000. See "--Stock Option Agreement."

     General Expenses. Other than in the situations described above and in the following paragraphs, whether or not the merger is completed in accordance with the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions covered by the merger agreement will be paid by the party incurring those expenses.

     If the merger agreement is terminated due to either party's willful breach of a representation, warranty or covenant, the breaching party will bear all costs and expenses incurred by the non-breaching party.

     Reimbursement Expenses. If the merger agreement is terminated because Deloitte & Touche LLP fails to deliver a "poolability letter" at or prior to the closing, or a material adverse change or prospective change has occurred in the business, financial condition, results of operations or prospects of Saratoga or Saratoga National Bank and such change has not been cured within a specified time, Saratoga shall pay promptly all costs and expenses incurred by SJNB of up to $500,000.

     If the merger agreement is terminated because KPMG LLP fails to deliver a pooling letter at or prior to the closing or a material adverse change or prospective change has occurred in the business, financial condition, results of operations or prospects of SJNB or its subsidiaries and such change has not been cured within a specified time, SJNB shall pay promptly all costs and expenses (excluding fees and expenses of First Security Van Kasper) incurred by Saratoga up to $500,000.

Amendment

     The merger agreement may be amended by the parties at any time before or after approval of the merger agreement by the shareholders of SJNB and Saratoga. However, after the approval by the shareholders of SJNB and Saratoga, no amendment shall be made which by law requires further approval by such shareholders without such further approval. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Extension; Waiver

     At any time prior to the closing of the merger, the parties, by action taken or authorized by their respective board of directors, may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or other acts of the other parties, (2) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to it, and (3) waive compliance with any of the agreements or conditions contained in the merger agreement. To "waive" means to give up rights.

     Any agreement on the part of a party to the merger agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

Management and Operations Following the Merger

     Upon the consummation of the merger, the separate corporate existence of Saratoga will cease and Saratoga will be merged with and into SJNB. It is also anticipated that Saratoga National Bank will be merged into San Jose National Bank immediately after the merger. All rights, franchises and interests of Saratoga will be assumed by and vested in SJNB. The articles of incorporation and bylaws of SJNB in effect immediately prior to the effective date shall be and continue to be the articles of incorporation and bylaws of SJNB following the merger. The directors and executive officers of SJNB prior to the effective date will be the directors and executive officers of SJNB following the merger except that (1) five Saratoga directors will be added to the boards of directors of each of SJNB and San Jose National Bank and (2) Richard L. Mount, Chairman, President and Chief Executive Officer of Saratoga, will be appointed to serve on the executive management committee of SJNB.

Required Regulatory Approvals

     The merger must be approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the provisions of the BHC Act or be exempt under the BHC Act. In conducting a review of any application for a merger, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the companies and the banks concerned and the convenience and needs of the community to be served. The Federal Reserve Board has the authority to deny an application if it concludes that the requirements of the Community Reinvestment Act of 1977, as amended, are not satisfied.

     SJNB believes that the merger is exempt from the approval requirements of the BHC Act pursuant to an exemption set forth in Regulation Y of the Federal Reserve Board. SJNB expects to file a notice with the Federal Reserve Board to obtain confirmation of the exemption on October __, 1999. Receipt of confirmation of an exemption under the BHC Act or final regulatory approval by the Federal Reserve Board is a precondition to the consummation of the merger. See "--Conditions to the Completion of the Merger." SJNB expects the Federal Reserve Board will confirm the above mentioned exemption before the end of November 1999.

     A transaction approved by the Federal Reserve Board may not be consummated for at least 30 days (in some circumstances a 15-day waiting period is allowed) after such approval. During such period, the Department of Justice may commence a legal action challenging the transaction under federal antitrust laws. If the Department of Justice does not commence a legal action during such 30-day period (in some circumstances a 15-day waiting period is allowed), it may not thereafter challenge the transaction except in an action commenced under the antimonopoly provisions of Section 2 of the Sherman Antitrust Act.

     The BHC Act provides for the publication of notice and the opportunity for administrative hearings relating to an application for approval under the BHC Act and authorizes the Federal Reserve Board to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could substantially delay the regulatory approval required for consummation of the merger.

     The merger of San Jose National Bank and Saratoga National Bank (the "Bank Merger") is subject to the prior approval of the Office of the Comptroller of the Currency under Section 18(c) of the

Federal Deposit Insurance Act, as amended (the "Bank Merger Act") and Section 215a of the National Bank Act, as amended. SJNB expects to file an application for approval of the Bank Merger with the Comptroller of the Currency under the Bank Merger Act on October __, 1999.

     The Bank Merger Act requires the Office of the Comptroller of the Currency, when approving a transaction such as the Bank Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Office of the Comptroller of the Currency will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction and of the resulting institutions.

     The Bank Merger Act prohibits the Office of the Comptroller of the Currency from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Office of the Comptroller of the Currency finds that the anti-competitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Office of the Comptroller of the Currency must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.

     The Office of the Comptroller of the Currency will furnish notice and a copy of the application for approval of the merger to the Federal Reserve Board, the Federal Deposit Insurance Corporation and the United States Department of Justice. These agencies have 30 days to submit their views and recommendations to the Office of the Comptroller of the Currency. The Bank Merger Act also provides for the publication of notice and public comment on applications filed with the Office of the Comptroller of the Currency and authorizes such agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, the intervention could delay the regulatory approvals required for completion of the merger.

     Saratoga and SJNB believe that neither the merger nor the merger of Saratoga National Bank into San Jose National Bank will raise substantial antitrust or other significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect.

     Under the merger agreement, prior to the merger, all governmental approvals required for the merger shall be in effect, and all conditions or requirements prescribed by law or any governmental approval shall be satisfied. However, no governmental approval shall be deemed to have been received if it imposes any condition or requirement or disapproves any aspect of any applications which, in the reasonable opinion of the board of directors of SJNB or Saratoga materially and adversely affects the anticipated economic and business benefits to SJNB or Saratoga of the transactions contemplated by the merger agreement as to render consummation of such transaction inadvisable.

     Based on current precedents, the respective managements of SJNB and Saratoga believe that the merger and other exemptions, consents and approvals will be obtained from the Federal Reserve Board and the Office of the Comptroller of the Currency and the merger will not be subject to challenge by the Department of Justice under federal antitrust laws. However, no assurance can be provided that the

Federal Reserve Board, the Office of the Comptroller of the Currency or the Department of Justice will concur in this assessment or that, in connection with the grant of any exemption or approval by the Federal Reserve Board or the Office of the Comptroller of the Currency, any exemption or action taken, or statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger or transactions contemplated thereby, will not contain conditions or requirements which so materially and adversely affect the anticipated economic and business benefits of the merger as further described in the merger agreement. If such a material and adverse condition or requirement is imposed in connection with a governmental approval, a condition to SJNB's obligation to consummate the merger will be deemed not to have occurred and SJNB will have the right to terminate the merger agreement.

Stock Option Agreement

     The following is a summary of the material provisions of the Stock Option Agreement entered into between SJNB and Saratoga following the execution of the merger agreement (the "Stock Option Agreement"), which is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Stock Option Agreement. Certain capitalized terms which are used but not defined herein have the meanings assigned thereto in the Stock Option Agreement.

     The Stock Option Agreement could have the effect of discouraging persons who now or prior to the effective date might be interested in acquiring all or a significant interest in Saratoga from considering or proposing such an acquisition, even if such persons were prepared to propose greater consideration per share for Saratoga common stock than the consideration per share represented by the pricing structure in the merger agreement. In addition, the merger agreement provides that Saratoga and Saratoga National Bank will not, directly or indirectly, solicit or encourage, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal. See "--Conduct of Business Pending the Merger."

     Shares Subject to the Option. The Stock Option Agreement provides for the purchase by SJNB of up to 378,561 shares, subject to certain adjustments, of Saratoga common stock (the "Option Shares") at an exercise price, subject to certain adjustments, of $19.21 per share, payable in cash (the "Stock Option"). The Option Shares, if issued pursuant to the Stock Option Agreement, would represent approximately 19.9% of the issued and outstanding shares (excluding treasury shares) of Saratoga's common stock after giving effect to the issuance of any shares pursuant to an exercise of the Stock Option and in no event will the number of Option Shares exceed 19.9% of Saratoga's issued and outstanding common stock.

     Adjustment of Shares Subject to the Option and Option Exercise Price. The number of shares of Saratoga common stock subject to the Stock Option will be increased to the extent that Saratoga issues additional shares of common stock (otherwise than pursuant to an exercise of the Stock Option) such that the number of Option Shares will continue to equal 19.9% of the then issued and outstanding shares of Saratoga common stock without giving effect to the issuance of shares pursuant to an exercise of the Stock Option. In the event that Saratoga issues or agrees to issue any shares of common stock (other than as permitted under the merger agreement) at a price less than $19.21 per share (or lower than an adjusted price per share), the exercise price will be equal to such lesser price. The number of shares of Saratoga common stock subject to the Stock Option, and the applicable exercise price per Option Share, also will be appropriately adjusted in the event of any stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the Saratoga common stock that would be prohibited under the terms of the merger agreement, or similar event relating to Saratoga.

     Exercise of the Option. SJNB or any other holder or holders of the Stock Option (collectively, the "Holder") may exercise the Stock Option, in whole or in part, subject to regulatory approval, at any time within 30 days (subject to extension as provided in the Stock Option Agreement) after both an "Initial Triggering Event" and a "Subsequent Triggering Event" (as such terms are hereinafter defined) occur prior to termination of the Stock Option.

     "Initial Triggering Event" is defined as the occurrence of any of the following events:

     (1) Saratoga or Saratoga National Bank or any Saratoga Affiliate (as defined below), without SJNB's prior written consent, shall enter into an agreement with any person (other than SJNB or any subsidiary of SJNB to engage in, or the Saratoga board of directors recommends that the holders of Saratoga common stock approve or accept (other than as contemplated by the merger agreement), (A) a merger, consolidation or similar transaction involving Saratoga or Saratoga National Bank, (B) a purchase, lease, or other acquisition representing 15% or more of the consolidated assets of Saratoga and Saratoga National Bank, or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Saratoga or Saratoga National Bank (each of the transactions described in the preceding clauses (A), (B) and (C) being referred to in this paragraph and in the Stock Option Agreement as an "Acquisition Transaction");

     (2) Saratoga or Saratoga National Bank or any Saratoga Affiliate, without having received SJNB's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than SJNB or a SJNB Subsidiary, or the Saratoga board or directors shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, in any manner adverse to SJNB, its recommendation that the holders of Saratoga common stock approve the transactions contemplated by the merger agreement;

     (3) any person (other than SJNB, any SJNB Subsidiary or Saratoga National Bank acting in a fiduciary capacity) shall acquire beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Saratoga common stock;

     (4) any person (other than SJNB or any SJNB Subsidiary) shall make a bona fide proposal to Saratoga or its shareholders by public announcement or written communication that is or becomes subject to public disclosure to engage in an Acquisition Transaction;

     (5) a third party shall make a proposal to Saratoga or its shareholders to engage in an Acquisition Transaction, after which Saratoga shall have breached any covenant or obligation contained in the merger agreement, which breach would entitle SJNB to terminate the merger agreement, if such breach is not cured prior to the date that SJNB sends notice of its exercise of the Stock Option to Saratoga; or

     (6) any person (other than SJNB or any SJNB Subsidiary), other than in connection with a transaction to which SJNB has given its prior written consent, shall file an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     "Saratoga Affiliate" is defined as any person who or which, together with all affiliates and associates of such person, is the beneficial owner of 5% or more of the shares of Saratoga common stock then outstanding. "Saratoga Affiliate" does not include Saratoga, Saratoga National Bank, any employee benefit plan of Saratoga or Saratoga National Bank, or any entity holding shares of Saratoga common stock for or pursuant to the terms of any such plan.

     "Subsequent Triggering Event" is defined as either (A) the acquisition by any person (other than SJNB or any SJNB Subsidiary) of beneficial ownership of 20% or more of the then outstanding Saratoga common stock, or (B) the occurrence of the Initial Triggering Event described in clause (1) above, except that the percentage referred to in subclause (C) shall be 20%.

     Termination of the Option. The Stock Option Agreement terminates (1) at the effective time of the merger, (2) upon termination of the merger agreement in accordance with the terms thereof if such termination occurs prior to the occurrence of an Initial Triggering Event (except a termination by SJNB pursuant to the merger agreement, resulting from a volitional breach by Saratoga of a representation, warranty or covenant therein), (3) 12 months after termination of the merger agreement following the occurrence of an Initial Triggering Event unless the merger agreement is terminated by SJNB as a result of a volitional breach by Saratoga of a representation, warranty or covenant therein (provided that if an Initial Triggering Event occurs after or continues beyond such termination and prior to the passage of such 12-month period, the Stock Option will terminate 12 months from the expiration of the last Initial Triggering Event, but in no event more than 18 months after such termination) or (4) August 27, 2002.

     Within 30 days (subject to extension as provided in the Stock Option Agreement) after a Subsequent Triggering Event and prior to the termination of the Stock Option, SJNB (on behalf of itself or any subsequent Holder) may demand that the Stock Option and the related Option Shares be registered under the Securities Act. Upon such demand, Saratoga must promptly prepare, file and keep current a shelf registration, subject to certain exceptions. SJNB is entitled to two such registrations so long as the second request is within 18 months of the first request.

     Notwithstanding any other provision of the Stock Option Agreement, if a Holder, the owner of the Option Shares, or certain related parties offer or propose to engage in an Acquisition Transaction (other than as contemplated by the merger agreement) without the prior written consent of Saratoga, then (1) in the case of a Holder or related party thereof, the Stock Option held by it will immediately terminate and be of no further force or effect and (2) in the case of an Owner or any related party thereof, the Option Shares held by it will be repurchasable by Saratoga immediately at the then applicable Stock Option exercise price.

     If the Stock Option terminates under certain circumstances as described in the Stock Option Agreement, SJNB (or any subsequent Holder) may have as many as 30 days subsequent to such termination to exercise the Stock Option (or Substitute Option (as hereinafter defined)) in connection with the resale of Saratoga common stock or other securities pursuant to a registration statement as provided in the Stock Option Agreement.

     Repurchase at Option of SJNB. Within 30 days (subject to extension as provided in the Stock Option Agreement) after a Subsequent Triggering Event and prior to termination of the Stock Option, subject to regulatory approval, Saratoga is required (1) at the request of the Holder, to repurchase the Stock Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (x) the "market/offer price" (as hereinafter defined) exceeds
(y) the then applicable Stock Option exercise price, multiplied by the number of shares for which the Stock Option may then be exercised; and (2) at the request of the Owner, to repurchase such number of Option Shares from the Owner as the Owner designates at a price per share (the "Option Share Repurchase Price") equal to the "market/offer price" multiplied by the number of Option Shares so designated. "Market/offer price" means the highest of (A) the highest price per share of Saratoga common stock at which a tender offer or exchange offer therefor has been made, (B) the price per share of Saratoga common stock to be paid by any third party pursuant to an agreement with Saratoga, (C) the highest closing price per share for shares of Saratoga common stock quoted on the principal trading market for the shares within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of the Stock Option or the Owner gives notice of the required repurchase of the Option Shares, as the case may be, or (D) in the event of a sale representing 15% or more of Saratoga's consolidated assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Saratoga as determined by a nationally recognized investment banking firm, selected by the Holder or the Owner, as the case may be, divided by the number of shares of Saratoga common stock outstanding at the time of such sale.

     Substitute Option. In the event that, prior to termination of the Stock Option, Saratoga enters into an agreement (1) to consolidate with or merge into any entity other than SJNB or any SJNB Subsidiary and shall not be the continuing or surviving corporation of such consolidation or merger, (2) to permit any entity other than SJNB or any SJNB Subsidiary to merge into Saratoga with Saratoga as the continuing or surviving corporation, but in connection therewith the then outstanding shares of Saratoga common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or the then outstanding shares of Saratoga common stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (3) to sell or transfer all or substantially all of its assets to any entity other than to SJNB or any SJNB Subsidiary, then the Stock Option will be converted into, or exchanged for, an option (a "Substitute Option") to purchase shares of common stock of, at the Holder's option, either the continuing or surviving corporation of a merger or a consolidation, the transferee of all or substantially all of Saratoga's assets, or the person controlling such continuing or surviving corporation or transferee. The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula in the Stock Option Agreement. To the extent possible, the Substitute Option will contain other terms and conditions that are the same as those in the Stock Option Agreement.

     Repurchase of Substitute Option or Shares. Subject to regulatory approval, the issuer of a Substitute Option will be required to repurchase such option at the request of the holder thereof and to repurchase any shares of such issuer's common stock ("Substitute Common Stock") issued upon exercise of a Substitute Option ("Substitute Shares") at the request of the owner thereof. The repurchase price for a Substitute Option will equal the amount by which (A) the "Highest Closing Price" (as hereinafter defined) exceeds (B) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Shares for which the Substitute Option may then be exercised. The repurchase price for any Substitute Shares that have been issued from a prior exercise of the Substitute Option will equal Highest Closing Price multiplied by the number of Substitute Shares. As used herein, "Highest Closing Price" means the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of the Substitute Option or the owner gives notice of the required repurchase of Substitute Shares, as the case may be.

     Assignability. Neither SJNB nor Saratoga may assign any of its respective rights and obligations under the Stock Option Agreement or the Stock Option to any other person without the other party's written consent, except that if a Subsequent Triggering Event occurs prior to termination of the Stock Option, then within 30 days thereafter (subject to extension as provided in the Stock Option Agreement), SJNB, SJNB may assign in whole or in part its rights and obligations thereunder. In addition, until 15 days after the Federal Reserve Board approves an application by SJNB to acquire the Option Shares, SJNB may not assign its rights under the Stock Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Saratoga, (iii) an assignment to a single party for the purpose of conducting a widely dispersed public distribution on SJNB's behalf, or (iv) any other manner approved by the Federal Reserve Board provided that such assignment can be made in compliance with applicable law.

     Notice of Exercise. In the event SJNB (or any subsequent Holder) wishes to exercise the Stock Option, it must send to Saratoga a written notice specifying
(1) the total number of shares it will purchase pursuant to such exercise and
(2) a place (subject to SJNB's reasonable approval), and a "closing date" not less than three nor more than 30 business days from the date of the exercise notice. If the purchase and sale of the Stock Option cannot be consummated because of an applicable judgment, decree, order, law or regulation, the period of time referred to in this paragraph shall run from the date that the restriction on consummation lapses. If prior notification to or approval of the Federal Reserve Board is required, SJNB (or any subsequent Holder) must promptly file the required notice or application. In such a case, the period of time referred to in this paragraph will run from the date the notification period expires or any necessary approval is granted. In no event shall the closing date be more than 18 months after the date of the exercise notice.

     The rights and obligations of SJNB under the Stock Option Agreement are subject to receipt of any required regulatory approvals. Without the prior approval of the Federal Reserve Board, SJNB may not acquire more than 5% of the outstanding common stock of Saratoga. SJNB intends to file an application for such approval as soon as practicable.

Certain Federal Income Tax Consequences

     The following discussion summarizes the material United States federal income tax consequences of the merger. The discussion does not address all aspects of United States federal taxation that may be relevant to you, and it may not be applicable to Saratoga shareholders who, for United States federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, or who acquired their Saratoga common stock pursuant to the exercise of Saratoga stock options or otherwise as compensation. You should consult your own tax advisor as to the particular tax consequences of the merger to you.

     This discussion is based on the Internal Revenue Code of 1986, as amended, regulations thereunder, current administrative rulings and practice, and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to you as discussed in this proxy statement/prospectus. This discussion assumes that you hold your Saratoga common stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code.

     SJNB is not required to complete the merger unless SJNB receives an opinion of Pillsbury Madison & Sutro LLP, counsel to SJNB, based upon certain customary assumptions and representations made by SJNB and Saratoga, and to the effect that under currently applicable law for United States federal income tax purposes:

     .    The merger will constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code; and

     . SJNB and Saratoga will each be a party to that reorganization within the meaning of section 368(b) of the Internal Revenue Code.

     Saratoga's obligation to complete the merger is conditioned upon Saratoga receiving an opinion of Deloitte & Touche LLP, independent accountants to Saratoga, or other accounting or law firm reasonably acceptable to SJNB, based upon certain customary assumptions and representations made by SJNB and Saratoga, and to the effect that under currently applicable law for United States federal income tax purposes:

     .    The merger should constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code;

     . SJNB and Saratoga should each be a party to that reorganization within the meaning of section 368(b) of the Internal Revenue Code;

     . except for any cash received in lieu of any fractional share, no gain or loss should be recognized by the holders of Saratoga common stock who receive SJNB common stock in exchange for the Saratoga common stock which they hold;

     . the holding period of the SJNB common stock exchanged for Saratoga common stock should include the holding period of the Saratoga common stock for which it is exchanged, assuming the shares of Saratoga common stock are capital assets in the hands of the holder thereof at the effective time; and

     . the basis of the SJNB common stock received in the exchange should be the same as the basis of the Saratoga common stock for which it was exchanged, less any basis attributable to fractional shares for which cash is received.

     In the event Saratoga fails to receive the foregoing opinion from Deloitte & Touche LLP or other accounting or law firm reasonably acceptable to SJNB, such condition shall be deemed satisfied to the extent Saratoga shall have received an opinion from Pillsbury Madison & Sutro LLP to the effect that, under currently applicable law for United States federal income tax purposes, the merger should constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code and SJNB and Saratoga should each be a party to that reorganization within the meaning of section 368(b) of the Internal Revenue Code.

     You will recognize no gain or loss if you receive solely SJNB common stock in exchange for shares of Saratoga common stock you hold, except with respect to cash received instead of fractional shares of SJNB common stock.

     . The holding period of the shares of SJNB common stock you receive in the merger (including any fractional share of SJNB common stock deemed to be received by you, as described below), will include the holding period of the shares of Saratoga common stock you exchange for the shares of SJNB common stock; and

     . The aggregate adjusted tax basis of the shares of SJNB common stock you receive in the merger (including any fractional share of SJNB common stock deemed to be received by you, as described below), will be equal to the aggregate adjusted tax basis of the shares of Saratoga common stock surrendered by you for the shares of SJNB common stock.

     Each of Pillsbury Madison & Sutro LLP and Deloitte & Touche LLP has indicated that it expects to be able to deliver its tax opinion. No ruling has been or will be obtained from the Internal Revenue Service in connection with the merger. Opinions of counsel are not binding on the Internal Revenue Service or the courts.

     Although not explicitly addressed in either the Pillsbury Madison & Sutro LLP nor Deloitte & Touche LLP opinion, the following federal income tax consequences will occur as a result of the merger being classified as a reorganization within the meaning of section 368(a) of the Internal Revenue Code. Neither SJNB nor Saratoga will recognize gain or loss solely as a result of the merger. In addition, if you receive cash in the merger instead of a fractional share of SJNB common stock, then you will be treated as if you received the fractional share in the merger and then SJNB redeemed the fractional share in exchange for the cash. You will generally be required to recognize gain or loss equal to the difference between the amount of cash received and the portion of your adjusted tax basis in the shares of SJNB common stock allocable to the fractional share.

     The foregoing is a general discussion of the material United States federal income tax consequences of the merger and is included for general information only. The foregoing discussion does not take into account the particular facts and circumstances of your status and attributes. As a result, the United States federal income tax consequences addressed in the foregoing discussion may not apply to you. In view of the individual nature of income tax consequences, you are urged to consult your own tax advisor to determine the specific tax consequences of the merger to you, including the application and effect of United States federal, state, local and other tax laws and the possible effects of changes in United States federal and other tax laws.

Accounting Treatment

     For accounting and financial reporting purposes, the merger is intended to be treated as a pooling of interests of Saratoga by SJNB under generally accepted accounting principles. Under the pooling of interests accounting method, SJNB will carry forward on its books the assets and liabilities of Saratoga at their historical recorded values. The unaudited pro forma combined financial information contained in this proxy statement/prospectus have been prepared using the pooling of interests method of accounting to account for the merger. See "Summary--Selected Historical and Pro Forma Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Information."

Trading Markets for Stock

     The SJNB common stock is listed on the Nasdaq National Market. SJNB intends to cause the shares of SJNB common stock to be issued in the merger and the shares of SJNB common stock to be reserved for issuance upon the exercise of existing Saratoga stock options to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the effective date.

     The Saratoga common stock is currently quoted on the OTC Bulletin Board. If the merger is consummated, SJNB will take action to cause such shares to cease to be quoted on the OTC Bulletin Board and public trading of such shares will cease.

Resales of SJNB Common Stock

     The SJNB common stock issued pursuant to the merger will be freely transferable under the Securities Act, except for shares issued to any Saratoga shareholder who may be deemed to be an "affiliate" of SJNB or Saratoga for purposes of Rule 145 under the Securities Act. Each director and executive officer of Saratoga is deemed to be such an affiliate. Each such director and each other person deemed to be an affiliate has entered into an agreement with SJNB providing that such person will not transfer any shares of SJNB common stock received in the merger, except in compliance with the Securities Act and applicable rules thereunder.

                        DISSENTERS' RIGHTS OF APPRAISAL

Appraisal Rights of SJNB Shareholders

     Dissenters' rights will be available to the shareholders of SJNB only if the holders of five percent (5%) or more of SJNB common stock make a written demand upon SJNB for the purchase of dissenting shares in accordance with Chapter 13 of the California General Corporation Law ("Chapter 13"). If this condition is satisfied and the merger is consummated, shareholders of SJNB who dissent from the merger by complying with the procedures set forth in Chapter 13 would be entitled to receive an amount equal to the fair market value of their shares as of August 27, 1999, the last day before the public announcement of the merger. The high, low and closing sales prices for SJNB common stock on August 27, 1999 were $33.25, $33.125 and $33.25, respectively. A copy of Chapter 13 of the California General Corporation Law is attached hereto as Annex D and should be read for more complete information concerning dissenters' rights. The required procedure set forth in Chapter 13 of the California General Corporation Law must be followed exactly or any dissenters' rights may be lost. The information set forth below is a general summary of dissenters' rights as they apply to SJNB shareholders and is qualified in its entirety by reference to Annex D.

     In order to be entitled to exercise dissenters' rights, a shareholder of SJNB must vote "AGAINST" the merger. Thus, any SJNB shareholder who wishes to dissent and executes and returns a proxy in the accompanying form must specify that his or her shares are to be voted "Against" the merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "For" the merger, his or her shares will automatically be voted in favor of the merger and the shareholder will lose any dissenters' rights. In addition, if the shareholder abstains from voting his or her shares, the shareholder will lose his or her dissenters' rights.

     Furthermore, in order to preserve his or her dissenters' rights, an SJNB shareholder must make a written demand upon SJNB for the purchase of dissenting shares and payment to such shareholder of their fair market value, specifying the number of shares held of record by such shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of August 27, 1999. Such demand must be addressed to SJNB Financial Corp., One North Market Street, San Jose, California 95113; Attention: Corporate Secretary, and must be received by SJNB not later than the date of SJNB's special meeting. A vote "Against" the merger does not constitute such written demand.

     If the holders of five percent (5%) or more of the outstanding shares of SJNB common stock have submitted a written demand for SJNB to purchase their shares, these demands are received by SJNB on or before the date of the Special Meeting and the merger is approved by the shareholders, SJNB will have 10 days after such approval to send to those shareholders who have voted against the approval of the merger written notice of such approval accompanied by a copy of Chapter 13, a statement of the price determined by SJNB to represent the fair market value of the dissenting shares as of August 27, 1999, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights. Within 30 days after the date on which the notice of the approval of the merger is mailed, the dissenting shareholder must surrender to SJNB, at the office designated in the notice of approval, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of SJNB common stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

     If SJNB and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Payment of the fair market value of the dissenting shares shall be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement.

     If SJNB denies that the shares surrendered are dissenting shares, or SJNB and the dissenting shareholder fail to agree upon a fair market value of such shares of SJNB common stock, then the dissenting shareholder of SJNB must, within six months after the notice of approval is mailed, file a complaint at the Superior Court of the proper county requesting the court to make such determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters' rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.

     A dissenting shareholder may not withdraw his or her dissent or demand for payment unless SJNB consents to such withdrawal.

Appraisal Rights of Saratoga Shareholders

     If the merger agreement is approved by the required vote of Saratoga shareholders, and is not abandoned or terminated, shareholders of Saratoga who did not vote "FOR" the merger may be entitled to certain dissenters' appraisal rights under Chapter 13 of the California General Corporation Law.

     The following discussion is not a complete statement of the California General Corporation Law relating to dissenters' rights, and is qualified in its entirety by reference to sections 1300 through 1312 of the California General Corporation Law attached to this joint proxy statement/prospectus as Annex C and incorporated herein by reference. This discussion and sections 1300 through 1312 of the California General Corporation Law should be reviewed carefully by any Saratoga shareholder who wishes to exercise statutory dissenters' rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights.

     If the merger is consummated, those shareholders who elect to exercise their dissenters' rights and who timely perfect such rights in accordance with applicable law will be entitled to receive the "fair market value" of their shares in cash. Pursuant to section 1300(a) of the California General Corporation Law, such "fair market value" would be determined as of the day before the first announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the proposed merger, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter. For example, assuming the "fair market value" of Saratoga common stock on August 27, 1999, the day before the first announcement of the terms of the merger, is the last reported sale price of the stock on the OTC Bulletin Board, then a dissenting shareholder of Saratoga common stock may be entitled to receive $19.00 per share.

     Shares must satisfy each of the following requirements to qualify as dissenting shares ("Dissenting Shares") under the California General Corporation
Law: (i) the shares must have been outstanding on the record date for the special meeting (and, therefore, shares acquired after such record date upon exercise of options to purchase common stock may not constitute Dissenting Shares); (ii) the shares must not have been voted "FOR" approval of the merger agreement and the transactions contemplated thereby, including the merger; and
(iii) the holder of such shares must submit certificates for endorsement as described below. If a holder of Saratoga common stock votes "FOR" the approval of the merger agreement, including the merger, and the transactions contemplated thereby, such holder will lose any dissenters' rights that may exist with respect to the subject shares. Executing and returning a proxy with no voting instructions indicated thereon will be counted as a vote "FOR" the merger agreement, including the merger.

     If the merger is approved at the Saratoga special meeting of shareholders, Saratoga will, within ten days after such approval, mail to any shareholder who may have a right to require Saratoga to purchase his or her shares for cash as a result of making such a demand (as described below), a notice that the required shareholder approval of the merger agreement and the transactions contemplated thereby, including the merger, was obtained (the "Notice of Approval") accompanied by a copy of sections 1300 through 1304 of the California General Corporation Law. The Notice of Approval will set forth the price determined by Saratoga to represent the "fair market value" of any Dissenting Shares (which shall constitute an offer by Saratoga to purchase such Dissenting Shares at such stated price) and will set forth a brief description of the procedures to be followed by such shareholders who wish to exercise their dissenters' rights.

     Within 30 days after the date on which the Notice of Approval was mailed:
(1) Saratoga or its transfer agent must receive the demand of the dissenting shareholder which is required by law to contain a statement concerning the number and class of shares held of record by such dissenting shareholder which the dissenting shareholder demands that Saratoga purchase and a statement of what such dissenting shareholder claims to be the "fair market value" of the Dissenting Shares as of August 27, 1999, the day before the announcement of the proposed merger (the statement of "fair market value" in such demand by the dissenting shareholder constitutes an offer by the dissenting shareholder to sell the Dissenting Shares at such price); and (2) the dissenting shareholder must submit share certificate(s) representing the Dissenting Shares to Saratoga at its principal office or at the office of the transfer agent for Saratoga. The certificate(s) will be stamped or endorsed with a statement that the shares are Dissenting Shares or will be exchanged for certificates of appropriate denomination so stamped or endorsed. If the price contained in the Notice of Approval is acceptable to the dissenting shareholder, the dissenting shareholder may demand the same price. This would constitute an acceptance of the offer by Saratoga to purchase the dissenting shareholder's stock at the price stated in the Notice of Approval.

     If Saratoga and a dissenting shareholder agree upon the price to be paid for the Dissenting Shares, upon the dissenting shareholder's surrender of the certificates representing the Dissenting Shares, such price (together with interest thereon at the legal rate on judgments from the date of the agreement between Saratoga and the dissenting shareholder) is required by law to be paid to the dissenting shareholder within 30 days after such agreement or within 30 days after any statutory or contractual conditions to the merger are satisfied, whichever is later, subject to the surrender of the certificates therefor.

     If Saratoga and a dissenting shareholder disagree as to the price for such Dissenting Shares or disagree as to whether such Dissenting Shares are entitled to be classified as Dissenting Shares, such holder may, within six months after the Notice of Approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determination or, alternatively, may intervene in any pending action brought by any other dissenting shareholder. Costs of such an action (including compensation of appraisers) are required to be assessed as the court considers equitable, but must be assessed against Saratoga if the appraised value as determined by the court exceeds the price offered by Saratoga.

     The court action to determine the fair market value of the shares will be suspended if litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the merger. Furthermore, no shareholder who has appraisal rights under Chapter 13 of the California General

Corporation Law has any right to attack the validity of the merger or to have the merger set aside or rescinded except in an action to test whether the number of shares required to authorize or approve the merger has been legally voted in favor of the merger.

     Dissenting Shares may lose their status as such and the right to demand payment will terminate if (1) the merger is abandoned (in which case Saratoga shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith as provided under Chapter 13 of the California General Corporation Law all necessary expenses and reasonable attorneys' fees incurred in such proceedings); (2) the Dissenting Shares are transferred before being submitted for endorsement or are surrendered for conversion into shares of another class;
(3) the dissenting shareholder and Saratoga do not agree upon the status of the shares as Dissenting Shares or upon the price of such shares and the dissenting shareholder fails to file suit against Saratoga or intervene in a pending action within six months following the date on which the Notice of Approval was mailed to the shareholder; or (4) the dissenting shareholder withdraws his or her demand for the purchase of the Dissenting Shares with the consent of Saratoga.

                         UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1999, combines the historical consolidated balance sheets of SJNB and Saratoga as if the merger had been effective on June 30, 1999, after giving effect to certain adjustments. These adjustments are based on estimates. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 1999 and 1998 and for the years ended December 31, 1998, 1997 and 1996 present the combined results of operations of SJNB and Saratoga as if the merger had been effective at the beginning of each period. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of SJNB and Saratoga.

     The Unaudited Pro Forma Condensed Combined Financial Information and accompanying notes reflect the application of the pooling of interests method of accounting for the merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of SJNB and Saratoga are combined and reflected at their historical amounts.

     The pro forma combined figures shown in the Unaudited Pro Forma Condensed Combined Financial Information are simply arithmetical combinations of SJNB's and Saratoga's separate financial results; you should not assume that SJNB and Saratoga would have achieved the pro forma combined results if they had actually been combined during the periods presented.

     THE COMBINED COMPANY EXPECTS TO ACHIEVE MERGER BENEFITS IN THE FORM OF OPERATING COST SAVINGS. THE PRO FORMA EARNINGS, WHICH DO NOT REFLECT ANY DIRECT COSTS OR POTENTIAL SAVINGS WHICH ARE EXPECTED TO RESULT FROM THE CONSOLIDATION OF THE OPERATIONS OF SJNB AND SARATOGA, ARE NOT INDICATIVE OF THE RESULTS OF FUTURE OPERATIONS. NO ASSURANCES CAN BE GIVEN WITH RESPECT TO THE ULTIMATE LEVEL OF EXPENSE SAVINGS. FOR FURTHER EXPLANATION ABOUT THESE RISKS, READ THE INFORMATION UNDER "INFORMATION REGARDING FORWARD-LOOKING STATEMENTS" AND "RISK FACTORS."

                   SJNB Financial Corp. and Saratoga Bancorp
             Unaudited Pro Forma Condensed Combined Balance Sheet
                              As of June 30, 1999
                                (in thousands)

                                                                                                               SJNB and
                                                                                                               Saratoga
Assets                                                          SJNB          Saratoga       Adjustment        Combined
                                                            -------------------------------------------------------------
Cash and due from banks                                         $ 18,425         $  7,212             ---        $ 25,637
Federal Funds sold                                                 4,150           16,900         $(1,789)         19,261
Money market investments                                           8,422              ---             ---           8,422
Interest bearing deposits in other banks                             ---            1,789             ---           1,789
Investment securities:
 Available for sale                                               56,187           32,507             ---          88,694
 Held to maturity                                                 10,279           10,791             ---          21,070
                                                            -------------------------------------------------------------
  Total investment securities                                     66,466           43,298             ---         109,764
                                                            -------------------------------------------------------------
Loans and leases                                                 296,969           69,087             ---         366,056
Allowance for possible loan and lease losses                      (4,938)            (826)            ---          (5,764)
                                                            -------------------------------------------------------------
 Loans and leases, net                                           292,031           68,261             ---         360,292
                                                            -------------------------------------------------------------
Premises and equipment, net                                        3,706            3,742             ---           7,448
Accrued interest receivable                                        1,990              925             ---           2,915
Intangibles, net of accumulated amortization
 of $2,393                                                         3,845              ---             ---           3,845
Other assets                                                       4,605            6,431             ---          11,036
                                                            -------------------------------------------------------------
 Total Assets                                                   $403,640         $148,558         $(1,789)       $550,409
                                                            =============================================================

Liabilities and Shareholders' Equity


Deposits:
 Noninterest-bearing                                            $ 76,464         $ 30,038             ---        $106,502
 Interest-bearing                                                254,661           79,606             ---         334,267
                                                            -------------------------------------------------------------
   Total deposits                                                331,125          109,644             ---         440,769
Short-term borrowings                                             32,497              ---             ---          32,497
Other borrowings                                                     ---           22,613             ---          22,613
Accrued interest payable                                             938              357             ---           1,295
Other liabilities                                                  4,985            1,090         $   573           6,648
                                                            -------------------------------------------------------------
 Total liabilities                                               369,545          133,704             573         503,822
                                                            -------------------------------------------------------------
Shareholders' equity:
 Common stock                                                     13,840            4,434             ---          18,274
 Retained earnings                                                20,440           10,857          (2,362)         28,935
 Accumulated other comprehensive loss                               (185)            (437)            ---            (622)
                                                            -------------------------------------------------------------
 Total shareholders' equity                                       34,095           14,854          (2,362)         46,587
                                                            -------------------------------------------------------------
Commitments and contingencies                                        ---              ---             ---             ---
                                                            -------------------------------------------------------------
 Total Liabilities and Shareholders' Equity                     $403,640         $148,558         $(1,789)       $550,409
                                                            =============================================================

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                   SJNB Financial Corp. and Saratoga Bancorp
        Unaudited Pro Forma Condensed Combined Statement of Operations
                 For the Six Month Period Ended June 30, 1999
                   (in thousands, except per share amounts)

                                                                                                             SJNB and
                                                                                                             Saratoga
                                                                SJNB          Saratoga      Adjustment       Combined
                                                            ------------------------------------------------------------
Interest income:
 Interest and fees on loans and leases                           $13,321           $3,465            ---         $16,786
 Interest and dividends on investment securities                   1,772            1,521            ---           3,293
 Other interest and investment income                                (20)              54            ---              34
                                                            ------------------------------------------------------------
         Total interest income                                    15,073            5,040                         20,113
                                                            ------------------------------------------------------------
Interest expense:
   Interest on deposits                                            4,726            1,576            ---           6,302
   Other short-term borrowings                                       127              ---            ---             127
   Interest on long-term borrowings                                  ---              673            ---             673
                                                            ------------------------------------------------------------
         Total interest expense                                    4,853            2,249            ---           7,102
                                                            ------------------------------------------------------------
         Net interest income                                      10,220            2,791            ---          13,011
                                                            ------------------------------------------------------------
Provision for possible loan and lease losses                         100               66            ---             166
          Net interest income after provision                                                        ---
           for possible loan and lease losses                     10,120            2,725                         12,845
                                                            ------------------------------------------------------------
Other income:
   Service charges on deposits                                       352              124            ---             476
   Other operating income                                            411              384            ---             795
                                                            ------------------------------------------------------------
          Total other income                                         763              508            ---           1,271
                                                            ------------------------------------------------------------
Other expenses:
   Salaries and benefits                                           3,709              692            ---           4,401
   Occupancy                                                         440              412            ---             852
   Amortization of intangibles                                       228              ---            ---             228
   Other                                                           1,854              624            ---           2,478
                                                            ------------------------------------------------------------
          Total other expenses                                     6,231            1,728            ---           7,959
                                                            ------------------------------------------------------------
          Income before income taxes                               4,652            1,505            ---           6,157
  Income taxes                                                     1,946              557            ---           2,503
                                                            ------------------------------------------------------------
          Net income                                             $ 2,706           $  948            ---         $ 3,654
                                                            ============================================================
Net income per share - basic                                     $  1.14           $ 0.59            ---         $  1.04
                                                            ============================================================
Net income per share - diluted                                   $  1.08           $ 0.53            ---         $  0.98
                                                            ============================================================
Average common shares outstanding- basic                           2,382            1,598           (479)          3,501
                                                            ============================================================
Average common share equivalents outstanding-
  diluted                                                          2,501            1,777           (533)          3,745
                                                            ============================================================

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                   SJNB Financial Corp. and Saratoga Bancorp
        Unaudited Pro Forma Condensed Combined Statement of Operations
                 For the Six Month Period Ended June 30, 1998
                   (in thousands, except per share amounts)

                                                                                                             SJNB and
                                                                                                             Saratoga
                                                                SJNB          Saratoga      Adjustment       Combined
                                                            ------------------------------------------------------------
Interest income:
 Interest and fees on loans and leases                           $12,155           $3,094            ---         $15,249
 Interest and dividends on investment securities                   2,289            1,690            ---           3,979
 Other interest and investment income                                 (5)              49            ---              44
                                                            ------------------------------------------------------------
         Total interest income                                    14,439            4,833            ---          19,272
                                                            ------------------------------------------------------------
Interest expense:
   Interest on deposits                                            4,231            1,443            ---           5,674
   Other short-term borrowings                                       223              ---            ---             223
   Interest on long-term borrowings                                  ---              705            ---             705
                                                            ------------------------------------------------------------
         Total interest expense                                    4,454            2,148            ---           6,602
                                                            ------------------------------------------------------------
         Net interest income                                       9,985            2,685            ---          12,670
                                                            ------------------------------------------------------------
Provision for possible loan and lease losses                         ---              102            ---             102
          Net interest income after provision                                                        ---
           for possible loan and lease losses                      9,985            2,583                         12,568
                                                            ------------------------------------------------------------
Other income:                                                                                        ---
   Service charges on deposits                                       312              113            ---             425
   Other operating income                                            223              120            ---             343
   Net gain (loss) on securities available for sale                   (8)              59            ---              51
                                                            ------------------------------------------------------------
          Total other income                                         527              292            ---             819
                                                            ------------------------------------------------------------
Other expenses:
   Salaries and benefits                                           3,330              633            ---           3,963
   Occupancy                                                         349              311            ---             660
   Amortization of intangibles                                       218              ---            ---             218
   Other                                                           1,613              561            ---           2,174
                                                            ------------------------------------------------------------
          Total other expenses                                     5,510            1,505            ---           7,015
                                                            ------------------------------------------------------------
          Income before income taxes                               5,002            1,370            ---           6,372
  Income taxes                                                     2,086              520            ---           2,606
                                                            ------------------------------------------------------------
          Net income                                             $ 2,916           $  850            ---         $ 3,766
                                                            ============================================================
Net income per share - basic                                     $  1.16           $ 0.52            ---         $  1.03
                                                            ============================================================
Net income per share - diluted                                   $  1.10           $ 0.47            ---         $  0.96
                                                            ============================================================
Average common shares outstanding- basic                           2,505            1,642           (493)          3,654
                                                            ============================================================
Average common share equivalents outstanding-
  diluted                                                          2,655            1,820           (546)          3,929
                                                            ============================================================

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                   SJNB Financial Corp. and Saratoga Bancorp
        Unaudited Pro Forma Condensed Combined Statement of Operations
                     For the year ended December 31, 1998
                   (in thousands, except per share amounts)

                                                                                                       SJNB and
                                                                                                        Saratoga
                                                           SJNB         Saratoga     Adjustments       Combined
                                                  -------------------------------------------------------------
Interest income:
  Interest and fees on loans and leases                 $24,858          $ 6,394            ---         $31,252
  Interest and dividends on investment securities         4,482            3,186            ---           7,668
  Other interest and investment income                       (9)             169            ---             160
                                                  -------------------------------------------------------------
          Total interest income                          29,331            9,749            ---          39,080
                                                  -------------------------------------------------------------
Interest expense:
  Interest on deposits                                    8,766            3,001            ---          11,767
  Other short-term borrowings                               312              ---            ---             312
  Interest on long-term borrowings                          ---            1,399            ---           1,399
                                                  -------------------------------------------------------------
          Total interest expense                          9,077            4,400            ---          13,477
                                                  -------------------------------------------------------------
          Net interest income                            20,254            5,349            ---          25,603
                                                  -------------------------------------------------------------
Provision for possible loan and lease losses                300              136            ---             436
          Net interest income after provision
             for possible loan and lease losses          19,954            5,213            ---          25,167
                                                  -------------------------------------------------------------
Other income:
  Service charges on deposits                               659              291            ---             950
  Other operating income                                    404              320            ---             724
  Net gain (loss) on securities available for
     sale                                                    (4)             154            ---             150
                                                  -------------------------------------------------------------
          Total other income                              1,059              765            ---           1,824
                                                  -------------------------------------------------------------
Other expenses:
  Salaries and benefits                                   6,787            1,261            ---           8,048
  Occupancy                                                 775              398            ---           1,173
  Amortization of intangibles                               457              ---            ---             457
  Other                                                   3,478            1,306            ---           4,784
                                                  -------------------------------------------------------------
          Total other expenses                           11,497            2,965            ---          14,462
                                                  -------------------------------------------------------------
          Income before income taxes                      9,516            3,013            ---          12,529
  Income taxes                                            3,975            1,065            ---           5,040
                                                  -------------------------------------------------------------
          Net income                                    $ 5,541          $ 1,948            ---         $ 7,489
                                                  =============================================================
Net income per share - basic                            $  2.23          $  1.19            ---         $  2.06
                                                  =============================================================
Net income per share - diluted                          $  2.11          $  1.07            ---         $  1.92
                                                  =============================================================
Average common shares outstanding- basic                  2,484            1,644           (493)          3,635
                                                  =============================================================
Average common share equivalents
  outstanding-diluted                                     2,627            1,822           (547)          3,902
                                                  =============================================================

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                   SJNB Financial Corp. and Saratoga Bancorp
        Unaudited Pro Forma Condensed Combined Statement of Operations
                     For the year ended December 31, 1997
                   (in thousands, except per share amounts)

                                                                                                      SJNB and
                                                                                                       Saratoga
                                                         SJNB          Saratoga        Adjustments    Combined
                                               ---------------------------------------------------------------
Interest income:
  Interest and fees on loans and leases                $22,732         $  5,571            ---         $28,303
  Interest and dividends on investment
   securities                                            4,515            3,745            ---           8,260
  Other interest and investment income                      (9)              30            ---              21
                                               ---------------------------------------------------------------
          Total interest income                         27,238            9,346            ---          36,584
                                               ---------------------------------------------------------------
Interest expense:
  Interest on deposits                                   7,995            2,921            ---          10,916
  Other short-term borrowings                              754              ---            ---             754
  Interest on long-term borrowings                         ---            1,352            ---           1,352
                                               ---------------------------------------------------------------
          Total interest expense                         8,749            4,273            ---          13,022
                                               ---------------------------------------------------------------
          Net interest income                           18,489            5,073            ---          23,562
                                               ---------------------------------------------------------------
Provision for possible loan and lease losses               705              ---            ---             705
          Net interest income after provision                                              ---
             for possible loan and lease losses         17,784            5,073                         22,857
                                               ---------------------------------------------------------------
Other income:
    Service charges on deposits                            607              273            ---             880
    Other operating income                                 453              170            ---             623
    Net gain (loss) on securities available for
     sale                                                  (47)              34            ---             (13)
                                               ---------------------------------------------------------------
          Total other income                             1,013              477            ---           1,490
                                               ---------------------------------------------------------------
Other expenses:
  Salaries and benefits                                  5,725            1,338            ---           7,063
  Occupancy                                                725              372            ---           1,097
  Amortization of intangibles                              473              ---            ---             473
  Other                                                  2,987            1,268            ---           4,255
                                               ---------------------------------------------------------------
          Total other expenses                           9,910            2,978            ---          12,888
                                               ---------------------------------------------------------------
          Income before income taxes                     8,887            2,572            ---          11,459
  Income taxes                                           3,773              976            ---           4,749
                                               ---------------------------------------------------------------
          Net income                                   $ 5,114         $  1,596            ---         $ 6,710
                                               ===============================================================
Net income per share - basic                           $  2.04         $   1.01            ---         $  1.86
                                               ===============================================================
Net income per share - diluted                         $  1.94         $   0.92            ---         $  1.74
                                               ===============================================================
Average common shares outstanding- basic                 2,508            1,573           (472)          3,609
                                               ===============================================================
Average common share equivalents
   outstanding-diluted                                   2,640            1,728           (518)          3,850
                                               ===============================================================

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                   SJNB Financial Corp. and Saratoga Bancorp
        Unaudited Pro Forma Condensed Combined Statement of Operations
                     For the year ended December 31, 1996
                   (in thousands, except per share amounts)

                                                                                                      SJNB and
                                                                                                       Saratoga
                                                      SJNB           Saratoga        Adjustments      Combined
                                                    ------------------------------------------------------------
Interest income:
  Interest and fees on loans and leases                 $20,422          $ 4,395             ---         $24,817
  Interest and dividends on investment                    4,114            3,180             ---           7,294
   securities
  Other interest and investment income                       (9)              10             ---               1
                                                    ------------------------------------------------------------
          Total interest income                          24,527            7.585             ---          32,112
                                                    ------------------------------------------------------------
Interest expense:
  Interest on deposits                                    6,600            2.713             ---           9,313
  Other short-term borrowings                             1,459              ---             ---           1,459
  Interest on long-term borrowings                          ---              845             ---             845
                                                    ------------------------------------------------------------
          Total interest expense                          8,059            3,558             ---          11,617
                                                    ------------------------------------------------------------
          Net interest income                            16,468            4,027             ---          20,495
                                                    ------------------------------------------------------------
Provision for possible loan and lease losses                190             (150)            ---              40
          Net interest income after provision                                               ---
           for possible loan and lease losses            16,278            4,177                          20,455
                                                    ------------------------------------------------------------
Other income:
  Service charges on deposits                               551              199             ---             750
  Other operating income                                    437              154             ---             591
  Net gain (loss) on securities available for sale         (142)             ---             ---            (142)
                                                    ------------------------------------------------------------
          Total other income                                846              353             ---           1,199
                                                    ------------------------------------------------------------
Other expenses:
   Salaries and benefits                                  5,517            1,342             ---           6,859
   Occupancy                                                702              348             ---           1,050
   Amortization of intangibles                              499              ---             ---             499
   Other                                                  2,917            1,180             ---           4,097
                                                    ------------------------------------------------------------
          Total other expenses                            9,635            2,870             ---          12,505
                                                    ------------------------------------------------------------
          Income before income taxes                      7,489            1,660             ---           9,149
  Income taxes                                            3,198              559             ---           3,757
                                                    ------------------------------------------------------------
          Net income                                    $ 4,291           $1,101             ---         $ 5,392
                                                    ============================================================
Net income per share - basic                            $  1.73           $ 0.71             ---         $  1.51
                                                    ============================================================
Net income per share - diluted                          $  1.64           $ 0.64             ---         $  1.41
                                                    ============================================================
Average common shares outstanding- basic                  2,481            1,551            (465)          3,567
                                                    ============================================================
Average common share equivalents outstanding-
diluted                                                   2,622            1,726            (518)          3,830
                                                    ============================================================

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

     Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(1)  Market Value of Investment Securities Held to Maturity.

The market value of Investment Securities Held to Maturity as of June 30, 1999 is as follows:


     SJNB              $10,133
     Saratoga           10,537
                       -------
     Total             $20,670
                       =======

(2)  Common Stock.

Common stock outstanding as of June 30, 1999 is as follows together with the pro forma combined, calculated on the basis of 0.70 shares of SJNB common stock to one share of Saratoga common stock.

     SJNB                  2,349
     Saratoga              1,587
     Pro forma combined    3,459

(3)  Merger Costs.

The following table reflects all nonrecurring SJNB and Saratoga estimated merger-related costs as of June 30, 1999. These costs are not included on the unaudited pro forma condensed combined statements of operations but are included on the unaudited pro forma condensed combined balance sheet as a reduction to shareholders' equity, net of a $462,000 tax benefit. These costs will be charged to expense immediately following the consummation of the merger. These estimated merger-related costs are summarized below, in thousands:

                                                   Merger Costs
                                  -----------------------------------------
                                     SJNB           Saratoga         Total
                                  -----------------------------------------
Financial advisory                     $ 50         $  600           $  650
Professional fees                       200            250              450
Printing                                 50             25               75
Termination and severance benefits                     827              827
Deferred compensation                                  702              702
Other                                                  120              120
                                  -----------------------------------------
                                       $300         $2,524           $2,824
                                  =========================================

Estimated Tax benefit                                                  (462)
                                                           ----------------
     Total                                                           $2,362
                                                           ================

                     MARKET PRICE AND DIVIDEND INFORMATION

Market Quotations

     The SJNB common stock is listed and traded on the Nasdaq National Market. The Saratoga common stock is quoted on the OTC Bulletin Board. As of October ___, 1999, there were approximately _______ holders of record of SJNB common stock and approximately _____ holders of record of Saratoga common stock.
     The following table sets forth for SJNB common stock and Saratoga common stock the high and low closing prices and per share cash dividends declared for the quarters indicated.

                                                          SJNB                          Saratoga
                                      -----------------------------------    ------------------------------
                                             Common  Stock    Dividends      Common    Stock      Dividends
                                              High    Low      Declared       High      Low       Declared
                                              ----    ---      --------       ----      ---       --------
     1997
 First Quarter.......................        $26.00  18.75       --           $10.00   $ 8.00        --
 Second Quarter......................         26.00  22.50     $.21            11.00     9.67      $.07
 Third Quarter.......................         32.25  24.75       --            12.67    10.50        --
 Fourth Quarter......................         42.00  30.75      .24            12.17    10.83       .07

     1998
 First Quarter.......................        $37.00  33.50     $.14           $15.33   $12.75      $.07
 Second Quarter......................         43.25  35.00      .14            17.33    14.33        --
 Third Quarter.......................         43.25  26.00      .14            17.25    13.88       .10
 Fourth Quarter......................         29.00  26.00      .14            14.50    13.00        --

     1999
 First Quarter.......................        $28.50 $26.00     $.14           $17.00   $14.00      $.10
 Second Quarter......................         30.25  26.50      .14            17.88    15.75        --
 Third Quarter (through October __)..

     At the close of business on August 27, 1999, immediately prior to the first public announcement of the merger, the high, low and closing prices for SJNB common stock on the Nasdaq National Market were $33.25, $33.125 and $33.25, respectively.

     At the close of business on August 27, 1999, immediately prior to the first public announcement of the merger, the high, low and last reported sale prices for Saratoga common stock as quoted on the OTC Bulletin Board were $19.00, $18.875 and $19.00, respectively.

Dividends and Dividend Policy

     SJNB. SJNB's board of directors considers the advisability and amount of proposed dividends each year. Future dividends will be determined after consideration of SJNB's earnings, financial condition, future capital funds, regulatory requirements and such other factors as the board of directors may deem relevant. SJNB's primary source of funds for payment of dividends to its shareholders will be receipt of dividends and management fees from San Jose National Bank. The payment of dividends by a bank is subject to various legal and regulatory restrictions.

     From 1993 through 1997, SJNB maintained a policy of paying semi-annual dividends to its shareholders. Effective with the first quarter of 1998, SJNB adopted a policy to pay quarterly cash dividends to its shareholders. It is the intention of SJNB to continue the payment of dividends, subject to financial results and other factors which could limit or restrict dividends as more fully discussed elsewhere herein.

     SJNB has paid cash dividends on its outstanding shares of common stock totaling $0.45 per share in 1997, $0.56 per share in 1998 and $0.28 per share through June 30, 1999. It is the intention of SJNB to pay cash dividends, subject to the restrictions on the payment of cash dividends as described above, depending upon the level of earnings, management's assessment of future capital needs and other factors considered by the board of directors.

     Holders of SJNB common stock are entitled to receive dividends as and when declared by the board of directors of SJNB out of funds legally available therefor under the laws of the State of California. The California General Corporation Law provides that a corporation may make a distribution to its shareholders if the corporation's retained earnings equal at least the amount of the proposed distribution. The California General Corporation Law further provides that, in the event sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if, after giving effect to the distribution, it meets two conditions, which generally stated are as follows: (i) the corporation's assets must equal at least 125% of its liabilities; and (ii) the corporation's current assets must equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for such fiscal years, then the corporation's current assets must equal at least 125% of its current liabilities.

     The Federal Reserve Board generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company's financial position. The Federal Reserve Board's policy is that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition.

     Under the merger agreement, SJNB is prohibited from declaring or paying any dividends on or making other distributions in respect of any of its capital stock, except (1) cash dividends in an amount substantially equivalent to dividends paid in the 12 months prior to the date of the merger agreement and
(2) dividends paid to SJNB from a wholly-owned subsidiary. The merger agreement also requires each party to coordinate with the other party the declaration of, and record and payment dates for, any dividend in respect of its common stock.

     Saratoga. Saratoga's shareholders are entitled to receive dividends when and as declared by its board of directors, out of funds legally available therefore, subject to the restrictions set forth in the California General Corporation Law noted above. Funds for payment of any cash dividends by Saratoga would be obtained from its investments as well as dividends and/or management fees from Saratoga National Bank.

     The payment of cash dividends by Saratoga National Bank may be subject to the approval of the Office of the Comptroller of the Currency, as well as restrictions established by federal banking law, the Federal Reserve Board and the FDIC. Approval of the Office of the Comptroller of the Currency is required if the total of all dividends declared by Saratoga National Bank's board of directors in any calendar year will exceed Saratoga National Bank's net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus or to a fund for the retirement of preferred stock. Additionally, the Federal Reserve Board, FDIC and/or Office of the Comptroller of the Currency, might, under certain circumstances, place restrictions on the ability of a bank to pay dividends based upon peer group averages and the performance and maturity of that bank.

     Saratoga has paid cash dividends on its outstanding shares of common stock totaling $0.134 per share in 1997, $0.167 per share in 1998 and $0.10 per share through June 30, 1999. Saratoga has announced a $0.10 per share cash dividend effective to shareholders of record at October 22, 1999 and payable on November 5, 1999. It is the intention of Saratoga to pay cash and stock dividends, subject to the restrictions on the payment of cash dividends as described above, depending upon the level of earnings, management's assessment of future capital needs and other factors considered by the board of directors.

     Under the merger agreement, Saratoga is prohibited from declaring or paying any dividends on or making other distributions in respect of any of its capital stock, except (1) cash dividends in an amount per share not greater than, and consistent with the manner and frequency of, dividends paid in the 12 months prior to the date of the merger agreement and (2) dividends paid to Saratoga from Saratoga National Bank. The merger agreement also requires each party to coordinate with the other party the declaration of, and record and payment dates for, any dividend in respect of its common stock.

                       COMPARISON OF SHAREHOLDER RIGHTS

General

     SJNB and Saratoga are both incorporated under and subject to the provisions of the California General Corporation Law.

     Upon consummation of the merger, except for those persons, if any, who perfect appraisal rights under the California General Corporation Law (see "Dissenters' Rights of Appraisal"), the shareholders of Saratoga will become shareholders of SJNB.

     SJNB is a California corporation and, accordingly, is governed by the California General Corporation Law and by its Articles of Incorporation (the "SJNB Articles") and Bylaws (the "SJNB Bylaws"). While Saratoga is also governed by the California General Corporation Law, its Articles of Incorporation (the "Saratoga Articles") and Bylaws (the "Saratoga Bylaws") differ in certain material respects from the SJNB Articles and SJNB Bylaws.

     The following is a general comparison of certain similarities and material differences between the rights of SJNB and Saratoga shareholders under their respective governing Articles of Incorporation and Bylaws. This discussion is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences, and is qualified in its entirety by reference to the California General Corporation Law, the common law thereunder and the full text of the SJNB Articles, SJNB Bylaws, Saratoga Articles and Saratoga Bylaws.

Certain Anti-Takeover Measures

     Some of the provisions in the SJNB Articles and the SJNB Bylaws discussed below may deter efforts to obtain control of SJNB on a basis which some shareholders might deem favorable. Such provisions are designed to encourage any person attempting a change in control of SJNB to enter into negotiations with the board of directors of SJNB. For example, the SJNB Articles contain a "Classified Board" provision, creating classes of directors with terms expiring at different times. See "--Classified Board Provisions." In addition, the SJNB board of directors is authorized to issue preferred stock which may have the effect of delaying or preventing a change in control of SJNB. See "Description of SJNB Capital Stock--Preferred Stock." The foregoing anti-takeover measures may decrease the likelihood that a person or group would obtain control of SJNB or may perpetuate incumbent management.

     The provisions in the Saratoga Articles permitting the issuance of preferred stock discussed under the caption "Description of Saratoga Capital Stock--Preferred Stock" may deter efforts to obtain control of Saratoga on a basis which some shareholders might deem favorable as further discussed below.

Quorum Requirements

     Both the SJNB Bylaws and the Saratoga Bylaws provide that the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business.

Indemnification of Directors and Executive Officers

     Overview of California Law. Section 317 of the California General Corporation Law expressly grants to each California corporation the power to indemnify its directors, officers and agents against certain liabilities and expenses incurred in the performance of their duties. Rights to indemnification beyond those provided by Section 317 may be valid to the extent that such rights are authorized in the corporation's articles of incorporation. Indemnification may not be made, however, with respect to liability incurred in connection with any of the following acts for which the liability of directors may not be limited under the California General Corporation Law: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (3) any transaction from which a director derived a personal benefit; (4) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (6) acts or omissions arising out of certain interested party transactions; or (7) acts in connection with illegal distributions, loans or guarantees.

     With respect to all proceedings other than shareholder derivative actions,
Section 317 permits a California corporation to indemnify any of its directors, officers or other agents only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. In the case of derivative actions, a California corporation may indemnify any of its directors, officers or agents only if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Furthermore, in derivative actions, no indemnification is permitted (1) with respect to any matter with respect to which the person to be indemnified has been held liable to the corporation, unless such indemnification is approved by the court; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that a director, officer or agent of a corporation has been successful on the merits in defense of any proceeding for which indemnification is permitted by Section 317, a corporation is obligated by Section 317 to indemnify such person against expenses actually and reasonably incurred by him in connection with the proceeding.

     SJNB. The SJNB Articles eliminate the liability of its directors for monetary damages to the fullest extent permissible under California law and grant to SJNB the power to indemnify its directors, officers and agents through agreements with such persons, bylaw provisions, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317, subject to applicable statutory prohibitions upon indemnification.

     The SJNB Bylaws obligate SJNB to indemnify to the maximum extent permitted by California General Corporation Law its directors, officers and other agents against liabilities and expenses incurred in the performance of their duties, subject to the prohibitions of the California General Corporation Law.

     SJNB maintains directors' and officers' liability insurance policies that indemnify its directors and officers against certain losses in connection with claims made against them for certain wrongful acts. In addition, SJNB has entered into separate indemnification agreements with its directors and officers that require SJNB, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as agents of SJNB to the maximum extent permitted by the California General Corporation Law.

     The SJNB Bylaws and indemnification agreements with its directors entitle the directors of SJNB to be indemnified against liabilities and expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of SJNB. SJNB directors have been granted the right to be paid by SJNB the expenses incurred in defending the proceedings specified above in advance of their final disposition.

     Saratoga. The Saratoga Articles eliminate the liability of its directors for monetary damages to the fullest extent permissible under California law and authorize Saratoga to provide indemnification of agents (as defined in Section 317 of the California General Corporation Law) for breach of duty to Saratoga and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification provisions otherwise permitted by Section 317 of the California General Corporation Law, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law. Saratoga also maintains directors' and officers' liability insurance policies that indemnify its directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

     The Saratoga Bylaws and indemnification agreements provide to Saratoga directors, officers and other agents the maximum indemnification allowed under applicable California law and under the Saratoga Articles. The indemnification agreements provide indemnification which expands the scope of indemnification provided by California law. It has not yet been determined, however, to what extent the indemnification expressly permitted by California law may be expanded, and, therefore, the validity and scope of indemnification provided by the indemnification agreements may be subject to future judicial interpretation. Any award of indemnification to a director, officer or other agent would come directly from the assets of Saratoga, thereby affecting a shareholder's investment.

     The indemnification agreements incorporate the provisions of the Saratoga Bylaws regarding indemnification and set forth a number of procedural and substantive matters which are not addressed or are addressed in less detail in the California law including the following:

     . The indemnification agreements establish a standard of conduct that the person to be indemnified must have acted "in a manner such person did not believe to be contrary to the best interests of the corporation." This standard is an expansion of the standard under California law that the person must have acted "in a manner such person reasonably believed to be in the best interests of the corporation."

     . The indemnification agreements establish the presumption that the indemnified party has met the applicable standard of conduct required for indemnification. In addition, an arbitrator may make the determination that indemnification is proper in any arbitration proceeding in which such determination is pending. California law requires a finding in each specific case by the board of directors, independent legal counsel or the shareholders that the applicable standard of conduct has been met.

     . The indemnification agreements provide that litigation expenses shall be advanced to an indemnified party at his or her request provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses. California law provides that such expenses may be advanced against such an undertaking upon authorization by the board of directors.

     . The indemnification agreements explicitly provide that in a derivative suit the indemnified party will be entitled to indemnification against amounts paid in settlement, to the fullest extent permitted by law, where the indemnified party meets the applicable standard of conduct. Indemnification of any such amount would be paid out of

          Saratoga's funds. California law does not provide for such indemnification without court approval. The enforceability of the provisions in the indemnification agreements providing for settlement payments in derivative suits has not been judicially interpreted by the courts and may be subject to public policy limitations.

     . In the event Saratoga does not pay a requested indemnification amount, the indemnification agreements allow the indemnified party to contest this determination by petitioning a court to make an independent determination of whether the party is entitled to indemnification under the indemnification agreements. In the event of such a contest, the burden of proving that the indemnified party did not meet the applicable standard of conduct will be on Saratoga. If Saratoga fails to establish that the applicable standard of conduct has not been met, the indemnified party will be entitled to indemnification, which will include reimbursement for expenses incurred by the indemnified party in such contest in establishing the right to indemnification. California law does not set forth any procedure for contesting a corporation's determination of a party's right to indemnification or establish which party bears the burden of proof with respect to a challenge to such a determination.

     . The indemnification agreements explicitly provide for partial indemnification of costs and expenses in the event that an indemnified party is not entitled to full indemnification under the terms of the indemnification agreements. California law does not specifically address this issue. It does, however, provide that to the extent that an indemnified party has been successful on the merits, he or she shall be entitled to such indemnification.

     . The indemnification agreements automatically incorporate future changes in the laws which increase the protection available to the indemnitee. Such changes will apply to Saratoga without further shareholder approval and may further impair shareholders' rights or subject Saratoga's assets to risk of loss in the event of large indemnification claims. Each indemnification agreement constitutes a binding, legal obligation of Saratoga, and may not be amended without the consent of the individual who is protected by such indemnification agreement.

     . The indemnification agreements explicitly provide that actions by an indemnified party serving at the request of Saratoga as a director, officer or agent of an employee benefit plan, corporation, partnership, joint venture or other enterprise, whether or not owned or controlled by Saratoga, shall be covered by the indemnification. California law provides that a corporation may so indemnify such parties. It should be noted that by agreeing by contract to indemnify those parties, Saratoga may be exposed to liability for actions of an entity over which it may not exercise control, which liability could adversely affect Saratoga's financial position.

     . The indemnification agreements, together with the limitation on the director's liability and the indemnification provided by the Saratoga Articles and Saratoga Bylaws, reduce significantly the number of instances in which directors might be held liable to Saratoga for monetary damages for breach of their fiduciary duties.

     Under the merger agreement, from and after the effective time of the merger SJNB will indemnify and hold harmless each present or former officer or director of Saratoga and Saratoga National Bank (determined as of the effective time) against (1) all losses, claims, damages, expenses, liabilities or judgments or amounts that are paid in the settlement of or in connection with any claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of Saratoga or Saratoga National Bank (collectively, "Indemnified Liabilities") and (2) all Indemnified Liabilities based on or arising out of the merger agreement or the transactions contemplated by the merger agreement, in each case to the full extent that Saratoga would have been permitted under applicable law and its articles of incorporation and SJNB is permitted under California law.

     Additionally, upon the effective time of the merger, SJNB will include in its director and officer insurance policy any executive officer or director of Saratoga or Saratoga National Bank who becomes an officer or director of SJNB. Saratoga has agreed to cooperate with SJNB to obtain extended coverage under Saratoga's director and officer insurance policy to cover claims made for a period of three years after the effective time of the merger regarding acts or omissions of Saratoga's or Saratoga National Bank's directors or officers prior to the effective time of the merger. However, SJNB will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid by Saratoga and Saratoga National Bank in respect of 1998 for such insurance, as previously disclosed to SJNB. If the premiums for such insurance would at any time exceed 150% of the premiums paid by Saratoga and Saratoga National Bank in respect of 1998 for such insurance, then SJNB will maintain policies of insurance which, in SJNB's good faith determination, provide the maximum coverage available at an annual premium equal to 150% of the premiums paid by Saratoga and Saratoga National Bank in respect of 1998 for such insurance. Notwithstanding the indemnification rights described above, the officers and directors of Saratoga and Saratoga National Bank will retain all indemnification rights and benefits they have under agreements in effect on the date of the merger agreement. SJNB has agreed to honor those agreements with respect to any acts or omissions by such officers or directors occurring prior to the closing of the merger.

     Overview of Federal Law. Federal law authorizes the FDIC to limit, by regulation or order, the payment of indemnification by insured banks or bank holding companies to their directors and officers. Pursuant to this authority, the FDIC has enacted a regulation that permits the payment of indemnification by banks and bank holding companies to institution-affiliated directors, officers and other parties only if certain requirements are satisfied. This regulation permits an institution to make an indemnification payment to, or for the benefit of, a director, officer or other party only if the institution's board of directors, in good faith, certifies in writing that the individual has a substantial likelihood of prevailing on the merits and that the payment of indemnification will not adversely affect the institution's safety and soundness. An institution's board of directors is obligated to cease making or authorizing indemnification payments in the event that it believes, or reasonably should believe, that the conditions discussed in the preceding sentence are no longer being met. Further, an institution's board of directors must provide the FDIC and any other appropriate bank regulatory agency with prior written notice of any authorization of indemnification. In addition, indemnification payments related to an administrative proceeding or civil action instituted by an appropriate federal bank regulatory agency are limited to the payment or reimbursement of reasonable legal or other professional expenses. Finally, the director, officer or other party must agree in writing to reimburse the institution for any indemnification payments received should the proceeding result in a final order being instituted against the individual assessing a civil money penalty, removing the individual from office, or requiring the individual to cease and desist from certain institutional activities.

Shareholder Meetings and Action by Written Consent

     The Saratoga Bylaws provide for shareholder action by written consent, including the requirement for unanimous written consent for the election of directors other than to fill vacancies. The SJNB Articles authorize shareholder action by written consent only when first authorized by the board of directors. Additionally, both the SJNB Bylaws and the Saratoga Bylaws permit a director to be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

Cumulative Voting

     Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. SJNB shareholders are not entitled to cumulative voting in the election of directors. Saratoga shareholders are entitled to cumulative voting in the election of directors.

Amendment of Bylaws

     SJNB. The SJNB Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. The SJNB Bylaws require that if the SJNB Articles set forth the number of authorized directors of SJNB, the authorized number of directors may be changed only by an amendment of the SJNB Articles. The SJNB Articles currently set forth a permissible range of authorized directors of between nine and 17. Subject to the rights of shareholders to amend the bylaws, the SJNB Bylaws provide that the bylaws may be adopted, amended or repealed by its board of directors.

     Saratoga. The Saratoga Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, provided that any amendment which reduces (1) the number of directors on a fixed-number board or (2) the minimum number of directors on a variable-number board to a number less than five, cannot be adopted if the votes cast or consents given opposing such action are equal to or more than 16 2/3% of all outstanding shares entitled to vote.

     Subject to the rights of shareholders to amend the bylaws, the Saratoga Bylaws provide that the bylaws may be adopted, amended or repealed by its board of directors, except that only the shareholders can adopt a bylaw or amendment to the bylaws which (1) specifies or changes the number of directors on a fixed number board, (2) specifies or changes the minimum or maximum number of directors on a variable number Board or (3) changes from a fixed number board to a variable number board or vice versa.

Filling Vacancies on the Board of Directors

     Both the SJNB Bylaws and the Saratoga Bylaws provide that vacancies occurring on their respective boards of directors may be filled by a vote of a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting or by unanimous written consent of the outstanding shares entitled to vote. Both the SJNB Bylaws and the Saratoga Bylaws also provide that the shareholders may elect a director at any time to fill any vacancy not filled by the directors, except that any election by written consent, other than to fill a vacancy created by removal of a director, requires the consent of a majority of the outstanding shares entitled to vote.

     In addition, the California General Corporation Law provides that if, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, (1) any holder or holders of an aggregate of 5% or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders; or (2) the California Superior Court of the proper county shall, upon application of such shareholder or shareholders, summarily order a special meeting of shareholders, to be held to elect the entire Board of Directors.

Call of Annual or Special Meeting of Shareholders and Action by Shareholders Without a Meeting

     Both the SJNB Bylaws and the Saratoga Bylaws provide that a special meeting of the shareholders may be called at any time by their board of directors, chairman of the board, president or one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting. Under the California General Corporation Law, unless otherwise provided in the articles of incorporation (which, in the case of the SJNB Articles and the Saratoga Articles, is not provided), any action which may be taken at any annual or special meeting may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The SJNB Articles provide that action without a meeting cannot be taken unless the Board of directors of SJNB has by resolution approved any such action without a meeting.

Classified Board Provisions

     SJNB. The SJNB Articles provide that, in the event that the authorized number of directors shall be fixed at nine or more, the board shall be divided into three classes: Class I, Class II and Class III, each consisting of a number of directors equal to as nearly as practicable one-third the total number of directors. Directors in Class I, Class II and Class III shall initially serve for a term expiring respectively at the 2000, 2001 and 2002 annual meeting of shareholders. Thereafter, each director shall serve for a term ending at the third annual shareholders meeting following the annual meeting at which such director was elected. In the event that the authorized number of directors shall be fixed with at least six but less than nine, the Board shall be divided into two classes, designated as Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. The number of directors is currently set between nine and 17. The use of a classified board may have the effect of discouraging takeover attempts.

     Saratoga. Neither the Saratoga Articles nor the Saratoga Bylaws provide for a classified board. The Saratoga Bylaws provide that the number of authorized directors shall be not less than five nor more than twelve, unless and until such provisions are amended by a vote of Saratoga shareholders. The Saratoga Bylaws further specify that directors shall be elected at each annual meeting of shareholders, and shall continue in office until their respective successors are elected and qualified.

                       DESCRIPTION OF SJNB CAPITAL STOCK

     The authorized capital stock of SJNB consists of 20,000,000 shares of SJNB common stock, without par value, and 5,000,000 shares of preferred stock, without par value. As of October ___, 1999, _______________ shares of SJNB common stock and no shares of preferred stock were outstanding and an additional _______________ shares of the authorized SJNB common stock were available for future grant and reserved for issuance to holders of outstanding stock options under SJNB's stock option plans.

Common Stock

     Holders of SJNB common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders may not cumulate their votes. Shareholders are entitled to receive ratably such dividends as may be legally declared by SJNB's board of directors. There are legal and regulatory restrictions on the ability of SJNB to declare and pay dividends. See "Market Price and Dividend Information--Dividends and Dividend Policy." In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference for securities with a priority over the SJNB common stock. Shareholders of SJNB common stock have no preemptive or conversion rights. SJNB common stock is not subject to calls or assessments. The transfer agent and registrar for SJNB common stock is U.S. Stock Transfer Corporation.

Preferred Stock

     The SJNB board of directors is authorized to fix the rights, preferences, privileges and restrictions of the preferred stock and may establish series of such stock and determine the variations between series. If and when any preferred stock is issued, the holders of preferred stock may have a preference over holders of SJNB common stock upon the payment of dividends, upon liquidation of SJNB, in respect of voting rights and in the redemption of the capital stock of SJNB. The issuance of any preferred stock may have the effect of delaying, deferring or preventing a change in control of SJNB without further action of its shareholders. The issuance of such stock with voting and conversion rights may adversely affect the voting power of the holders of SJNB common stock. SJNB has no present plans to issue any shares of preferred stock.

                     DESCRIPTION OF SARATOGA CAPITAL STOCK

     The authorized capital stock of Saratoga consists of 20,000,000 shares of common stock, without par value, and 1,000,000 shares of preferred stock, without par value. As of the October ___, 1999, there were __________ shares of Saratoga common stock and no shares of Saratoga preferred stock outstanding, and an additional _________ shares of the authorized Saratoga common stock available for future grant and reserved for issuance to holders of outstanding stock options under Saratoga's stock option plan.

Common Stock

     Holders of Saratoga common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, except that under the Saratoga Bylaws, shareholders may cumulate their votes for the election of directors. Shareholders are entitled to receive ratably such dividends as may be legally declared by Saratoga's board of directors. There are legal and regulatory restrictions on the ability of Saratoga to declare and pay dividends. See "Market Price and Dividend Information--Dividends and Dividend Policy." In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences for securities with a priority over the Saratoga common stock. Shareholders of Saratoga common stock have no preemptive or conversion rights. Saratoga common stock is not subject to calls or assessments. The transfer agent and registrar for Saratoga common stock is ChaseMellon Shareholder Services LLC.

Preferred Stock

     The Saratoga board of directors is authorized to determine or alter the rights, preferences, privileges and restrictions of the preferred stock and may establish series of such stock, fix the number of shares of each series and determine the variations between series. If and when any preferred stock is issued, the holders of preferred stock may have a preference over holders of Saratoga common stock upon the payment of dividends, upon liquidation of Saratoga, in respect of voting rights and in the redemption of the capital stock of Saratoga. The issuance of any preferred stock may have the effect of delaying, deferring or preventing a change in control of Saratoga without further action of its shareholders. The issuance of such stock with voting and conversion rights may adversely affect the voting power of the holders of Saratoga common stock. Saratoga has no present plans to issue any shares of preferred stock and is prohibited from doing so by the merger agreement.

                                    EXPERTS

     The Consolidated Financial Statements of SJNB incorporated in this proxy statement/prospectus by reference from SJNB's annual report on Form 10-K, as amended, for the year ended December 31, 1998 have been audited by KPMG LLP, independent auditors, as stated in their report which is incorporated herein by reference. Such statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The Consolidated Financial Statements of Saratoga incorporated in this proxy statement/prospectus by reference from Saratoga's annual report on Form 10-K, as amended, for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference. Such statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the shares of SJNB common stock offered hereby and certain legal matters in connection with the merger will be passed upon for SJNB by Pillsbury Madison & Sutro LLP, San Francisco, California.

                            SOLICITATION OF PROXIES

     Each of SJNB and Saratoga will bear the cost of the solicitation of proxies from their respective shareholders. In addition to solicitation by mail, the directors, officers and employees of SJNB or Saratoga may solicit proxies from their respective shareholders by telephone or telegram or in person. Such persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians, for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and SJNB or Saratoga, as applicable, will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.

                      WHERE YOU CAN FIND MORE INFORMATION

     Both SJNB and Saratoga file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that SJNB and Saratoga file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. The Commission also maintains an Internet World Wide Web site at "http://www.sec.gov" at which reports, proxy and information statements and other information regarding SJNB and Saratoga are available. In addition, reports, proxy statements and other information concerning SJNB also may be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006.

     SJNB has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act relating to the shares of SJNB common stock to be issued in connection with the merger. This proxy statement/prospectus also constitutes the prospectus of SJNB filed as part of the registration statement and does not contain all the information set forth in the registration statement and exhibits thereto. You may copy and read the registration statement and its exhibits at the public reference facilities maintained by the Commission at the public reference rooms specified above.

     The Commission allows both SJNB and Saratoga to "incorporate by reference" information into this proxy statement/prospectus, which means that SJNB and Saratoga can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that either SJNB or Saratoga has previously filed with the Commission. These documents contain important information about SJNB and Saratoga and their financial conditions.

      SJNB Commission Filings                   Period
      (File No. 000-11771)

      Annual Reports on Form 10-K.............. Year ended December 31, 1998
      Quarterly Reports on Form 10-Q........... Quarters ended March 31, 1999 and June 30, 1999
      Current Reports on Form 8-K.............. Dated September 1, 1999
      Proxy Statement.......................... Dated April 16, 1999

      Saratoga Commission Filings
      (File No.  002-77519-LA)

      Annual Report on Form 10-K, as amended... Year ended December 31, 1998
      Quarterly Reports on Form 10-Q........... Quarters ended March 31, 1999 and June 30, 1999
      Current Reports on Form 8-K.............. Dated March 3, 1999, May 4,
                                                1999, May 21, 1999, September 1,
                                                1999 and September 24, 1999

     SJNB and Saratoga incorporate by reference any additional documents that either may file with the Commission between the date of this proxy statement/prospectus and the date of their respective special meeting. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

     SJNB has supplied all information contained or incorporated by reference in the proxy statement/prospectus relating to SJNB and Saratoga has supplied all such information relating to Saratoga.

     This proxy statement/prospectus incorporates by reference documents relating to SJNB and Saratoga which are not presented in this proxy statement/prospectus or delivered herewith. Those documents relating to SJNB are available from SJNB without charge, excluding all exhibits unless specifically incorporated by reference in this proxy statement/prospectus, by requesting them in writing or by telephone from SJNB Financial Corp., Assistant Corporate Secretary, One North Market Street, San Jose, California 95113, (408) 947-7562. Those documents relating to Saratoga are available from Saratoga without charge, excluding all exhibits unless specifically incorporated by reference in this proxy statement/prospectus, by requesting them in writing or by telephone from Saratoga Bancorp, Corporate Secretary, 12000 Saratoga-Sunnyvale Road, Saratoga, California 95020, (408) 973-1111. If you would like to request documents from either SJNB or Saratoga, please do so by ________________, 1999 in order to receive them before the special meeting.

     In deciding how to vote on the merger, you should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. Neither SJNB nor Saratoga has authorized any person to provide you with any information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated ______________, 1999. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing to you of this proxy statement/prospectus nor the issuance to you of shares of SJNB common stock will create any implication to the contrary. This proxy statement/ prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities, or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it is unlawful.

                                                                         ANNEX A
                                                                         -------




================================================================================



                         AGREEMENT AND PLAN OF MERGER

                          dated as of August 27, 1999

                                     among

                             SJNB FINANCIAL CORP.,

                               SARATOGA BANCORP

                                      and

                            SARATOGA NATIONAL BANK



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                            Page
ARTICLE I THE MERGER......................................................................   A-2
     1.1   Effective Time of the Merger...................................................   A-2
     1.2   Closing........................................................................   A-2
     1.3   Effects of the Merger..........................................................   A-2
     1.4   Alternative Structure..........................................................   A-3
     1.5   Absence of Control.............................................................   A-3

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES....................................................   A-4
     2.1   Effect on Capital Stock of the Constituent Corporations........................   A-4
           (a)   Conversion of Saratoga Common Stock......................................   A-4
           (b)   SJNB Capital Stock.......................................................   A-4
     2.2   No Further Ownership Rights in Saratoga Common Stock...........................   A-4
     2.3   Fractional Shares..............................................................   A-4
     2.4   Surrender of Shares of Saratoga Common Stock...................................   A-5
     2.5   Adjustments....................................................................   A-6
     2.6   Options........................................................................   A-6
     2.7   Dissenters' Rights.............................................................   A-7

ARTICLE III REPRESENTATIONS AND WARRANTIES................................................   A-7
     3.1   Representations and Warranties of Saratoga and SNB.............................   A-7
           (a)   Organization, Standing and Power.........................................   A-7
           (b)   Capital Structure; Ownership of SJNB Common Stock........................   A-9
           (c)   Authority; No Violation..................................................  A-10
           (d)   Financial Statements.....................................................  A-12
           (e)   Saratoga SEC Documents...................................................  A-12
           (f)   Saratoga Information Supplied............................................  A-13
           (g)   Compliance with Applicable Laws..........................................  A-13
           (h)   Litigation...............................................................  A-14
           (i)   Taxes....................................................................  A-14
           (j)   Certain Agreements.......................................................  A-15
           (k)   Benefit Plans............................................................  A-16
           (l)   Subsidiaries.............................................................  A-18
           (m)   Agreements with Bank or Other Regulators.................................  A-19
           (n)   Absence of Certain Changes or Events.....................................  A-19
           (o)   Undisclosed Liabilities..................................................  A-19
           (p)   Governmental Reports.....................................................  A-19
           (q)   Environmental Liability..................................................  A-20
           (r)   Properties...............................................................  A-22
           (s)   Transactions with Affiliates.............................................  A-23
           (t)   Brokers or Finders.......................................................  A-23

                                    -A(i)-

           (u)   Intellectual Property....................................................  A-23
           (v)   Pooling of Interests.....................................................  A-23
           (w)   Opinion of Financial Advisor.............................................  A-23
           (x)   Community Reinvestment Act Compliance....................................  A-24
           (y)   Year 2000 Readiness......................................................  A-24
           (z)   Insurance................................................................  A-24
           (aa)  Loans and Other Assets...................................................  A-25
           (ab)  Restrictions on Investments..............................................  A-26
           (ac)  No Brokered Deposits.....................................................  A-26
           (ad)  Derivatives Contracts; Structured Notes; Etc.............................  A-26
           (ae)  Labor Matters............................................................  A-27
     3.2   Representations and Warranties of SJNB.........................................  A-27
           (a)   Organization, Standing and Power.........................................  A-27
           (b)   Capital Structure; Ownership of SJNB Common Stock........................  A-27
           (c)   Authority; No Violation..................................................  A-28
           (d)   Financial Statements.....................................................  A-30
           (e)   SJNB SEC Documents.......................................................  A-30
           (f)   SJNB Information Supplied................................................  A-31
           (g)   Compliance with Applicable Laws..........................................  A-31
           (h)   Litigation...............................................................  A-32
           (i)   Taxes....................................................................  A-32
           (j)   Certain Agreements.......................................................  A-33
           (k)   Benefit Plans............................................................  A-34
           (l)   Subsidiaries.............................................................  A-36
           (m)   Agreements with Bank or Other Regulators.................................  A-36
           (n)   Absence of Certain Changes or Events.....................................  A-36
           (o)   Undisclosed Liabilities..................................................  A-36
           (p)   Governmental Reports.....................................................  A-37
           (q)   Environmental Liability..................................................  A-37
           (r)   Properties...............................................................  A-39
           (s)   Transactions with Affiliates.............................................  A-39
           (t)   No Broker or Finder......................................................  A-40
           (u)   Intellectual Property....................................................  A-40
           (v)   Pooling of Interests.....................................................  A-40
           (w)   Community Reinvestment Act Compliance....................................  A-40
           (x)   Year 2000 Readiness......................................................  A-40
           (y)   Insurance................................................................  A-41
           (z)   Loans and Other Assets...................................................  A-41
           (aa)  Derivatives Contracts; Structured Notes; Etc.............................  A-42
           (ab)  Labor Matters............................................................  A-42

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS......................................  A-43
     4.1   Covenants of Saratoga..........................................................  A-43
     4.2   Covenants of SJNB..............................................................  A-47

ARTICLE V ADDITIONAL AGREEMENTS...........................................................  A-49
     5.1   Regulatory Matters.............................................................  A-49

                                    -A(ii)-

     5.2   Access to Information..........................................................  A-50
     5.3   Shareholders' Meetings.........................................................  A-50
     5.4   No Solicitations...............................................................  A-51
     5.5   Legal Conditions...............................................................  A-53
     5.6   Employee Benefit Plans.........................................................  A-54
     5.7   Indemnification; Directors' and Officers' Insurance............................  A-55
     5.8   Additional Agreements..........................................................  A-56
     5.9   Fees and Expenses..............................................................  A-56
     5.10  Cooperation....................................................................  A-57
     5.11  Affiliates.....................................................................  A-58
     5.12  Stock Exchange Listing.........................................................  A-58
     5.13  Advice of Changes..............................................................  A-58
     5.14  Subsequent Interim and Annual Financial Statements; Certain Reports............  A-58
     5.15  Dissenters' Rights.............................................................  A-58
     5.16  SNB Board of Directors and Executive Officers..................................  A-58
     5.17  Transition Services............................................................  A-59

ARTICLE VI CONDITIONS PRECEDENT...........................................................  A-59
     6.1   Conditions to Each Party's Obligation..........................................  A-59
           (a)   Shareholder Approvals....................................................  A-59
           (b)   Other Approvals..........................................................  A-59
           (c)   No Injunctions or Restraints.............................................  A-59
           (d)   NASDAQ National Market Listing...........................................  A-59
           (e)   S-4......................................................................  A-60
           (f)   Pooling..................................................................  A-60
           (g)   Burdensome Condition.....................................................  A-60
           (h)   Dissenters' Rights.......................................................  A-60
     6.2   Conditions to Obligations of SJNB..............................................  A-60
           (a)   Representations and Warranties...........................................  A-60
           (b)   Performance of Obligations...............................................  A-61
           (c)   Corporate Action.........................................................  A-61
           (d)   Tax Opinion..............................................................  A-61
           (e)   Material Adverse Effect..................................................  A-61
           (f)   Closing Documents........................................................  A-61
           (g)   Bank Merger..............................................................  A-61
           (h)   Comfort Letter (S-4).....................................................  A-61
           (i)   Comfort Letter...........................................................  A-62
     6.3   Conditions to Obligations of Saratoga..........................................  A-62
           (a)   Representations and Warranties...........................................  A-62
           (b)   Performance of Obligations...............................................  A-62
           (c)   Corporate Action.........................................................  A-62
           (d)   Tax Opinion..............................................................  A-62
           (e)   Material Adverse Effect..................................................  A-63
           (f)   Closing Documents........................................................  A-63
           (g)   Additions to SJNB Board of Directors.....................................  A-63
           (h)   Fairness Opinion.........................................................  A-63
           (i)   Comfort Letter (S-4).....................................................  A-63

                                   -A(iii)-

           (j)   Comfort Letter...........................................................  A-63

ARTICLE VII TERMINATION AND AMENDMENT.....................................................  A-63
     7.1   Termination....................................................................  A-63
     7.2   Effect of Termination..........................................................  A-67
     7.3   Amendment......................................................................  A-67
     7.4   Extension; Waiver..............................................................  A-67

ARTICLE VIII GENERAL PROVISIONS...........................................................  A-68
     8.1   Survival of Representations, Warranties and Covenants..........................  A-68
     8.2   Notices........................................................................  A-68
     8.3   Interpretation.................................................................  A-69
     8.4   Counterparts...................................................................  A-69
     8.5   Entire Agreement; No Third Party Beneficiaries; Rights of Ownership............  A-69
     8.6   Governing Law; Consent to Jurisdiction.........................................  A-70
     8.7   Severability...................................................................  A-70
     8.8   Assignment.....................................................................  A-70
     8.9   Publicity......................................................................  A-71
     8.10  Attorneys' Fees................................................................  A-72

Exhibit A:     Form of Agreement of Merger
Exhibit B:     Form of Stock Option Agreement
Exhibit C-1:   Form of Affiliate Agreement (Saratoga)
Exhibit C-2:   Form of Affiliate Agreement (SJNB)

                                    -A(iv)-

                            Index of Defined Terms
                            ----------------------

                                                                      Page
                                                                      ----
Acquisition Event..................................................   A-53
Action.............................................................   A-72
Actual Expenses....................................................   A-57
Affiliate..........................................................    A-9
Agreement..........................................................    A-1
Agreement of Merger................................................    A-2
Average SJNB Closing Price.........................................   A-66
Bank Merger........................................................    A-1
Bank Regulators....................................................   A-13
Benefit Plans......................................................   A-17
BHC Act............................................................    A-7
BIF................................................................    A-7
Burdensome Condition...............................................   A-60
Business Day.......................................................    A-2
CGCL...............................................................    A-2
Change in Control..................................................   A-54
Closing............................................................    A-2
Closing Date.......................................................    A-2
Code...............................................................    A-1
Confidentiality Agreement..........................................   A-50
Consents...........................................................   A-59
Constituent Corporations...........................................    A-3
CRA................................................................   A-24
date hereof........................................................    A-1
Derivatives Contract...............................................   A-26
Determination Date.................................................   A-66
Dissenting Shares..................................................    A-7
DPC Shares.........................................................   A-10
Effective Time.....................................................    A-2
ERISA..............................................................   A-16
Exchange Act.......................................................   A-12
Exchange Agent.....................................................    A-5
Exchange Ratio.....................................................    A-4
FDIC...............................................................    A-7
Federal Reserve....................................................   A-11
FFIEC..............................................................   A-24
GAAP...............................................................   A-12
Governmental Entity................................................   A-11
Indemnified Liabilities............................................   A-55
Indemnified Parties................................................   A-55
Injunction.........................................................   A-59

                                    -A(v)-

knowledge..........................................................    A-9
Litigation.........................................................   A-14
material...........................................................    A-8
material adverse effect............................................    A-8
Merger.............................................................    A-1
Minimum Price......................................................   A-65
NASDAQ.............................................................   A-66
OCC................................................................   A-12
OREO...............................................................   A-25
PBGC...............................................................   A-17
person.............................................................    A-9
Proxy Statement....................................................   A-12
Representatives....................................................   A-51
Requisite Regulatory Approvals.....................................   A-59
S-4................................................................   A-30
Saratoga...........................................................    A-1
Saratoga Benefit Plans.............................................   A-17
Saratoga Certificates..............................................    A-5
Saratoga Common Stock..............................................    A-1
Saratoga Consolidated Financial Statements.........................   A-12
Saratoga Designees.................................................    A-2
Saratoga Disclosure Schedule.......................................    A-9
Saratoga Intellectual Property.....................................   A-23
Saratoga Option....................................................    A-6
Saratoga Permits...................................................   A-13
Saratoga Preferred Stock...........................................    A-9
Saratoga SEC Reports...............................................   A-12
Saratoga Shareholder Approval......................................   A-10
Saratoga Shareholders' Meeting.....................................   A-13
Saratoga Stock Option Plans........................................    A-6
Saratoga's Current Premium.........................................   A-56
SEC................................................................   A-51
SEC Fees...........................................................   A-57
Securities Act.....................................................   A-12
SFAS No. 5.........................................................    A-8
Significant Subsidiary.............................................   A-51
SJNB...............................................................    A-1
SJNB Benefit Plans.................................................   A-34
SJNB Common Stock..................................................    A-4
SJNB Consolidated Financial Statements.............................   A-30
SJNB Disclosure Schedule...........................................   A-28
SJNB Intellectual Property.........................................   A-40
SJNB Permits.......................................................   A-31
SJNB Preferred Stock...............................................   A-27
SJNB SEC Reports...................................................   A-30
SJNB Shareholder Approval..........................................   A-29

                                    -A(vi)-

SJNB Shareholders' Meeting.........................................   A-31
SNB................................................................    A-1
SNB Common Stock...................................................    A-1
Stock Option Agreement.............................................    A-1
Subsidiary.........................................................    A-8
Superior Proposal..................................................   A-52
Surviving Corporation..............................................    A-3
Takeover Proposal..................................................   A-51
tax................................................................   A-15
Tax return.........................................................   A-15
taxable............................................................   A-15
taxes..............................................................   A-15
Termination Fee....................................................   A-52
to the best knowledge of...........................................    A-9
Trading day........................................................   A-66
Transaction Agreements.............................................    A-9
Trust Account Shares...............................................   A-10
Violation .........................................................   A-11
Year 2000 Ready....................................................   A-24

                                   -A(vii)-

     AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 27, 1999 (the "date hereof"), among SJNB FINANCIAL CORP., a California corporation ("SJNB"), SARATOGA BANCORP, a California corporation ("Saratoga"), and SARATOGA NATIONAL BANK, a national banking association and a wholly-owned subsidiary of Saratoga ("SNB").

     WHEREAS, Saratoga is the beneficial and record owner of 300,000 shares of the issued and outstanding common stock, $5.00 par value per share (the "SNB Common Stock"), of SNB, constituting all of the issued and outstanding shares of SNB Common Stock;

     WHEREAS, the Board of Directors of SJNB has approved this Agreement, declared it advisable and deems it advisable and in the best interests of the shareholders of SJNB to consummate the transactions provided for herein in which, inter alia, Saratoga would merge with and into SJNB pursuant to an
       ----------
Agreement of Merger substantially in the form attached hereto as Exhibit A (the
                                                                 ---------
"Merger");

     WHEREAS, the Boards of Directors of Saratoga and SNB have approved this Agreement and declared it advisable and deem it advisable and in the best interests of the shareholders of Saratoga and SNB to consummate the Merger;

     WHEREAS, it is the intention of the parties that the Merger qualify as a tax-free reorganization pursuant to section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger shall be accounted for as a "pooling of interests";

     WHEREAS, it is the intention of the parties that, immediately after consummation of the Merger or, at the discretion of SJNB, as soon as reasonably practicable thereafter, SNB shall be merged with and into San Jose National Bank (the "Bank Merger"), and San Jose National Bank shall be the surviving entity in the Bank Merger and shall continue as a wholly-owned Subsidiary (as defined herein) of SJNB;

     WHEREAS, the Boards of Directors of SJNB, Saratoga and SNB have each determined that the Merger and the other transactions contemplated by this Agreement are consistent with, and will contribute to the furtherance of, their respective business strategies and goals; and

     WHEREAS, as a condition and inducement to SJNB's willingness to enter into this Agreement, SJNB and Saratoga are entering into a Stock Option Agreement dated as of the date hereof in the form of Exhibit B hereto (the "Stock Option
                                           ---------
Agreement") pursuant to which Saratoga has granted to SJNB an option to purchase shares of the Common Stock, no par value, of Saratoga (the "Saratoga Common Stock") constituting 19.9% of the outstanding shares of Saratoga Common Stock.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  Effective Time of the Merger. Subject to the terms and conditions of
          ----------------------------
this Agreement, the Merger shall become effective upon the occurrence of the filing of an agreement of merger in substantially the form of Exhibit A hereto
                                                              ---------
(the "Agreement of Merger") and officers' certificates prescribed by section 1103 of the California General Corporation Law ("CGCL") with the Secretary of State of the State of California, or at such time thereafter as is provided by mutual agreement in the Agreement of Merger (the "Effective Time").

     1.2  Closing. The closing of the Merger (the "Closing") will take place at
          -------
10:00 a.m., California time, on the first Friday which is at least ten Business Days after receipt of all Requisite Regulatory Approvals and the expiration of all requisite waiting periods (subject to the satisfaction of the condition set forth in Section 6.1(a)), but in no event shall such date be later than March 31, 2000, unless otherwise agreed in writing by the parties hereto or as provided in Section 7.1(c) (the "Closing Date"). The Closing shall be held at the offices of SJNB Financial Corp., One North Market Street, San Jose, California 95113, or at such other location as is agreed to in writing by the parties hereto. As used in this Agreement, "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in California.

     1.3  Effects of the Merger.
          ---------------------

     (a) At the Effective Time (i) Saratoga shall be merged with and into SJNB and the separate corporate existence of Saratoga shall cease, (ii) the Articles of Incorporation of SJNB as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, (iii) the By-laws of SJNB as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, (iv) the directors of SJNB at the Effective Time shall be the directors of the Surviving Corporation (except that the Board of Directors of SJNB shall take all necessary action to appoint Richard L. Mount and four other representatives of Saratoga (collectively, the "Saratoga Designees"), mutually acceptable to SJNB and Saratoga, to serve on the Surviving Corporation's board of directors as of and after the Effective Time, with three of such Saratoga Designees to serve as Class I Directors and one each of such Saratoga Designees to serve as a Class II Director and a Class III Director of SJNB, such Saratoga Designees to serve as directors until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; provided, however, that Richard
                                                --------  -------
L. Mount shall remain a director of SJNB following any termination of his employment with SJNB or its Subsidiaries; provided further that the Board of
                                          -------- -------
Directors of SJNB or the nomination committee thereof shall nominate and recommend the election of each of the five Saratoga Designees for reelection as directors of SJNB at the conclusion of the term of their respective director class as necessary in order that each such Saratoga Designee shall serve as an SJNB director for at least three years after the Effective Time; provided
                                                                 --------
further, however, that in the event any such Saratoga Designee resigns, is
-------
removed (other than by a vote of the shareholders of SJNB) or otherwise terminates service, the remaining Saratoga Designees may select a former Saratoga director as his or her replacement and SJNB shall nominate for election such replacement so selected to serve as a director of SJNB for at least the remainder of the term of the Saratoga Designee being replaced (as such term may be required to be extended as provided in the second proviso above)), (v) the officers of SJNB immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, (vi) Richard L. Mount shall be appointed to serve on the Executive Management Committee of SJNB, and (vii) each of the Saratoga Designees will be appointed to serve on the Board of Directors of San Jose National Bank until the earlier of his resignation or removal, until his respective successor is duly elected and qualified or until he ceases to serve as a member of the Board of Directors of SJNB.

     (b) As used in this Agreement, "Constituent Corporations" shall mean each of SJNB and Saratoga, and "Surviving Corporation" shall mean SJNB, at and after the Effective Time, as the surviving corporation in the Merger and SNB shall be a subsidiary of SJNB.

     (c) At and after the Effective Time, the Merger will have the effects set forth in the CGCL.

     1.4  Alternative Structure.
          ---------------------

     Notwithstanding anything contained in this Agreement to the contrary, upon receipt of Saratoga's prior written consent (which consent shall not be unreasonably withheld), SJNB may specify, for any reasonable business, tax or regulatory purpose, that, before the Merger, SJNB, Saratoga and SNB shall enter into transactions other than those described herein in order to effect the purposes of this Agreement, and the parties hereto shall take all action necessary and appropriate to effect, or cause to be effected, such transactions; provided, however, that no such specification may (a) materially and adversely
--------  -------
affect the timing of the consummation of the transactions contemplated herein, or (b) adversely affect the economic benefits, the form of consideration or the tax effect of the Merger to the holders of Saratoga Common Stock.

     1.5  Absence of Control. Subject to any specific provisions of this
          ------------------
Agreement, it is the intent of the parties hereto that neither SJNB nor Saratoga by reason of this Agreement shall be deemed (until consummation of the transactions contemplated hereby) to control, directly or indirectly, the other party and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party.

                                  ARTICLE II

         EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1  Effect on Capital Stock of the Constituent Corporations. At the
          -------------------------------------------------------
Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Saratoga or SJNB capital stock:

          (a)  Conversion of Saratoga Common Stock. Subject to Sections 2.3, 2.5
               -----------------------------------
     and 7.1(h), each of the shares of Saratoga Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares perfected in accordance with Chapter 13 of the CGCL) shall be converted into the right to receive 0.7 shares (the "Exchange Ratio") of fully paid and nonassessable shares of Common Stock, no par value per share (the "SJNB Common Stock"), of SJNB. All such shares of Saratoga Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of SJNB Common Stock into which such Saratoga Common Stock has been converted and, if applicable, (ii) cash in lieu of fractional shares as provided in
     Section 2.3 hereof. Certificates previously representing shares of Saratoga Common Stock shall be exchanged for certificates representing whole shares of SJNB Common Stock issued in consideration therefor (and, if applicable, cash in lieu of fractional shares as provided in Section 2.3 hereof) upon the surrender of such certificates.

          (b)  SJNB Capital Stock. At and after the Effective Time, each share
               ------------------
     of SJNB Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of capital stock of SJNB and shall not be affected by the Merger.

     2.2  No Further Ownership Rights in Saratoga Common Stock. All shares of
          ----------------------------------------------------
SJNB Common Stock issued upon conversion of shares of Saratoga Common Stock in accordance with the terms hereof shall be deemed to represent all rights pertaining to such shares of Saratoga Common Stock, and, after the Effective Time, there shall be no further registration of transfers on the stock transfer books of Saratoga of the shares of Saratoga Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing shares of Saratoga Common Stock are presented to SJNB for any reason, they shall be canceled and, if applicable, exchanged as provided in this Article II.

     2.3  Fractional Shares. Notwithstanding any other provision hereof, no
          -----------------
fractional shares of SJNB Common Stock shall be issued to holders of shares of Saratoga Common Stock. In lieu thereof, each such holder entitled to a fraction of a share of SJNB Common Stock (after taking into account all shares of Saratoga Common Stock held at the Effective Time by such holder) shall receive, at the time of surrender of the certificates representing such holder's Saratoga Common Stock, an amount in cash equal to the Average SJNB Closing Price, multiplied by the fraction of a share of SJNB Common Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

     2.4  Surrender of Shares of Saratoga Common Stock.
          --------------------------------------------

     (a) Prior to the Effective Time, SJNB shall appoint U.S. Stock Transfer Corp. or its successor, or any other bank or trust company (having capital of at least $50 million) mutually acceptable to Saratoga and SJNB, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the SJNB Common Stock which are to be issued pursuant to Section 2.1, and at and after the Effective Time, SJNB shall issue and deliver to the Exchange Agent certificates representing the shares of SJNB Common Stock, as shall be required to be delivered to holders of shares of Saratoga Common Stock pursuant to
Section 2.1 hereof. As soon as practicable after the Effective Time, each holder of shares of Saratoga Common Stock converted pursuant to Section 2.1, upon surrender to the Exchange Agent of one or more Saratoga share certificates (the "Saratoga Certificates") for cancellation, will be entitled to receive a certificate representing the number of shares of SJNB Common Stock determined in accordance with Section 2.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with Section 2.3.

     (b) No dividends or other distributions of any kind which are declared payable to shareholders of record of the shares of SJNB Common Stock after the Effective Time will be paid to persons entitled to receive such certificates for shares of SJNB Common Stock until such persons surrender their Saratoga Certificates. Upon surrender of such Saratoga Certificate, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the shares of SJNB Common Stock as to which the record date and payment date occurred on or after the Effective Time and on or before the date of surrender.

     (c) If any certificate for shares of SJNB Common Stock is to be issued in a name other than that in which the Saratoga Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such shares of SJNB Common Stock in a name other than the registered holder of the Saratoga Certificate surrendered, or such persons shall establish to the satisfaction of SJNB and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

     (d) All dividends or distributions, and any cash to be paid in lieu of fractional shares pursuant to Section 2.3, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered Saratoga Certificates representing shares of Saratoga Common Stock and unclaimed at the end of one year from the Effective Time, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to SJNB, and after such time any holder of a Saratoga Certificate who has not surrendered such Saratoga Certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to SJNB for payment or delivery of such dividends or distributions or cash, as the case may be.

     (e) Neither SJNB nor the Surviving Corporation shall be liable to any holder of Saratoga Common Stock for such shares (or dividends or distributions thereon) or cash payable in lieu of fractional shares pursuant to Section 2.3 delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.5  Adjustments. In the event SJNB changes (or establishes a record date
          -----------
for changing) the number of shares of SJNB Common Stock issued and outstanding prior to the Effective Time as a result of an issuance of shares of SJNB Common Stock, or a recapitalization, reclassification, split-up, combination, exchange, readjustment, reorganization, merger, consolidation, distribution, stock split, stock or other dividend, or similar transaction with respect to the outstanding SJNB Common Stock and the record date therefor, if applicable, shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted with the result that the holders of Saratoga Common Stock shall receive the same economic benefit set forth in Section 2.1. Further, in the event SJNB, prior to the Effective Time, grants, issues, delivers, sells or otherwise distributes any warrant, option, security, right or other instrument convertible into or exchangeable for any shares of SJNB Common Stock (collectively, an "SJNB Instrument"), then (i) the Exchange Ratio shall be proportionately adjusted in the manner prescribed above as if the shares of SJNB Common Stock issuable pursuant to such SJNB Instrument were outstanding prior to the Effective Time or, (ii) in the sole discretion of SJNB, SJNB shall provide, at or prior to the Effective Time, for the holders of the Saratoga Common Stock whose shares are to be converted into shares of SJNB Common Stock pursuant to the Merger proportionately equivalent SJNB Instruments upon consummation of the Merger; provided, however, that no adjustment hereunder shall be made for the grant of
--------  -------
options under the SJNB 1996 Stock Option Plan made by the Board of Directors of SJNB in its sole discretion; and provided further, that no adjustment shall be
                                 -------- -------
made hereunder for any option granted in connection with a Takeover Proposal (as defined in Section 5.4(a)) to which SJNB is a party (either as acquiror or target) and no adjustment shall be made in the event that SJNB takes any action to authorize, approve or adopt a shareholder rights plan in accordance with
Section 4.2(a)(ii).

     2.6  Options. At the Effective Time, each option granted by Saratoga to
          -------
purchase shares of Saratoga Common Stock (each, an "Saratoga Option") which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Saratoga Common Stock and shall be converted automatically into an option to purchase shares of SJNB Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the stock option plans of Saratoga (the "Saratoga Stock Option Plans") and the agreements evidencing grants thereunder, including but not limited to, the accelerated vesting of such options which shall occur in connection with and by virtue of the consummation of the Merger as and to the extent required by such plans and agreements): (a) the number of shares of SJNB Common Stock to be subject to the new option shall be equal to the product of the number of shares of Saratoga Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of SJNB Common Stock resulting from such multiplication shall be rounded down to the nearest share; and (b) the exercise price per share of SJNB Common Stock under the new option shall be equal to the exercise price per share of Saratoga Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. In the case of any options which are "incentive stock options" (as defined in section 422 of the Code), the exercise price, the number of shares purchasable pursuant to such options and the terms and conditions of exercise of such options shall be determined in order to comply with section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Saratoga shall be deemed to be references to SJNB.

     2.7  Dissenters' Rights. Notwithstanding anything in this Agreement to the
          ------------------
contrary, shares of Saratoga Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders that have not voted such shares in favor of the Merger and have delivered a written demand for the valuation of such shares in the manner provided in the CGCL (such shares, the "Dissenting Shares") shall not be converted into or represent the right to receive SJNB Common Stock as provided in Section 2.1 and the holders thereof shall only be entitled to such rights as are granted by Chapter 13 of the CGCL. Each holder of Dissenting Shares that becomes entitled to payment for such shares pursuant to Chapter 13 of the CGCL shall receive payment therefor from the Surviving Corporation in accordance with the CGCL; provided, however,
                                                            --------  -------
that (i) if any such holder of Dissenting Shares shall have failed to establish that such holder is entitled to dissenters' rights as provided in Chapter 13 of the CGCL, or (ii) if any such holder of Dissenting Shares shall have effectively withdrawn the demand for valuation of such shares or lost the right to valuation and payment of such shares under Chapter 13 of the CGCL, or (iii) if neither the Surviving Corporation nor such holder of Dissenting Shares shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in section 1309 of the CGCL, such holder's or holders' (as the case may be) shares of Saratoga Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive from the Surviving Corporation the shares of SJNB Common Stock as provided in Section 2.1 hereof.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     3.1  Representations and Warranties of Saratoga and SNB. Each of Saratoga
          --------------------------------------------------
and SNB hereby represent and warrant to SJNB as follows:

     (a)  Organization, Standing and Power. Saratoga is a bank holding company
          --------------------------------
registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). SNB is a wholly owned Subsidiary of Saratoga and is a national banking association organized under the laws of the United States. The deposit accounts of SNB are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Saratoga and each of its Subsidiaries is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on Saratoga. The Articles of Incorporation or Association and By-laws of each of Saratoga, and each Subsidiary of Saratoga, copies of which were previously made available to SJNB, are true, complete and correct. The minute books of Saratoga and its Subsidiaries which have been made available to SJNB contain a complete (except for certain portions thereof relating to the Merger and the transactions contemplated hereby) and accurate record of all meetings of the respective Boards of Directors (and committees thereof) and shareholders.

     As used in this Agreement,

          (i) the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (x) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (y) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries,

          (ii) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations or prospects of such entity and its Subsidiaries taken as a whole,

          (iii) the term "material adverse effect" means, with respect to any entity, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5 ("SFAS No. 5")) (A) on the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations or prospects of such entity and its Subsidiaries taken as a whole (but does not include any such effect resulting from or attributable to any action or omission by Saratoga or SJNB or any Subsidiary of either of them taken with the prior written consent of the other parties hereto, in contemplation of the transactions contemplated hereby), or (B) on the ability of such entity to perform its obligations under the Transaction Agreements (as defined below) on a timely basis,

          (iv) the term "Transaction Agreements" shall mean this Agreement, the Stock Option Agreement and the Agreement of Merger,

          (v) the term "knowledge" or "to the best knowledge of" a party hereto means the actual knowledge of a director or executive officer of a party after reasonable inquiry under all the circumstances,

          (vi) the term "Affiliate" means, as to any person, a person which controls, is controlled by or is under common control with such person, and


          (vii) the term "person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     (b)  Capital Structure; Ownership of SJNB Common Stock.
          -------------------------------------------------

          (i) The authorized capital stock of Saratoga consists of 20,000,000 shares of Saratoga Common Stock and 1,000,000 shares of preferred stock, no par value (the "Saratoga Preferred Stock"), of which (A) as of August 25, 1999, 1,586,588 shares of Saratoga Common Stock were outstanding (none having been issued thereafter except from the exercise of Saratoga Options) and (B) as of the date hereof, no shares of Saratoga Preferred Stock are outstanding. All outstanding shares of Saratoga Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights.

          (ii) The authorized capital stock of SNB consists of 405,000 shares of SNB Common Stock of which 300,000 shares are outstanding. All outstanding shares of SNB Common Stock have been duly authorized and validly issued and are fully paid and non-assessable (except to the extent provided in the National Bank Act) and not subject to preemptive rights.

          (iii) Except for this Agreement and the Stock Option Agreement and except as set forth in Section 3.1(b)(iii) of the disclosure schedule of Saratoga delivered to SJNB on the date hereof (the "Saratoga Disclosure Schedule"), (A) there are no options, warrants, calls, rights, commitments or agreements of any character to which Saratoga or any of its Subsidiaries or Affiliates (as defined herein) is a party or by which any of the foregoing are bound obligating Saratoga or any of its Subsidiaries, including SNB, or Affiliates to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Saratoga or any of its Subsidiaries or obligating Saratoga or any of its Subsidiaries or Affiliates to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, (B) there are no outstanding contractual obligations of Saratoga or any of its Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any shares of capital stock of Saratoga or any of its Subsidiaries and (C) there are no outstanding securities of any kind convertible into or exchangeable for the capital stock of Saratoga or any of its Subsidiaries (or any interest therein). Except as set forth in Section 3.1(b)(iii) of the Saratoga Disclosure Schedule, there is no agreement of any kind to which Saratoga or SNB is a party and, to the knowledge of Saratoga (without inquiry), no other agreement of any kind, in each case that gives any person any right to participate in the equity, value or income of, or to vote (x) in the election of directors or officers of, or (y) otherwise with respect to the affairs of, Saratoga or any of its Subsidiaries.

          (iv) Neither Saratoga nor any of its Subsidiaries or, to the best knowledge of Saratoga, its Affiliates, beneficially owns, directly or indirectly, any shares of capital stock of SJNB, securities of SJNB convertible into, or exchangeable for, such shares, or options, warrants or other rights to acquire such shares (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible), nor is Saratoga or any of such Subsidiaries or Affiliates a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of SJNB or any such other securities, options, warrants or other rights.

          (v) No shares of Saratoga Common Stock are held directly or indirectly by Saratoga or its Subsidiaries in trust accounts, managed accounts and the like or otherwise held in a fiduciary or nominee capacity (any such shares, and shares of SJNB Common Stock which are similarly held, whether held directly or indirectly by Saratoga or SJNB or any of their respective Subsidiaries, as the case may be, being referred to herein as "Trust Account Shares") and no shares of Saratoga Common Stock are held by Saratoga or its Subsidiaries in respect of a debt previously contracted (any such shares and shares of SJNB Common Stock which are similarly held, whether held directly or indirectly by Saratoga or SJNB or any of their respective Subsidiaries, as the case may be, being referred to herein as "DPC Shares").

     (c)  Authority; No Violation.
          -----------------------

          (i) Each of Saratoga and SNB, as applicable, has all requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Saratoga and SNB, other than the approval of this Agreement and the Agreement of Merger by the holders of a majority of the outstanding shares of Saratoga Common Stock (the "Saratoga Shareholder Approval"). The Saratoga Shareholder Approval is the only vote of any class or series of Saratoga capital stock necessary to approve this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby. This

     Agreement and the other Transaction Agreements have been duly executed and delivered by each of Saratoga and SNB, as applicable, and (assuming due authorization, execution and delivery by SJNB) constitute the valid and binding obligations of each of Saratoga and SNB, as applicable, enforceable against each of Saratoga and SNB in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. SNB has full corporate power and authority to consummate the Bank Merger.

          (ii) Except as set forth in Section 3.1(c)(ii) of the Saratoga Disclosure Schedule, the execution and delivery by each of Saratoga and SNB, as applicable, of this Agreement and the other Transaction Agreements does not or will not when delivered, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, (x) any provision of the articles of incorporation or association or by-laws or comparable organizational documents of Saratoga or any Subsidiary of Saratoga, or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, Saratoga Benefit Plan (as defined in Section 3.1(k)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Saratoga or any Subsidiary of Saratoga or its properties or assets, which Violation, in the case of clause (y), individually or in the aggregate, would have a material adverse effect on Saratoga.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Saratoga or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Agreements or the consummation by Saratoga or SNB of the transactions contemplated hereby or thereby, which, if not made or obtained, would have a material adverse effect on Saratoga or on the ability of Saratoga or SNB to perform its respective obligations hereunder or thereunder on a timely basis, or on SJNB's ability to own, possess or exercise the rights of an owner with respect to the business and assets of Saratoga and its Subsidiaries, except for (A) the filing of applications and notices with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHC Act and approval of same, (B) the filing by Saratoga and SJNB with the SEC of a joint proxy statement (the "Proxy Statement") in definitive form relating to the meetings of the shareholders of Saratoga and SJNB to be held to approve and adopt this Agreement and the transactions contemplated hereby, (C) such applications, filings, authorizations, orders and approvals as may be required by the Office of the Comptroller of the Currency ("OCC"), and (D) the filing with the Secretary of State of the State of California of the Agreement of Merger.

     (d)  Financial Statements. Saratoga has previously delivered to SJNB copies
          --------------------
of (a) the consolidated statements of financial condition of Saratoga and its Subsidiaries, as of December 31, for the fiscal years 1997 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in Saratoga's Annual Reports on Form 10-K for the relevant fiscal years filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the report of Deloitte & Touche LLP, independent auditors with respect to Saratoga (the consolidated financial statements of Saratoga and its Subsidiaries referred to in this sentence being hereinafter sometimes referred to as the "Saratoga Consolidated Financial Statements"). Each of the financial statements referred to in this Section 3.1(d) (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 5.14 hereof will fairly present (subject, in the cases of the unaudited statements, to normal recurring and year-end audit adjustments, none of which are expected to be material in nature or amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial condition of Saratoga and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) complies, and the financial statements referred to in Section 5.14 hereof will comply, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 5.14 will be, prepared, in all material respects, in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements (subject to normal recurring and year-end audit adjustments), as permitted by Form 10-Q. The books and records of Saratoga and its Subsidiaries have been, and are being, maintained where required in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and, where such books and records purport to reflect any transactions, the transactions so reflected are actual transactions.

     (e)  Saratoga SEC Documents. Saratoga has made available to SJNB a true and
          ----------------------
complete copy of each report, schedule, registration statement and definitive proxy statement filed by Saratoga with the SEC pursuant to the Securities Act of 1933 (the "Securities Act") or the Exchange Act (other than reports filed pursuant to section 13(g) of the Exchange Act), since December 31, 1997 (as such documents have since the time of their filing been amended, the "Saratoga SEC Reports"), which are all the documents (other than preliminary material and reports required pursuant to section 13(g) of the Exchange Act) that Saratoga was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the Saratoga SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Saratoga SEC Reports, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Saratoga included in the Saratoga SEC Reports (including any related notes and schedules thereto) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared, in all material respects, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements (subject to normal recurring and year-end audit adjustments), as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Saratoga and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies for the periods then ended.

     (f)  Saratoga Information Supplied. None of the information supplied or to
          -----------------------------
be supplied by Saratoga for inclusion or incorporation by reference in the Proxy Statement relating to the meeting of the shareholders of Saratoga (the "Saratoga Shareholders' Meeting") at which the Saratoga Shareholder Approval will be sought or for inclusion in the S-4 (as defined herein) will, at the date of mailing to shareholders of Saratoga and at the time of the Saratoga Shareholders' Meeting, (i) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) at the time and in the light of the circumstances under which it is made, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Saratoga Shareholders' Meeting which has become false or misleading.

     (g)  Compliance with Applicable Laws. Saratoga and its Subsidiaries hold,
          -------------------------------
and at all relevant times have held, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Saratoga and its Subsidiaries, taken as a whole (the "Saratoga Permits"). Saratoga and its Subsidiaries are in compliance and have complied with the terms of the Saratoga Permits, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on Saratoga. The businesses of Saratoga and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Saratoga. Except for routine examinations by Federal or state Governmental Entities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits ("Bank Regulators"), no investigation by any Governmental Entity with respect to Saratoga or any of its Subsidiaries is pending or threatened, and no proceedings by any Bank Regulator are pending or threatened which seek to revoke or materially limit any of the Saratoga Permits. Saratoga and its Subsidiaries do not offer or sell insurance and/or securities products, including but not limited to annuity products, for their own account or the account of others.

     (h)  Litigation. Except as set forth in Section 3.1(h) of the Saratoga
          ----------
Disclosure Schedule, to the best knowledge of Saratoga, there is no suit, action, proceeding, arbitration or investigation ("Litigation") pending to which Saratoga or any Subsidiary of Saratoga is a party or by which any of such persons or their respective assets may be bound or, to the best knowledge of Saratoga, threatened against or affecting Saratoga or any Subsidiary of Saratoga, or challenging the validity or propriety of the transactions contemplated hereby which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on Saratoga or on the ability of Saratoga or SNB to perform its respective obligations under this Agreement or the Stock Option Agreement in a timely manner, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Saratoga or any Subsidiary of Saratoga.

     (i)  Taxes. Saratoga and each of its Subsidiaries have timely filed all tax
          -----
returns required to be filed by any of them and all such tax returns were, when filed, correct and complete in all material respects. Saratoga and each of its Subsidiaries have timely paid (or Saratoga has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid (whether or not shown as due on such returns), and the most recent financial statements that have been delivered to SJNB reflect an adequate reserve (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities) for all taxes accrued but not yet due and owing, by Saratoga and its Subsidiaries accrued through the date of such financial statements. Saratoga and its Subsidiaries file tax returns in all jurisdictions where required to file tax returns. No material deficiencies for any taxes have been asserted or assessed against Saratoga or any of its Subsidiaries that are not adequately reserved for (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities). Except as set forth in Section 3.1(i) of the Saratoga Disclosure Schedule: (i) there are no liens with respect to taxes upon any of the assets or properties of Saratoga and its Subsidiaries, other than with respect to taxes not yet due and payable, (ii) no material issue relating to taxes of Saratoga and its Subsidiaries has been raised in writing by any taxing authority in any audit or examination which can result in a proposed adjustment or assessment by a governmental authority in a taxable period (or portion thereof) ending on or before the Closing Date nor, to the best knowledge of Saratoga, does any basis exist for the raising of any such issue, (iii) Saratoga and its Subsidiaries have duly and timely withheld from all payments (including employee salaries, wages and other compensation) and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods for which the statute of limitations has not expired under all applicable laws and regulations, (iv) as of the Closing Date, none of Saratoga nor any of its Subsidiaries shall be a party to, be bound by or have any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates any of them to make any payment computed by reference to the taxes, taxable income or taxable losses of any other person, (v) except as set forth on Section 3.1(i) of the Saratoga Disclosure Schedule, there is no contract or agreement, plan or arrangement by Saratoga or any of its Subsidiaries covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Saratoga or any of its Subsidiaries by reason of section 280G of the Code, (vi) Saratoga and its Subsidiaries have collected all material sales and use taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in all material respects in the manner required by all applicable sales and use tax statutes and regulations for all periods for which the statute of limitations has not expired, (vii) neither Saratoga nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, and (viii) none of Saratoga nor any of its Subsidiaries (A) has been a member of an affiliated group (other than the group to which they are currently members) filing a consolidated federal income tax return or (B) has any liability for the taxes of any person (other than the members of such current group) under Treasury Regulation section 1.1502-6(a) (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, custom, duty, capital stock, ad valorem, value added, estimated, stamp, alternative, environmental, any taxes imposed under Subchapter H of Chapter I of Subtitle A of the Code, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. As used in this Agreement, the term "Tax return" shall mean any return, declaration, report, claim for refund or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof. None of Saratoga nor any of its Subsidiaries has filed a consent to the application of section 341(f) of the Code.

     (j)  Certain Agreements. Section 3.1(j) of the Saratoga Disclosure Schedule
          ------------------
sets forth a listing of all of the following contracts and other agreements, oral or written (which are currently in force or which may in the future be operative in any respect) to which Saratoga or any of its Subsidiaries is a party or by or to which Saratoga or any of its Subsidiaries or any of their respective assets or properties are bound or subject: (i) consulting agreements not terminable on six months or less notice involving the payment of more than $25,000 per annum, or union, guild or collective bargaining agreements covering any employees in the United States, (ii) agreements with any officer or other key employee of Saratoga or any of its Subsidiaries (x) providing any term of employment or (y) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Saratoga of the nature contemplated by this Agreement, (iii) any agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iv) contracts and other agreements for the sale or lease (other than where Saratoga or any of its Subsidiaries is a lessor) of any assets or properties (other than in the ordinary course of business) or for the grant to any person (other than to Saratoga or any of its Subsidiaries) of any preferential rights to purchase any assets or properties,
(v) contracts and other agreements relating to the acquisition by Saratoga or any of its Subsidiaries of any operating business or entity or any interest therein, (vi) contracts or other agreements under which Saratoga or any of its Subsidiaries agrees to indemnify any party, other than in the ordinary course of business, consistent with past practice, or to share a tax liability of any party, (vii) contracts and other agreements containing covenants restricting Saratoga or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or requiring Saratoga or any of its Subsidiaries to engage in any line of business, (viii) contracts or other agreements (other than contracts in the ordinary course of their banking business) relating to the borrowing of money by Saratoga or any of its Subsidiaries, or the direct or indirect guaranty by Saratoga or any of its Subsidiaries of any obligation for, or an agreement by Saratoga or any of its Subsidiaries to service, the repayment of borrowed money, or any other contingent obligations of Saratoga or any of its Subsidiaries in respect of indebtedness of any other person, and (ix) any other material contract or other agreement whether or not made in the ordinary course of business, including any contract required to be filed by Saratoga pursuant to Item 601(b)(10) of Regulation S-K of the SEC. There have been delivered or made available to SJNB true and complete copies of all of the contracts and other agreements set forth in Section 3.1(j) of the Saratoga Disclosure Schedule and in any other Section of the Saratoga Disclosure Schedule. Except as set forth in Section 3.1(j) of the Saratoga Disclosure Schedule, each such contract and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of Saratoga or its Subsidiaries, as the case may be, and to the best knowledge of Saratoga, each other party thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Neither Saratoga nor any Subsidiary of Saratoga has received any notice, whether written or oral, of termination or intention to terminate from any other party to such contract or agreement. None of Saratoga or any of its Subsidiaries or (to the best knowledge of Saratoga) any other party to any such contract or agreement is in violation or breach of or default under any such contract or agreement (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such contract or agreement), which violation, breach or default has had or would have, individually or in the aggregate, a material adverse effect on Saratoga.

     (k)  Benefit Plans.
          -------------

          (i) Section 3.1(k) of the Saratoga Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, multiemployer plans (within the meaning of ERISA section 3(37)), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee stock ownership, retirement, profit sharing and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, and whether formal or informal, oral or written (all the foregoing being herein called "Benefit Plans"), that are sponsored or are being maintained or contributed to, or required to be contributed to, by Saratoga or any of its Subsidiaries (the "Saratoga Benefit Plans"). No Saratoga Benefit Plan is a multiemployer plan or is subject to a collective bargaining agreement.

          (ii) With respect to each Saratoga Benefit Plan, Saratoga has delivered to SJNB a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement or other funding instrument;
     (B) the most recent determination letter; (C) any summary plan description and other written communications (or a description of any oral communications) by Saratoga or any of its Subsidiaries to any of their respective employees concerning the extent of the benefits provided under any Saratoga Benefit Plan; and (D) except as described in Section 3.1(k)(ii) of the Saratoga Disclosure Schedule, for the two most recent years (I) the Form 5500 and attached schedules; (II) audited financial statements; and (III) actuarial valuation reports.

          (iii) Except as set forth in Section 3.1(k) of the Saratoga Disclosure Schedule, (A) each Saratoga Benefit Plan has been established and administered in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each Saratoga Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any Saratoga Benefit Plan, no audits, actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such audits, actions, suits or claims; (D) neither Saratoga nor any other party has engaged in a prohibited transaction which could subject Saratoga or any of its Subsidiaries, or the Surviving Corporation, to any taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i); (E) no event has occurred and no condition exists that could subject Saratoga or any of its Subsidiaries, or the Surviving Corporation, either directly or by reason of any such entity's affiliation with any member of any such entity's Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, liability or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (F) all insurance and Pension Benefit Guaranty Corporation ("PBGC") premiums required to be paid with respect to Saratoga Benefit Plans through the Closing Date have been or will be paid prior thereto and adequate reserves will have been provided for on Saratoga's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for any premiums (or portions thereof) attributable to service on or prior to the Closing Date; (G) all contributions required to be made prior to the

         Closing Date under the terms of each Saratoga Benefit Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be timely made and adequate reserves will have been provided for on Saratoga's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for all benefits attributable to service on or prior to the Closing Date; (H) no Saratoga Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and (including, but not limited to the voting of any securities held pursuant to an Saratoga Benefit Plan) Code section 412 (whether or not waived); (I) the consummation of this Agreement will not result in a nonexempt prohibited transaction or a breach of fiduciary duty under ERISA; and
         (J) no Saratoga Benefit Plan provides health coverage beyond the termination of employment except as provided under Code section 4980B.

               (iv) Except as set forth in Section 3.1(k)(iv) of the Saratoga Disclosure Schedule, with respect to each of the Saratoga Benefit Plans which is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Plan shall be at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Plan on a termination and projected basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

               (v) Except as set forth on Section 3.1(k)(v) of the Saratoga Disclosure Schedule, no Saratoga Benefit Plan exists which provides for an increase in benefits on or after the Closing Date or could result in the payment to any employee of Saratoga or any of its Subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement. The aggregate amount of payments due from Saratoga under all such contracts and the amount due under each such contract, at the Effective Time, are as set forth in the schedule included in Section 3.1(k)(v) of the Saratoga Disclosure Schedule. Except as set forth in Section 3.1(k)(v) of the Saratoga Disclosure Schedule, none of such payments will constitute an "excess parachute" payment within the meaning of Code section 280G.

         (l)   Subsidiaries. Section 3.1(l) of the Saratoga Disclosure Schedule
               ------------
lists all the Subsidiaries of Saratoga. Saratoga owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary. All of the shares of capital stock of each of the Subsidiaries held by Saratoga or by another of its Subsidiaries are fully paid and nonassessable and are owned by Saratoga or one of its Subsidiaries free and clear of any lien, claim or other encumbrance. Neither Saratoga nor any of its Subsidiaries owns any shares of capital stock or other equity securities of any person (other than, in the case of Saratoga, the capital stock of its Subsidiaries and, in the case of such Subsidiaries, shares or equity securities acquired in satisfaction of debts previously contracted in good faith in the ordinary course of their banking business).

     (m)   Agreements with Bank or Other Regulators. Except as set forth in
           ----------------------------------------
Section 3.1(m) of the Saratoga Disclosure Schedule, neither Saratoga nor any Subsidiary of Saratoga is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts materially the conduct by Saratoga or its Subsidiaries of their businesses, or in any manner relates to their capital adequacy, credit policies, community reinvestment, loan underwriting or documentation or management, nor has Saratoga or any such Subsidiary been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

     (n)   Absence of Certain Changes or Events. Except as set forth in Section
           ------------------------------------
3.1(n) of the Saratoga Disclosure Schedule, since December 31, 1998, (i) there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations or prospects of Saratoga or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on Saratoga, and (ii) Saratoga and each of its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and neither Saratoga nor any of its Subsidiaries has taken any action or entered into any transaction, and no event has occurred, that would have required SJNB's consent pursuant to Section 4.1 of this Agreement if such action had been taken, transaction entered into or event had occurred, in each case, after the date of this Agreement, nor has Saratoga or any of its Subsidiaries entered into any agreement, plan or arrangement to do any of the foregoing.

     (o)   Undisclosed Liabilities. Except as set forth in Section 3.1(o) of the
           -----------------------
Saratoga Disclosure Schedule, and except (i) for those liabilities or obligations that are fully reflected or reserved against in the consolidated statement of financial condition at December 31, 1998 of Saratoga referred to in
Section 3.1(d) or (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998 and which are not material to Saratoga and its Subsidiaries taken as a whole, none of Saratoga or any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities or obligations, has had, or would have, a material adverse effect on Saratoga. No agreement pursuant to which any loans or other assets have been or will be sold by Saratoga or any Subsidiary entitle the buyer of such loans or other assets, unless there is material breach of a representation or covenant by Saratoga or its Subsidiaries not relating to the payment or other performance by an obligor of such loan or other asset of its obligations thereunder, to cause Saratoga or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against Saratoga or its Subsidiaries.

     (p)   Governmental Reports. Saratoga and each of its Subsidiaries have
           --------------------
timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with any Governmental

Entity and have paid all fees and assessments due and payable in connection therewith. Except as set forth in Section 3.1(p) of the Saratoga Disclosure Schedule and except for normal examinations conducted by a Governmental Entity in the regular course of business of Saratoga and its Subsidiaries, no Governmental Entity has initiated any proceeding or, to the best knowledge of Saratoga, investigation into the business or operations of Saratoga or any of its Subsidiaries since January 1, 1995. Except as set forth in Section 3.1(p) of the Saratoga Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examinations of Saratoga or any of its Subsidiaries.

     (q)   Environmental Liability. (i) Except as set forth in Section 3.1(q) of
           -----------------------
the Saratoga Disclosure Schedule, to the best knowledge of Saratoga, there are no pending or threatened claims, actions or proceedings against Saratoga or SNB relating to:

           (A) any asserted liability of Saratoga or any of its Affiliates or any current or prior owner, operator, occupier or user of any Real Property (as defined herein) under any Environmental Law (as defined herein), including without limitation, the terms and conditions of any permit, license, authority, settlement or other obligation arising under any Environmental Law;

           (B) any handling, storage, use or disposal of Hazardous Substances (as defined herein) on, under or within any Real Property or any transportation or removal of Hazardous Substances to or from any Real Property;

           (C) any actual or threatened discharge, release or emission of Hazardous Substances from, on, under or within any Real Property into the air, water, surface water, groundwater, land surface or subsurface strata; or

           (D) any actual or asserted claims for personal injuries, illness or damage to real or personal property related to or arising out of exposure to Hazardous Substances discharged, released or emitted from, on, under, within or into, or transported from or to, any Real Property.

     (ii) Except as set forth in Section 3.1(q) of the Saratoga Disclosure Schedule, to the best knowledge of Saratoga, no Hazardous Substances are present on, under or within any Real Property (except those Hazardous Substances used in the normal course of operating or maintaining the business of Saratoga or any Subsidiary of Saratoga) and, except as set forth in Section 3.1(q) of the Saratoga Disclosure Schedule, the presence of these Hazardous Substances does not violate any Environmental Law. Except as set forth in Section 3.1(q) of the Saratoga Disclosure Schedule, to the best knowledge of Saratoga, there are no storage tanks underground or otherwise present on any Real Property and all such tanks set forth in Section 3.1(q) of the Saratoga Disclosure Schedule comply in all material respects with applicable law, all permits in respect thereof are in full force and effect and there have been no releases or discharges of Hazardous Substances from such tanks to the environment.

     (iii) To the best knowledge of Saratoga, except as set forth in Section 3.1(q) of the Saratoga Disclosure Schedule, no Hazardous Substances have been, or have been threatened to be, discharged, released or emitted in a Reportable Quantity (as defined herein) into the air, water, surface water, groundwater, land surface or subsurface strata or transported to or from the Real Property except in accordance with Environmental Laws (in particular, but without limitation, in accordance with any permits issued pursuant thereto). To the best knowledge of Saratoga, all notifications, remediation, removal or other response actions of any kind whatsoever, in respect of such discharges, releases and emissions which are required by Environmental Laws, and by applicable agreements with third parties, have been made within the time limits prescribed by such Environmental Laws and such third party agreements. Copies of all such notifications or documents relating to any remediation, removal or response action have previously been provided to SJNB.

     (iv) To the best knowledge of Saratoga, except as set forth in Section 3.1(q) of the Saratoga Disclosure Schedule, Saratoga and its Affiliates are in compliance, in all material respects, with all Environmental Laws related to the ownership, operation, use and occupation of the Real Property.

     (v) To the best knowledge of Saratoga, except as set forth in Section 3.1(q) of the Saratoga Disclosure Schedule, no part of any Real Property is listed on CERCLIS or the National Priorities List created pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, as a site containing Hazardous Substances.

     (vi) Saratoga has provided SJNB with copies of all material notices posted by it under any Environmental Law with respect to the Real Property at which the business of Saratoga or its Subsidiaries is conducted, including without limitation, notices required under California Health & Safety Code section 25359.7.

     (vii) All properties held by Saratoga or its Subsidiaries under leases are held by them under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of Saratoga, and Saratoga enjoys quiet and peaceful possession of such leased property. Saratoga and its Subsidiaries are not in default in any material respect under any material lease, agreement or obligation regarding their properties to which they are a party or by which they are bound.

     (viii) Except as set forth in Section 3.1(q) of the Saratoga Disclosure Schedule, all of Saratoga's and its Subsidiaries' rights and obligations under the leases referred to in Section 3.1(q)(vii) above do not require the consent of any other party to the transactions contemplated by this Agreement.

     (ix) For purposes of this Section 3.1(q) and Section 3.2(q) only, the following terms shall have the indicated meaning:

              "Business" means the business conducted at any Real Property (as defined below).

              "Environmental Law" means any and all applicable federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any governmental authority relating to the environment, or to any Hazardous Substances.

              "Hazardous Substances" means any chemical, compound, material, mixture, living organism or substance that is now defined or listed in, or otherwise classified or regulated in any way pursuant to, any Environmental Laws as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous waste," "infectious waste," "toxic substance," or "toxic pollutants," such materials, including without limitation, oil, waste oil, petroleum, waste petroleum, polychlorinated biphenyls ("PCBs"), asbestos, radon, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).

              "Real Property" means all interests in real property of Saratoga or its Subsidiaries (with respect to Section 3.1) or SJNB or its Subsidiaries (with respect to Section 3.2), including without limitation, interests in fee, leasehold, interest as mortgagee or secured party, or option or contract to purchase or acquire.

              "Reportable Quantity" means the quantity set forth in 40 C.F.R.
     Part 302 as it is in effect on the effective date of this Agreement for the particular Hazardous Substances set forth therein. With respect to Hazardous Substances not listed in that part, if any, "reportable quantity" means that quantity which, if released, would be required to be reported to a Governmental Entity pursuant to applicable Environmental Law. "Reportable Quantity" shall be determined based on a single release or series of related releases or threatened releases.

     (r)   Properties. Except as set forth in Section 3.1(r) of the Saratoga
           ----------
Disclosure Schedule, Saratoga or its Subsidiaries (i) has good and marketable title to all Real Property owned in fee, and good title to all other properties and assets reflected in the Saratoga Consolidated Financial Statements as being owned by Saratoga or its Subsidiaries or acquired after the date thereof which are material to the business of Saratoga on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet delinquent, (B) liens on assets of SNB securing deposits incurred in the ordinary course of its banking business and (C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the Saratoga Consolidated Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the best knowledge of Saratoga, the lessor. Except as set forth in Section 3.1(r) of the Saratoga Disclosure Schedule, all real properties owned by Saratoga or its Subsidiaries are owned in accordance in all material respects with all requirements of applicable rules, regulations and policies of the Bank Regulators.

     (s)   Transactions with Affiliates. Except as set forth in Section 3.1(s)
           ----------------------------
of the Saratoga Disclosure Schedule and except for those arrangements, contracts, agreements or transactions which were entered into in the ordinary course of business, since December 31, 1998, neither Saratoga nor SNB has extended credit, committed to extend credit or transferred any asset to or assumed or guaranteed any liability of or entered into any other transactions with the employees or directors of Saratoga or SNB, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the Securities Act. Any such transactions, including those in the ordinary course of business, have been on terms no less favorable than those which would prevail in an arm's-length transaction with an independent third party.

     (t)   Brokers or Finders. No agent, broker, investment banker, financial
           ------------------
advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except for First Security Van Kasper whose fees and expenses will be paid by Saratoga in accordance with Saratoga's agreement with such firm (a copy of which agreement has been delivered to SJNB prior to the date of this Agreement).

     (u)   Intellectual Property. Except as set forth in Section 3.1(u) of the
           ---------------------
Saratoga Disclosure Schedule, Saratoga and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "Saratoga Intellectual Property") necessary to carry on their business substantially as currently conducted, except for such Saratoga Intellectual Property the failure of which to own or validly license, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Saratoga. Neither Saratoga nor any such Subsidiary has received any notice of infringement of or conflict with, and, to the best knowledge of Saratoga, there are no infringements of or conflicts with, the rights of others with respect to the use of any Saratoga Intellectual Property that, individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on Saratoga.

     (v)   Pooling of Interests. Except as set forth in Section 3.1(v) of the
           --------------------
Saratoga Disclosure Schedule, as of the date of this Agreement, Saratoga has no reason (in respect to matters pertaining to Saratoga existing as of the date hereof or expected to exist as of the Closing Date) to believe that Saratoga will not qualify for pooling of interests treatment for accounting purposes under GAAP as presently in effect.

     (w)   Opinion of Financial Advisor. Saratoga has received the written
           ----------------------------
opinion of First Security Van Kasper dated the date hereof, to the effect that, as of such date, subject to the limitations and conditions contained therein, the consideration to be received by the holders of

Saratoga Common Stock pursuant to the Merger is fair to such holders from a financial point of view.

     (x)   Community Reinvestment Act Compliance. SNB is in substantial
           -------------------------------------
compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA") and has received a CRA rating of "satisfactory" from the OCC in its most recent examination, and neither Saratoga nor SNB has any knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in SNB failing to be in substantial compliance with such provisions or having its current rating lowered.

     (y)   Year 2000 Readiness. Saratoga and its Subsidiaries have a plan and
           -------------------
organization in place to minimize any material adverse effect caused by the failure of any system, equipment or product which is material to their respective operations or financial condition to be Year 2000 Ready (as defined below). Such plan addresses, at a minimum, the issues set forth in the statements of the Federal Financial Institutions Examination Council ("FFIEC"), dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as well as any other statements of the FFIEC related to the Year 2000, as such issues might affect Saratoga and its Subsidiaries. Saratoga has provided to SJNB a complete and accurate copy of the plan, which includes Saratoga's Year 2000 organization and an estimate of anticipated associated costs. Saratoga is using its best efforts to implement such plan, which includes seeking assurances from its vendors and suppliers that such vendors' and suppliers' products and services which are material to its operations are Year 2000 Ready, replacing any material products and services supplied by such vendors or suppliers which are not Year 2000 Ready with new products and services which are Year 2000 Ready, and/or working with such vendors and suppliers to achieve Year 2000 Readiness with respect to such material products and services. Such plan shall also establish procedures to evaluate, manage and mitigate Year 2000-related risks to Saratoga posed by material customers of Saratoga or any of its Subsidiaries who may not themselves be Year 2000 Ready. Neither Saratoga nor its Subsidiaries have received, or expect to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3 (SUP), dated March 4, 1998). As used herein, the term "Year 2000 Ready" shall mean that the functionality and the performance of any system or piece of equipment will not be materially adversely affected as a result of the date change for any date on or after January 1, 2000, including leap year calculations, and that, to the extent applicable to normal operating specifications, the system or equipment will in all material respects accurately accept, store, retrieve, calculate, compare and otherwise process dates of January 1, 2000 and later.

     (z)   Insurance. Saratoga has previously delivered to SJNB a list
           ---------
identifying all insurance policies maintained on behalf of Saratoga and its Subsidiaries (other than mortgage, title and other similar policies for the benefit of Saratoga or its Subsidiaries as mortgagees under residential mortgage loans). All of the material insurance policies and bonds maintained by or for the benefit of Saratoga and its Subsidiaries are in full force and effect, to the best knowledge of Saratoga, Saratoga and its Subsidiaries are not in default thereunder, and all material claims thereunder have been filed in due and timely fashion, and neither Saratoga nor any of its Subsidiaries has received notice that any of such material claims have been or will be denied. The insurance policies and bonds maintained by Saratoga and its Subsidiaries are written by reputable insurers and are in such amounts, cover such risks and have such other terms as is customary for banks and bank holding companies comparable in size and operations to Saratoga and its Subsidiaries. Since December 31, 1998, there has not been any damage to, destruction of, or loss of any assets of Saratoga and its Subsidiaries (whether or not covered by insurance) that could have a material adverse effect on Saratoga. Neither Saratoga nor any of its Subsidiaries has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Saratoga nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and Saratoga has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from an extraordinary loss experience of Saratoga or any Saratoga Subsidiary.

     (aa)  Loans and Other Assets.
           ----------------------

     (i) Saratoga has disclosed to SJNB prior to the date hereof the amounts of all loans, leases, other extensions of credit, commitments or other interest-bearing assets presently owned by Saratoga or any of its Subsidiaries that have been classified by any Bank Regulator, Saratoga's independent auditors, or the management of Saratoga or any Subsidiary of Saratoga as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss", or classified using categories with similar import, and will have disclosed promptly to SJNB prior to the Closing Date all such items which will be so classified hereafter and prior to the Closing Date. All such assets or portions thereof classified "Loss", or which are subsequently so classified, have been (or will be) charged off on a timely basis in full, collected or otherwise placed in a bankable condition. Saratoga regularly reviews and appropriately classifies its and its Subsidiaries' loans and other assets in accordance in all material respects with all applicable legal and regulatory requirements and GAAP. Saratoga has disclosed to SJNB the amounts and identities of all other real estate owned ("OREO") that has been classified as such as of the date hereof by Saratoga's independent auditors, management of Saratoga or any Bank Regulator and will have promptly disclosed to SJNB prior to the Closing Date all such assets which will be so classified hereafter and prior to the Closing Date. As of the date hereof and the Closing Date, the recorded values of all OREO on the books of Saratoga and its Subsidiaries accurately reflect and will reflect the net realizable values of each OREO parcel thereof in compliance with GAAP. Saratoga and its Subsidiaries have recorded on a timely basis all expenses associated with or incidental to its OREO, including but not limited to taxes, maintenance and repairs as required by GAAP.

     (ii) All loans, leases, other extensions of credit, commitments or other interest-bearing assets and investments of Saratoga and its Subsidiaries are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes known to Saratoga (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as previously disclosed to SJNB in Section 3.1(aa)(ii) of the Saratoga Disclosure Schedule or reserved for in the consolidated statement of financial condition of Saratoga as of December 31, 1998 referred to in Section 3.1(d) in accordance with GAAP, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. Saratoga and its Subsidiaries do not have any extensions or letters of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of Saratoga and its Subsidiaries.

     (ab) Restrictions on Investments. Except for pledges to secure public and
          ---------------------------
trust deposits and repurchase agreements in the ordinary course of business and except as described in Section 3.1(ab) of the Saratoga Disclosure Schedule, none of the investments reflected in the consolidated statement of financial condition of Saratoga as of December 31, 1998 referred to in Section 3.1(d), and none of the investments made by Saratoga and its Subsidiaries since December 31, 1998, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Saratoga or its Subsidiaries freely to dispose of such investment at any time.

     (ac) No Brokered Deposits. Except as described in Section 3.1(ac) of the
          --------------------
Saratoga Disclosure Schedule, as of the date hereof, neither Saratoga nor any of its Subsidiaries now has any "brokered deposits" as such deposits are defined by applicable regulations of the OCC as of the date hereof.

     (ad) Derivatives Contracts; Structured Notes; Etc. Except as set forth in
          --------------------------------------------
Section 3.1(ad) of the Saratoga Disclosure Schedule, neither Saratoga nor any Subsidiary is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that
(1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of their banking business, consistent with safe and sound banking practices and regulatory guidance, and with counterparties reasonably believed by Saratoga to be financially responsible. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of Saratoga or one of its Subsidiaries and, to the best knowledge of Saratoga, each of the other counterparties thereto, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. Saratoga and each of its Subsidiaries and, to the best knowledge of Saratoga, each of the other counterparties thereto, have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a material adverse effect on Saratoga.

     (ae) Labor Matters. Neither Saratoga nor any of its Subsidiaries is a party
          -------------
to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     3.2  Representations and Warranties of SJNB. SJNB represents and warrants
          --------------------------------------
to Saratoga as follows:

     (a)  Organization, Standing and Power. SJNB is a bank holding company
          --------------------------------
registered under the BHC Act. The deposit accounts of SJNB's bank Subsidiaries are insured by the BIF of the FDIC to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. SJNB and each of its Subsidiaries is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on SJNB. The Articles of Incorporation or Association and By-laws of each of SJNB, and each Subsidiary of SJNB, copies of which were previously made available to Saratoga, are true, complete and correct. The minute books of SJNB and its Subsidiaries which have been made available to Saratoga contain a complete (except for certain portions thereof relating to the Merger and the transactions contemplated hereby) and accurate record of all meetings of the respective Boards of Directors (and committees thereof) and shareholders.

     (b)  Capital Structure; Ownership of SJNB Common Stock.
          -------------------------------------------------

          (i) The authorized capital stock of SJNB consists of 20,000,000 shares of SJNB Common Stock and 5,000,000 shares of preferred stock, no par value (the "SJNB Preferred Stock"), of which (A) as of August 25, 1999, 2,350,118 shares of SJNB Common Stock were outstanding (none having been issued thereafter except from the exercise of SJNB Options) and (B) as of the date hereof, no shares of SJNB Preferred Stock are outstanding. All outstanding shares of SJNB Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. At the Effective Time, the SJNB Common Stock to be issued hereunder will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

          (ii) Except for this Agreement and except as set forth in Section 3.2(b)(ii) of the disclosure schedule of SJNB delivered to Saratoga on the date hereof (the "SJNB Disclosure Schedule"), (A) there are no options, warrants, calls, rights, commitments or agreements of any character to which SJNB or any of its Subsidiaries or Affiliates is a party or by which any of the foregoing are bound obligating SJNB or any of its Subsidiaries or Affiliates to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of SJNB or any of its Subsidiaries or obligating SJNB or any of its Subsidiaries or Affiliates to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, (B) there are no outstanding contractual obligations of SJNB or any of its Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any shares of capital stock of SJNB or any of its Subsidiaries and (C) there are no outstanding securities of any kind convertible into or exchangeable for the capital stock of SJNB or any of its Subsidiaries (or any interest therein). Except as set forth in Section 3.2(b)(ii) of the SJNB Disclosure Schedule, there is no agreement of any kind to which SJNB is a party and, to the knowledge of SJNB (without inquiry), no other agreement of any kind, in each case that gives any person any right to participate in the equity, value or income of, or to vote (x) in the election of directors or officers of, or (y) otherwise with respect to the affairs of, SJNB or any of its Subsidiaries.

          (iii) Neither SJNB nor any of its Subsidiaries or, to the best knowledge of SJNB, its Affiliates, beneficially owns, directly or indirectly, any shares of capital stock of SJNB, securities of SJNB convertible into, or exchangeable for, such shares, or options, warrants or other rights to acquire such shares (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible), nor is SJNB or any of such Subsidiaries or Affiliates a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of SJNB or any such other securities, options, warrants or other rights.

          (iv) No shares of SJNB Common Stock held directly or indirectly by SJNB are Trust Account Shares or DPC Shares.

     (c)  Authority; No Violation.
          -----------------------

          (i) SJNB has all requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of SJNB, other than the approval of this Agreement and the Agreement of Merger by the holders of a majority of the outstanding shares of SJNB Common Stock (the "SJNB Shareholder Approval"). The SJNB Shareholder Approval is the only vote of any class or series of SJNB capital stock necessary to approve this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Agreements have been duly executed and delivered by SJNB and (assuming due authorization, execution and delivery by Saratoga and SNB) constitute the valid and binding obligation of SJNB enforceable against SJNB in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. San Jose National Bank has full corporate power and authority to consummate the Bank Merger.

          (ii) Except as set forth in Section 3.2(c)(ii) of the SJNB Disclosure Schedule, the execution and delivery by SJNB of this Agreement and the other Transaction Agreements does not or will not when delivered, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation pursuant to, (x) any provision of the articles of incorporation or association or by-laws or comparable organizational documents of SJNB or any Subsidiary of SJNB, or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, SJNB Benefit Plan (as defined in Section 3.2(k)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SJNB or any Subsidiary of SJNB or its properties or assets, which Violation, in the case of clause
     (y), individually or in the aggregate, would have a material adverse effect on SJNB.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to SJNB or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Agreements or the consummation by SJNB of the transactions contemplated hereby or thereby, which, if not made or obtained, would have a material adverse effect on SJNB or on the ability of SJNB to perform its obligations hereunder or thereunder on a timely basis, or on SJNB's ability to own, possess or exercise the rights of an owner with respect to the business and assets of Saratoga and its Subsidiaries, except for (A) the filing of applications and notices with the Federal Reserve under the BHC Act and approval of same, (B) the filing by Saratoga and SJNB with the SEC of the Proxy Statement in definitive form relating to the meetings of the shareholders of

     Saratoga and SJNB to be held to approve and adopt this Agreement and the transactions contemplated hereby, (C) the filing by SJNB with the SEC of a registration statement on Form S-4 (the "S-4") with respect to the SJNB Common Stock issuable pursuant hereto, (D) approval for listing upon official notice of issuance on the NASDAQ National Market of the SJNB Common Stock issuable pursuant hereto, (E) compliance with applicable state blue sky laws, and (F) the filing with the Secretary of State of the State of California of the Agreement of Merger.

     (d)  Financial Statements. SJNB has previously delivered to Saratoga copies
          --------------------
of (a) the consolidated statements of financial condition of SJNB and its Subsidiaries, as of December 31, for the fiscal years 1997 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in SJNB's Annual Reports on Form 10-K for the relevant fiscal years filed with the SEC under the Exchange Act, in each case accompanied by the report of KPMG LLP, independent auditors with respect to SJNB (the consolidated financial statements of SJNB and its Subsidiaries referred to in this sentence being hereinafter sometimes referred to as the "SJNB Consolidated Financial Statements"). Each of the financial statements referred to in this Section 3.2(d) (including the related notes, where applicable) fairly present, and the consolidated financial statements referred to in Section 5.14 hereof will fairly present (subject in the cases of the unaudited statements, to normal recurring and year-end audit adjustments, none of which are expected to be material in nature or amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial condition of SJNB and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) complies, and the financial statements referred to in Section 5.14 hereof will comply, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 5.14 will be, prepared, in all material respects, in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of the unaudited statements (subject to normal recurring and year-end audit adjustments), as permitted by Form 10-Q. The books and records of SJNB and its Subsidiaries have been, and are being, maintained where required in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and, where such books and records purport to reflect any transactions, the transactions so reflected are actual transactions.

     (e)  SJNB SEC Documents. SJNB has made available to Saratoga a true and
          ------------------
complete copy of each report, schedule, registration statement and definitive proxy statement filed by SJNB with the SEC pursuant to the Securities Act or the Exchange Act (other than reports filed pursuant to section 13(g) of the Exchange
Act), since December 31, 1997 (as such documents have since the time of their filing been amended, the "SJNB SEC Reports"), which are all the documents (other than preliminary material and reports required pursuant to section 13(g) of the Exchange Act) that SJNB was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the SJNB SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SJNB SEC Reports, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of SJNB included in the SJNB SEC Reports (including any related notes and schedules thereto) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared, in all material respects, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements (subject to normal recurring and year-end audit adjustments), as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of SJNB and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies for the periods then ended.

     (f)  SJNB Information Supplied. None of the information supplied or to be
          -------------------------
supplied by SJNB for inclusion or incorporation by reference in the Proxy Statement relating to the meeting of shareholders of SJNB (the "SJNB Shareholders' Meeting") at which the SJNB Shareholder Approval will be sought or for inclusion in the S-4 will, at the date of mailing to shareholders of SJNB and at the time of the SJNB Shareholders' Meeting, (i) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) at the time and in the light of the circumstances under which it is made, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the SJNB Shareholders' Meeting which has become false or misleading.

     (g)  Compliance with Applicable Laws. SJNB and its Subsidiaries hold, and
          -------------------------------
at all relevant times have held, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of SJNB and its Subsidiaries, taken as a whole (the "SJNB Permits"). SJNB and its Subsidiaries are in compliance and have complied with the terms of the SJNB Permits, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on SJNB. The businesses of SJNB and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on SJNB. Except for routine examinations by Bank Regulators, no investigation by any Governmental Entity with respect to SJNB or any of its Subsidiaries is pending or threatened, and no proceedings by any Bank Regulator are pending or threatened which seek to revoke or materially limit any of the SJNB Permits. SJNB and its Subsidiaries do not offer or sell insurance and/or securities products, including but not limited to annuity products, for their own account or the account of others.

     (h)  Litigation. Except as set forth in Section 3.2(h) of the SJNB
          ----------
Disclosure Schedule, to the best knowledge of SJNB, there is no Litigation pending to which SJNB or any Subsidiary of SJNB is a party or by which any of such persons or their respective assets may be bound or, to the best knowledge of SJNB, threatened against or affecting SJNB or any Subsidiary of SJNB, or challenging the validity or propriety of the transactions contemplated hereby which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on SJNB or on the ability of SJNB to perform its obligations under this Agreement in a timely manner, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against SJNB or any Subsidiary of SJNB.

     (i)  Taxes. SJNB and each of its Subsidiaries have timely filed all tax
          -----
returns required to be filed by any of them and all such tax returns were, when filed, correct and complete in all material respects. SJNB and each of its Subsidiaries have timely paid (or SJNB has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid (whether or not shown as due on such returns), and the most recent financial statements that have been delivered to Saratoga reflect an adequate reserve (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities) for all taxes accrued but not yet due and owing, by SJNB and its Subsidiaries accrued through the date of such financial statements. SJNB and its Subsidiaries file tax returns in all jurisdictions where required to file tax returns. No material deficiencies for any taxes have been asserted or assessed against SJNB or any of its Subsidiaries that are not adequately reserved for (other than reserves for deferred taxes established to reflect differences between tax and book basis of assets and liabilities). Except as set forth in Section 3.2(i) of the SJNB Disclosure Schedule: (i) there are no liens with respect to taxes upon any of the assets or properties of SJNB and its Subsidiaries, other than with respect to taxes not yet due and payable,
(ii) no material issue relating to taxes of SJNB and its Subsidiaries has been raised in writing by any taxing authority in any audit or examination which can result in a proposed adjustment or assessment by a governmental authority in a taxable period (or portion thereof) ending on or before the Closing Date nor, to the best knowledge of SJNB, does any basis exist for the raising of any such issue, (iii) SJNB and its Subsidiaries have duly and timely withheld from all payments (including employee salaries, wages and other compensation) and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods for which the statute of limitations has not expired under all applicable laws and regulations, (iv) as of the Closing Date, none of SJNB nor any of its Subsidiaries shall be a party to, be bound by or have any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates any of them to make any payment computed by reference to the taxes, taxable income or taxable losses of any other person, (v) except as set forth on Section 3.2(i) of the SJNB Disclosure Schedule, there is no contract or agreement, plan or arrangement by SJNB or any of its Subsidiaries covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by SJNB or any of its Subsidiaries by reason of section 280G of the Code, (vi) SJNB and its Subsidiaries have collected all material sales and use taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in all material respects in the manner required by all applicable sales and use tax statutes and regulations for all periods for which the statute of limitations has not expired, (vii) neither SJNB nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, and (viii) none of SJNB nor any of its Subsidiaries (A) has been a member of an affiliated group (other than the group to which they are currently members) filing a consolidated federal income tax return or (B) has any liability for the taxes of any person (other than the members of such current group) under Treasury Regulation section 1.1502-6(a) (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. None of SJNB nor any of its Subsidiaries has filed a consent to the application of section 341(f) of the Code .

     (j)  Certain Agreements. Section 3.2(j) of the SJNB Disclosure Schedule
          ------------------
sets forth a listing of all of the following contracts and other agreements, oral or written (which are currently in force or which may in the future be operative in any respect) to which SJNB or any of its Subsidiaries is a party or by or to which SJNB or any of its Subsidiaries or any of their respective assets or properties are bound or subject: (i) consulting agreements not terminable on six months or less notice involving the payment of more than $25,000 per annum, or union, guild or collective bargaining agreements covering any employees in the United States, (ii) agreements with any officer or other key employee of SJNB or any of its Subsidiaries (x) providing any term of employment or (y) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving SJNB of the nature contemplated by this Agreement, (iii) any agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iv) contracts and other agreements for the sale or lease (other than where SJNB or any of its Subsidiaries is a lessor) of any assets or properties (other than in the ordinary course of business) or for the grant to any person (other than to SJNB or any of its Subsidiaries) of any preferential rights to purchase any assets or properties, (v) contracts and other agreements relating to the acquisition by SJNB or any of its Subsidiaries of any operating business or entity or any interest therein, (vi) contracts or other agreements under which SJNB or any of its Subsidiaries agrees to indemnify any party, other than in the ordinary course of business, consistent with past practice, or to share a tax liability of any party, (vii) contracts and other agreements containing covenants restricting SJNB or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or requiring SJNB or any of its Subsidiaries to engage in any line of business, (viii) contracts or other agreements (other than contracts in the ordinary course of their banking business) relating to the borrowing of money by SJNB or any of its Subsidiaries, or the direct or indirect guaranty by SJNB or any of its Subsidiaries of any obligation for, or an agreement by SJNB or any of its Subsidiaries to service, the repayment of borrowed money, or any other contingent obligations of SJNB or any of its Subsidiaries in respect of indebtedness of any other person, and (ix) any other material contract or other agreement whether or not made in the ordinary course of business, including any contract required to be filed by SJNB pursuant to Item 601(b)(10) of Regulation S-K of the SEC. There have been delivered or made available to

Saratoga true and complete copies of all of the contracts and other agreements set forth in Section 3.2(j) of the SJNB Disclosure Schedule and in any other Section of the SJNB Disclosure Schedule. Except as set forth in Section 3.2(j) of the SJNB Disclosure Schedule, each such contract and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of SJNB or its Subsidiaries, as the case may be, and to the best knowledge of SJNB, each other party thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Neither SJNB nor any Subsidiary of SJNB has received any notice, whether written or oral, of termination or intention to terminate from any other party to such contract or agreement. None of SJNB or any of its Subsidiaries or (to the best knowledge of SJNB) any other party to any such contract or agreement is in violation or breach of or default under any such contract or agreement (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such contract or agreement), which violation, breach or default has had or would have, individually or in the aggregate, a material adverse effect on SJNB.

     (k)  Benefit Plans.
          -------------

          (i) Section 3.2(k) of the SJNB Disclosure Schedule contains a true and complete list of each Benefit Plan that is sponsored or is being maintained or contributed to, or required to be contributed to, by SJNB or any of its Subsidiaries (the "SJNB Benefit Plans"). No SJNB Benefit Plan is a multiemployer plan or is subject to a collective bargaining agreement.

          (ii) With respect to each SJNB Benefit Plan, SJNB has delivered to Saratoga a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement or other funding instrument;
     (B) the most recent determination letter; (C) any summary plan description and other written communications (or a description of any oral communications) by SJNB or any of its Subsidiaries to any of their respective employees concerning the extent of the benefits provided under any SJNB Benefit Plan; and (D) except as described in Section 3.2(k)(ii) of the SJNB Disclosure Schedule, for the two most recent years (I) the Form 5500 and attached schedules; (II) audited financial statements; and (III) actuarial valuation reports.

          (iii) Except as set forth in Section 3.2(k) of the SJNB Disclosure Schedule, (A) each SJNB Benefit Plan has been established and administered in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each SJNB Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any SJNB Benefit Plan, no audits, actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such audits, actions, suits or claims; (D) neither SJNB nor any other party has engaged in a prohibited transaction which could subject SJNB or any of its Subsidiaries, or the Surviving Corporation, to any taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i); (E) no event has occurred and no condition exists that could subject SJNB or any of its Subsidiaries, or the Surviving Corporation, either directly or by reason of any such entity's affiliation with any member of any such entity's Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, liability or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (F) all insurance and PBGC premiums required to be paid with respect to SJNB Benefit Plans through the Closing Date have been or will be paid prior thereto and adequate reserves will have been provided for on SJNB's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for any premiums (or portions thereof) attributable to service on or prior to the Closing Date; (G) all contributions required to be made prior to the Closing Date under the terms of each SJNB Benefit Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be timely made and adequate reserves will have been provided for on SJNB's consolidated statement of financial condition as of the month end immediately prior to the Closing Date for all benefits attributable to service on or prior to the Closing Date; (H) no SJNB Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and (including, but not limited to the voting of any securities held pursuant to an SJNB Benefit Plan) Code section 412 (whether or not waived); (I) the consummation of this Agreement will not result in a nonexempt prohibited transaction or a breach of fiduciary duty under ERISA; and (J) no SJNB Benefit Plan provides health coverage beyond the termination of employment except as provided under Code section 4980B.

          (iv) Except as set forth in Section 3.2(k)(iv) of the SJNB Disclosure Schedule, with respect to each of the SJNB Benefit Plans which is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Plan shall be at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Plan on a termination and projected basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

          (v) Except as set forth on Section 3.2(k)(v) of the SJNB Disclosure Schedule, no SJNB Benefit Plan exists which provides for an increase in benefits on or after the Closing Date or could result in the payment to any employee of SJNB or any of its Subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement. The aggregate amount of payments due from SJNB under all such contracts and the amount due under each such contract, at the Effective Time, are as set forth in the schedule included in Section 3.2(k)(v) of the SJNB Disclosure Schedule. Except as set forth in Section 3.2(k)(v) of the SJNB Disclosure Schedule, none of such payments will constitute an "excess parachute" payment within the meaning of Code section 280G.

     (l)  Subsidiaries.  Section 3.2(l) of the SJNB Disclosure Schedule lists
          ------------
all the Subsidiaries of SJNB. SJNB owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary. All of the shares of capital stock of each of the Subsidiaries held by SJNB or by another of its Subsidiaries are fully paid and nonassessable and are owned by SJNB or one of its Subsidiaries free and clear of any lien, claim or other encumbrance. Neither SJNB nor any of its Subsidiaries owns any shares of capital stock or other equity securities of any person (other than, in the case of SJNB, the capital stock of its Subsidiaries and, in the case of such Subsidiaries, shares or equity securities acquired in satisfaction of debts previously contracted in good faith in the ordinary course of their banking business).

     (m)  Agreements with Bank or Other Regulators. Except as set forth in
          ----------------------------------------
Section 3.2(m) of the SJNB Disclosure Schedule, neither SJNB nor any Subsidiary of SJNB is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts materially the conduct by SJNB or its Subsidiaries of their businesses, or in any manner relates to their capital adequacy, credit policies, community reinvestment, loan underwriting or documentation or management, nor has SJNB or any such Subsidiary been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

     (n)  Absence of Certain Changes or Events. Except as set forth in Section
          ------------------------------------
3.2(n) of the SJNB Disclosure Schedule, since December 31, 1998, (i) there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations or prospects of SJNB or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on SJNB, and (ii) SJNB and each of its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and neither SJNB nor any of its Subsidiaries has taken any action or entered into any transaction, and no event has occurred, that would have required Saratoga's consent pursuant to Section 4.2 of this Agreement if such action had been taken, transaction entered into or event had occurred, in each case, after the date of this Agreement, nor has SJNB or any of its Subsidiaries entered into any agreement, plan or arrangement to do any of the foregoing.

     (o)  Undisclosed Liabilities. Except as set forth in Section 3.2(o) of the
          -----------------------
SJNB Disclosure Schedule, and except (i) for those liabilities or obligations that are fully reflected or reserved against in the consolidated statement of financial condition at December 31, 1998 of SJNB referred to in Section 3.2(d) or (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998 and which are not material to SJNB and its Subsidiaries taken as a whole, none of SJNB or any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities or obligations, has had, or would have, a material adverse effect on SJNB. No agreement pursuant to which any loans or other assets have been or will be sold by SJNB or any Subsidiary entitle the buyer of such loans or other assets, unless there is material breach of a representation or covenant by SJNB or its Subsidiaries not relating to the payment or other performance by an obligor of such loan or other asset of its obligations thereunder, to cause SJNB or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against SJNB or its Subsidiaries.

     (p)  Governmental Reports. SJNB and each of its Subsidiaries have timely
          --------------------
filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with any Governmental Entity and have paid all fees and assessments due and payable in connection therewith. Except as set forth in
Section 3.2(p) of the SJNB Disclosure Schedule and except for normal examinations conducted by a Governmental Entity in the regular course of business of SJNB and its Subsidiaries, no Governmental Entity has initiated any proceeding or, to the best knowledge of SJNB, investigation into the business or operations of SJNB or any of its Subsidiaries since January 1, 1995. Except as set forth in Section 3.2(p) of the SJNB Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examinations of SJNB or any of its Subsidiaries.

     (q)  Environmental Liability. (i) Except as set forth in Section 3.2(q) of
          -----------------------
the SJNB Disclosure Schedule, to the best knowledge of SJNB, there are no pending or threatened claims, actions or proceedings against SJNB relating to:

          (A) any asserted liability of SJNB or any of its Affiliates or any current or prior owner, operator, occupier or user of any Real Property under any Environmental Law, including without limitation, the terms and conditions of any permit, license, authority, settlement or other obligation arising under any Environmental Law;

          (B) any handling, storage, use or disposal of Hazardous Substances on, under or within any Real Property or any transportation or removal of Hazardous Substances to or from any Real Property;

          (C) any actual or threatened discharge, release or emission of Hazardous Substances from, on, under or within any Real Property into the air, water, surface water, groundwater, land surface or subsurface strata; or

           (D) any actual or asserted claims for personal injuries, illness or damage to real or personal property related to or arising out of exposure to Hazardous Substances discharged, released or emitted from, on, under, within or into, or transported from or to, any Real Property.

     (ii) Except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, to the best knowledge of SJNB, no Hazardous Substances are present on, under or within any Real Property (except those Hazardous Substances used in the normal course of operating or maintaining the business of SJNB or any Subsidiary of SJNB) and, except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, the presence of these Hazardous Substances does not violate any Environmental Law. Except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, to the best knowledge of SJNB, there are no storage tanks underground or otherwise present on any Real Property and all such tanks set forth in
Section 3.2(q) of the SJNB Disclosure Schedule comply in all material respects with applicable law, all permits in respect thereof are in full force and effect and there have been no releases or discharges of Hazardous Substances from such tanks to the environment.

     (iii) To the best knowledge of SJNB, except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, no Hazardous Substances have been, or have been threatened to be, discharged, released or emitted in a Reportable Quantity into the air, water, surface water, groundwater, land surface or subsurface strata or transported to or from the Real Property except in accordance with Environmental Laws (in particular, but without limitation, in accordance with any permits issued pursuant thereto). To the best knowledge of SJNB, all notifications, remediation, removal or other response actions of any kind whatsoever, in respect of such discharges, releases and emissions which are required by Environmental Laws, and by applicable agreements with third parties, have been made within the time limits prescribed by such Environmental Laws and such third party agreements. Copies of all such notifications or documents relating to any remediation, removal or response action have previously been provided to SJNB.

     (iv) To the best knowledge of SJNB, except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, SJNB and its Affiliates are in compliance, in all material respects, with all Environmental Laws related to the ownership, operation, use and occupation of the Real Property.

     (v) To the best knowledge of SJNB, except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, no part of any Real Property is listed on CERCLIS or the National Priorities List created pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, as a site containing Hazardous Substances.

     (vi) SJNB has provided Saratoga with copies of all material notices posted by it under any Environmental Law with respect to the Real Property at which the business of SJNB or its Subsidiaries is conducted, including without limitation, notices required under California Health & Safety Code section 25359.7.

     (vii) All properties held by SJNB or its Subsidiaries under leases are held by them under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of SJNB, and SJNB enjoys quiet and peaceful possession of such leased property. SJNB and its Subsidiaries are not in default in any material respect under any material lease, agreement or obligation regarding their properties to which they are a party or by which they are bound.

     (viii) Except as set forth in Section 3.2(q) of the SJNB Disclosure Schedule, all of SJNB's and its Subsidiaries' rights and obligations under the leases referred to in Section 3.2(q)(vii) above do not require the consent of any other party to the transactions contemplated by this Agreement.

     (r)     Properties.  Except as set forth in Section 3.2(r) of the SJNB
             ----------
Disclosure Schedule, SJNB or its Subsidiaries (i) has good and marketable title to all Real Property owned in fee, and good title to all other properties and assets reflected in the SJNB Consolidated Financial Statements as being owned by SJNB or its Subsidiaries or acquired after the date thereof which are material to the business of SJNB on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet delinquent, (B) liens on assets of San Jose National Bank securing deposits incurred in the ordinary course of its banking business and
(C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the SJNB Consolidated Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the best knowledge of SJNB, the lessor. Except as set forth in
Section 3.2(r) of the SJNB Disclosure Schedule, all real properties owned by SJNB or its Subsidiaries are owned in accordance in all material respects with all requirements of applicable rules, regulations and policies of the Bank Regulators.

     (s)     Transactions with Affiliates. Except as set forth in Section 3.2(s)
             ----------------------------
of the SJNB Disclosure Schedule and except for those arrangements, contracts, agreements or transactions which were entered into in the ordinary course of business, since December 31, 1998, SJNB has not extended credit, committed to extend credit or transferred any asset to or assumed or guaranteed any liability of or entered into any other transactions with the employees or directors of SJNB, or any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the Securities Act. Any such transactions, including those in the ordinary course of business, have been on terms no less favorable than those which would prevail in an arm's-length transaction with an independent third party.

     (t)  No Broker or Finder. No agent, broker, investment banker, financial
          -------------------
advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement

     (u)  Intellectual Property. Except as set forth in Section 3.2(u) of the
          ---------------------
SJNB Disclosure Schedule, SJNB and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "SJNB Intellectual Property") necessary to carry on their business substantially as currently conducted, except for such SJNB Intellectual Property the failure of which to own or validly license, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on SJNB. Neither SJNB nor any such Subsidiary has received any notice of infringement of or conflict with, and, to the best knowledge of SJNB, there are no infringements of or conflicts with, the rights of others with respect to the use of any SJNB Intellectual Property that, individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on SJNB.

     (v)  Pooling of Interests. Except as set forth in Section 3.2(v) of the
          --------------------
SJNB Disclosure Schedule, as of the date of this Agreement, SJNB has no reason (in respect to matters pertaining to SJNB existing as of the date hereof or expected to exist as of the Closing Date) to believe that SJNB will not qualify for pooling of interests treatment for accounting purposes under GAAP as presently in effect.

     (w)  Community Reinvestment Act Compliance. San Jose National Bank is in
          -------------------------------------
substantial compliance with the applicable provisions of the CRA and has received a CRA rating of "satisfactory" from the OCC in its most recent examination, and SJNB has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in San Jose National Bank failing to be in substantial compliance with such provisions or having its current rating lowered.

     (x)  Year 2000 Readiness. SJNB and its Subsidiaries have a plan and
          -------------------
organization in place to minimize any material adverse effect caused by the failure of any system, equipment or product which is material to their respective operations or financial condition to be Year 2000 Ready. Such plan addresses, at a minimum, the issues set forth in the statements of the FFIEC, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as well as any other statements of the FFIEC related to the Year 2000, as such issues might affect SJNB and its Subsidiaries. SJNB has provided to Saratoga a complete and accurate copy of the plan, which includes SJNB's Year 2000 organization and an estimate of anticipated associated costs. SJNB is using its best efforts to implement such plan, which includes seeking assurances from its vendors and suppliers that such vendors' and suppliers' products and services which are material to its operations are Year 2000 Ready, replacing any material products and services supplied by such vendors or suppliers which are not Year 2000 Ready with new products and services which are Year 2000 Ready, and/or working with such vendors and suppliers to achieve Year 2000 Readiness with respect to such material products and services. Such plan shall also establish procedures to evaluate, manage and mitigate Year 2000-related risks to SJNB posed by material customers of SJNB or any of its Subsidiaries who may not themselves be Year 2000 Ready. Neither SJNB nor its Subsidiaries have received, or expect to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3 (SUP), dated March 4, 1998).

     (y)  Insurance. SJNB has previously delivered to Saratoga a list
          ---------
identifying all insurance policies maintained on behalf of SJNB and its Subsidiaries (other than mortgage, title and other similar policies for the benefit of SJNB or its Subsidiaries as mortgagees under residential mortgage loans). All of the material insurance policies and bonds maintained by or for the benefit of SJNB and its Subsidiaries are in full force and effect, to the best knowledge of SJNB, SJNB and its Subsidiaries are not in default thereunder, and all material claims thereunder have been filed in due and timely fashion, and neither SJNB nor any of its Subsidiaries has received notice that any of such material claims have been or will be denied. The insurance policies and bonds maintained by SJNB and its Subsidiaries are written by reputable insurers and are in such amounts, cover such risks and have such other terms as is customary for banks and bank holding companies comparable in size and operations to SJNB and its Subsidiaries. Since December 31, 1998, there has not been any damage to, destruction of, or loss of any assets of SJNB and its Subsidiaries (whether or not covered by insurance) that could have a material adverse effect on SJNB. Neither SJNB nor any of its Subsidiaries has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither SJNB nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and SJNB has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from an extraordinary loss experience of SJNB or any SJNB Subsidiary.

     (z)  Loans and Other Assets.
          ----------------------

     (i) SJNB has disclosed to Saratoga prior to the date hereof the amounts of all loans, leases, other extensions of credit, commitments or other interest-bearing assets presently owned by SJNB or any of its Subsidiaries that have been classified by any Bank Regulator, SJNB's independent auditors, or the management of SJNB or any Subsidiary of SJNB as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss", or classified using categories with similar import, and will have disclosed promptly to Saratoga prior to the Closing Date all such items which will be so classified hereafter and prior to the Closing Date. All such assets or portions thereof classified "Loss", or which are subsequently so classified, have been (or will be) charged off on a timely basis in full, collected or otherwise placed in a bankable condition. SJNB regularly reviews and appropriately classifies its and its Subsidiaries' loans and other assets in accordance in all material respects with all applicable legal and regulatory requirements and GAAP. SJNB has disclosed to Saratoga the amounts and identities of all OREO that has been classified as such as of the date hereof by SJNB's independent auditors, management of SJNB or any Bank Regulator and will have promptly disclosed to Saratoga prior to the Closing Date all such assets which will be so classified hereafter and prior to the Closing Date. As of the date hereof and the Closing Date, the recorded values of all OREO on the books of SJNB and its Subsidiaries accurately reflect and will reflect the net realizable values of each OREO parcel thereof in compliance with GAAP. SJNB and its Subsidiaries have recorded on a timely basis all expenses associated with or incidental to its OREO, including but not limited to taxes, maintenance and repairs as required by GAAP.

     (ii) All loans, leases, other extensions of credit, commitments or other interest-bearing assets and investments of SJNB and its Subsidiaries are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes known to SJNB (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as previously disclosed to Saratoga in Section 3.2(z)(ii) of the SJNB Disclosure Schedule or reserved for in the consolidated statement of financial condition of SJNB as of December 31, 1998 referred to in Section 3.2(d) in accordance with GAAP, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. SJNB and its Subsidiaries do not have any extensions or letters of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of SJNB and its Subsidiaries.

     (aa) Derivatives Contracts; Structured Notes; Etc. Except as set forth in
          --------------------------------------------
Section 3.2(aa) of the SJNB Disclosure Schedule, neither SJNB nor any Subsidiary is a party to or has agreed to enter into a Derivatives Contract or owns securities that (1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of their banking business, consistent with safe and sound banking practices and regulatory guidance, and with counterparties reasonably believed by SJNB to be financially responsible. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of SJNB or one of its Subsidiaries and, to the best knowledge of SJNB, each of the other counterparties thereto, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. SJNB and each of its Subsidiaries and, to the best knowledge of SJNB, each of the other counterparties thereto, have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a material adverse effect on SJNB.

     (ab) Labor Matters. Neither SJNB nor any of its Subsidiaries is a party to,
          -------------
or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations
Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.


                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1  Covenants of Saratoga. During the period from the date of this
          ---------------------
Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that SJNB shall otherwise consent in writing, which consent shall not be unreasonably withheld) Saratoga agrees that it will and will cause each of its Subsidiaries to carry on the business of Saratoga and each of its Subsidiaries in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact the present business organizations of Saratoga and each of its Subsidiaries, maintain the rights and franchises of, and preserve the relationships with customers, suppliers and others having business dealings with, Saratoga and each of its Subsidiaries to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Saratoga shall not, and shall not permit any of its Subsidiaries to, without the prior consent of SJNB in writing:

          (a) (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for cash dividends in an amount per share not greater than, and consistent with the manner and frequency of, dividends paid by Saratoga in the past 12 months and dividends by a wholly owned Subsidiary of Saratoga to Saratoga, (ii) set any record or payment dates for the payment of any dividends or distribution on its capital stock except in the ordinary course of business consistent with past practice, (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (iv) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock or the capital stock of any other Subsidiary of Saratoga or any securities convertible into or exercisable for any shares of such capital stock;

          (b) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than issuances of Saratoga Common Stock pursuant to the exercise of Saratoga Options;

          (c) except as required to perform its obligations under this Agreement, amend or propose to amend its Articles of Incorporation or its By-laws or other organizational documents or that of any Subsidiary;

          (d) (i) enter into any new material line of business, (ii) change its lending, investment, liability management and other material banking policies in any respect which is material to Saratoga, except as required by law or by policies imposed by a Bank Regulator, or (iii) except as set forth in Section 4.1(d) of the Saratoga Disclosure Schedule, incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice but in no event for more than $10,000 as to any one such item or $50,000 as to all such items in the aggregate;

          (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other means, any business or any corporation, partnership, association or other business organization or division thereof; provided, however, that the foregoing shall not prohibit
              --------  -------
     foreclosures and other debt-previously-contracted acquisitions in the ordinary course of business consistent with past practice;

          (f) sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Saratoga), which are material, individually or in the aggregate, to Saratoga, other than in the ordinary course of business consistent with past practice;

          (g) incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of Saratoga or any of its Subsidiaries or guarantee any long-term debt securities of others other than (i) indebtedness of any Subsidiary of Saratoga to Saratoga or to another Subsidiary of Saratoga, (ii) deposits taken in the ordinary course of business consistent with past practice, or
     (iii) renewals or extensions of existing long-term indebtedness without any change in the material terms thereof;

          (h) intentionally take or fail to take any action that would, or reasonably might be expected to, result in any of the representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Closing set forth in
     Article VI (including without limitation the conditions set forth in Sections 6.1(f) and 6.3(d)) not being satisfied, or

     (unless such action is required by applicable law or sound banking practice) which would adversely affect the ability of SJNB or Saratoga to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.1(g);

          (i) change the methods of accounting of Saratoga or any of its Subsidiaries, except as required by changes in GAAP as concurred in by such party's independent auditors;

          (j) enter into, adopt, amend (except for technical amendments and such amendments as may be required by law) or terminate any Saratoga Benefit Plan or any other Benefit Plan or any agreement, arrangement, plan or policy between Saratoga or any of its Subsidiaries and one or more of its directors or officers, increase in any manner the compensation or fringe benefits of any director, officer or employee of Saratoga or any of its Subsidiaries (provided, that Saratoga or any of its Subsidiaries may
                       --------
     increase the compensation of any such director, officer or employee in a manner consistent with Saratoga's present policies, procedures and plans in effect for the calendar year 1999, all of which policies, procedures and plans have been previously provided to SJNB and, in connection with any increase in compensation of officers, said increases shall be deemed consistent with Saratoga's present policies so long as the annual increase for each officer is four percent (4%) or less; provided, however that,
                                                    --------  ------
     notwithstanding the foregoing, Saratoga or its Subsidiaries shall not increase the compensation or fringe benefits of any director, officer or employee of Saratoga or any of its Subsidiaries with an annual base salary in excess of $40,000 (except for annual compensation increases for officers of four percent (4%) or less) without obtaining the prior written consent of SJNB (which consent shall not be unreasonably withheld)) or pay or grant any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares or any similar awards) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing,
     (ii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of Saratoga or any of its Subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement, or (iii) with respect to any Saratoga Benefit Plan which is a defined benefit or defined contribution pension plan, permit or cause (A) a consolidation or merger of any such Saratoga Benefit Plan, (B) a spin-off involving any such Saratoga Benefit Plan, (C) a transfer of assets and/or liabilities from or to any such Saratoga Benefit Plan, or (D) any similar transaction involving any such Saratoga Benefit Plan;

          (k)  enter into any contract that would be required to be disclosed on
     Section 3.1(j) of the Saratoga Disclosure Schedule or renew or terminate any contract listed in Section 3.1(j) of the Saratoga Disclosure Schedule through any volitional conduct, other than renewals of contracts or leases for a term of one year or less without material adverse changes to the terms thereof;

          (l) commit to or renew any real estate secured or construction loan with a principal amount exceeding $1,500,000 or any commercial loan with a principal amount exceeding $500,000; provided, however, that if any new
                                          --------  -------
     loan commitment or loan renewal involves a loan to a borrower (or his associates (as defined in Rule 405 under the Securities Act) and Affiliates) who has (A) any other classified or criticized asset, (B) a total lending relationship of $250,000 or more, or (C) a renewal involving a classified or criticized asset, then the relevant loan amount subject to this subsection shall be $250,000; provided, further, however, that any
                                        --------  -------  -------
     such loan or renewal which is in excess of the applicable amount specified in this subsection shall not be made or committed to be made unless Saratoga shall have given SJNB at least one Business Day's advance written notice of the proposal to make such loan commitment or renewal, which written notice shall provide SJNB the same information provided to the relevant loan committee (or loan officer, if no committee approval is required) of Saratoga or the applicable Saratoga Subsidiary, and shall have furnished SJNB with such other information as SJNB may reasonably have requested;

          (m) issue or agree to issue any letters of credit or otherwise guarantee the obligations of any other persons except in the ordinary course of business consistent with past practice;

          (n) engage or participate in any material transaction or incur or sustain any material obligation not in the ordinary course of business consistent with past practice;

          (o) settle any claim, action or proceeding involving money damages involving a payment in excess of $50,000 as to any such matter, or settle any other matter not involving money damages which is material to Saratoga;

          (p) except as required by GAAP or applicable law or regulation, change or make any tax elections, change any method of accounting with respect to taxes, file any amended tax return, or settle or compromise any federal, state, local or foreign material tax liability;

          (q) except as set forth in Section 4.1(q) of the Saratoga Disclosure Schedule, make an application for the opening, relocation or closing of, or open, relocate or close any branch or loan production office;

          (r) except as described in Section 4.1(r) of the Saratoga Disclosure Schedule, enter into any securitization or similar transactions with respect to any loans, leases or other assets of Saratoga or any of its Subsidiaries; or

          (s) agree to, or make any commitment to, take any of the actions prohibited by this Section 4.1.

     4.2  Covenants of SJNB.
          -----------------

     (a) During the period from the date of this Agreement and continuing until the Effective Time, SJNB agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that Saratoga shall otherwise consent in writing, which consent shall not be unreasonably withheld), SJNB will and will cause each of its Subsidiaries to carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its present business organizations, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, SJNB shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Saratoga in writing:

          (i) except as required to perform its obligations under this Agreement, amend or propose to amend its Articles of Incorporation or its By-laws in a manner that would materially and adversely affect its ability to perform its obligations under this Agreement or consummate the transactions contemplated hereunder, or otherwise materially and adversely affect the rights, powers and privileges of the shares of SJNB Common Stock to be issued in the Merger;

          (ii) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for cash dividends in an amount substantially equivalent to dividends paid in the year prior to the date hereof and dividends by a wholly owned Subsidiary of SJNB to SJNB, (ii) set any record or payment dates for the payment of any dividends or distribution on its capital stock except in the ordinary course of business consistent with past practice, (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (iv) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock or the capital stock of any other Subsidiary of SJNB or any securities convertible into or exercisable for any shares of such capital stock; provided, however, that nothing in this Agreement shall restrict
            --------  -------
     SJNB from taking actions involving the authorization, approval or adoption of a shareholders' rights plan or taking any other action incidental thereto;

          (iii) change the methods of accounting of SJNB or any of its Subsidiaries (including any changes in accounting with respect to taxes), except as required by changes in GAAP as concurred in by such party's independent auditors;

          (iv) intentionally take or fail to take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Closing set forth in
     Article VI (including without limitation the conditions set forth in Sections 6.1(f) and 6.2(d)) not being satisfied, or (unless such action is required by applicable law or sound banking practice) which would adversely affect the ability of SJNB or Saratoga to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.1(g); or

          (v) agree to, or make any commitment to, take any of the actions prohibited by this Section 4.2(a).

     (b) SJNB shall use all commercially reasonable efforts to publish as soon as practicable after the end of the quarter in which there are at least thirty
(30) days of post-Merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Release No. 135.

     (c) During the period from the date of this Agreement and continuing until the Effective Time, SJNB shall not accept any offer from or enter into any agreement with any third party regarding a Takeover Proposal (as defined in Section 5.4(a), however, references therein to Saratoga shall be deemed for purposes of this Section 4.2(c) to refer to SJNB) of SJNB with any other entity unless such offer or agreement is expressly conditioned upon the performance by SJNB or its successor in interest of its obligations under this Agreement. Notwithstanding the foregoing, the Board of Directors of SJNB, to the extent required by its fiduciary obligations, as determined in good faith by the Board of Directors of SJNB based on the advice of independent counsel, may (subject to the following sentence) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve, recommend or enter into an agreement with respect to any Takeover Proposal pursuant to Section 7.1(e)(ii), or terminate this Agreement, in each case at any time after the third business day following Saratoga's receipt of a written notice advising Saratoga that the Board of Directors of SJNB has received such a Takeover Proposal, specifying the material terms and conditions of such Takeover Proposal and identifying the Person making such Takeover Proposal (it being understood that any amendment to such Takeover Proposal shall necessitate an additional three business day period). If SJNB proposes to enter into an agreement with respect to any Takeover Proposal pursuant to Section 7.1(e)(ii), it shall concurrently with entering into such agreement pay, or cause to be paid, to Saratoga the Termination Fee in accordance with the provisions of Section 7.1(e)(ii).

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Regulatory Matters.
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     (a) Saratoga and SJNB shall promptly prepare and file with the SEC a Proxy Statement, and SJNB shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus, and one or more registration statements or amendments to existing registration statements under the Securities Act for the purpose of registering the maximum number of shares of SJNB Common Stock to which the option holders of Saratoga may be entitled pursuant to Section 2.6 at or after the Effective Time. Each of SJNB and Saratoga shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Saratoga and SJNB shall thereafter promptly mail the Proxy Statement to their respective shareholders.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Agreements (including without limitation the Merger and the Bank Merger). SJNB and Saratoga shall have the right to review in advance and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Saratoga or SJNB, as the case may be, and any of their respective Subsidiaries which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger) and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) SJNB and Saratoga shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of SJNB, Saratoga or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) SJNB and Saratoga shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in Section 6.1(b)) will not be obtained or that the receipt of any such approval will be materially delayed.

     5.2  Access to Information. Upon reasonable notice, Saratoga and SJNB shall
          ---------------------
(and shall cause each of their respective Subsidiaries to) afford to the other and their representatives and advisors access, during normal business hours during the period prior to the Closing Date, to all the properties, books, contracts, commitments and records of Saratoga (in the case of Saratoga) and of SJNB (in the case of SJNB) and, during such period, each of Saratoga and SJNB shall (and shall cause each of their respective Subsidiaries to) make available to the other and their representatives and advisors (a) a copy of each report, schedule, registration statement and other document filed or received by Saratoga or SJNB, as the case may be, during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable law or reports or documents which are subject to an attorney-client privilege or which constitute attorney work product) and (b) all other information concerning the business, properties and personnel of Saratoga or of SJNB, as the case may be, as such other party may reasonably request. SJNB will hold any such information with respect to Saratoga and its Subsidiaries which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated July 28, 1998, between Saratoga and SJNB (the "Confidentiality Agreement"). Saratoga will hold all such information with respect to SJNB and its Subsidiaries which is nonpublic in confidence and will otherwise deal with such information to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, deeming, for purpose of this sentence, such information to be subject to the provisions of the Confidentiality Agreement as if such provisions applied by their terms to such information of SJNB and its Subsidiaries, as well as to such information of Saratoga and its Subsidiaries. No investigation by either SJNB, on the one hand, or Saratoga, on the other hand, shall affect the representations and warranties of the other.

     5.3  Shareholders' Meetings. (a) Saratoga shall call a meeting of its
          ----------------------
shareholders to be held as promptly as practicable for the purpose of voting upon the adoption of this Agreement. Saratoga will, through its Board of Directors, recommend to its shareholders adoption of this Agreement unless the Board of Directors of Saratoga determines in good faith, based upon the written advice of outside counsel, that making such recommendation, or failing to withdraw, modify or amend any previously made recommendation, would constitute a breach of fiduciary duty by Saratoga's Board of Directors under applicable law. In addition, nothing in this Section 5.3 or elsewhere in this Agreement shall prohibit accurate disclosure by Saratoga of information that is required to be disclosed in the Proxy Statement, or any other document required to be filed with the SEC (including without limitation a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be disclosed by applicable law or regulation or the rules of any securities exchange or automated quotation system on which the securities of Saratoga may then be traded.

     (b) SJNB shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon the adoption of this Agreement. SJNB will, through its Board of

Directors, recommend to its shareholders adoption of this Agreement unless the Board of Directors of SJNB determines in good faith, based upon the written advice of outside counsel, that making such recommendation, or failing to withdraw, modify or amend any previously made recommendation, would constitute a breach of fiduciary duty by SJNB's Board of Directors under applicable law. In addition, nothing in this Section 5.3 or elsewhere in this Agreement shall prohibit accurate disclosure by SJNB of information that is required to be disclosed in the Proxy Statement, the S-4 or any other document required to be filed with the SEC (including without limitation a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be disclosed by applicable law or regulation or the rules of any securities exchange or automated quotation system on which the securities of SJNB may then be traded.

     (c) Each of Saratoga and SJNB shall use all commercially reasonable efforts to cause such meetings of their respective shareholders to take place on or before November 12, 1999, or as soon thereafter as is reasonably practicable. Saratoga and SJNB shall coordinate and cooperate with respect to the timing of said meetings and the date on which the Saratoga Shareholders' Meeting shall be held.

     5.4  No Solicitations. (a) From the date hereof until the earlier of the
          ----------------
Effective Time or the termination of this Agreement, Saratoga agrees that neither it, nor any of its Subsidiaries, Affiliates or agents shall, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent (collectively, "Representatives") retained by it or any of its Subsidiaries, Affiliates or agents to, solicit, initiate or knowingly encourage the submission of, or enter into discussions or negotiations with or provide information to any person or group of persons (other than the respective parties to this Agreement) concerning, any Takeover Proposal (as defined below) or enter into any agreement with a third party relating to a Takeover Proposal or assist, participate in, facilitate or encourage any effort or attempt by any other person to do or seek to do any of the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or Affiliate of Saratoga or any of its Subsidiaries or any investment banker, attorney or other advisor or Representative of Saratoga or any of its Subsidiaries or Affiliates, whether or not such Person is purporting to act on behalf of Saratoga or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.4(a) by Saratoga. As used in this Agreement, "Takeover Proposal" shall mean any inquiry, proposal or offer to acquire in any manner 20% or more of any class of equity securities of, or a merger, consolidation, business combination, sale, recapitalization, liquidation, dissolution or other disposition or similar transaction involving 20% or more of the assets of, Saratoga or any Significant Subsidiary of Saratoga, or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of Saratoga or any Significant Subsidiary of Saratoga (other than pursuant to the transactions contemplated by this Agreement and the Stock Option Agreement). A "Significant Subsidiary" means any Subsidiary of a person that would constitute a Significant Subsidiary of such person within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

     (b) Except as set forth herein, neither the Board of Directors of Saratoga nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to SJNB, the approval or recommendation by the Board of Directors of Saratoga or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal, or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of Saratoga, to the extent required by its fiduciary obligations, as determined in good faith by the Board of Directors of Saratoga based on the advice of independent counsel, may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any Superior Proposal (as defined herein), enter into an agreement with respect to such Superior Proposal or terminate this Agreement, in each case at any time after the third business day following SJNB's receipt of a written notice advising SJNB that the Board of Directors of Saratoga has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal (it being understood that any amendment to a Superior Proposal shall necessitate an additional three business day period). In addition, if Saratoga proposes to enter into an agreement with respect to any Takeover Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to SJNB the Termination Fee in accordance with the provisions of Section 5.4(d). For purposes hereof, "Superior Proposal" shall mean any bona fide written Takeover Proposal by a third party on terms determined in good faith by the Board of Directors of Saratoga to be reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal and (based on the advice of a financial advisor of nationally recognized reputation), if consummated to be more favorable to the shareholders of Saratoga from a financial point of view than the Merger.

     (c) In addition to the obligation of Saratoga set forth in paragraph (b) above, Saratoga promptly shall advise SJNB orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry and the identity of the Person making any such request, Takeover Proposal or inquiry. Saratoga shall keep SJNB fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

     (d) If this Agreement is terminated pursuant to its terms other than by SJNB or Saratoga pursuant to Section 7.1(a), 7.1(b)(i) or 7.1(b)(ii), 7.1(c), 7.1(e)(ii), 7.1(f)(i)(2) or 7.1(f)(i)(3), 7.1(g), 7.1(i)(1) or 7.1(i)(2), or
other than by Saratoga pursuant to Section 7.1(e)(i), 7.1(f)(ii)(1) or 7.1(f)(ii)(2), or 7.1(h) (in the event that SJNB elects not to adjust the Exchange Ratio as provided in Section 7.1(h)), and an Acquisition Event (as defined herein) shall occur after the date hereof and within 18 months after the date of such termination, Saratoga shall pay promptly, but in no event later than two Business Days after the occurrence of such Acquisition Event, by wire transfer of immediately available Federal Funds to such account as SJNB shall designate, $1.3 million (the "Termination Fee") as liquidated damages to SJNB for such breach (but only if a Termination Fee shall not theretofore have been paid pursuant to Section 5.4(b) hereof, and provided, further that if Actual
                                            --------  -------
Expenses have been paid by Saratoga pursuant to the penultimate sentence of Section 5.9, the Termination Fee payable shall be reduced by the amount of such Actual Expenses paid). For purposes hereof, "Acquisition Event" shall mean any of the following: (i) any Person (other than SJNB or any Subsidiary thereof) shall have acquired pursuant to a tender offer or otherwise beneficial ownership of 20% or more of the outstanding shares of Saratoga Common Stock; (ii) Saratoga or SNB shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any Person (other than SJNB or a Subsidiary thereof) to (A) effect a merger, consolidation or similar transaction (or series of unrelated and non-integrated mergers, consolidations or similar transactions) involving Saratoga or SNB (other than a merger, consolidation or similar transaction in which those holders of Saratoga Common Stock outstanding immediately prior to each such transaction continue to own at least 80% of the Saratoga Common Stock outstanding immediately after such transaction), (B) sell, lease or otherwise dispose of assets of Saratoga or its Subsidiaries representing 20% or more of the consolidated assets of Saratoga and its Subsidiaries, or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Saratoga or its Subsidiaries (but excluding a series of unrelated and non-integrated issues, sales or other dispositions).

     (e) Notwithstanding anything to the contrary contained herein, the aggregate amount of gain realized by SJNB pursuant to the Stock Option Agreement, when added to the Termination Fee, if any, received by SJNB, shall not in the aggregate exceed $2,200,000 as liquidated damages, and, in the event SJNB realizes gain in excess of such amount under the Stock Option Agreement when added to the Termination Fee, if any, from Saratoga, SJNB undertakes promptly to pay back to Saratoga, by wire transfer of immediately available funds, the amount of such excess.

     5.5  Legal Conditions.
          ----------------

     (a) Each of Saratoga and SJNB shall, and shall cause its respective Subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the transactions contemplated by this Agreement and as promptly as practicable, (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and or any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. Each of Saratoga and SJNB will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

     (b) Each of Saratoga and SJNB agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary and proper or advisable to consummate, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable best efforts to (i) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby,
(ii) defend any Litigation seeking
to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages, (iii) provide to counsel to the other party hereto representations and certifications as to such matters as such counsel may reasonably request in order to render the opinions referred to in Sections 6.2(d) and 6.3(c), and (iv) to obtain the letters of the independent accountants referred to in Section 6.1(f).

     5.6  Employee Benefit Plans.
          ----------------------

     (a) For purposes of all employee benefit plans of SJNB or its Subsidiaries in which the employees of Saratoga who shall remain in the employment of SJNB or its Subsidiaries after the Closing Date shall participate from and after such date (including all policies and employee fringe benefit programs, including vacation policies), and under which an employee's benefit depends, in whole or in part, on length of service, credit will be given to employees of Saratoga for vesting and eligibility purposes only for service previously credited with Saratoga or its Subsidiaries prior to the Effective Time to the extent that such crediting of service does not result in duplication of benefits; provided,
                                                                 --------
however, that SJNB shall determine each employee's length of service in a manner
-------
consistent with the customary practice with respect to the employees of the SJNB Subsidiary by which they shall be employed. SJNB shall also cause each employee benefit plan in which employees of Saratoga participate from and after the Effective Time to waive (i) any preexisting condition restriction which was waived under the terms of any analogous Benefit Plan immediately prior to the Effective Time or (ii) any waiting period limitation which would otherwise be applicable to an employee of Saratoga on or after the Effective Time to the extent such employee of Saratoga had satisfied any similar waiting period limitation under an analogous Benefit Plan prior to the Effective Time.

     (b) Notwithstanding the foregoing, except as otherwise expressly provided in this Agreement, SJNB shall, and shall cause its Subsidiaries to, honor in accordance with their terms all Benefit Plans, each as amended to the date hereof and as otherwise amended prior to the Closing Date in accordance with the terms of paragraph (e) hereof, and other contracts, arrangements, commitments or understandings described in the Saratoga Disclosure Schedule; provided, however,
                                                              --------  -------
that this paragraph (b) shall be subject to the provisions of paragraph (d) hereof. SJNB and Saratoga hereby acknowledge that consummation of the Merger will constitute a "Change in Control" for purposes of all Benefit Plans, contracts, arrangements and commitments of Saratoga identified pursuant to
Section 3.1(k) that contain change in control provisions.

     (c) Saratoga and its Subsidiaries shall take all action necessary to ensure that no further mortgage loans will be made to employees and to amend any retiree medical plans so that no additional retirees shall become entitled to continuing medical insurance benefits thereunder.

     (d) Except as otherwise provided herein, nothing in this Section 5.6 shall be interpreted as preventing SJNB or its Subsidiaries after the Effective Time from amending, modifying or terminating any of the Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     (e) Saratoga agrees that the Saratoga Bank Savings Plan or any other 401(k) plans may be terminated, frozen, modified or merged into the appropriate SJNB qualified plans before or after the Effective Time, as determined by SJNB in its sole discretion; provided, however, that Saratoga shall not be required
                        --------  -------
to take any such action prior to the Effective Time unless and until SJNB acknowledges that all material conditions to its obligation to consummate the Merger herein have been satisfied or waived and SJNB reasonably believes the Merger will close.

     5.7  Indemnification; Directors' and Officers' Insurance.
          ---------------------------------------------------

     (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is as of the date hereof or who becomes prior to the Effective Time, an officer or director of Saratoga or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts of any nature whatsoever, governmental or non-governmental (including but not limited to reasonable expenses of counsel and investigation) that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Saratoga or any Subsidiary of Saratoga, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent that Saratoga would have been permitted under applicable law and its Articles of Incorporation, and the Surviving Corporation is permitted under California law, to indemnify such person (and the Surviving Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law with no bond or security to be required upon receipt of any undertaking required by section 317(f) of the CGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective
Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation; (ii) after the Effective Time, the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time, the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this Section 5.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation (but the failure so to notify the Surviving Corporation shall not relieve it from any liability which it may have under this Section 5.7 except to the extent such failure materially prejudices the Surviving Corporation), and shall deliver to the Surviving Corporation the undertaking, if any, required by section 317(f) of the CGCL. The Surviving Corporation shall be liable for the fees and expenses hereunder with respect to only one law firm, in addition to local counsel in each applicable jurisdiction, to represent the Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties that would preclude or render inadvisable joint or multiple representation of such parties.

     (b) Upon the Effective Time, any executive officer or director of Saratoga or SNB who becomes an officer or director of SJNB (including any Subsidiaries thereof) shall be included in SJNB's director and officer insurance policy. Saratoga shall cooperate with SJNB to obtain extended coverage under Saratoga's director and officer insurance policy to cover claims made for a period of three years after the Effective Time regarding acts or omissions of Saratoga or SNB's directors or officers prior to the Effective Time; provided, however, that SJNB
                                                   --------  -------
shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid by Saratoga and SNB in respect of 1998 for such insurance, as previously disclosed to SJNB ("Saratoga's Current Premium"), and if such premiums for such insurance would at any time exceed 150% of Saratoga's Current Premium, then SJNB shall cause to be maintained policies of insurance which, in SJNB's good faith determination, provide the maximum coverage available at an annual premium equal to 150% of Saratoga's Current Premium.

     (c) The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     (d) Notwithstanding the foregoing, any rights or benefits conferred by Saratoga or SNB to their respective directors or officers under indemnification agreements in effect as of the date hereof shall, to the extent such rights or benefits provided thereunder are in excess of or an enhancement of the indemnification rights provided for in this Section 5.7, be honored by SJNB and replace or supplement the indemnification rights provided in this Section 5.7 with respect to indemnification for acts or omissions by such directors or officers occurring prior to the Closing Date.

     5.8  Additional Agreements. In case at any time after the Effective Time
          ---------------------
any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Subject to the mutual intent of the parties that the Merger will be accounted for under the pooling of interests method, Saratoga shall take any and all actions necessary or appropriate to ensure that the Merger will be accounted for under the pooling of interests method, including without limitation, causing Deloitte & Touche LLP to issue the "poolability" letter required as a condition to close in Section 6.1(f).

     5.9  Fees and Expenses. Unless otherwise agreed by the parties in writing
          -----------------
or as otherwise provided herein, each party hereto shall bear and pay all costs and expenses incurred by it incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, including fees and expenses of its own financial advisors, accountants and counsel, all printing, filing, mailing and other incidental fees, costs and expenses related thereto associated with the S-4 and the Proxy Statement (collectively, the "SEC Fees"). Notwithstanding the foregoing provisions of this Section 5.9 and notwithstanding the payment of any Termination Fee, if this Agreement is terminated by either party pursuant to Section 7.1(d) or (e) hereof because of a willful breach by the other party of any representation, warranty, covenant or agreement as set forth in Section 7.1(d) or (e), and provided that the terminating party shall not have been in breach (in any material respect) of any representation and warranty, covenant or agreement contained herein, then the breaching party shall bear and pay all the costs and expenses incurred by the non-breaching party, with respect to the fees and expenses of financial and other advisors, investment bankers, accountants, counsel, printers and persons involved in the transactions contemplated by this Agreement, including SEC Fees. Notwithstanding the foregoing provisions of this Section 5.9, if this Agreement is terminated pursuant to Sections 7.1(f)(i)(2) or 7.1(f)(i)(3), 7.1(f)(ii)(2) or 7.1(i)(1), then Saratoga shall pay promptly by wire transfer of immediately available funds to such account as SJNB shall designate the amount of all costs and expenses incurred by SJNB incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, including without limitation, fees and expenses incurred by SJNB for its accountants and counsel and all SEC Fees, which amount shall not exceed $500,000 (collectively, the "Actual Expenses"). Notwithstanding the foregoing provisions of this Section 5.9, if this Agreement is terminated pursuant to Section 7.1(i)(2) or 7.1(g)(iii), then SJNB shall pay promptly by wire transfer of immediately available funds to such account as Saratoga shall designate the amount of all Actual Expenses incurred by Saratoga (excluding any and all fees and expenses of First Security Van Kasper), which amount of Actual Expenses shall not exceed $500,000. Final settlement with respect to the payment of such fees and expenses by the parties shall be made within thirty days of the termination of this Agreement.

     Except as otherwise expressly provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

     5.10 Cooperation. During the period from the date of this Agreement to the
          -----------
Effective Time, each of Saratoga and SJNB shall, (i) confer on a regular and frequent basis with the other, report on operational matters, policies and banking practices and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on Saratoga or SJNB, as the case may be, or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein, (ii) cause each Subsidiary of Saratoga and SJNB that is a bank to file all call reports with the appropriate Bank Regulators and all other reports, applications and other documents required to be filed with the applicable Governmental Entities between the date hereof and the Effective Time and (iii) coordinate with the other the declaration of any dividends in respect of SJNB Common Stock and Saratoga Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of SJNB Common Stock or Saratoga Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of SJNB Common Stock and/or Saratoga Common Stock and any shares of SJNB Common Stock any such holder receives in exchange therefor in the Merger.

     5.11 Affiliates. Each of SJNB and Saratoga shall use its commercially
          ----------
reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act, in the case of affiliates of Saratoga, and for purposes of qualifying the Merger for pooling of interests accounting treatment, in the case of affiliates of either SJNB or Saratoga) of such party to execute and deliver, as soon as practicable after the date of this Agreement, and in any event on or prior to the date the Proxy Statements are mailed to the shareholders of Saratoga and SJNB, a written agreement, substantially in the form attached hereto as Exhibit C-1 with respect
                                                        -----------
to Saratoga and Exhibit C-2 with respect to SJNB. Saratoga shall instruct
                -----------
Saratoga's transfer agent regarding stop transfer instructions required in connection with shares of Saratoga Common Stock owned by "affiliates" of Saratoga, as described in Exhibit C-1 hereto.
                          -----------

     5.12 Stock Exchange Listing. SJNB shall use its commercially reasonable
          ----------------------
efforts to cause the shares of SJNB Common Stock to be issued in the Merger to be approved for listing on the NASDAQ National Market, subject to official notice of issuance, prior to the Effective Time.

     5.13 Advice of Changes. SJNB and Saratoga shall promptly advise the other
          -----------------
party of any change or event which, individually or in the aggregate with other such changes or events, has a material adverse effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

     5.14 Subsequent Interim and Annual Financial Statements; Certain Reports.
          -------------------------------------------------------------------
As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth quarter of a fiscal year) or 90 days after December 31, 1999, or the end of each fiscal year ending after the date of this Agreement, each party will deliver to the other party its Quarterly Report on Form 10-Q or its Annual Report on Form 10-K, as the case may be, as filed with the SEC under the Exchange Act, and each party will furnish to the other party copies of their management's monthly interim reports (which do not comply with the published rules and regulations of the SEC or GAAP) to their respective Boards of Directors within two days after such reports are so furnished to the Boards.

     5.15 Dissenters' Rights. Saratoga and SJNB shall include in the notice of
          ------------------
their respective shareholders' meetings the summary of certain provisions of the CGCL as required by CGCL section 1300(b).

     5.16 SNB Board of Directors and Executive Officers. In the event that the
          ---------------------------------------------
Bank Merger will not be consummated immediately following the Effective Time, at and after the Effective Time, the Board of Directors and executive officers of SNB shall consist of such individuals as the Board of Directors of SJNB shall designate in their sole discretion. In such event, the condition set forth in
Section 6.2(g) shall be deemed to be replaced by the following clause: "At the request of SJNB, which request shall be provided in writing at least five Business

Days prior to the Closing Date, the members of the Board of Directors of SNB shall submit their resignations effective as of the Effective Time."

     5.17 Transition Services. SJNB shall retain Richard L. Mount as a
          -------------------
consultant to SJNB for a period of six (6) months from and after the Effective Time to provide transition services in the nature of customer retention, business development, consulation and advice. SJNB shall pay to Mr. Mount, on the first and fifteenth of each calendar month in such six-month period, compensation totaling the amount of $14,000 per month (prorated for any partial month).


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

     6.1  Conditions to Each Party's Obligation. The respective obligations of
          -------------------------------------
each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

     (a)  Shareholder Approvals. The Saratoga Shareholder Approval and the SJNB
          ---------------------
Shareholder Approval shall have been obtained.

     (b)  Other Approvals. All authorizations, consents, orders or approvals of,
          ---------------
or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary pursuant to the Merger, other than immaterial Consents which, if not obtained, would have no material adverse effect on the consummation of the transactions contemplated by this Agreement and the Agreement of Merger or on either SJNB or the Surviving Corporation, shall have been filed, have occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

     (c)  No Injunctions or Restraints. No temporary restraining order,
          ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement or the Transaction Agreements shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement or the Transaction Agreements, by any Federal, state or foreign Governmental Entity of competent jurisdiction which makes the consummation of the transactions contemplated by this Agreement or the Transaction Agreements illegal.

     (d)  NASDAQ National Market Listing. The shares of SJNB Common Stock which
          ------------------------------
shall be issued to the shareholders of Saratoga upon consummation of the Merger shall have been approved for listing upon official notice of issuance on the NASDAQ National Market.

     (e)  S-4. The S-4 shall become effective under the Securities Act, no stop
          ---
orders suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (f)  Pooling. SJNB shall have received a letter from KPMG LLP, independent
          -------
public accountants to SJNB, dated the Closing Date, in form and substance reasonably satisfactory to SJNB and Saratoga, respectively, to the effect that the Merger will qualify for "pooling of interests" accounting treatment; provided, however, that Deloitte & Touche LLP shall deliver to the Saratoga
--------  -------
Board of Directors and KPMG LLP a "poolability letter" dated the Closing Date in a form reasonably acceptable to KPMG LLP and in accordance with Statement on Auditing Standards No. 50; provided further, however, that if either party shall
                           -------- -------  -------
have knowingly taken or omitted to take any action within the control of such party which shall have prevented such party's independent public accountants from rendering such letter, then this condition shall not be applicable to such party.

     (g)  Burdensome Condition. There shall not be any action taken, or any
          --------------------
statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger or the other Transaction Agreements by any Federal, state or foreign Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval or otherwise, imposes any condition or restriction (a "Burdensome Condition") upon SJNB or Saratoga or their respective Subsidiaries or Affiliates which would reasonably be expected to (i) have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business, operating results or prospects of SJNB or the Surviving Corporation (including, without limitation, any requirement to dispose of any material assets or businesses or restrict in any significant way any material operations or activities), (ii) prevent SJNB or Saratoga or their respective Subsidiaries from realizing all or a substantial portion of the economic benefits of the transactions contemplated by this Agreement, or (iii) materially impair SJNB's or Saratoga's ability to exercise and enforce its rights under the Transaction Agreements.

     (h)  Dissenters' Rights. The aggregate number of shares of SJNB Common
          ------------------
Stock and Saratoga Common Stock held by persons who have taken all of the steps required at or prior to the SJNB Shareholders' Meeting and the Saratoga Shareholders' Meeting to perfect their right (if any) to be paid the value of such shares under Chapter 13 of the CGCL shall not exceed 9% of the outstanding shares of SJNB Common Stock and Saratoga Common Stock.

     6.2  Conditions to Obligations of SJNB. The obligation of SJNB to
          ---------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived by SJNB:

     (a)  Representations and Warranties. The representations and warranties of
          ------------------------------
Saratoga and SNB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and SJNB shall have received a certificate signed on behalf of each of Saratoga and SNB by their respective

President and Chief Executive Officer and Chief Financial Officer to such effect.

     (b)  Performance of Obligations. Saratoga and SNB shall have performed in
          --------------------------
all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SJNB shall have received a certificate signed on behalf of each of Saratoga and SNB by their respective President and Chief Executive Officer and Chief Financial Officer to such effect.

     (c)  Corporate Action. SJNB shall have received a copy of the resolution or
          ----------------
resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of Saratoga and of the holders of the Saratoga Common Stock authorizing the execution, delivery and performance by Saratoga of this Agreement and the other Transaction Agreements, certified by the Secretary or an Assistant Secretary of Saratoga.

     (d)  Tax Opinion. SJNB shall have received the opinion of Pillsbury Madison
          -----------
& Sutro LLP, counsel to SJNB, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code and (ii) SJNB and Saratoga will each be a party to that reorganization within the meaning of section 368(b) of the Code. In rendering such opinion, such counsel may require and rely upon representations and covenants contained in certificates of officers of SJNB, Saratoga, SNB and others. If the opinion referred to in this Section 6.2(d) is not delivered, such condition shall be deemed to be satisfied if SJNB shall have received an opinion to the effect of subsections (i) and (ii) above from Deloitte & Touche LLP or another accounting firm or law firm selected by Saratoga and reasonably acceptable to SJNB. SJNB will cooperate in obtaining such opinion.

     (e)  Material Adverse Effect. Except as disclosed to SJNB in writing prior
          -----------------------
to the date hereof, no material adverse effect upon Saratoga shall have occurred since December 31, 1998, and Saratoga shall not be a party to or so far as Saratoga is aware, threatened with, and to Saratoga's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency, which in the reasonable judgment of SJNB, could have a material adverse effect upon Saratoga, and SJNB shall have received a certificate signed on behalf of Saratoga by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

     (f)  Closing Documents. SJNB shall have received from Saratoga such
          -----------------
certificates and other closing documents as counsel for SJNB shall reasonably request.

     (g)  Bank Merger. Any required Consents of any Governmental Entities to the
          -----------
consummation of the Bank Merger shall have been received and the Bank Merger shall be able to be consummated immediately following the Effective Time.

     (h)  Comfort Letter (S-4). SJNB shall have received from Deloitte & Touche
          --------------------
LLP a letter addressed to SJNB not more than two (2) Business Days prior to the effective date of the

S-4 with respect to certain financial information regarding Saratoga, in form and substance which is customary in transactions of the nature contemplated by this Agreement.

     (i)  Comfort Letter. SJNB shall have received from Deloitte & Touche LLP a
          --------------
comfort letter in form and substance customary for transactions of this type and reasonably acceptable to SJNB with respect to Saratoga's financial statements for the period ending no more than five (5) Business Days prior to the Closing Date.

     6.3  Conditions to Obligations of Saratoga. The obligation of Saratoga to
          -------------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived by Saratoga:

     (a)  Representations and Warranties. The representations and warranties of
          ------------------------------
SJNB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Saratoga shall have received a certificate signed on behalf of SJNB by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

     (b)  Performance of Obligations. SJNB shall have performed in all material
          --------------------------
respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Saratoga shall have received a certificate signed on behalf of SJNB by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

     (c)  Corporate Action. Saratoga shall have received a copy of the
          ----------------
resolution or resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of SJNB and of the holders of the SJNB Common Stock authorizing the execution, delivery and performance by SJNB of this Agreement and the other Transaction Agreements, certified by the Secretary or an Assistant Secretary of SJNB.

     (d)  Tax Opinion. Saratoga shall have received the opinion of Deloitte &
          -----------
Touche LLP, independent accountants to Saratoga (or other accounting or law firm reasonably acceptable to SJNB), dated the Closing Date, to the effect that (i) the Merger should be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, (ii) SJNB and Saratoga should each be a party to that reorganization within the meaning of section 368(b) of the Code and (iii) (1) except for any cash received in lieu of any fractional share, no gain or loss should be recognized by holders of Saratoga Common Stock who receive SJNB Common Stock in exchange for the Saratoga Common Stock which they hold; (2) the holding period of SJNB Common Stock exchanged for Saratoga Common Stock should include the holding period of the Saratoga Common Stock for which it is exchanged, assuming the shares of Saratoga Common Stock are capital assets in the hands of the holder thereof at the Effective Time; and (3) the basis of the SJNB Common Stock received in the exchange should be the same as the basis of the Saratoga Common Stock for which it was exchanged, less any basis attributable to fractional shares for which cash is received. In rendering such opinion, such independent accountants ( or law firm) may require and rely upon representations and covenants contained in certificates of officers of SJNB, Saratoga, SNB and others. If the opinion referred to in this Section 6.3(d) is not delivered, such condition shall be deemed satisfied if Saratoga shall have received an opinion to the effect of subsections (i) and (ii) above from Pillsbury Madison & Sutro LLP or another law or accounting firm selected by SJNB and reasonably acceptable to Saratoga. Saratoga will cooperate in obtaining such opinion.

     (e)  Material Adverse Effect. Except as disclosed to Saratoga in writing
          -----------------------
prior to the date hereof, no material adverse effect upon SJNB shall have occurred since December 31, 1998, and SJNB shall not be a party to or so far as SJNB is aware, threatened with, and to SJNB's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any governmental agency, which in the reasonable judgment of Saratoga, could have a material adverse effect upon SJNB, and Saratoga shall have received a certificate signed on behalf of SJNB by its President and Chief Executive Officer and its Chief Financial Officer to such effect.

     (f)  Closing Documents. Saratoga shall have received from SJNB such
          -----------------
certificates and other closing documents as counsel for Saratoga shall reasonably request.

     (g)  Additions to SJNB Board of Directors. SJNB shall have amended its
          ------------------------------------
Bylaws or taken any other action necessary to increase the number of authorized directors on its Board of Directors to permit the appointment of the five Saratoga Designees (pursuant to Section 1.3(a)(iv)) at least five Business Days prior to the Closing Date.

     (h)  Fairness Opinion. Saratoga shall have received a written "bring-down"
          ----------------
opinion of First Security Van Kasper, dated as of the date of Saratoga's Proxy Statement, to the effect that, as of such date, the consideration to be received by the holders of the Saratoga Common Stock in the Merger is fair to the holders of the Saratoga Common Stock from a financial point of view.

     (i)  Comfort Letter (S-4). Saratoga shall have received from KPMG LLP a
          --------------------
letter addressed to Saratoga not more than two (2) Business Days prior to the effective date of the S-4 with respect to certain financial information regarding SJNB, in form and substance which is customary in transactions of the nature contemplated by this Agreement.

     (j)  Comfort Letter. Saratoga shall have received from KPMG LLP a comfort
          --------------
letter in form and substance customary for transactions of this type and reasonably acceptable to Saratoga with respect to SJNB's financial statements for the period ending no more than five (5) Business Days prior to the Closing Date.


                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1  Termination. This Agreement may be terminated at any time prior to the
          -----------
Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after adoption of the Agreement by the shareholders of Saragota or SJNB:

          (a)  by mutual consent of SJNB and Saratoga in a written instrument;

          (b) by either SJNB or Saratoga (i) upon written notice to the other party if any Bank Regulator shall have issued an order denying approval of the Merger and the other material aspects of the transactions contemplated by this Agreement or if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or (ii) if any Governmental Entity of competent jurisdiction shall have issued an order in connection with the transactions contemplated hereby imposing a Burdensome Condition on SJNB or the Surviving Corporation, and in any such case the time for appeal or petition for reconsideration of any such order referred to in clauses (i) or (ii) shall have expired without such appeal or petition being granted;

          (c) by either SJNB or Saratoga if the Merger shall not have been consummated on or before March 31, 2000; provided that if the Merger shall not have been consummated on or before such date, such termination date may be extended by up to 60 days thereafter (i) at the election of the non-breaching party, if the Merger shall not have been consummated due to the volitional breach of any material representation, warranty or covenant in this Agreement by SJNB or Saratoga, or (ii) at the election of the party who has requested any Requisite Regulatory Approval, in the event that the Merger shall not have been consummated due to the fact that any such Requisite Regulatory Approvals shall not yet have been received;

          (d) by SJNB in the event of a breach by Saratoga or SNB of any representation, warranty or covenant contained in this Agreement, which breach (i) either is not cured within 45 days after the giving of written notice to Saratoga or SNB, or is of a nature which cannot be cured prior to the Closing and (ii) would entitle the non-breaching party to elect not to consummate the transactions contemplated hereby pursuant to Article VI; provided, however, that SJNB may immediately terminate this Agreement upon
     --------  -------
     notice to Saratoga in the event that Saratoga or SNB shall breach the covenant provided for in Section 5.4 hereof;

          (e) (i) by Saratoga in the event of a breach by SJNB of any representation, warranty or covenant contained in this Agreement, which breach (1) either is not cured within 45 days after the giving of written notice to SJNB or is of a nature which cannot be cured prior to the Closing and (2) would entitle the non-breaching party to elect not to consummate the transactions contemplated hereby pursuant to Article VI; provided,
                                                                  --------
     however, that Saratoga may terminate this Agreement within ten Business
     -------
     Days after notice to SJNB in the event that

     SJNB shall breach the covenant provided for in Section 4.2(c) hereof and such breach shall not have been cured within such ten Business Day period and, upon such termination, SJNB shall pay to Saratoga the Termination Fee as liquidated damages to Saratoga for such breach, which sum shall be paid by wire transfer of immediately available Federal Funds, to such account as Saratoga shall designate;

          (ii) by SJNB, in the event that, notwithstanding its obligations in
     Section 4.2(c), a third party makes a written offer regarding a Takeover Proposal of SJNB in which such third party indicates that they would not be willing to consummate such a Takeover Proposal unless this Agreement is terminated, and the Board of Directors of SJNB determines in good faith, based upon the written advice of outside counsel, that failing to accept such Takeover Proposal would constitute a breach of fiduciary duty by SJNB's Board of Directors under applicable law; provided, however, that
                                                     --------  -------
     upon such termination, SJNB shall pay to Saratoga the Termination Fee as liquidated damages to Saratoga for such termination, which sum shall be paid in the manner described in subsection 7.1(e)(i) above;

          (f) (i) by SJNB (1) if, in accordance with Section 5.3, the Board of Directors of Saratoga fails to recommend adoption of this Agreement by the shareholders of Saratoga, or amends or modifies such recommendation in a manner materially adverse to SJNB or withdraws such recommendation to the shareholders of Saratoga, (2) if the condition set forth in Section 6.3(h) is not satisfied, or (3) if Deloitte & Touche LLP fails to deliver the "poolability letter" required by Section 6.1(f);

          (ii) by Saratoga (1) if, in accordance with Section 5.3, the Board of Directors of SJNB fails to recommend adoption of this Agreement by the shareholders of SJNB, or amends or modifies such recommendation in a manner materially adverse to Saratoga or withdraws such recommendation to the shareholders of SJNB, or (2) if the condition set forth in Section 6.3(h) is not satisfied;

          (g) by SJNB or Saratoga, if (i) the Saratoga Shareholder Approval or the SJNB Shareholder Approval shall not have been obtained at a duly held meeting of shareholders of Saratoga or SJNB, as appropriate, held for such purpose or at any adjournment, postponement or continuation thereof, or
     (ii) the condition set forth in Section 6.1(h) is not satisfied, or (iii) KPMG LLP fails to deliver the letter required by Section 6.1(f) (although Deloitte & Touche LLP has delivered the "poolability letter" required by
     Section 6.1(f));

          (h) by the Board of Directors of Saratoga, if the Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the two-Business Day period commencing on the first Business Day after the Determination Date (as defined herein), if the Average SJNB Closing Price shall be less than $29.3590 (the "Minimum Price"); subject, however, to the
              -------  -------
     following provisions of this paragraph (h). If Saratoga elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to SJNB during such two-Business Day period by means of facsimile transmission (as provided in Section 8.2 hereof); provided that such notice of election to terminate may be withdrawn at any time within the aforementioned two-Business Day period. During the five Business-Day period commencing on the day after receipt of such notice of election to terminate, SJNB shall have the option of adjusting the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest one ten-thousandth), the numerator of which is the product of the Minimum Price and 0.70 and the denominator of which is the Average SJNB Closing Price. If SJNB makes the election contemplated by the preceding sentence, within such five Business-Day period, it shall give prompt written notice to Saratoga of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this paragraph (h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this paragraph (h).

          For purposes hereof, the following terms have the following meanings:

               (i) "Average SJNB Closing Price" shall mean the average of the closing prices of SJNB Common Stock on the NASDAQ National Market for the 20 consecutive trading days ending on the Determination Date, rounded to four decimal places, whether or not trades occurred on those days (subject to adjustment as provided below and provided that if no trades of SJNB Common Stock shall occur on a given trading day the closing price thereof on the next preceding day when a trade shall have occurred shall be deemed to be the closing price on such day for the purposes hereof). In the event SJNB pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or stock distribution with respect to the SJNB Common Stock between the date of this Agreement and the Effective Time, appropriate adjustments will be made to the Average SJNB Closing Price of SJNB Common Stock.

               (ii) "Determination Date" shall mean the last day of the 20 trading-day period referred to in the definition of "Average SJNB Closing Price" ending five Business Days prior to the Closing Date.

               (iii) "Trading day" shall mean a day on which trading generally takes place on the National Association of Securities Dealers Automated Quotations ("NASDAQ") and on which trading in SJNB Common Stock has not been halted or suspended; or

          (i)(1) by SJNB in the event there has been a change, or any event involving a prospective change, in the business, financial condition, results of operations or prospects of Saratoga or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on Saratoga; provided, however, that termination pursuant to this
                         --------  -------
     subsection (1) shall be effective 45 days after the giving of written notice to Saratoga if the change or event described in said notice has not been cured; and provided, further that termination under this subsection
                     --------  -------
     (1) shall be effective immediately after the giving of written notice if said change or event cannot be cured prior to the Closing; and (2) by Saratoga in the event there has been a change, or any event involving a prospective change, in the business, financial condition, results of operations or prospects of SJNB or any of its Subsidiaries which has had, or would be reasonably likely to have, a material adverse effect on SJNB; provided, however, that termination pursuant to this subsection (2) shall
     --------  -------
     be effective 45 days after the giving of written notice to SJNB if the change or event described in said notice has not been cured; and provided,
                                                                      --------
     further that termination under this subsection (2) shall be effective
     -------
     immediately after the giving of written notice if said change or event cannot be cured prior to Closing.

     7.2  Effect of Termination. Termination of this Agreement shall not
          ---------------------
terminate or affect the Stock Option Agreement or the representations and warranties in Article III insofar as they relate to the Stock Option Agreement or the obligations of the parties under Section 4.2(c), 5.4, 5.9 or 8.10 or otherwise to pay expenses as provided elsewhere herein, to maintain the confidentiality of the other party's information pursuant to Section 5.2 or the provisions of this Section 7.2 or of Section 8.2 or 8.6, and shall not affect any agreement after such termination. The parties agree that any termination of this Agreement shall not in any manner release or be construed as so releasing the nonterminating party or parties or their respective officers or directors from any liability or damage to the other party or parties arising out of, in connection with or otherwise relating to, directly or indirectly, such parties' willful breach of its covenants, agreements, representations or warranties hereunder, except to the extent expressly provided herein.

     7.3  Amendment. This Agreement may be amended by the parties hereto at any
          ---------
time before or after approval of this Agreement by the shareholders of Saratoga and SJNB, but after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4  Extension; Waiver. At any time prior to the Closing Date, the parties
          -----------------
hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

     8.1  Survival of Representations, Warranties and Covenants. No
          -----------------------------------------------------
investigation by SJNB or Saratoga made before or after the date hereof shall affect the representations and warranties which are contained in this Agreement; provided that all representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants and agreements that by their terms are to survive or be performed, in whole or in part, after the Effective Time; provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive SJNB or Saratoga (or any director or officer thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either SJNB or Saratoga, the aforesaid representations, warranties, covenants and agreements being material inducements to the consummation by SJNB and Saratoga of the transactions contemplated herein.

     8.2  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

     (a)  if to Saratoga or SNB, to:

          Saratoga National Bank
          12000 Saratoga Sunnyvale Road
          Saratoga, California 95070
          Attention: Mr. Richard L. Mount
                     President and Chief Executive Officer
          Fax: (408) 257-3705

          with a copy to:

          Coudert Brothers
          Attorneys at Law
          303 Almaden Boulevard, Fifth Floor
          San Jose, California 95110-2721
          Attention: Glenn T. Dodd, Esq.
          Fax: (408) 297-3191

          and

     (b)  if to SJNB, to:

          SJNB Financial Corp.
          One North Market Street
          San Jose, California 95113
          Attention: Mr. James R. Kenny
                     President and Chief Executive Officer
          Fax: (408) 947-0362

          with a copy to:

          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          San Francisco, California 94104
          Attention: Jonathan D. Joseph, Esq.
          Fax: (415) 983-1200

     8.3  Interpretation. When a reference is made in this Agreement to
          --------------
Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     8.4  Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.5  Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.
          -------------------------------------------------------------------
This Agreement (including the documents and the instruments referred to herein)
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder except as otherwise expressly provided in Section 5.7. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof. No current or former employee of Saratoga, SJNB, or any of their respective Subsidiaries, shall be construed as a third party beneficiary under this Agreement, and no provision in this Agreement shall create any right in any such employee (or his or her beneficiary or dependent) for any reason, including, without limitation, in respect of employment, continued employment, or resumed employment with the Surviving Corporation,

Saratoga or SJNB (or any of their respective Affiliates) or in respect of any benefits that may be provided, directly or indirectly, under any Benefit Plan maintained by the Surviving Corporation, Saratoga or SJNB (or any of their respective Affiliates).

     8.6  Governing Law; Consent to Jurisdiction. This Agreement shall be
          --------------------------------------
governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of California and of the United States of America, in each case located in the County of Santa Clara, for any Litigation in any court or before any governmental authority arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 8.6, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

     8.7  Severability. Any term or provision of this Agreement which is invalid
          ------------
or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.8  Assignment. Neither this Agreement nor any of the rights, interests or
          ----------
obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     8.9  Publicity. SJNB, SNB, and Saratoga shall consult with each other
          ---------
before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the
          --------  -------
other parties (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of the National Association of Securities Dealers. Without limiting the reach of the preceding sentence, SJNB and Saratoga shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party. In addition, Saratoga and its Subsidiaries shall (a) consult with SJNB regarding communications with customers, shareholders, prospective investors and employees related to the transactions contemplated hereby, (b) provide SJNB with shareholders lists of Saratoga and (c) allow and facilitate SJNB contact with shareholders of Saratoga and other prospective investors.

     8.10 Attorneys' Fees. In the event of any dispute between the parties
          ---------------
arising out of or relating to this Agreement, the prevailing party in any litigation (whether at law or in equity), arbitration or other proceeding with respect to such dispute, including any appeal thereof (collectively, an "Action"), shall be entitled to recover such party's reasonable attorneys' fees and all other reasonable costs and expenses incurred in connection with such Action from the non-prevailing party.

     IN WITNESS WHEREOF, SJNB, Saratoga and SNB have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of date first above written.

                                 SJNB FINANCIAL CORP.


                                 By: /s/ James R. Kenny
                                     -------------------------------------------
                                 Name:  James R. Kenny
                                 Title: President and Chief Executive Officer

                                 By: /s/ Jennifer Dowling
                                     -------------------------------------------
                                 Name:  Jennifer Dowling
                                 Title: Assistant Corporate Secretary


                                 SARATOGA BANCORP


                                 By: /s/ Richard L. Mount
                                     -------------------------------------------
                                 Name:  Richard L. Mount
                                 Title: President and Chief Executive Officer

                                 By: /s/ V. Ronald Mancuso
                                     -------------------------------------------
                                 Name:  V. Ronald Mancuso
                                 Title: Secretary


                                 SARATOGA NATIONAL BANK


                                 By: /s/ Richard L. Mount
                                     -------------------------------------------
                                 Name:  Richard L. Mount
                                 Title: President and Chief Executive Officer

                                 By: /s/ V. Ronald Mancuso
                                     -------------------------------------------
                                 Name:  V. Ronald Mancuso
                                 Title: Secretary

                                                                       Exhibit A
                                                                       ---------
                              AGREEMENT OF MERGER

                                      OF

              SARATOGA BANCORP WITH AND INTO SJNB FINANCIAL CORP.

     THIS AGREEMENT OF MERGER, dated as of __________________, 1999 (this "Merger Agreement"), is made and entered into by and between SJNB FINANCIAL CORP., a California corporation ("Surviving Corporation"), and SARATOGA BANCORP, a California corporation ("Disappearing Corporation").

                             W I T N E S S E T H:

     WHEREAS, the Surviving Corporation, the Disappearing Corporation and Saratoga National Bank, a national banking association organized under the laws of the United States ("SNB"), have entered into an Agreement and Plan of Merger dated as of August 27, 1999 (the "Agreement and Plan of Merger") which provides for, among other things, the merger (the "Merger") of the Disappearing Corporation with and into the Surviving Corporation; and

     WHEREAS, the Boards of Directors of the Surviving Corporation and the Disappearing Corporation have approved, and deem it advisable and in the best interests of the Surviving Corporation, the Disappearing Corporation and their respective shareholders that the Surviving Corporation and the Disappearing Corporation consummate the Merger.

     NOW, THEREFORE, in consideration of the mutual agreements contained in this Merger Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Merger Agreement hereby agree that the Disappearing Corporation shall be merged with and into the Surviving Corporation in accordance with the provisions of the Bank Holding Company Act of 1956, as amended ("BHC Act") and other applicable law and upon the terms and subject to the conditions set forth as follows:

     1.  The Merger.  On the Effective Date (as hereinafter defined), the
         ----------
Disappearing Corporation shall be merged with and into the Surviving Corporation. The Merger shall become effective on __________________, ____ (the "Effective Date"), on which date a copy of this Merger Agreement will be filed with the Secretary of State of the State of California. The Merger shall become effective at 12:01 a.m., California time, on the Effective Date (the "Effective Time").

     2.  Articles of Incorporation and By-laws. The Articles of Incorporation
         -------------------------------------
and By-laws, respectively, of the Surviving Corporation in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation and By-laws, respectively, of the Surviving Corporation until amended as provided by law.

     3.  Officers and Directors.  From and after the Effective Time and until
         ----------------------
they shall have resigned or shall have been legally removed or until their respective successors shall have been elected or appointed and qualified, (a) the officers of the Surviving Corporation shall be those persons who are the officers of the Surviving Corporation immediately prior to the Effective Time, and (b) the directors of the Surviving Corporation shall be those persons who are the directors of the Surviving Corporation immediately prior to the Effective Time, together with five additional members of the Board of Directors of the Surviving Corporation elected or appointed as of the Effective Date pursuant to the terms of the Agreement and Plan of Merger and in accordance with the By-laws of the Surviving Corporation.

     4.   Effect of the Merger.
          --------------------

     4.1 All assets, rights, privileges, immunities, powers, franchises and interests of the Disappearing Corporation and the Surviving Corporation in and to every type of property (real, personal and mixed) and choses in action, as they exist as of the Effective Time, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and in every other fiduciary capacity, shall pass and be transferred to and vest in the Surviving Corporation by virtue of the Merger at the Effective Time without any deed, conveyance or other transfer. The corporate existence of the Surviving Corporation as a California corporation shall continue unaffected and unimpaired upon consummation of the Merger and the separate corporate existence of the Disappearing Corporation shall cease at and as of the Effective Time.

     4.2 From and after the Effective Time, the Surviving Corporation shall be responsible and liable for all the liabilities and obligations of each of the Surviving Corporation and the Disappearing Corporation. Any claim existing or action or proceeding pending by or against the Surviving Corporation or the Disappearing Corporation at the Effective Time thereafter may be prosecuted as if the Merger had not taken place or, in connection with any such action or proceeding to which the Disappearing Corporation is a party, the Surviving Corporation may be substituted in place of the Disappearing Corporation. Neither the rights of creditors nor any liens upon the property of either the Surviving Corporation or the Disappearing Corporation shall be impaired by reason of the Merger.

     5.   Effect of Merger on Outstanding Shares.
          --------------------------------------

     5.1  Surviving Corporation.  Each share of the common stock of the
          ---------------------
Surviving Corporation issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding from and after the Effective Time.

     5.2  Disappearing Corporation.  At the Effective Time, by virtue of the
          ------------------------
Merger and without any action on the part of the holder of any shares of the capital stock of the Disappearing Corporation (the "Saratoga Common Stock"), (i) all shares of Saratoga Common Stock that are owned directly or indirectly by the Surviving Corporation, the Disappearing Corporation or any of their respective Subsidiaries (other than shares of Saratoga Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary or nominee capacity that are beneficially owned by third parties and other than any shares of Saratoga Common Stock held by the Surviving Corporation or the Disappearing Corporation or any of their respective Subsidiaries in respect of a debt previously contracted) shall be canceled and shall cease to exist and no stock of the Surviving Corporation or other consideration shall be delivered in exchange therefor, and (ii) each of the shares of Saratoga Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with subparagraph (i) above and Perfected Dissenting Shares (as defined below)) shall be converted into the right to receive 0.70 shares of fully paid and nonassessable shares of Common Stock, no par value, of the Surviving Corporation (the "SJNB Common Stock"). All such shares of Saratoga Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate representing the number of whole shares of SJNB Common Stock into which such Saratoga Common Stock has been converted and, if applicable, the right to receive cash in lieu of fractional shares. Certificates previously representing shares of Saratoga Common Stock shall be exchanged for certificates representing whole shares of SJNB Common Stock issued in consideration therefor (and, if applicable, cash in lieu of fractional shares) upon the surrender of such certificates.

     Notwithstanding any other provision hereof, no fractional shares of SJNB Common Stock shall be issued to holders of shares of Saratoga Common Stock. In lieu thereof, each such holder entitled to a fraction of a share of SJNB Common Stock (after taking into account all shares of Saratoga Common Stock held at the Effective Time by such holder) shall receive, at the time of surrender of the certificates representing such holder's Saratoga Common Stock, an amount in cash equal to the average of the closing prices of the SJNB Common Stock on the Nasdaq National Market for the 20 consecutive trading days prior to five business days prior to the Effective Date, rounded to four decimal places (whether or not there were any trades in SJNB Common Stock on such days, multiplied by the fraction of a share of SJNB Common Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

     5.3  Dissenters' Rights.  Each outstanding share of Saratoga Common Stock,
          ------------------
the holder of which has complied with the provisions of Chapter 13 of the California General Corporation Law ("CGCL") relating to dissenters' rights, is herein called a "Dissenting Share." Dissenting Shares, the holders of which have not effectively withdrawn or lost their dissenters' rights under the CGCL ("Perfected Dissenting Shares"), shall not be converted into SJNB Common Stock, but the holders thereof shall be entitled only to such rights as are granted by the CGCL. Each holder of Dissenting Shares who becomes entitled to payment for his shares of Saratoga Common Stock pursuant to the provisions of the CGCL shall receive payment therefor from the Surviving Corporation, but only after the amount thereof shall have been agreed upon or finally determined in accordance with the provisions of the CGCL.

     6.   Further Assurances.  From time to time as and when requested by the
          ------------------
Surviving Corporation and to the extent permitted by law, the officers and directors of the Disappearing Corporation and the Surviving Corporation last in office shall execute and deliver such assignments, deeds and other instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to the Surviving Corporation title to, and possession of, all of the assets, rights, franchises and interests of the Disappearing Corporation and the Surviving Corporation in and to every type of property (real, personal and mixed) and choses in action, and otherwise to carry out the purposes of this Merger Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized to take any and all such action in the name of the Disappearing Corporation or the Surviving Corporation or otherwise.

     7.   Conditions to the Obligations of the Surviving Corporation. The
          ----------------------------------------------------------
obligations of the Surviving Corporation under this Agreement are subject to fulfillment at or prior to the Effective Time of the following condition:

     7.1  Government Approvals. All consents and approvals of any state or
          --------------------
federal governmental authority, including, without limitation, the Federal Reserve Board, that are required by law or otherwise in connection with the Merger (collectively, "Government Approvals") shall have been obtained and shall be in effect, and all conditions or requirements prescribed by law or by any such Government Approval shall have been satisfied.

     8.   Disappearing Corporation. The obligations of the Disappearing
          ------------------------
Corporation under this Agreement are subject to fulfillment at or prior to the Effective Time of the following condition:

     8.1  Government Approvals.  All Government Approvals shall have been
          ---------------------
obtained and shall be in effect, and all conditions or requirements prescribed by law or by any such Government Approval shall have been satisfied.

     9.   Termination. This Merger Agreement may be terminated by the mutual
          -----------
consent of the Boards of Directors of the Disappearing Corporation and the Surviving Corporation, and may be amended with respect to its principal terms by the mutual consent of the Boards of Directors of the Disappearing Corporation and the Surviving Corporation and the approval of the shareholders of the Disappearing Corporation and the Surviving Corporation. This Merger Agreement shall terminate automatically upon the termination of the Agreement and Plan of Merger prior to the consummation of the Merger therein provided for.

     10.  Counterparts.  This Merger Agreement may be signed in any number of
          ------------
counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

                                SJNB FINANCIAL CORP.


                                By _____________________________________
                                Name:  James R. Kenny
                                Title: President and Chief Executive Officer


                                By_______________________________________
                                Name:  Jennifer Dowling
                                Title: Assistant Secretary


                                SARATOGA BANCORP


                                By_________________________________________
                                Name:  Richard L. Mount
                                Title: President and Chief Executive Officer


                                By__________________________________________
                                Name:
                                Title: Secretary

                             OFFICERS' CERTIFICATE

     James R. Kenny and Jennifer Dowling hereby certify that:

     1. They are the President and Chief Executive Officer and Assistant Secretary, respectively, of SJNB FINANCIAL CORP., a California corporation.

     2. The Agreement of Merger in the form attached was duly approved by the Board of Directors and the shareholders of the corporation.

     3. The shareholder approval was by the holders of a number of outstanding shares which equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares.

     4. There is only one class of shares entitled to vote on the merger and the number of shares outstanding is ____________.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Date: __________________, ____



                                ______________________________________________
                                Name:  James R. Kenny
                                Title: President and Chief Executive Officer


                                ______________________________________________
                                Name:  Jennifer Dowling
                                Title: Assistant Secretary

                             OFFICERS' CERTIFICATE

     Richard L. Mount and ____________________ hereby certify that:

     1. They are the President and Chief Executive Officer and Secretary, respectively, of SARATOGA BANCORP, a California corporation.

     2. The Agreement of Merger in the form attached was duly approved by the Board of Directors and the shareholders of the corporation.

     3. The shareholder approval was by the holders of a number of outstanding shares which equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares.

     4. There is only one class of shares entitled to vote on the merger and the number of shares outstanding is ____________.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Date: __________________, ____



                                _______________________________________________
                                Name:  Richard L. Mount
                                Title: President and Chief Executive Officer


                                _______________________________________________
                                Name:
                                Title: Secretary

                                                                         ANNEX B
                                                                         -------

                            STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated August 27, 1999 (the "Agreement"), between SJNB Financial Corp., a California corporation ("Buyer"), and Saratoga Bancorp, a California corporation ("Seller").

                             W I T N E S S E T H:

     WHEREAS, Buyer, Seller and Saratoga National Bank (Seller's subsidiary) have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Agreement; and

     WHEREAS, as a condition to Buyer's entering into the Merger Agreement and in consideration therefor, Seller has agreed to grant Buyer the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

          1. (a) Seller hereby grants to Buyer an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 378,561 fully paid and nonassessable shares of Seller's Common Stock, no par value ("Common Stock"), at a price of $19.21 per share; provided, however, that in the
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event Seller issues or agrees to issue any shares of Common Stock (other than pursuant to warrants and options outstanding at the date hereof or as permitted under the Merger Agreement) at a price less than $19.21 per share (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided further that in no event shall the number of shares for which this
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Option is exercisable exceed 19.9% of the Seller's issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

          (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date hereof (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Seller or Buyer to breach any provision of the Merger Agreement.

          2. (a) Provided that Buyer shall not be in material breach of this Agreement or of its covenants and agreements contained in the Merger Agreement such that Seller shall be entitled to terminate the Merger Agreement pursuant to
Section 7.1(e)(i) thereof, and no preliminary or permanent injunction or other order against exercise of the Option or delivery of the shares covered by the Option issued by a court of competent jurisdiction is currently in effect, the Holder (as hereinafter defined) may exercise the Option, in whole or in part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent written notice of
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such exercise (as provided in subsection (e) of this Section 2) within 30 days following such Subsequent Triggering Event. Each of the following shall be an Exercise

Termination Event: (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Buyer pursuant to Section 7.1(d) of the Merger Agreement (unless the breach by Seller giving rise to such right of termination is non-volitional); (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event except a termination by Buyer pursuant to Section 7.1(d) thereof (unless the breach by Seller giving rise to such right of termination is non-volitional) (provided that if an Initial Triggering Event continues or occurs beyond such
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termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination); or (iv) the third anniversary of the date hereof. The "Last Triggering Event" shall mean the last Initial Triggering Event to occur. The term "Holder" shall mean the holder or holders of the Option.

          (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Seller or any of its Subsidiaries (each a "Seller Subsidiary") or any Seller Affiliate (as hereinafter defined), without having received Buyer's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations thereunder) other than Buyer or any of its Subsidiaries (each a "Buyer Subsidiary") or the Board of Directors of Seller shall have recommended that the shareholders of Seller approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Seller or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission ("SEC") of Seller,
     (y) a purchase, lease or other acquisition representing 15% or more of the consolidated assets of Seller and its Subsidiaries, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Seller or any Significant Subsidiary of Seller; provided that the
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     term "Acquisition Event" shall not include any transaction involving only Seller and/or any Seller Subsidiary.

          (ii) Seller or any Seller Subsidiary or Seller Affiliate, without having received Buyer's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Buyer or a Buyer Subsidiary, or the Board of Directors of Seller shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, in any manner adverse to Buyer, its recommendation that the shareholders of Seller approve the transactions contemplated by the Merger Agreement;

          (iii) Any person other than Buyer, any Buyer Subsidiary or any Seller Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire Beneficial Ownership (within the meaning of section 13(d) of the Exchange Act and the rules and regulations thereunder) of 10% or more of the outstanding shares of Common Stock;

          (iv) Any person other than Buyer or any Buyer Subsidiary shall have made a bona fide proposal to Seller or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (v) After a proposal is made by a third party to Seller or its shareholders to engage in an Acquisition Transaction, Seller shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Buyer to terminate the Merger Agreement and
     (y) shall not have been cured prior to the Notice Date (as defined below);
     or

          (vi) Any person other than Buyer or any Buyer Subsidiary, other than in connection with a transaction to which Buyer has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

          For purposes of this Agreement, the term "Seller Affiliate" shall mean any Person who or which, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 of the rules and regulations under the Exchange Act) of such Person, shall be the "beneficial owner" (as defined in section 13(d) of the Exchange Act and the rules and regulations thereunder) ("Beneficial Owner") of 5% or more of the shares of Common Stock then outstanding, but shall not include Seller, any Seller Subsidiary, any employee benefit plan of the Seller or any Seller Subsidiary, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan.

          (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person (other than Buyer or any Buyer Subsidiary) of beneficial ownership of 20% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) shall be 20%.

          (d) Seller shall notify Buyer promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Seller shall not be a condition to the right of the Holder to exercise the Option.

          (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Seller a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place (subject to Seller's reasonable approval) and date not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if the closing of the purchase and sale pursuant
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to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the
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foregoing, that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Notwithstanding this subsection (e), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (i) Buyer receives official notice that an approval of the Federal Reserve Board or any other regulatory authority required for the purchase of Option Shares (as hereinafter defined) would not be issued or granted, (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval or
(iii) Holder (or Substitute Option Holder (as hereinafter defined)) shall have the right pursuant to the last sentence of Section 7 (or Section 9) to exercise the Option (or Substitute Option (as hereinafter defined)), Buyer shall nevertheless be entitled to exercise its right as set forth in Section 7 and Buyer or Holder (or Substitute Option Holder) shall be entitled to exercise the Option (or Substitute Option) in connection with the resale of Seller Common Stock or other securities pursuant to a registration statement as provided in
Section 6.

          (f) At the Closing referred to in subsection (e) of this Section 2, the Holder shall present and surrender this Agreement and pay to Seller the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Seller, provided that failure or refusal of Seller to
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designate such a bank account shall not preclude the Holder from exercising the Option.

          (g) At such Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in subsection (f) of this Section 2, Seller shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Seller a letter reasonably satisfactory to Seller by which Holder makes the representations and covenants customary in the issuance of privately placed securities, including, without limitation, agreements that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

          (h) Certificates for Common Stock delivered at a Closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Seller and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Seller and will be provided to the holder hereof without charge upon receipt by Seller of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Seller a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Seller, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (i) Upon the giving by the Holder to Seller of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds and surrender of this Agreement to Seller, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Seller shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder or the Seller shall have failed or refused to designate the bank account described in subsection (f) of this Section 2.
Seller shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

          3. Seller agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of Common Stock (and other securities issuable pursuant to Section 5(a)) so that the Option may be exercised without additional authorization of Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock (or such other securities);
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Seller; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (S) 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended ("BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and the Seller duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

          4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Seller, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Seller of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Seller will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Seller, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

          (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted so that Buyer shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property that Buyer would have received in respect of Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable.

          (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

          6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event (or as otherwise provided in the last sentence of Section 2(e)), Seller shall, at the request of Buyer, which request shall be delivered within 30 days after such Subsequent Triggering Event (or such trigger date as is provided in the last sentence of Section 2(e)) (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Buyer. Seller will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the date such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Buyer, for a period of 18 months following such first request, shall have the right to demand a second such registration if reasonably necessary to effect such sales or dispositions. The foregoing notwithstanding, if, at the time of any request by Buyer for registration of the Option or the Option Shares as provided above, Seller is in registration with respect to an underwritten public offering of shares of Common Stock, and if, in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Seller, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided,
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however, that after any such required reduction the number of Option Shares to
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be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Seller in the aggregate; and provided further, however, that if such reduction occurs,
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then the Seller shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur (and such registration shall not be charged against the Holder). Each such Holder shall provide all information reasonably requested by Seller for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Seller shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Seller. Upon receiving any request under this Section 6 from any Holder, Seller agrees to send a copy thereof to any other person known to Seller to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

          7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered within 30 days after such occurrence (or such later period as provided in Section 10 or the last sentence of Section 2(e)), Seller (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 30 days after such occurrence (or such later period as provided in Section 10), Seller shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the highest price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Seller, (iii) the highest closing price for shares of Common Stock quoted in the New York Stock Exchange (or if Common Stock is not quoted in the New York Stock Exchange, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation Systems, or, if the shares of Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of assets representing 15% or more of the consolidated assets of Seller and its Subsidiaries, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Seller as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Common Stock of Seller outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be.

          (b) The Holder or the Owner, as the case may be, may exercise its right to require Seller to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Seller, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Seller to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Seller shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Seller is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that Seller is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Seller shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Seller is no longer so prohibited; provided, however, that if Seller at any time after delivery of a notice of
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repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Seller hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Seller shall promptly
(i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Seller is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable immediately prior to the time of delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option Shares repurchased, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Seller described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

          8. (a) In the event that prior to an Exercise Termination Event, Seller shall enter into an agreement (i) to consolidate with or merge into any person, other than Buyer or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Buyer or one of its Subsidiaries, to merge into Seller and Seller shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Buyer or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

          (b) The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Seller (if other than Seller), (ii) Seller in a merger in which Seller is the continuing or surviving person, and (iii) the transferee of all or substantially all of Seller's assets.

          (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (3) "Assigned Value" shall mean the market/offer price, as defined in
     Section 7.

          (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the date preceding such consolidation, merger or sale; provided that if Seller is
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     the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Seller or by any company which controls or is controlled by such person, as the Holder may elect.

          (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons,
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be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to the exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Seller") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

          (f) Seller shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Seller hereunder.

          9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Seller shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Seller shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute

Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

          (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Seller to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Seller, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Seller to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provision of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Seller shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Seller is not then prohibited under applicable law and regulation, or as a consequence of administrative policy, from so delivering.

          (c) To the extent that the Substitute Option Seller is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Seller shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Seller is no longer so prohibited; provided, however, that if the Substitute Option Seller is at any
               -----------------
time after delivery of a notice of repurchase pursuant to subsection (b) of this
Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Seller shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Seller shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Seller is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Seller described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

          10. The 30-day period for exercise of certain rights under Sections 2, 6, 7, 9 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under section 16(b) of the Exchange Act by reason of such exercise.

          11.  Seller hereby represents and warrants to Buyer as follows:

          (a) Seller has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions so contemplated.
This Agreement has been duly and validly executed and delivered by Seller. This Agreement is the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

          (b) Seller has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto and payment of the aggregate Option Price therefor, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

          (c) Except as disclosed pursuant to the Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to any provisions of the Articles of Incorporation or by-laws of Seller or any Seller Subsidiary or, subject to obtaining any approvals or consents contemplated hereby, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any Seller Subsidiary or their respective properties or assets which Violation would have a Material Adverse Effect on Seller.

          12.  Buyer hereby represents and warrants to Seller as follows:

          (a) Buyer has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions so contemplated.
This Agreement has been duly and validly executed and delivered by Buyer. This Agreement is the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          (b) The Option is not being, and any shares of Common Stock or other securities acquired by Buyer upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

          13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Buyer, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 30 days following such Subsequent Triggering Event (or such later period as provided in
Section 10); provided, however, that until the date 15 days following the date
             -----------------
on which the Federal Reserve Board approves an application by Buyer under the BHCA to acquire the shares of Common Stock subject to the Option, Buyer may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Seller, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Buyer's behalf, or (iv) any other manner approved by the Federal Reserve Board. Any such assignment shall be made in compliance with and subject to applicable Federal and state laws, rules and regulations.

          14. Immediately following an Initial Triggering Event, each of Buyer and Seller will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation, making application to list the shares of Common Stock issuable hereunder on the Nasdaq upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Buyer shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

          15. Notwithstanding anything to the contrary herein, in the event that the Holder or Owner or any Related Person thereof is a person making, without the prior written consent of Seller, an offer or proposal to engage in an Acquisition Transaction (other than the transaction contemplated by the Merger Agreement), then (i) in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect, and (ii) in the case of an Owner or any Related Person thereof, the Option Shares held by it shall be immediately repurchasable by Seller at the Option Price. A Related Person of a Holder or Owner means any "affiliate" (as defined in Rule 12b-2 of the rules and regulations under the Exchange Act) of the Holder or Owner and any person that is the beneficial owner of 20% or more of the voting power of the Holder or Owner, as the case may be.

          16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

          17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a Federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder or Substitute Option Holder is not permitted to acquire, or Seller or Substitute Option Seller is not permitted to repurchase, pursuant to
Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in

Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Seller to allow the Holder to acquire or to require Seller to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

          18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

          19. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          21. Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          23. In the event of any exercise of the Option by Buyer, Seller and Buyer shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          24. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

          IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                         SARATOGA BANCORP



                                         By: /s/ Richard L. Mount
                                             ---------------------------------
     Attest: /s/ V. Ronald Mancuso       Name:  Richard L. Mount
             ---------------------       Title: President and Chief
     Name:   V. Ronald Mancuso                  Executive Officer
     Title: Secretary



                                         SJNB FINANCIAL CORP.


                                         By: /s/ James R. Kenny
                                         -------------------------------------
     Attest: /s/ Jennifer Dowling        Name:  James R. Kenny
             ---------------------       Title: President and Chief
     Name:   Jennifer Dowling                   Executive Officer
     Title: Assistant Corporate
            Secretary

                                                                         ANNEX C
                                                                         -------

                   [LETTERHEAD OF FIRST SECURITY VAN KASPER]



October 14, 1999

Members of the Board of Directors
Saratoga Bancorp
12000 Saratoga-Sunnyvale Rd.
Saratoga, CA 95070

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Saratoga Bancorp ("Saratoga") of the Exchange Ratio as defined in Section 2.1(a) of the Agreement and Plan of Reorganization dated as of August 27, 1999 (the "Agreement"), in the proposed merger (the "Merger") of SJNB Financial Corp. ("SJNB") and Saratoga. On the Effective Time (as such term is defined in the Agreement), each share of Saratoga Common Stock will be converted into the right to receive 0.70 shares of SJNB Common Stock subject to adjustment as defined in the Agreement.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available financial and other data with respect to SJNB and Saratoga, including consolidated financial statements for recent years and interim periods to June 30, 1999; (iii) certain other publicly available financial and other information concerning SJNB and Saratoga and the trading markets for the publicly traded securities of SJNB and Saratoga; (iv) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believed relevant to our inquiry; and (v) evaluations and analyses prepared and presented to the Board of Directors of Saratoga or a committee thereof in connection with the Merger. We have held discussions with senior management of SJNB and Saratoga concerning the companies' past and current operations, financial condition and prospects.

We have reviewed with the senior management of Saratoga earnings projections for Saratoga as a stand-alone entity, assuming the Merger does not occur. We have also reviewed earnings projections for SJNB as a stand-alone entity, assuming the Merger does not occur as well as securities industry consensus estimates of projected earnings per share from published sources for SJNB as a stand-alone entity. Certain financial projections for the combined companies and for Saratoga and SJNB as stand-alone entities were derived by us based partially upon the projections and information described above, as well as our own assessment of general economic, market and financial conditions.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied on advice of counsel and independent accountants as to all legal and financial reporting matters with respect to SJNB, Saratoga, the Merger and the Agreement. We have relied upon the managements of Saratoga and SJNB as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings reflect the best currently available estimates and judgments of the applicable managements. We have also assumed, without assuming any responsibility for the independent verification of same, that the aggregate allowances for loan losses for Saratoga and SJNB are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of Saratoga or SJNB, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling of interests) described in the Merger Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the Common Stock of Saratoga of the Exchange Ratio in the Merger and does not address Saratoga's underlying business decision to proceed with the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Saratoga and SJNB, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Saratoga and for SJNB; (ii) the assets and liabilities of Saratoga and SJNB, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

It is understood that this letter is for the information of the Board of Directors of Saratoga. This letter does not constitute a recommendation to the Board of Directors or to any shareholder of Saratoga with respect to any approval of the Merger. This opinion is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of the Common Stock of Saratoga.

Very truly yours,

/s/ First Security Van Kasper

FIRST SECURITY VAN KASPER

                                                                         ANNEX D
                                                                         -------

              FORM OF OPINION OF SANDLER O'NEILL & PARTNERS, L.P.


____________, 1999



Board of Directors
SJNB Financial Corp.
One North Market Street
San Jose, CA  95113


Ladies and Gentlemen:

     SJNB Financial Corp. ("SJNB"), Saratoga Bancorp ("Saratoga") and Saratoga National Bank, a wholly owned subsidiary of Saratoga, have entered into an Agreement and Plan of Merger, dated as of August 27, 1999 (the "Agreement"), pursuant to which Saratoga will be merged with and into SJNB (the "Merger"). Upon consummation of the Merger, each share of Saratoga common stock, no par value, issued and outstanding immediately prior to the Merger, other than certain shares specified in the Agreement, will be converted into the right to receive 0.70 shares (the "Exchange Ratio") of SJNB common stock, no par value. The Exchange Ratio is subject to possible adjustment under certain circumstances, as set forth in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of shares of SJNB common stock.

     Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated August 27, 1999, by and between SJNB and Saratoga; (iii) certain publicly available financial statements of SJNB and other historical financial information provided by SJNB that we deemed relevant; (iv) certain publicly available financial statements of Saratoga and other historical financial information provided by Saratoga that we deemed relevant; (v) certain internal financial analyses and forecasts of SJNB prepared by and reviewed with management of SJNB and the views of senior management of SJNB, based on certain limited discussions with certain members of senior management, regarding SJNB's past and current business, financial condition, results of operations and future prospects; (vi) certain internal financial analyses and forecasts of Saratoga prepared by and reviewed with management of Saratoga and the views of senior management of Saratoga, based on certain limited discussions with certain members of senior management, regarding Saratoga's past and current business, financial condition, results of operations and future prospects; (vii) the pro forma impact of the Merger on SJNB; (viii) the publicly reported historical price and trading activity for SJNB's and Saratoga's common stock, including a comparison of certain financial and stock market information for SJNB and Saratoga with similar publicly available information for certain other companies the securities of which are publicly traded; (ix) the financial terms of recent business combinations in the commercial banking industry, to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

Board of Directors
SJNB Financial Corp.
____________, 1999
Page 2

     In performing our review, we have assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability for independently verifying the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of SJNB or Saratoga or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of SJNB or Saratoga nor have we reviewed any individual credit files relating to SJNB and Saratoga and, with your permission, we have assumed that the respective allowances for loan losses for both SJNB and Saratoga are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performance of SJNB and Saratoga and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in SJNB's or Saratoga's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that SJNB and Saratoga will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent in the Agreement are not waived and that the Merger will be accounted for as a pooling of interests and will qualify as a tax-free reorganization for federal income tax purposes.

     Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of SJNB common stock will be when issued to Saratoga's shareholders pursuant to the Agreement or the prices at which SJNB's or Saratoga's common stock will trade at any time.

     We have been retained by you solely to render this opinion and will receive a fee for our services. We did not act as a financial advisor to SJNB in connection with its determination to engage in the Merger and did not participate in the negotiation of the Exchange Ratio or the Agreement.

     In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to SJNB and Saratoga. We may also actively trade the debt or equity securities of SJNB and Saratoga for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion is directed to the Board of Directors of SJNB for its information and does not constitute a recommendation to any shareholder of SJNB as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an annex to

Board of Directors
SJNB Financial Corp.
____________, 1999
Page 3

SJNB's and Saratoga's Joint Proxy Statement/Prospectus dated the date hereof and to the references to this opinion therein.

     Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of shares of SJNB common stock.

     Very truly yours,

                                                                         ANNEX E
                                                                         -------

     CHAPTER 13. Dissenters' Rights.

     (S)1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions -

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or
(B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

     (S)1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents -

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     (S)1302. Submission of share certificates for endorsement; uncertificated securities -

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     (S)1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment -

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     (S)1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers -

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market values of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     (S)1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs -

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision
(a) of Section 1301).

     (S)1306. Prevention of immediate payment; status as creditors; interest -

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     (S)1307. Dividends on dissenting shares -

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     (S)1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment -

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     (S)1309. Termination of dissenting share and shareholder status -

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     (S)1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval -

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

     (S)1311. Exempt shares -

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     (S)1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions -

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

     Article V of the Registrant's Articles of Incorporation, as amended, authorizes the Registrant to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in
Section 204 of the California Corporations Code with respect to actions for breach of duty to the Registrant and its shareholders. Article VI of the Registrant's Bylaws provides for mandatory indemnification of each director to the maximum extent permitted by the California General Corporation Law.

     The Registrant maintains a directors' and officers' liability insurance policy that indemnifies the Registrant's directors and officers against certain losses in connection with claims made against them for certain wrongful acts.
In addition, the Registrant has entered into separate indemnification agreements with its directors and officers that require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as Agents of the Registrant to the maximum extent permitted by the California General Corporation Law.

Item 21.  Exhibits and Financial Statement Schedules.

    (A)   Exhibits.

    Exhibit
    Number
    ------

     2.1 Agreement and Plan of Merger by and among the Registrant, Saratoga Bancorp and Saratoga National Bank, dated as of August 27, 1999 (included as Annex A to the proxy statement/prospectus (without certain exhibits)).

     4.1       Specimen of the Registrant's common stock certificate.

     5.1+      Opinion of Pillsbury Madison & Sutro LLP.

     23.1      Consent of KPMG LLP (SJNB).

     23.2      Consent of Deloitte & Touche LLP (Saratoga).

     23.3+     Consent of Pillsbury Madison & Sutro LLP (included in Exhibit
               5.1).

     23.4      Consent of First Security Van Kasper.

     23.5      Form of Consent of Sandler O'Neill & Partners, L.P.

     24.1      Power of Attorney (see Page II-4).

      99.1 Form of proxy to be used in soliciting shareholders of SJNB for the Special Meeting.

      99.2 Form of proxy to be used in soliciting shareholders of Saratoga for the Special Meeting.

  +  To be filed by amendment.

     (B) Financial Statement Schedules:  Not applicable.

Item 22.  Undertakings.

     (1) The undersigned Registrant hereby undertakes: (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned Registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will the contain information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (4) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (7) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 14th day of October, 1999.

                                     SJNB FINANCIAL CORP

                                     By      /s/ James R. Kenny
                                        -------------------------------------
                                              James R.  Kenny
                                               President and
                                           Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints James R. Kenny and Eugene E. Blakeslee, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                            Title                         Date
                  ---------                            -----                         ----
          /s/ James R. Kenny            President and Chief Executive           October 14, 1999
     -------------------------------    Officer (Principal Executive
             James R. Kenny             Officer) and Director



          /s/ Eugene E. Blakeslee       Executive Vice President and Chief      October 14, 1999
     -------------------------------    Financial Officer (Principal
             Eugene E. Blakeslee        Financial Officer and Principal
                                        Accounting Officer)

           /s/ Ray S. Akamine                          Director                    October 14, 1999
     ----------------------------------
               Ray S. Akamine


          /s/ Robert A. Archer                         Chairman and Director       October 14, 1999
     ----------------------------------
              Robert A. Archer

           /s/ Albert V. Bruno                         Director                    October 14, 1999
     ----------------------------------
               Albert V. Bruno


             /s/ Rod Diridon                           Director                    October 14, 1999
     ----------------------------------
                 Rod Diridon


            /s/ F. Jack Gorry                          Director                    October 14, 1999
     ----------------------------------
                F. Jack Gorry

             /s/ Arthur K. Lund                        Director                    October 14, 1999
     ----------------------------------
               Arthur K. Lund


             /s/ Louis Oneal                           Director                    October 14, 1999
     ----------------------------------
                 Louis Oneal


            /s/ Diane Rubino                           Director                    October 14, 1999
     ----------------------------------
                Diane Rubino

          /s/ Douglas L.  Shen                         Director                    October 14, 1999
     ----------------------------------
              Douglas L.  Shen


         /s/ Gary S.  Vandeweghe                       Director                    October 14, 1999
     ----------------------------------
             Gary S.  Vandeweghe

                                 EXHIBIT INDEX


  Exhibit
  Number               Document Description
  ------               --------------------

     2.1 Agreement and Plan of Merger by and among the Registrant, Saratoga Bancorp and Saratoga National Bank, dated as of August 27, 1999 (included as Annex A to the proxy statement/prospectus (without certain exhibits)).

     4.1       Specimen of the Registrant's common stock certificate.

     5.1+      Opinion of Pillsbury Madison & Sutro LLP.

    23.1       Consent of KPMG LLP (SJNB).

    23.2       Consent of Deloitte & Touche LLP  (Saratoga).

    23.3+      Consent of Pillsbury Madison & Sutro LLP (included in Exhibit
               5.1).

    23.4       Consent of First Security Van Kasper.

    23.5       Form of Consent of Sandler O'Neill & Partners, L.P.

    24.1       Power of Attorney (see Page II-4).

    99.1 Form of proxy to be used in soliciting shareholders of SJNB for the Special Meeting.

    99.2 Form of proxy to be used in soliciting shareholders of Saratoga for the Special Meeting.

+   To be filed by amendment